   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1999.



                                                      REGISTRATION NO. 333-83119

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                     TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           BIG FLOWER HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                                    2750                                   13-3971556
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
           of incorporation)                      Classification Code No.)                    Identification No.)

                         ------------------------------

                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600
   (Address and telephone number of registrant's principal executive offices)
                         ------------------------------

                           MARK A. ANGELSON, ESQUIRE
               EXECUTIVE VICE PRESIDENT--OFFICE OF THE CHAIRMAN,
                         GENERAL COUNSEL AND SECRETARY
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                WITH COPIES TO:

           JOSEPH B. FRUMKIN                          THOMAS C. MAZZA                           ERIC L. COCHRAN
          SULLIVAN & CROMWELL                       DEWEY BALLANTINE LLP                SKADDEN, ARPS, SLATE, MEAGHER &
            125 BROAD STREET                    1301 AVENUE OF THE AMERICAS                         FLOM LLP
        NEW YORK, NEW YORK 10004                     NEW YORK, NEW YORK                         919 THIRD AVENUE
             (212) 558-4000                            (212) 259-8000                       NEW YORK, NEW YORK 10022
                                                                                                 (212) 735-3000

                         ------------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED                  REGISTERED             UNIT               PRICE          REGISTRATION FEE
Paid-In-Kind Preferred Stock, par value $.01 per
  share...........................................    16,313,426(1)       Not Applicable          $0(2)                 $0
Warrants to Purchase Shares of Big Flower Common
  Stock, par value $.01...........................    21,783,595(3)            (3)                 (3)                 (3)
10% Junior Subordinated Debentures due 2012.......    16,313,426(4)            (4)                 (4)                 (4)



(1) Represents (x) 4,574,555 shares of paid-in-kind (PIK) preferred stock, par value $0.01 per share, of Big Flower Holdings, Inc., a Delaware corporation, the maximum number of shares estimated to be issuable upon the consummation of the merger of BFH Merger Corp., a Delaware corporation, with and into Big Flower based on the exchange ratio of 0.21 shares of PIK preferred stock to each share of common stock of Big Flower to be exchanged for PIK preferred stock, and (y) 11,738,871 shares, which represents the maximum number of shares which may be issued as dividends to holders of PIK preferred stock. No additional registration fee is payable in respect of the shares which may be issued as dividends to holders of PIK preferred stock.



(2) Reflects the market price of Big Flower common stock to be exchanged for the PIK preferred stock in connection with the merger, computed in accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price of Big Flower common stock as reported by the New York Stock Exchange on August 30, 1999, less the cash to be received in the merger ($28.6563--$30.00). The proposed maximum aggregate offering price is estimated solely to determine the registration fee.



(3) Each warrant represents the right to purchase approximately 0.02 of a share of Big Flower common stock and is initially attached to each share of PIK preferred stock being registered hereby. Value attributable to such warrants, if any, is reflected in the market price of the PIK preferred stock. No additional registration fee is payable in respect of the warrants.



(4) Represents the maximum number of 10% junior subordinated debentures of Big Flower estimated to be issuable upon the exchange of PIK preferred stock for the debentures. No additional registration fee is payable in respect of the exchange debentures.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROXY STATEMENT/PROSPECTUS,
DATED           , 1999, WILL BE AMENDED OR COMPLETED


                           BIG FLOWER HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022

                                                                       -  , 1999

Dear Fellow Stockholders:


    The board of directors of Big Flower Holdings, Inc. has called a
stockholders meeting for   -  , 1999, at which you will be asked to consider and
vote upon a proposal to adopt a merger agreement providing for the recapitalization of Big Flower.



    In the merger, Big Flower stockholders will receive for each share of Big Flower common stock:



    - $30.00 in cash,



    - 0.21 shares of paid-in-kind (PIK) preferred stock of Big Flower, with a liquidation preference of $25.00 per share, which is equivalent to $5.25 liquidation preference per share of Big Flower common stock you own today, and dividends accumulating at an annual rate of 10%, compounded semi-annually, and



    - a warrant to purchase approximately 0.02 of a share of Big Flower common stock that would become exercisable upon the sale of Big Flower following the merger or the occurrence of an event that results in a public market for Big Flower common stock, such as an initial public offering.



    Some members of Big Flower management, including R. Theodore Ammon, the chairman of the board, will retain shares of Big Flower common stock in the merger. Also, some employees holding options to purchase shares of Big Flower common stock, including Mr. Ammon and Edward T. Reilly, president and chief executive officer, will retain those options in the merger. Following the merger, the members of Big Flower management who are retaining their Big Flower common stock are expected to hold approximately 19.0% of Big Flower common stock following the merger. The remaining common stock of Big Flower following the merger will be owned by Thomas H. Lee Equity Fund IV, Evercore Capital Partners L.P. and their respective affiliates.


    The Big Flower stockholders meeting will also serve as the annual meeting of Big Flower at which you will be asked to consider and vote on the election of two directors and the ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


    YOUR VOTE IS VERY IMPORTANT. Big Flower cannot complete the merger unless the stockholders of Big Flower adopt the merger agreement at the stockholders meeting. Whether or not you plan to attend the stockholders meeting, please take the time to submit your proxy with voting instructions by mail, by telephone or through the Internet in accordance with the instructions contained in this document.


R. Theodore Ammon                              Edward T. Reilly
CHAIRMAN OF THE BOARD                          PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER

--------------------------------------------------------------------------------

Neither this transaction nor the securities to be issued in the merger have been approved or disapproved by the Securities and Exchange Commission. The Commission has not passed upon the fairness or merits of this transaction nor upon the accuracy or adequacy of the information contained in this proxy statement/prospectus. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation would be illegal.
--------------------------------------------------------------------------------


    PLEASE SEE PAGE 14 FOR RISK FACTORS RELATING TO THE MERGER WHICH YOU SHOULD CONSIDER.



    This proxy statement/prospectus is dated   -  , 1999 and was first mailed to
Big Flower stockholders on   -  , 1999.

                           BIG FLOWER HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON   -  , 1999
                            ------------------------

To the Stockholders of Big Flower Holdings, Inc.:

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Big Flower
Holdings, Inc., a Delaware corporation, will be held on   -  , 1999, at   -
a.m., New York time, at   -  . The purpose of the Big Flower meeting is to
consider and to vote upon the following matters:


    1. A proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 1999, as amended on August 10, 1999 and on August 31, 1999, between Big Flower and BFH Merger Corp., providing for the recapitalization of Big Flower pursuant to the merger of BFH Merger Corp. with and into Big Flower and approve the transactions contemplated by the merger agreement. As a result of the merger, each outstanding share of Big Flower common stock, other than shares held by Big Flower in its treasury or by one of its subsidiaries, some shares retained by members of management in the merger, and shares for which appraisal rights are perfected in accordance with Delaware law, will be converted into the right to receive:


       (a) $30.00 in cash,


       (b) 0.21 shares of paid-in-kind (PIK) preferred stock of Big Flower, with a liquidation preference of $25.00 per share, which is equivalent to $5.25 liquidation preference per share of Big Flower common stock you own today, and dividends accumulating at an annual rate of 10%, compounded semi-annually, and



       (c) a warrant to purchase approximately 0.02 of a share of Big Flower common stock upon the occurrence of specified events.



    2.  The election of two directors to the Big Flower board of directors.


    3. Ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


    4. Such other business related to these proposals as may properly come before the Big Flower meeting.


    The Big Flower board of directors has fixed the close of business on   -  ,
1999 as the record date for the Big Flower meeting, and only Big Flower stockholders of record at such time will be entitled to notice of, and to vote at, the Big Flower meeting.

    A form of proxy and a proxy statement/prospectus containing more detailed information with respect to the matters to be considered at the Big Flower meeting, including a copy of the merger agreement attached as Appendix A, accompany and form a part of this notice.

    Whether or not you plan to attend the Big Flower meeting, please submit your proxy with voting instructions. You may submit your proxy with voting instructions by mail if you promptly complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. You may also submit your proxy with voting instructions by telephone or through the Internet in accordance with the instructions on the accompanying proxy card. If you attend the Big Flower meeting and desire to revoke your proxy in writing and vote in person, you may do so. In any event, a proxy may be revoked in writing, by telephone or through the Internet at any time before it is exercised.

    THE BIG FLOWER BOARD OF DIRECTORS, WITH MESSRS. AMMON AND REILLY ABSTAINING, HAS UNANIMOUSLY DECLARED ADVISABLE THE MERGER AGREEMENT, AUTHORIZED IT AND APPROVED IT.



    THE BIG FLOWER BOARD OF DIRECTORS, WITH MESSRS. AMMON AND REILLY ABSTAINING, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.



    THE BIG FLOWER BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE TWO PERSONS NOMINATED TO THE BIG FLOWER BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS BIG FLOWER'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                                          By Order of the Board of Directors,

                                          Mark A. Angelson
                                          EXECUTIVE VICE PRESIDENT--OFFICE OF
                                          THE CHAIRMAN, GENERAL COUNSEL AND
                                          SECRETARY

New York, New York
  -  , 1999

                    THE INFORMATION AGENT FOR THE MERGER IS:

                                     [LOGO]

                               WALL STREET PLAZA
                               NEW YORK, NY 10005

                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                   ALL OTHERS CALL TOLL FREE: (800) 223-2064
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT A PROXY WITH YOUR VOTING INSTRUCTIONS BY TELEPHONE, THROUGH THE INTERNET OR BY RETURNING YOUR SIGNED AND DATED PROXY BY MAIL.
--------------------------------------------------------------------------------

                      REFERENCES TO ADDITIONAL INFORMATION

    This document incorporates important business and financial information about Big Flower from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document, other than certain exhibits to those documents, by requesting them in writing or by telephone from Big Flower at the following address:

                           BIG FLOWER HOLDINGS, INC.
                               3 East 54th Street
                            New York, New York 10022
                                 (212) 521-1600
                      Attention: Associate General Counsel

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY   -  , 1999, IN
ORDER TO RECEIVE THEM BEFORE THE BIG FLOWER STOCKHOLDERS MEETING.

    IN ADDITION, THE SECURITIES AND EXCHANGE COMMISSION MAINTAINS AN INTERNET SITE WHICH CONTAINS THESE DOCUMENTS. YOU MAY OBTAIN THEM BY ACCESSING THE SECURITIES AND EXCHANGE COMMISSION INTERNET SITE. THIS SITE IS LOCATED AT HTTP://WWW.SEC.GOV.


             See "Where You Can Find More Information" on page 134.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  WHAT WILL BIG FLOWER STOCKHOLDERS RECEIVE IN THE MERGER?



A: For each share of Big Flower common stock you hold, you will receive $30.00 in cash, 0.21 shares of paid-in-kind (PIK) preferred stock of Big Flower and a warrant to purchase approximately 0.02 of a share of Big Flower common stock. The maximum number of warrants which could be issued in the merger represent in the aggregate the right to purchase 5% of the shares of Big Flower common stock immediately following the merger assuming an exercise of these warrants. Some members of management will retain some of their shares of Big Flower common stock in the merger or exchange them for an interest in an investment instrument.


Q:  WHAT ARE THE TERMS OF THE PIK PREFERRED STOCK TO BE RECEIVED IN THE MERGER?


A: Each share of PIK preferred stock that you own will have a liquidation preference of $25.00, which is equivalent to $5.25 liquidation preference per share of Big Flower common stock you own today. Dividends will accumulate at an annual rate of 10% of the liquidation preference, compounded semi-annually. At the discretion of the board of directors, we may pay dividends with additional shares of PIK preferred stock rather than cash. If there is an initial public offering of Big Flower's common stock during the first five years after the merger, Big Flower can redeem up to all the shares of PIK preferred stock outstanding at that time for $25.625 per share plus accumulated and unpaid dividends. In addition, after the first five years following the merger, Big Flower can redeem the shares of PIK preferred stock then outstanding at various liquidation preferences equal to or greater than $25.00 plus accumulated and unpaid dividends. Big Flower must redeem all the outstanding shares of PIK preferred stock on December 15, 2012 at the liquidation preference of $25.00 per share plus accumulated and unpaid dividends. The holders of PIK preferred stock generally will not have voting rights. Big Flower can convert the PIK preferred stock at any time into junior subordinated debentures having substantially similar terms as the PIK preferred stock.


Q:  WHAT ARE THE TERMS OF THE WARRANTS TO BE RECEIVED IN THE MERGER?


A: At the time of the merger, the warrants will be attached to the shares of PIK preferred stock you will receive. However, the warrants will detach from the PIK preferred stock on the earliest of three events: 180 days after the merger, an initial public offering or other event resulting in a public market of Big Flower common stock, and certain change of control events. The warrants will become exercisable upon the sale of Big Flower following the merger or the occurrence of an event that results in a public market for Big Flower common stock following the merger, such as an initial public offering. The exercise price for each whole share of common stock subject to the warrants will be $0.01. The holders of the warrants will have no voting rights. The warrants will expire on December 15, 2012 if they have not been exercised prior to that date.


Q: WILL THE PIK PREFERRED STOCK AND WARRANTS OF BIG FLOWER BE LISTED ON A NATIONAL SECURITIES EXCHANGE?

A: No. Big Flower does not expect the PIK preferred stock or warrants to be listed on any national securities exchange or any inter-dealer quotation system.

Q:  IS THE MERGER TAXABLE?

A: The merger will be a taxable transaction to you for United States federal income tax purposes. The merger may also be a taxable transaction to you for state, local, foreign and other tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:  IF I DO NOT SUPPORT THE MERGER, DO I HAVE ANY ALTERNATIVES?

A: Yes. If you do not vote to approve the merger agreement and you follow the required procedures, you may receive the fair cash value of your shares as appraised by the Delaware Court of Chancery. This payment will only be made if the merger is completed and if you properly exercise your appraisal rights. You should consult your legal counsel for a full understanding of the requirements of exercising appraisal rights.

Q:  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?


A: Big Flower expects to complete the merger promptly after the Big Flower stockholders meeting. This completion is subject to contingencies, including a financing condition, that could delay the merger. However, the merger is expected to be completed no later than December 31, 1999.


Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read this document, either mail your signed proxy card in the enclosed envelope or submit your proxy with voting instructions by telephone or through the Internet in accordance with the instructions on the accompanying proxy card so that your shares will be represented at the Big Flower meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares with respect to the adoption of the merger agreement or the ratification of the appointment of Deloitte & Touche LLP without instructions from you. You should instruct your broker to vote your shares, following the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the adoption of the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY WITH VOTING
    INSTRUCTIONS?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card by mail or submit your proxy with new voting instructions by telephone or through the Internet. The latest vote actually received by Big Flower prior to the stockholders meeting will be recorded and any earlier votes will be revoked. Third, you may attend the Big Flower meeting and vote in person. Simply attending the stockholders meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. After the merger is completed, Big Flower will send instructions to you. These instructions will explain how to exchange your Big Flower common stock for cash, the PIK preferred stock and the warrants.

Q:  WHO CAN I CALL WITH QUESTIONS?

A: If you have questions about the merger, you should contact:

                                       [LOGO]

                               Wall Street Plaza
                                 New York, NY 10005

                        Banks and Brokers Call Collect:
                                   (212) 440-9800
                     All Others Call Toll Free: (800) 223-2064

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
REFERENCES TO ADDITIONAL INFORMATION.......................................................................         iii

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................          iv

SUMMARY....................................................................................................           1
  The Companies............................................................................................           1
  The Merger...............................................................................................           2
  What You Will Receive in the Merger......................................................................           2
  Recommendation of the Big Flower Board...................................................................           2
  Opinions of Financial Advisors...........................................................................           2
  Source and Amount of Funds and Other Consideration.......................................................           3
  Directors and Management of Big Flower Following the Merger..............................................           3
  Conflicts of Interests of Management Members of the Big Flower Board and Management......................           4
  Risk Factors.............................................................................................           4
  The Big Flower Meeting...................................................................................           5
  The Merger Agreement.....................................................................................           5
  Appraisal Rights.........................................................................................           7
  Listing of Big Flower PIK Preferred Stock and Warrants...................................................           7
  Accounting Treatment.....................................................................................           7
  United States Federal Income Tax Considerations..........................................................           7
  Regulatory Filings, Approvals and Clearances.............................................................           7
  Litigation Challenging the Merger........................................................................           7
  Market Price Data........................................................................................           8
  Selected Historical Financial Data.......................................................................           9
  Unaudited Pro Forma Consolidated Financial Data..........................................................          12

RISK FACTORS...............................................................................................          14

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................          22

THE BIG FLOWER MEETING.....................................................................................          23
  General..................................................................................................          23
  Voting...................................................................................................          23
  Proxies..................................................................................................          24
  Solicitation of Proxies..................................................................................          25

SPECIAL FACTORS............................................................................................          27
  General..................................................................................................          27
  Amendment of Big Flower Restated Certificate of Incorporation and Amended and Restated Bylaws............          27
  Background of the Merger.................................................................................          28
  Big Flower's Reasons for the Merger; Recommendation of the Big Flower Board of Directors.................          35
  Opinions of Big Flower's Financial Advisors..............................................................          38
  Fairness of the Merger...................................................................................          51
  Certain Estimates of Future Operations and Other Information.............................................          57
  Consequences of the Merger; Plans for Big Flower After the Merger........................................          58
  Conflicts of Interest of Certain Members of the Big Flower Board of Directors and Management.............          59
  Accounting Treatment.....................................................................................          62
  Source and Amount of Funds...............................................................................          62
  Effect of the Merger on Big Flower Capital Stock.........................................................          67

                                                                                                                PAGE
                                                                                                                -----
  Regulatory Matters.......................................................................................          67
  Fees and Expenses of the Merger..........................................................................          68
  Litigation Challenging the Merger........................................................................          68

CAPITALIZATION.............................................................................................          69

SOURCES AND USES...........................................................................................          70

DESCRIPTION OF BIG FLOWER CAPITAL STOCK FOLLOWING THE MERGER...............................................          71
  General..................................................................................................          71
  Big Flower Common Stock..................................................................................          71
  PIK Preferred Stock, Warrants and Exchange Debentures....................................................          71

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................................................          78
  The Merger...............................................................................................          78
  Issuance of the PIK Preferred Stock and Warrants.........................................................          80
  PIK Preferred Stock......................................................................................          81
  Warrants.................................................................................................          83
  Backup Withholding and Information Reporting.............................................................          84

THE MERGER AGREEMENT.......................................................................................          85
  The Merger...............................................................................................          85
  Consideration to Be Received in the Merger...............................................................          85
  Exchange of Big Flower Common Stock......................................................................          86
  Corporate Governance.....................................................................................          86
  Representations and Warranties...........................................................................          87
  Covenants................................................................................................          88
  Conditions of the Merger.................................................................................          91
  Termination and Effects of Termination...................................................................          93
  Fees and Expenses........................................................................................          94
  Amendment; Waiver........................................................................................          95

APPRAISAL RIGHTS...........................................................................................          96

MARKET PRICE AND DIVIDEND DATA.............................................................................          99
  Dividend Information.....................................................................................          99
  Recent Closing Prices....................................................................................         100
  Number of Stockholders...................................................................................         100

DESCRIPTION OF BIG FLOWER..................................................................................         101

DESCRIPTION OF BFH MERGER CORP.............................................................................         102
  Thomas H. Lee Equity Fund IV.............................................................................         102
  Evercore Capital Partners................................................................................         102

BIG FLOWER UNAUDITED PRO FORMA FINANCIAL INFORMATION.......................................................         103

DIRECTORS AND MANAGEMENT OF BIG FLOWER FOLLOWING THE MERGER................................................         111
  Executive Officers.......................................................................................         111
  Directors................................................................................................         112
  Security Ownership of Big Flower Following the Merger....................................................         112

OTHER INFORMATION FOR THE BIG FLOWER MEETING...............................................................         114
  Nominees for Election as Big Flower Directors............................................................         114
  Directors and Executives Officers........................................................................         116
  Board Meetings and Certain Committees of the Big Flower Board of Directors...............................         116

                                                                                                                PAGE
                                                                                                                -----
  Compensation of Directors................................................................................         117
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................         118
  Voting Securities and Principal Holders Thereof..........................................................         118
  Executive Compensation...................................................................................         120
  Employment Arrangements with Executive Officers..........................................................         127
  Compensation Committee Interlocks and Insider Participation..............................................         131
  Big Flower Stock Price Performance Graph.................................................................         131
  Ratification of Appointment of Independent Certified Public Accountants..................................         132

VALIDITY OF SECURITIES.....................................................................................         134

EXPERTS....................................................................................................         134

FUTURE STOCKHOLDER PROPOSALS...............................................................................         134

WHERE YOU CAN FIND MORE INFORMATION........................................................................         134

APPENDIX A Amended Agreement and Plan of Merger, dated as of June 29, 1999, as amended on August 10, 1999 and on August 31, 1999, between Big Flower Holdings, Inc. and BFH Merger Corp.

APPENDIX B Opinion of Goldman, Sachs & Co., dated June 29, 1999

APPENDIX C Opinion of Berenson Minella & Company, dated June 29, 1999

APPENDIX D Section 262 of the Delaware General Corporation Law

APPENDIX E Transactions Involving Big Flower Common Stock by Thomas H. Lee Equity Fund IV, L.P., THL Equity
  Advisors IV, LLC, Evercore Partners L.L.C., Evercore Capital Partners L.P., Evercore Capital Partners
  (NQ) L.P., Evercore Capital Offshore Partners L.P. (Cayman), EBF Group L.L.C., Big Flower and Executive
  Officers and Directors of Big Flower

APPENDIX F Information Relating to Evercore Partners L.L.C., Evercore Capital Partners L.P., Evercore
  Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P. (Cayman), EBF Group L.L.C., Thomas H.
  Lee Equity Fund IV, L.P., THL Equity Advisors IV, LLC, and their respective Principals, and the Executive
  Officers and Directors of BFH Merger Corp. and Big Flower

                                    SUMMARY


    THIS SUMMARY, TOGETHER WITH THE PRECEDING QUESTIONS AND ANSWERS SECTION, HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS TO UNDERSTAND FULLY THE MERGER AND OTHER RELATED TRANSACTIONS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 134 FOR DETAILS OF HOW YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT BIG FLOWER AND THE MERGER. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS DOCUMENT AND TO BIG FLOWER'S FINANCIAL STATEMENTS INCLUDED IN THIS DOCUMENT OR INCORPORATED BY REFERENCE.



    ON OCTOBER 17, 1997, AS PART OF A REORGANIZATION OF BIG FLOWER'S LEGAL STRUCTURE, BIG FLOWER HOLDINGS, INC. BECAME THE PARENT OF BIG FLOWER PRESS HOLDINGS, INC. UNLESS OTHERWISE INDICATED OR THE CONTEXT CLEARLY IMPLIES OTHERWISE, ALL REFERENCES TO THE BIG FLOWER COMMON STOCK, CERTIFICATE OF INCORPORATION AND BYLAWS, BOARD OF DIRECTORS, AGREEMENTS AND OTHER INCIDENTS OF BIG FLOWER ARE REFERENCES TO THOSE MATTERS WITH RESPECT TO BIG FLOWER PRESS PRIOR TO THE REORGANIZATION AND TO BIG FLOWER HOLDINGS, INC. AFTER THE REORGANIZATION, AND THE TERMS "BIG FLOWER," "WE," "OUR," AND "US" REFER TO BIG FLOWER HOLDINGS, INC. AND ITS SUBSIDIARIES BOTH BEFORE AND AFTER COMPLETION OF THE MERGER.


THE COMPANIES


BIG FLOWER HOLDINGS, INC. (PAGE 101)
3 EAST 54 STREET
NEW YORK, NEW YORK 10022
(212) 521-1600


    Big Flower is a leading advertising and marketing services company which provides more than 3,000 retail, advertising agency, broadcasting, manufacturing and newspaper customers with highly-targeted, promotional advertising products, services and software. Big Flower specializes in targeted advertising inserts, circulation-building newspaper products, data-driven direct mail and direct marketing services and digital services, including commercial image design and production, and computer-based advertising management systems. Big Flower also owns XL Ventures, a venture capital subsidiary focused on making minority investments in companies involved in providing advertising and marketing services through the Internet to both on-line and off-line customers.


BFH MERGER CORP. (PAGE 102)
C/O THOMAS H. LEE COMPANY
75 STATE STREET
SUITE 2600
BOSTON, MA 02109
(617) 227-1050



    BFH Merger Corp. is a corporation formed by Thomas H. Lee Equity Fund IV, L.P. and Evercore Capital Partners L.P. to effect the merger and recapitalization of Big Flower. In the merger, BFH Merger Corp. will merge with and into Big Flower with Big Flower as the surviving corporation in the merger.


    Thomas H. Lee Equity Fund IV is an affiliate of Thomas H. Lee Company, a Boston-based investment firm focused on acquiring substantial investments in growth companies. Founded in 1974, the firm and its affiliates currently manage approximately $6 billion in committed capital. Recent investments include Eye Care Centers of America, Inc., Fisher Scientific International Inc., Rayovac Corporation, HomeSide Lending, Inc., The Learning Company, Inc., Metris Companies Inc. and Wyndham International, Inc..

    Evercore Partners Inc. is a firm which provides strategic and financial advisory services to major corporations and makes private equity investments through its affiliate, Evercore

Capital Partners L.P. Evercore Capital Partners' most recent investment was its $850 million purchase of American Media, Inc. Evercore Partners Inc.'s recent advisory work includes advising Tenneco Inc. on the separation of its automotive and packaging businesses, and advising Dow Jones & Company, Inc. on its interactive joint venture with Reuters Group PLC.

    Unless the context requires otherwise, all references to Thomas H. Lee Equity Fund IV and Evercore Capital Partners in this proxy statement/prospectus are references to Thomas H. Lee Equity Fund IV and its affiliates and Evercore Capital Partners and its affiliates, respectively.


THE MERGER (PAGE 85)



    Under the merger agreement, BFH Merger Corp. will merge into Big Flower. Big Flower will be the surviving corporation in the merger, and BFH Merger Corp. will cease to exist as a corporation after the merger. Some officers of Big Flower, including R. Theodore Ammon and Edward T. Reilly, will retain some of their shares of Big Flower common stock and/or options to purchase Big Flower common stock in the merger. We currently expect that members of management retaining shares of Big Flower common stock in the merger will own a total of approximately 19.0% of Big Flower common stock after the merger. Thomas H. Lee Equity Fund IV and Evercore Capital Partners have advised Big Flower that they expect to own approximately 64.3% and 16.7%, respectively, of Big Flower common stock immediately after the completion of the merger.



WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 85)



    See answer to Question #1 of the "Questions and Answers about the Merger" on page (iv).



RECOMMENDATION OF THE BIG FLOWER BOARD (PAGE 35)



    The Big Flower board of directors, with management directors abstaining, recommends that you vote "FOR" adoption of the merger agreement. Two members of the Big Flower board of directors, Messrs. Ammon and Reilly, have a conflict of interest since they are members of management who are retaining shares of Big Flower common stock and/or options to purchase shares of Big Flower common stock in the merger. These two directors abstained from voting to approve the merger agreement. The remaining four directors of Big Flower voted unanimously to approve the merger agreement. See "Special Factors-- Conflicts of Interest of Certain Members of the Big Flower Board of Directors and Management" on page 59 for a more detailed discussion of the interests of these members of management in the merger.


    The Big Flower board of directors recommends that you vote "FOR" the election of each of the two persons nominated to the Big Flower board of directors and "FOR" ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


OPINIONS OF FINANCIAL ADVISORS (PAGE 38)


GOLDMAN, SACHS & CO.


    On June 29, 1999, Goldman Sachs delivered to the Big Flower board of directors a written opinion that, as of that date, the merger consideration to be received by the holders of Big Flower common stock, other than the members of management who are retaining shares of Big Flower common stock in the merger, as to whom Goldman Sachs did not deliver an opinion, was fair from a financial point of view.



    The full text of the Goldman Sachs opinion is contained in Appendix B. Goldman Sachs provided its opinion for the information and assistance of the Big Flower board of directors in connection with its consideration of the merger. It is not a recommendation to any holder of Big Flower common stock as to how any stockholder should vote at the Big Flower meeting. Big Flower stockholders should read the Goldman Sachs opinion in its entirety.

BERENSON MINELLA & COMPANY


    On June 29, 1999, Berenson Minella & Company delivered to the Big Flower board of directors a written opinion that, as of that date, the merger consideration to be received by the holders of Big Flower common stock, other than the members of management who are retaining shares of Big Flower common stock in the merger, as to whom Berenson Minella did not deliver an opinion, was fair from a financial point of view.



    The full text of the Berenson Minella opinion is contained in Appendix C. Berenson Minella provided its opinion for the information and assistance of the Big Flower board of directors in connection with its consideration of the merger. It is not a recommendation to any holder of Big Flower common stock as to how any stockholder should vote at the Big Flower meeting. Big Flower stockholders should read the Berenson Minella opinion in its entirety.



SOURCE AND AMOUNT OF FUNDS AND OTHER CONSIDERATION (PAGE 62)


EQUITY COMMITMENTS


    Thomas H. Lee Equity Fund IV and Evercore Capital Partners have committed to contribute an aggregate of up to $390 million in cash to BFH Merger Corp. as part of the merger and related transactions. This amount will be reduced by approximately $127 million, which represents the value attributed to the shares of Big Flower common stock and options to purchase shares of Big Flower common stock that members of management will retain in the merger. Of the remaining $263 million in equity commitments, up to $60 million may be in the form of an investment instrument, while the balance will be a cash investment in the common stock of Big Flower. The terms of the investment instrument have not yet been finalized.


DEBT FINANCINGS


    At the time of the merger, Big Flower and Big Flower Press are expected to enter into new debt financing arrangements aggregating approximately $870 million. The arrangements are expected to consist of:



    - $470 million of Big Flower Press senior bank financing; and



    - $400 million of Big Flower high yield financing.



    If the high yield financing, which we expect to consist of high yield securities, cannot be consummated at the time of the merger, Big Flower expects to enter into a bridge loan, for which it already has a commitment, until it can replace that loan with high yield securities.



    A portion of the proceeds of these new debt financings will be used to repay and terminate Big Flower Press' existing revolving credit facility. Based on the June 30, 1999 pro forma balance sheet, we expect that approximately $100 million of the senior bank financing would not be borrowed immediately, but would be used as needed to satisfy the working capital and general corporate requirements of Big Flower after the merger.



    The new debt financings will be in addition to Big Flower Press' existing $600 million of senior subordinated notes, which are expected to remain outstanding after the merger. The debt financing arrangements assume the conversion of all outstanding 6% Convertible Quarterly Income Preferred Securities (QUIPS) of Big Flower Trust I into the merger consideration.



DIRECTORS AND MANAGEMENT OF BIG FLOWER FOLLOWING THE MERGER (PAGE 111)



    Executive officers of Big Flower, including R. Theodore Ammon, the chairman of the board, Edward T. Reilly, the chief executive officer, and Richard L. Ritchie, the chief financial officer, will be the executive officers of Big Flower following the merger.



    We expect the board of directors of Big Flower after the merger to be comprised of R. Theodore Ammon, Edward T. Reilly, Thomas H. Lee, Anthony J. DiNovi, Scott M. Sperling, Roger C. Altman, Austin M. Beutner and two additional persons to be determined by Thomas H. Lee Equity Fund IV, with Evercore

Capital Partners and R. Theodore Ammon consenting to the two additional persons.



CONFLICTS OF INTERESTS OF MANAGEMENT MEMBERS OF THE BIG FLOWER BOARD AND MANAGEMENT (PAGE 59)



    Some members of management have interests in the merger that may conflict with those of the other Big Flower stockholders. These include the following:



    - some of the shares of Big Flower common stock that are held by some members of management will be retained by those persons in the merger or exchanged for an interest in an investment instrument;



    - some of the options to purchase Big Flower common stock may be retained by some members of management or may be exchanged, in whole or part, for other equity interests in Big Flower or an interest in the investment instrument;


    - some members of Big Flower's management will continue to serve as officers and directors of Big Flower following the merger; and


    - severance agreements with some Big Flower executive officers and other key employees generally provide them with a cash payment, immediate vesting of options and the continuation of some benefits if their employment is terminated after a change of control of Big Flower.



RISK FACTORS (PAGE 14)


    In determining whether to vote to approve and adopt the merger agreement, you should consider carefully the risk factors described in this document, including the risks that:

    - there may not be a trading market for the PIK preferred stock and warrants,

    - the PIK preferred stock will generally have no voting rights, and the warrants will have no voting rights,

    - holders of PIK preferred stock may be liable for taxes in respect of the PIK preferred stock and the dividends thereon without having received any cash with which to make necessary tax payments,

    - Big Flower's ability to pay the liquidation preference and dividends on the PIK preferred stock on the mandatory redemption date depends on its financial condition at that time,


    - Big Flower's substantial debt level and stockholders' deficit following the merger could affect its operations and its ability to service such debt and pay dividends,


    - the value of the warrants will depend mainly on the warrants becoming exercisable,

    - the Big Flower board of directors could decide after the merger to issue additional classes of Big Flower preferred stock which are senior to, or equal in ranking with, the PIK preferred stock,

    - the terms of the new debt financing are expected to restrict Big Flower's ability to pay cash dividends on the PIK preferred stock,

    - the merger is conditioned upon Big Flower's and Big Flower Press' receipt of funds from the committed financings which will provide, in part, the working capital for Big Flower after the merger,

    - holders of the PIK preferred stock and warrants will not have control of Big Flower,


    - the forecasts included in this document may not be reliable,



    - the high level of competition in the advertising and marketing services industry could have a negative impact on Big Flower's success and on Big Flower's ability to service its high level of debt and pay dividends,



    - changes in the cost of paper could have a negative impact on Big Flower's success and on Big Flower's ability to service its high level of debt and pay dividends,

    - Big Flower's success and cash flow could be negatively affected if its Columbine JDS operating unit is unable to make technological changes and introduce new products in a timely manner,


    - officers and management directors of Big Flower have agreements and other arrangements that may create potential conflicts of interest with Big Flower stockholders regarding the merger, and


    - there are risks of fraudulent conveyance associated with the merger and related recapitalization that, if a court determines to exist, may result in the merger consideration being avoided and recovered from you.


THE BIG FLOWER MEETING


TIME, PLACE AND MATTERS TO BE VOTED UPON (PAGE 23)


    The Big Flower meeting will be held on   -  , 1999, at   -  a.m., New York
time, at   -  . At the Big Flower meeting you will be asked:

    1.  to adopt the merger agreement;

    2.  to elect two directors to the Big Flower board of directors;

    3. to ratify the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants; and


    4. to act on other matters relating to the proposals listed above that may be brought properly before the Big Flower meeting.



RECORD DATE AND VOTE REQUIRED (PAGE 23)


    You may cast one vote at the Big Flower meeting for each share of Big Flower common stock, par value $0.01 per share, that you owned at the close of business
on   -  , 1999.


    On   -  , 1999, there were   -  shares of Big Flower common stock
outstanding and entitled to vote. To adopt the merger agreement, the holders of a majority of the shares of Big Flower common stock issued and outstanding must vote in favor of doing so. To elect the two persons nominated for election to the Big Flower board of directors, the holders of a plurality of the shares of Big Flower common stock voting on the election at the Big Flower meeting, assuming at least a majority of the outstanding shares of Big Flower common stock are present in person or represented by proxy at the Big Flower meeting, must vote in favor of each nominee. To ratify the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants, the holders of a majority of the shares of Big Flower common stock voting on that proposal at the Big Flower meeting, assuming at least a majority of the outstanding shares of Big Flower common stock are present in person or represented by proxy at the Big Flower meeting, must vote in favor of ratifying that appointment.


    As of   -  , 1999, directors and executive officers of Big Flower and their
affiliates owned an aggregate of approximately   -  % of the outstanding shares
of Big Flower common stock which they have indicated they intend to vote in favor of adoption of the merger agreement, the election of each of the two persons nominated to the Big Flower board of directors and ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.

THE MERGER AGREEMENT

    The merger agreement is attached to this document as Appendix A. Please read the merger agreement carefully and in its entirety. It is the legal document that governs the merger.


EFFECTIVE TIME OF THE MERGER (PAGE 85)


    Although no assurances can be given, it is currently expected that the merger will be completed promptly after the Big Flower stockholders meeting, which Big Flower expects to hold in October 1999. This completion is subject to contingencies, including a financing condition, that could delay the merger. However, the merger is expected to be completed no later than December 31, 1999.

CONDITIONS TO THE MERGER (PAGE 91)


    The completion of the merger depends on a number of conditions being satisfied, including the following:

    - the adoption of the merger agreement by Big Flower stockholders;


    - the expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act;



    - the absence of any legal restriction that prohibits completion of the merger or is reasonably likely to impose a material limitation on the ability of BFH Merger Corp. or its affiliates to acquire Big Flower, but BFH Merger Corp. must have used commercially reasonable best efforts to prevent the imposition and lessen the effects of any such legal restriction;



    - that BFH Merger Corp. be reasonably satisfied that the total funded obligations, excluding the QUIPS, of Big Flower just before the merger is less than $970 million, plus any indebtedness incurred in consummating previously disclosed acquisitions and investments;



    - the absence of any pending litigation brought by a government entity (or by any other person which has a reasonable likelihood of success) that seeks to prohibit or restrict the completion of the merger and the other transactions contemplated by the merger agreement; and


    - that Big Flower, its subsidiaries and BFH Merger Corp. received the proceeds of the financings in amounts sufficient to consummate the merger and the other transactions contemplated by the merger agreement.


RESTRICTIONS ON ALTERNATIVE TRANSACTIONS (PAGE 89)


    The merger agreement generally limits the ability of Big Flower and its subsidiaries to solicit or participate in discussions with any third party about business combinations other than the merger, subject to certain exceptions, including those relating to complying with fiduciary duties to Big Flower stockholders.

TERMINATION OF THE MERGER AGREEMENT (PAGE 93)


    Big Flower and BFH Merger Corp. may agree to terminate the merger agreement at any time without completing the merger.

    In addition, Big Flower or BFH Merger Corp. may terminate the merger agreement if:


    - the merger is not completed by the later of October 31, 1999 or the date determined by adding to October 31, 1999 the number of days after September 1, 1999 that this proxy statement/prospectus is mailed to Big Flower stockholders, but in no case later than December 31, 1999;


    - a court order or other government ruling prohibits completion of the merger; or

    - Big Flower's stockholders do not approve the merger agreement.

    In addition, BFH Merger Corp. may terminate the merger agreement if:

    - the Big Flower board of directors fails to recommend that Big Flower stockholders vote in favor of the merger, withdraws or adversely modifies its approval or recommendation of the merger or recommends another transaction;


    - Big Flower breaches its covenant with respect to its stockholder rights plan; or


    - Big Flower materially breaches any representation, warranty, covenant or agreement contained in the merger agreement.

    In addition, Big Flower may terminate the merger agreement if:


    - the board of directors of Big Flower determines, after consultation with its financial and legal advisors, that another proposal is a superior proposal and that approval of that proposal is necessary to comply with its fiduciary duties to stockholders under applicable law; or


    - BFH Merger Corp. materially breaches any representation, warranty, covenant or agreement contained in the merger agreement.

TERMINATION FEES AND EXPENSES (PAGE 94)



    Big Flower will pay to BFH Merger Corp. a termination fee of $30 million, less any out-of-pocket expenses reimbursed or fees paid to BFH Merger Corp., Thomas H. Lee Company or Evercore Capital Partners, up to $10 million, if the merger agreement is terminated under specified circumstances.



    Whether or not the merger is completed, each party to the merger will pay all costs and expenses it incurs in connection with the merger, except for the termination fee paid and out-of-pocket fees paid and expenses reimbursed by Big Flower described above.



APPRAISAL RIGHTS (PAGE 96)



    Under Delaware law, holders of Big Flower common stock have the right to demand and to receive, instead of what is being offered in the merger, an amount that the Delaware Court of Chancery decides is the fair value of those shares of Big Flower common stock. This amount may be more or less than the value of what these holders would otherwise receive in the merger.



    Holders of Big Flower common stock wishing to exercise appraisal rights must not vote in favor of adoption of the merger agreement and must take the steps described in the section entitled "Appraisal Rights" and set forth in full in Appendix D.



LISTING OF BIG FLOWER PIK PREFERRED STOCK AND WARRANTS (PAGE 14)



    We do not expect to list the shares of PIK preferred stock of Big Flower and the warrants of Big Flower issued in the merger on any national securities exchange or any inter-dealer quotation system.



ACCOUNTING TREATMENT (PAGE 62)


    Big Flower will account for the merger as a recapitalization because current management retaining shares of Big Flower common stock in the merger will have a significant continuing interest in Big Flower common stock following the merger. As a result, the merger will have no impact on the historical basis of Big Flower's assets and liabilities.


UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS (PAGE 78)



    See answer to Question #5 of the "Questions and Answers about the Merger" on page (iv).



REGULATORY FILINGS, APPROVALS AND CLEARANCES (PAGE 67)



    The Hart-Scott-Rodino Antitrust Improvements Act requires Big Flower and BFH Merger Corp. to furnish certain information and material to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires that a specified waiting period expire or be terminated before the merger can be completed.


    On   -  , 1999, Big Flower and BFH Merger Corp. each filed a notification and report form for the merger with the Antitrust Division and the Federal Trade Commission. The waiting period for antitrust review by the regulatory
authorities expires on   -  , 1999, unless the regulatory authorities grant
early termination, as has been requested by Big Flower and BFH Merger Corp.


LITIGATION CHALLENGING THE MERGER (PAGE 68)



    Seven lawsuits have been filed in the State of Delaware seeking to prohibit the merger or, if the merger has already happened, to undo the merger and recover money damages. The lawsuits have been consolidated into one action, and the plaintiffs have served an amended complaint in the consolidated action. The amended complaint alleges, among other things, that Big Flower's directors breached their fiduciary duties and that the merger consideration is unfair to Big Flower stockholders. Big Flower believes these lawsuits have no merit.

MARKET PRICE DATA


    Shares of Big Flower common stock are listed on the New York Stock Exchange under the symbol "BGF."



    The following table sets forth the closing market prices per share of Big Flower common stock on the NYSE on April 19, 1999, the last trading day before Big Flower publicly announced that it was going to explore possible strategic transactions, on June 28, 1999, the last trading day before public announcement of the merger, and on August 30, 1999, the last practicable trading day prior to the date of this document.



                                                                                 BIG FLOWER
                                                                                COMMON STOCK
                                                                               ---------------
April 19, 1999...............................................................    $    27.875
June 28, 1999................................................................    $    35.500
August 30, 1999..............................................................    $   28.5625



    The market price of the Big Flower common stock is likely to fluctuate prior to the merger. You should obtain current market quotations for the Big Flower common stock before making a decision with respect to the merger.

SELECTED HISTORICAL FINANCIAL DATA


    The following table presents summary financial data of Big Flower and its subsidiaries. Big Flower derived the summary financial data from its audited consolidated financial statements and unaudited consolidated financial statements filed with the Securities and Exchange Commission. On March 21, 1996, Big Flower's board of directors elected to change Big Flower's fiscal year from a 12-month period ending June 30th to a calendar year, effective with the period ended December 31, 1995. On October 4, 1996, Big Flower consummated the acquisition of Scanforms, Inc. in a transaction accounted for as a pooling of interests. Accordingly, Big Flower restated its financial information for prior periods to include the results of Scanforms for all periods presented.


    Interest expense excludes amortization of deferred financing fees. Interest expense for the year ended December 31, 1996 includes the amortization of interest rate swap fees of $1.2 million. Big Flower's net loss for the six months ended December 31, 1995 includes an extraordinary loss of $19.2 million, net of tax, relating to early extinguishment of debt and termination of a swap agreement. The net loss for the year ended December 31, 1996 includes an extraordinary loss of $2.1 million, net of tax, and the net loss for the year ended December 31, 1997 includes an extraordinary loss of $13.5 million net of tax, both relating to the early extinguishment of debt.


    Earnings were inadequate to cover fixed charges by $0.6 million for the 323 days ended June 30, 1994. Earnings were also insufficient to cover fixed charges by $11.6 million for the year ended December 31, 1997, primarily due to the non-recurring $58.2 million write-off of in-process technology resulting from the acquisition of Columbine. Net income in those periods included non-cash charges of depreciation and amortization of $28.8 million for the 323 days ended June 30, 1994 and $67.3 million for the year ended December 31, 1997. Exclusive of these amounts, earnings would have exceeded fixed charges by $27.9 million for the 323 days ended June 30, 1994 and $54.2 million for the year ended December 31, 1997.



    On March 19, 1996, Big Flower entered into a six-year securitization agreement under which it may sell beneficial interests in a pool of eligible accounts receivable. The maximum amount of the outstanding cetificates under this arrangement is $150.0 million and the amount outstanding at any measurement date varies based upon the level of eligible receivables. Working capital balances since 1996 reflect the effect of that program, as accounts receivable balances sold are recorded as a reduction of working capital and the proceeds serve to reduce long-term borrowings under Big Flower's revolving credit facility. As of June 30, 1999, Big Flower had sold interests of $86.6 million under this securitization, compared to $88.3 million as of June 30, 1998, $117.6 million as of December 31, 1998, $101.1 million as of December 31, 1997 and $79.8 million as of December 31, 1996.



    Stockholders should read the following selected historical financial data of Big Flower in conjunction with the related historical consolidated financial statements and related notes incorporated by reference which are listed under "Where You Can Find More Information" on page 134.

                            SELECTED FINANCIAL DATA

                                  323 DAYS     YEAR      SIX MONTHS       YEAR          YEAR          YEAR      SIX MONTHS
                                    ENDED      ENDED       ENDED         ENDED         ENDED         ENDED         ENDED
                                  JUNE 30,   JUNE 30,   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   JUNE 30,
                                    1994       1995         1995          1996          1997          1998         1998
                                  ---------  ---------  ------------  ------------  ------------  ------------  -----------
                                                           IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
OPERATING DATA:
Net sales.......................  $ 587,630  $ 920,149   $  546,840    $1,201,860    $1,376,706    $1,739,715   $   796,772
Operating income................     25,488     50,712       39,739        69,343(1)      38,502(2)     137,252(3)      51,287
Interest expense................     19,735     37,452       19,076        36,165        40,300        55,988        26,547
(Loss) income before income
  taxes and extraordinary
  items.........................       (549)     5,268       12,694         4,998       (11,626)       69,978        17,390
(Loss) income before
  extraordinary items...........     (3,277)    (1,612)       6,491        (3,285)      (33,571)       37,676         9,391
Extraordinary losses from early
  extinguishment of debt, net...                            (19,248)       (2,078)      (13,463)
Net (loss) income...............     (3,277)    (1,612)     (12,757)       (5,363)      (47,034)       37,676         9,391
Per share:
  (Loss) income before
    extraordinary items--basic..  $   (0.29) $   (0.13)  $     0.36    $    (0.18)   $    (1.79)   $     1.92   $      0.48
  Net (loss) income--basic......      (0.29)     (0.13)       (1.07)        (0.30)        (2.51)         1.92          0.48
  (Loss) income before
    extraordinary items--
    diluted.....................      (0.29)     (0.13)        0.35         (0.18)        (1.79)         1.69          0.46
  Net (loss) income--diluted....      (0.29)     (0.13)       (1.03)        (0.30)        (2.51)         1.69          0.46
Weighted average shares
  outstanding:
  Basic.........................     11,218     12,382       13,451        18,046        18,704        19,660        19,549
  Diluted.......................     11,218     12,382       13,919        18,046        18,704        24,678        24,698
Ratio of earnings to fixed
  charges.......................         --        1.1x         1.5x          1.1x           --           1.9x          1.5x

BALANCE SHEET DATA (AT PERIOD
  END):
Working capital.................  $  25,198  $  34,173   $   29,797    $  (30,821)   $  (17,557)   $   (5,781)  $    12,301
Net property, plant and
  equipment.....................    152,306    137,081      145,323       296,426       384,850       457,988       425,778
Total assets....................    521,461    502,939      573,393       749,742     1,059,047     1,328,182     1,205,180
Long-term debt, net of current
  portion.......................    331,940    301,935      274,161       430,766       590,045       731,080       717,238
Redeemable convertible preferred
  securities of a subsidiary
  trust.........................                                                        115,000       115,000       115,000
Redeemable preferred stock of a
  subsidiary....................     16,913     19,357
Accumulated deficit.............     (1,782)    (3,394)     (16,151)      (21,514)      (68,548)      (30,872)      (59,157)
Other stockholder's equity......     21,231     19,987      100,627       117,864       140,086       158,082       146,289
Common stockholders' equity.....     19,449     16,593       84,476        96,350        71,538       127,210        87,132

OTHER DATA:
Cash flows provided by operating
  activities....................  $  31,514  $  47,597   $   27,881    $  135,936    $  120,637    $  118,216   $    25,672
Cash flows used in investing
  activities....................    270,223      7,013       19,050       170,849       316,601       227,097       116,800
Cash flows provided by (used in)
  financing activities..........    241,975    (39,789)      (4,326)       29,941       197,071       112,478        90,634
Capital expenditures............      6,133      8,496       16,812        55,391        74,045        95,433        44,766
EBITDA (4)......................     54,238     93,699       58,372       121,102       105,824       223,638        93,718

                                  SIX MONTHS
                                     ENDED
                                   JUNE 30,
                                     1999
                                  -----------

OPERATING DATA:
Net sales.......................  $   851,889
Operating income................       55,795
Interest expense................       34,274
(Loss) income before income
  taxes and extraordinary
  items.........................       20,953
(Loss) income before
  extraordinary items...........       11,315
Extraordinary losses from early
  extinguishment of debt, net...
Net (loss) income...............       11,315
Per share:
  (Loss) income before
    extraordinary items--basic..  $      0.57
  Net (loss) income--basic......         0.57
  (Loss) income before
    extraordinary items--
    diluted.....................         0.54
  Net (loss) income--diluted....         0.54
Weighted average shares
  outstanding:
  Basic.........................       19,714
  Diluted.......................       24,659
Ratio of earnings to fixed
  charges.......................          1.5x
BALANCE SHEET DATA (AT PERIOD
  END):
Working capital.................  $    29,010
Net property, plant and
  equipment.....................      494,863
Total assets....................    1,494,955
Long-term debt, net of current
  portion.......................      856,230
Redeemable convertible preferred
  securities of a subsidiary
  trust.........................      114,070
Redeemable preferred stock of a
  subsidiary....................
Accumulated deficit.............      (19,557)
Other stockholder's equity......      183,344
Common stockholders' equity.....      163,787
OTHER DATA:
Cash flows provided by operating
  activities....................  $    42,697
Cash flows used in investing
  activities....................      121,479
Cash flows provided by (used in)
  financing activities..........       72,271
Capital expenditures............       52,400
EBITDA (4)......................      104,230


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

------------------------------

(1) INCLUDES $2.7 MILLION OF NON-RECURRING COSTS RELATED TO ACQUISITIONS.

(2) INCLUDES NON-RECURRING CHARGES OF $63.9 MILLION RELATED TO ACQUISITIONS (INCLUDING A $58.2 MILLION IN-PROCESS ACQUIRED TECHNOLOGY WRITE OFF) AND $0.6 MILLION RELATED TO BIG FLOWER'S SECONDARY STOCK OFFERING.

(3) INCLUDES $4.6 MILLION OF TERMINATION COSTS FOR EXECUTIVE POSITIONS ELIMINATED AND A $0.2 MILLION IN-PROCESS ACQUIRED TECHNOLOGY WRITE OFF.

(4) EBITDA REPRESENTS THE SUM OF OPERATING INCOME, DEPRECIATION AND AMORTIZATION OF INTANGIBLES. EBITDA IN 1996 INCLUDES $1.5 MILLION IN MERGER COSTS, EBITDA IN 1997 INCLUDES A $58.2 MILLION WRITE OFF OF IN-PROCESS ACQUIRED TECHNOLOGY COSTS AND IN 1998 INCLUDES A SIMILAR CHARGE OF $0.2 MILLION. EBITDA DOES NOT INCLUDE COSTS ASSOCIATED WITH THE SECURITIZATION OF ACCOUNTS RECEIVABLE UNDER THE AGREEMENT MENTIONED ABOVE AND IS PRESENTED HERE TO PROVIDE ADDITIONAL INFORMATION ABOUT BIG FLOWER'S ABILITY TO MEET ITS FUTURE DEBT SERVICE, CAPITAL EXPENDITURE AND WORKING CAPITAL REQUIREMENTS. IT SHOULD NOT BE CONSIDERED A BETTER INDICATOR OF OPERATING PERFORMANCE THAN OPERATING INCOME AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP), OR A BETTER INDICATOR OF LIQUIDITY THAN CASH FLOW FROM OPERATING ACTIVITIES AS DETERMINED IN ACCORDANCE WITH GAAP. BIG FLOWER'S DEFINITION OF EBITDA MIGHT NOT BE THE SAME AS THAT OF OTHER COMPANIES OR BIG FLOWER'S FINANCIAL ADVISORS.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


    The following tables present selected unaudited pro forma financial data, which estimates the effects on Big Flower of the merger and related transactions, including recapitalization accounting, the financing of the merger and acquisitions completed through August 3, 1999.


    The pro forma financial data assume that:

    (1) there are no dissenting stockholders;

    (2) all options to purchase Big Flower common stock are retained by their current holders in the merger;

    (3) all outstanding QUIPS are converted into Big Flower common stock prior to the merger; and

    (4) the investment instrument that may be issued in the merger will be in the form of paid-in-kind preferred stock.


    Should Big Flower redeem or otherwise settle any of the stock options in connection with the merger, we expect to recognize non-cash compensation expense in the consolidated statement of operations for the period when the merger occurs.



    We provide the pro forma consolidated financial statements to show you what the results of operations and financial position of Big Flower might have looked like had the merger, the recapitalization, the financing of the merger and the 1998 and 1999 acquisitions occurred at an earlier date and occurred in the manner assumed. We provide this information for illustrative purposes only. The information does not claim to show what the results of operations or financial position of Big Flower would have been if the merger and related transactions had actually occurred on the dates assumed and occurred in the actual manner assumed. This information also does not attempt to indicate what Big Flower's future operating results or consolidated financial position will be.


    You should read the pro forma consolidated financial statements along with Big Flower's historical financial statements and the related notes, which are incorporated by reference in this document.


    See "Big Flower Unaudited Pro Forma Financial Information" on page 103 for a more detailed explanation of this analysis.

                                                                   PRO FORMA UNAUDITED
                                                              ------------------------------
                                                                YEAR ENDED      SIX MONTHS
                                                               DECEMBER 31,       ENDED
                                                                   1998       JUNE 30, 1999
                                                              --------------  --------------
                                                                (IN THOUSANDS, EXCEPT PER
                                                                       SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net sales...................................................    $1,872,942      $  866,299
                                                              --------------  --------------
Operating expenses:
  Costs of production.......................................     1,377,424         636,117
  Selling, general and administrative.......................       247,425         124,578
  Depreciation and amortization of intangibles..............       100,023          50,438
  In-process acquired technology write off..................           245
                                                              --------------  --------------
                                                                 1,725,117         811,133
                                                              --------------  --------------
Operating income............................................       147,825          55,166
                                                              --------------  --------------
Other expenses (income):
  Interest expense..........................................       110,563          64,189
  Amortization of deferred financing costs..................         7,796           4,242
  Interest income...........................................        (1,103)           (364)
  Other, net................................................         2,351          (4,405)
                                                              --------------  --------------
                                                                   119,607          63,662
                                                              --------------  --------------
Income (loss) before income taxes...........................        28,218          (8,496)
Income tax expense (benefit)................................        15,237          (2,392)
                                                              --------------  --------------
Net income (loss)...........................................        12,981          (6,104)
Dividend requirements on investment instrument..............        (6,150)         (3,308)
Dividend requirements on PIK preferred stock................       (11,760)         (6,325)
                                                              --------------  --------------
Loss applicable to common shares............................    $   (4,929)     $  (15,737)
                                                              --------------  --------------
                                                              --------------  --------------
Loss per share--basic and diluted...........................    $    (0.53)     $    (1.68)
                                                              --------------  --------------
                                                              --------------  --------------
Weighted average shares outstanding--basic and diluted......         9,362           9,362
                                                              --------------  --------------
                                                              --------------  --------------


BALANCE SHEET DATA:                                                           JUNE 30, 1999
                                                                              --------------
Total assets................................................                    $1,597,071
Working capital.............................................                        27,593
Long-term debt (including current portion)..................                     1,379,796
Stockholders' deficit.......................................                      (321,694)

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING MATTERS IN DECIDING WHETHER TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT. YOU ALSO SHOULD CONSIDER THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS DOCUMENT, INCLUDING THE INFORMATION INCLUDED IN BIG FLOWER'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 UNDER "BUSINESS--ADDITIONAL COMPANY INFORMATION", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--YEAR 2000" AND "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK" WHICH PROVIDE SPECIFIC INFORMATION REGARDING THE OPERATIONS OF BIG FLOWER.


IT MAY BE DIFFICULT FOR YOU TO SELL YOUR PIK PREFERRED STOCK AND WARRANTS



    It may be difficult for you to sell your PIK preferred stock and warrants. The PIK preferred stock and warrants, which warrants will initially be attached to the PIK preferred stock, are new issues of securities for which there are currently no established trading markets. If your shares of PIK preferred stock are traded, they may trade at a substantial discount from the liquidation value. Similarly, if the warrants are traded, they may trade at a substantial discount to the implied value of the warrants taking into account their exercise price. Any discount could depend upon a number of factors, including:



    - the market demand for the PIK preferred stock or warrants, as the case may be,



    - the market for similar securities,



    - the financial condition and performance of Big Flower,



    - prevailing dividend and interest rates generally in the financial markets, and


    - general economic conditions.


    Big Flower cannot assure you that a trading market for the PIK preferred stock or warrants will develop. The absence of a trading market adversely affects the liquidity of your shares of PIK preferred stock and warrants. Big Flower does not intend to apply for listing of the PIK preferred stock or warrants on any national securities exchange or for quotation through any over-the-counter market. The PIK preferred stock and the warrants will be registered under the Securities Act of 1933. For a more detailed description of the possible market for PIK preferred stock, see "Description of Big Flower Capital Stock Following the Merger" on page 71.



YOU WILL NOT PARTICIPATE IN FUTURE DECISIONS REGARDING BIG FLOWER AS THE PIK PREFERRED STOCK WILL GENERALLY HAVE NO VOTING RIGHTS



    You will not participate in future decisions regarding Big Flower. As holders of the PIK preferred stock, you will generally have no voting rights regarding the conduct of the Big Flower business. You will have the right to elect two directors to the Big Flower board of directors if:



    - Big Flower defaults in the payment of three declared semi-annual dividends,



    - Big Flower defaults under specified outstanding debt,



    - Big Flower declares bankruptcy, or


    - Big Flower fails to redeem the PIK preferred stock as required by the terms of the PIK preferred stock.


    In addition, you will have the right to vote on any amendment to the certificate of incorporation or bylaws of Big Flower after the merger that adversely affects the terms of the PIK preferred stock. For a more detailed explanation of the voting and other rights of holders of PIK preferred stock, see "Description of Big Flower Capital Stock Following the Merger" on page 71.

THE WARRANTS WILL HAVE NO VOTING RIGHTS AND WILL NOT PERMIT YOU TO PARTICIPATE IN FUTURE DECISIONS REGARDING BIG FLOWER



    As holders of the warrants, you will have no voting rights and, therefore, no right to participate in future decisions regarding Big Flower, before the exercise of the warrants. For additional information regarding the rights of holders of warrants, see "Description of Big Flower Capital Stock Following the Merger" on page 71.



THERE IS NO ASSURANCE THAT YOU WILL RECEIVE CASH DIVIDENDS ON THE PIK PREFERRED STOCK



    There is no guarantee that Big Flower will ever pay cash dividends. The terms of Big Flower's existing debt do, and the new debt arrangements are expected to, restrict Big Flower's ability to pay cash dividends on the PIK preferred stock. In addition to those restrictions, under Delaware law, Big Flower is permitted to pay cash dividends on its preferred stock only out of its surplus, which in general terms means the excess of its net assets over the original aggregate par value of its stock. In the event Big Flower has no surplus, it is permitted to pay these cash dividends out of its net profits for the year in which the dividend is declared or in the immediately preceding year. Accordingly, there is no guarantee that, if Big Flower decides to pay cash dividends, Big Flower will be able to pay you cash dividends on the PIK preferred stock. Also, even if Big Flower is not prohibited from paying cash dividends by the terms of its debt or by law, other factors such as the need to reinvest cash back into Big Flower's operations may prompt Big Flower's board of directors to elect to pay dividends "in kind" by issuing additional shares of PIK preferred stock instead of cash, an alternative method of paying dividends on the PIK preferred stock.



YOU MAY HAVE TO PAY TAXES RELATED TO THE PIK PREFERRED STOCK, EVEN THOUGH YOU WILL NOT HAVE RECEIVED ANY CASH WITH WHICH TO MAKE THE NECESSARY TAX PAYMENTS



    The treatment of cumulative dividends on preferred stock such as the PIK preferred stock is not entirely clear. Big Flower intends to take the position that you should not include cumulative dividends in income until such dividends are paid in cash, additional shares of PIK preferred stock or a combination of both. However, the IRS has indicated that it may issue Treasury regulations that, if applicable to the PIK preferred stock, would require you to include in income each year any accumulated dividends even if no actual distributions are made to you on the PIK preferred stock, in which case actual distributions would likely not be reported separately as taxable income. In addition, the PIK preferred stock you receive in the merger will be issued with a "redemption premium" to the extent that the amount that will be paid upon mandatory redemption of the PIK preferred stock (excluding accumulated and unpaid dividends) exceeds the issue price of the PIK preferred stock by more than a de minimis amount. You will need to report a portion of this amount as taxable income each year even though Big Flower will not pay it to you until the PIK preferred stock is redeemed.



BIG FLOWER MAY NOT BE ABLE TO PAY THE LIQUIDATION PREFERENCE OF AND DIVIDENDS ON THE PIK PREFERRED STOCK ON THE MANDATORY REDEMPTION DATE IF ITS FINANCIAL CONDITION AT THAT TIME DOES NOT PERMIT IT
TO DO SO



    After the merger and related recapitalization, Big Flower will have a high level of debt and a stockholders' deficit. Big Flower cannot assure you that it will generate cash flow sufficient to repay its debt obligations or pay the liquidation preference of or dividends on the PIK preferred stock.



    The obligations of Big Flower to the holders of its debt and other creditors take priority over Big Flower's obligations to the holders of the PIK preferred stock. Under Delaware law, Big Flower may not redeem the PIK preferred stock for its stated liquidation preference of $25.00 per share on December 15, 2012, the mandatory redemption date, if at that time Big Flower's remaining assets are not sufficient to pay its outstanding obligations or if the redemption would reduce the capital of Big

Flower below its original aggregate par value and eliminate Big Flower's surplus. For more information regarding the rights of holders of PIK preferred stock to the liquidation preference, see "Description of Big Flower Capital Stock Following the Merger" on page 71.



BIG FLOWER'S SUBSTANTIAL DEBT LEVEL FOLLOWING THE MERGER COULD INCREASE BIG FLOWER'S VULNERABILITY TO A CASHFLOW SHORTFALL AND MIGHT PUT AT RISK THE CONTINUED SUCCESS OF BIG FLOWER AND YOUR INVESTMENT IN BIG FLOWER



    After the merger, Big Flower's operations will have to generate sufficient cash to service a much higher level of debt. If Big Flower cannot do that, it may not be able to make required payments to you with respect to your PIK preferred stock. Your investment in Big Flower could therefore diminish in value.



    In connection with the merger and related recapitalization, we expect to issue high yield debt securities and to enter into syndicated term loan facilities and revolving credit facilities to:



    - finance a significant portion of the cash consideration to be paid to the stockholders of Big Flower in the merger. This would include cash consideration to be paid to holders of QUIPS who convert their QUIPS into Big Flower common stock prior to the merger or who exercise their conversion rights after the merger,



    - refinance some of Big Flower's currently outstanding debt, and


    - provide for working capital requirements.


    Upon completion of the debt financings, Big Flower will have consolidated debt substantially greater than Big Flower's pre-merger debt and a stockholders' deficit. Upon consummation of the merger and the debt financings, we expect that, based upon the unaudited pro forma financial statements of Big Flower as of June 30, 1999, Big Flower would have had consolidated debt of approximately $1.38 billion. The increased debt and higher debt-to-equity ratio of Big Flower in comparison to that of Big Flower on a historical basis may:



    - reduce Big Flower's flexibility to respond to changing business and economic conditions,



    - increase its vulnerability to general adverse economic and industry conditions,



    - limit capital expenditures and acquisitions,



    - place Big Flower at a competitive disadvantage compared to its competitors that have less debt, and



    - limit, along with the restrictive covenants of the contemplated financing, Big Flower's ability to borrow additional funds.



    On a pro forma basis, after giving effect to the 1998 and 1999 acquisitions, the merger and the expected terms of debt financings, and assuming the transactions occurred on January 1, 1998, Big Flower's ratio of earnings to fixed charges would have been 1.2 for the year ended December 31, 1998. On the same basis, earnings would have been insufficient to cover fixed charges by $8.5 million for the six months ended June 30, 1999. The pro forma earnings for the six months ended June 30, 1999 include non-cash charges of depreciation and amortization of $50.4 million. Exclusive of this amount, pro forma earnings would have exceeded fixed charges by $41.9 million for that period. Big Flower expects that the definitive terms of the debt instruments in the debt financings will include significant operating and financial restrictions, such as limits on Big Flower's ability to incur debt, create liens, sell assets, engage in various mergers or consolidations, make investments or acquisitions and pay dividends.

    In addition, the substantial leverage will have a negative effect on Big Flower's net income. For the fiscal year ended December 31, 1998, Big Flower's net income on a pro forma basis, as adjusted to give effect to acquisitions, the merger and the debt financings, would have been $13.0 million, compared to the historical net income of $37.7 million for that period, and for the six months ended June 30, 1999, Big Flower's pro forma net loss would have been $6.1 million as compared to the historical net income of $11.3 million for that period. At June 30, 1999, Big Flower had available borrowing capacity of $286.5 million under its revolving credit facility and $63.4 million under its accounts receivable securitization facility. On a pro forma basis, at June 30, 1999, Big Flower would have had available borrowing capacity of $89.3 million under the new revolving credit facility as well as the $63.4 million available under its accounts receivable securitization facility. Pro forma interest expense would have been $110.6 million for the year ended December 31, 1998 as compared to $56.0 million for the same period on a historical basis and, for the six months ended June 30, 1999, pro forma interest expense would have been $64.2 million as compared to $34.3 million on a historical basis.



    After the merger and related recapitalization is consummated, we expect that Big Flower's principal sources of liquidity will be cash flow from operations and borrowings under the revolving credit portion of its credit facility. We anticipate that Big Flower's principal uses of liquidity will be to provide working capital, meet debt service requirements, finance capital expenditures and finance Big Flower's strategic plans. For a more detailed description of the debt financings Big Flower expects to incur in the merger, see "Special Factors--Source and Amount of Funds--Debt Financings" on page 63.



    Based upon the current and anticipated level of operations, Big Flower believes that its cash flow from operations, together with amounts available under the new credit facilities, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments in the foreseeable future. There can be no assurance, however, that Big Flower's business will continue to generate cash flow at or above current levels. If Big Flower is unable to generate sufficient cash flow from operations in the future to service its debt, it may have to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that any refinancing of this kind would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on Big Flower and on your investment.



THE VALUE OF THE WARRANTS WILL DIMINISH SIGNIFICANTLY IF THE WARRANTS BECOME LESS LIKELY TO BE EXERCISABLE



    The value of the warrants largely depends on whether they become exercisable. The warrants only become exercisable if Big Flower is sold or an event occurs that results in a public market for Big Flower common stock, like an initial public offering. There can be no guarantee that such an event will occur. In addition, the value of the warrants may be reduced or eliminated if, in a bankruptcy or reorganization of Big Flower, the bankruptcy court permits Big Flower to reject the warrants as executory contracts. The warrants expire on December 15, 2012 if they have not been exercised by that date.


AFTER THE MERGER BIG FLOWER MAY ISSUE PREFERRED STOCK WHICH IS SENIOR TO OR HAS THE SAME RANKING AS THE PIK PREFERRED STOCK


    Under Big Flower's restated certificate of incorporation, Big Flower has the authority to issue 10,000,000 shares of preferred stock with rights and preferences fixed by Big Flower's board of directors. At the time of the merger, we expect that 4,574,555 shares will be designated as PIK preferred stock. Accordingly, after the merger, Big Flower could issue up to 5,425,445 shares of preferred stock with rights and preferences fixed by Big Flower's board of directors. The board of directors could decide to authorize the issuance of shares of preferred stock which are senior to, or have the same ranking as, the PIK preferred stock without a vote by the PIK preferred stockholders. The board of directors could also decide to increase the number of shares of Big Flower's preferred stock designated as the PIK preferred stock without a vote of the PIK preferred stockholders.



THE MERGER MAY NOT OCCUR IF BFH MERGER CORP. DOES NOT RECEIVE THE COMMITTED FINANCINGS



    BFH Merger Corp.'s obligations to effect the merger are subject to a number of conditions, one of which is its receipt of financing proceeds on the terms described in the financing commitment letters. Otherwise, Big Flower and BFH Merger Corp. must reasonably agree upon other financing sources sufficient to consummate the merger and related transactions. This must encompass payment of the cash portion of the merger consideration, refinancing some of Big Flower's outstanding debt, payment of transaction fees and expenses and provision of working capital needs following the merger.



    BFH Merger Corp. has informed Big Flower that it expects that the financings described under "Special Factors--Source and Amount of Funds" on page 62 will be sufficient to consummate the merger and related transactions, if these financings are completed in accordance with the terms and conditions described in the financing commitments. However, there can be no assurance that if the committed financings are not sufficient BFH Merger Corp. will be able to obtain additional financings or that BFH Merger Corp. will agree to consummate the merger and related transactions, even if such additional financings are available.


HOLDERS OF THE PIK PREFERRED STOCK AND WARRANTS WILL NOT CONTROL BIG FLOWER


    You and the other holders of PIK preferred stock and warrants, collectively, will not control Big Flower. Upon completion of the merger and related recapitalization, excluding any shares of Big Flower common stock received upon exercise of the warrants, 100% of the outstanding shares of Big Flower common stock will be held by Thomas H. Lee Equity Fund IV, Evercore Capital Partners and those members of management who are retaining shares of Big Flower common stock in the merger. Thomas H. Lee Equity Fund IV and Evercore Capital Partners will own approximately 81% of the outstanding shares of Big Flower common stock. For additional information concerning the equity investments to be made in Big Flower and the beneficial ownership of Big Flower common stock following the merger, see "Special Factors--Source and Amount of Funds" on page 62 and "Directors and Management of Big Flower Following the Merger--Security Ownership of Big Flower Following the Merger" on page 112. Accordingly, Thomas H. Lee Equity Fund IV, Evercore Capital Partners and those members of management who are retaining shares of Big Flower common stock in the merger will control Big Flower and the outcome of all matters submitted to a vote or for the consent of holders of Big Flower common stock. They will also have the power to:



    - elect all of Big Flower's directors other than in the limited circumstances in which the holders of the PIK preferred stock are entitled to elect two directors,



    - appoint new management and approve any action requiring the approval of the holders of Big Flower common stock, including adopting amendments to Big Flower's restated certificate of incorporation other than amendments which would adversely affect the terms of the PIK preferred stock, and



    - approve mergers or sales of substantially all of Big Flower's assets.



    The directors of Big Flower will have the authority to make decisions affecting the capital structure of Big Flower, including the issuance of additional capital stock and the declaration of dividends. There can be no assurance that the business, financial and operational policies of Big Flower in effect prior to the merger including, for example, Big Flower's business strategy, will continue after the merger.

THE FORECASTS INCLUDED IN THIS DOCUMENT ARE SUBJECT TO UNCERTAINTIES AND MAY NOT BE RELIABLE FOR YOUR INVESTMENT DECISION



    The forecasts included under the heading "Special Factors--Certain Estimates of Future Operations and Other Information" on page 57 were provided by Big Flower to Thomas H. Lee Company and Evercore Capital Partners. While they were presented with numerical specificity, they are based on a number of estimates and assumptions. These estimates and assumptions, though considered reasonable by Big Flower at the time presented, are inherently subject to significant business, economic and competitive uncertainties and contingencies, including those included under this "Risk Factors" section. Many of those risks are beyond Big Flower's control. These estimates are also based on assumptions with respect to future business strategies and decisions which are subject to change and may be beyond Big Flower's control.



    Big Flower did not prepare the forecasts with a view to the transactions described in this document and did not take into account the merger and related recapitalization. Big Flower also did not prepare the forecasts with a view toward compliance with published guidelines of the Securities and Exchange Commission, the American Institute of Certified Public Accountants, any regulatory or professional agency or body or generally accepted accounting principles. Also, Big Flower's independent public accountants have not compiled or examined the forecasts. Accordingly, they do not express any opinion or any other form of assurance with respect to these forecasts, assume no responsibility for and disclaim any association with the forecasts.



    While Big Flower believes the forecasts were based upon assumptions and estimates which were reasonable at the time, actual results will vary and variations may be material. Forecasts are necessarily speculative in nature, and it is possible that one or more of the assumptions underlying the forecasts may not materialize. Furthermore, Big Flower does not intend to update or revise the forecasts to reflect events or circumstances after the date of these forecasts or to reflect the occurrence of unanticipated events. Holders of Big Flower common stock are cautioned not to rely on any of the forecasts included in this document. Except for the forecasts provided by Big Flower, Thomas H. Lee Company and Evercore Capital Partners did not receive any report, opinion or approval from Big Flower in formulating their decision to proceed with the merger. See "Special Factors--Certain Estimates of Future Operations and Other Information" on page 57 for a more detailed explanation of these forecasts and uncertainties underlying them.



THE HIGH LEVEL OF COMPETITION IN THE ADVERTISING AND MARKETING SERVICES INDUSTRY COULD HAVE A NEGATIVE IMPACT ON BIG FLOWER'S ABILITY TO SERVICE HIGH LEVELS OF DEBT AND PAY DIVIDENDS ON PIK PREFERRED STOCK



    The advertising and marketing services industry is highly competitive in most product categories and geographic regions. Competition is largely based on price, quality and servicing the specialized needs of customers. During periods of economic downturn, there has been excess production capacity in the industry resulting in more competitive pricing. Any future periods of economic downturn could again result in increased competition and possibly affect Big Flower's sales and profitability. Any decline in sales and profitability may decrease Big Flower's cash flow, and make it more difficult for Big Flower to service its high level of debt and to make dividend payments on the PIK preferred stock.



CHANGES IN THE COST OF PAPER COULD HAVE NEGATIVE IMPACT ON BIG FLOWER'S ABILITY TO SERVICE HIGH LEVELS OF DEBT AND PAY DIVIDENDS ON PIK PREFERRED STOCK



    An increase in the cost of paper, a key raw material in Big Flower's operations, may reduce the sales and profits of Big Flower. Any such decline may decrease Big Flower's cash flow, and make it more difficult for Big Flower to service its high level of debt and to make dividend payments on the PIK preferred stock. The cost of paper is a principal factor in pricing to certain customers of Treasure Chest (TC) Advertising, Big Flower's operating unit that provides insert advertising and newspaper services. As TC Advertising is Big Flower's largest operating unit, the cost of paper significantly affects Big Flower's net sales. TC Advertising is generally able to pass increases in the cost of paper to its customers, while decreases in paper costs generally result in lower prices to customers. Volatility in paper costs results in a corresponding volatility in Big Flower's net sales, but generally has not affected volume or profits to any significant extent. To the extent that there are paper cost increases and TC Advertising is not able to pass these increases to its customers or its customers reduce the size of their print advertising programs, Big Flower's results of operations relating to TC Advertising, including sales and profitability, could be negatively affected. Any such decline may decrease Big Flower's cash flow, and make it more difficult for Big Flower to service its high level of debt and to make dividend payments on the PIK preferred stock.



    Capacity in the paper industry has remained relatively stable in recent years. Increases or decreases in demand for paper have led to corresponding pricing changes and, in periods of high demand, to limitations on the availability of certain grades of paper, including grades utilized by Big Flower. Any loss of the sources of paper supply or any disruption in those sources' business or failure by them to meet Big Flower's product needs on a timely basis could cause temporary shortages in needed materials which could have a negative affect on Big Flower's results of operations, including sales and profitability.



BIG FLOWER'S SUCCESS AND ITS ABILITY TO SERVICE HIGH LEVELS OF DEBT AND PAY DIVIDENDS ON PIK PREFERRED STOCK COULD BE NEGATIVELY AFFECTED IF ITS COLUMBINE OPERATING UNIT IS UNABLE TO MAKE TECHNOLOGICAL CHANGES AND INTRODUCE NEW PRODUCTS IN A TIMELY MANNER



    Big Flower's cash flow may be decreased if more time and personnel are required to meet technological developments at Big Flower's Columbine unit. Columbine, Big Flower's operating unit that provides a line of software products and services that manage the buying and selling processes for advertising, may need to continually change and improve some of the versions of its products in response to changes in operating systems, application and networking software, computer and communications hardware, programming tools and computer language technology. If Columbine does not respond adequately to the need to develop and introduce new products or enhancements of existing products in a timely manner, it could lose sales. Any such decline may decrease Big Flower's cash flow, and make it more difficult for Big Flower to service its high level of debt and to make dividend payments on the PIK preferred stock.


OFFICERS AND MANAGEMENT DIRECTORS OF BIG FLOWER HAVE AGREEMENTS AND OTHER ARRANGEMENTS THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST WITH BIG FLOWER STOCKHOLDERS REGARDING THE MERGER


    When considering the recommendation of the board of directors, you should be aware that some members of management who are retaining Big Flower common stock or options to purchase Big Flower common stock in the merger, including R. Theodore Ammon and Edward T. Reilly, have interests which may be different from yours. These persons will continue to participate in the earnings and growth of Big Flower after the completion of the merger. We expect that Messrs. Ammon and Reilly will continue as directors and some members of management, including Messrs. Ammon, Reilly and Ritchie, will continue as officers of Big Flower following the merger. Some persons who are retaining their stock have rights under severance agreements which could be triggered by the merger. These interests may create potential conflicts of interest. The board of directors, with Messrs. Ammon and Reilly abstaining, was aware of these possible conflicts when they unanimously approved the merger. Notwithstanding these conflicts, directors have fiduciary duties of loyalty and care which require that they act in the best interests of stockholders when acting in their capacities as directors. Messrs. Ammon and Reilly did not act in their capacities as directors with respect to the merger. For a more detailed description of these potential conflicts, see "Special Factors--Conflicts of Interest of Certain Members of the Big Flower Board of Directors and Management" on page 59.

THE PAYMENT OF THE MERGER CONSIDERATION TO YOU COULD BE AVOIDED AND MAY BE RECOVERED FROM YOU IF A COURT DETERMINES THAT THE MERGER AND RELATED RECAPITALIZATION INVOLVED A FRAUDULENT CONVEYANCE



    Big Flower will incur debt, in part, to be able to pay to you $30 per share in cash in the merger. If a court of law finds this payment to have been a "fraudulent conveyance," then it is possible that the cash, the PIK preferred stock or the warrant you receive may be recovered from you.


    Big Flower's incurrence of debt, in connection with the senior debt financing and the high yield financing, and the subsequent transfer of a portion of the proceeds of these financings to Big Flower's stockholders to pay the cash portion of the merger consideration, is subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or in a lawsuit by or on behalf of unpaid creditors of Big Flower. Under these fraudulent conveyance statutes, if a court were to find that, at the time of the merger and related recapitalization:

    - Big Flower incurred debt and paid the cash portion of the merger consideration with the intent of hindering, delaying or defrauding creditors, or

    - Big Flower received less than reasonably equivalent value or fair consideration in connection with the merger and related recapitalization and Big Flower:

       - - was insolvent or was rendered insolvent by reason of the merger and related recapitalization, including the incurrence of debt from these financings,

       - - was engaged in a business or transaction for which its assets constituted unreasonably small capital,

       - - intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured, or


       - - was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied,



the court could determine that the payment of the cash portion of the merger consideration to stockholders of Big Flower violated applicable provisions of the United States bankruptcy code and/or applicable state fraudulent conveyance laws. This determination would permit the bankruptcy trustee or debtor in possession or unpaid creditors to avoid the payment of the cash portion of the merger consideration and recover the cash portion of the merger consideration from Big Flower's stockholders.



    In the course of its deliberations concerning the merger agreement, the board of directors of Big Flower considered the fraudulent conveyance risks and the relevant legal principles described above. As a result, in order to protect Big Flower and its stockholders, the board of directors insisted that the merger agreement contain a provision requiring that, as a condition to the consummation of the merger, Big Flower and the board of directors receive an opinion from an independent expert as to the solvency of Big Flower after giving effect to the merger and related recapitalization. Based upon its discussions with its advisors and financing sources, Big Flower fully anticipates receiving such a solvency opinion.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS


    This document contains forward-looking statements with respect to the financial condition, results of operations and business of Big Flower. These statements may be made directly in this document referring to Big Flower or may be made part of this document by reference to other documents filed with the Securities and Exchange Commission by Big Flower, which is known as "incorporation by reference," and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the documents incorporated by reference.


    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:


    - fluctuations in the cost of raw materials used by Big Flower may adversely affect Big Flower's results of operations,



    - changes in the advertising and marketing services markets,



    - the financial condition of Big Flower's customers,



    - general economic or business conditions, both domestic and foreign, may be less favorable than expected, resulting in, among other things, lower than expected revenues,



    - reduced or limited availability of qualified personnel and other information technology resources,



    - changes in interest and foreign currency exchange rates may adversely affect profit margins,



    - necessary technological changes, including changes to address "Year 2000" data systems issues, may be more difficult or expensive to make than anticipated, and "Year 2000" issues at other companies or governmental entities may adversely affect operations,



    - the effect of significant debt on Big Flower's financial and operating flexibility, and



    - other uncertainties that are difficult to predict or beyond Big Flower's control.



    Because forward looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on the statements, which speak only as of the date of this document or the date of any document incorporated by reference.



    All subsequent written and oral forward-looking statements attributable to Big Flower or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Big Flower does not undertake and specifically declines any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                             THE BIG FLOWER MEETING

GENERAL


    Big Flower is furnishing this document to its stockholders in connection with the solicitation of proxies by the Big Flower board of directors for use at the Big Flower annual meeting, to be held on - , 1999, at - a.m., New York
time, at   -  . Big Flower is also furnishing this document to its stockholders as a prospectus in connection with the issuance by Big Flower of shares of PIK preferred stock, including the debentures the PIK preferred stock is convertible into, and warrants to purchase Big Flower common stock under the merger agreement. The 1998 Annual Report to Stockholders, including audited financial statements of Big Flower for the fiscal year ended December 31, 1998, was mailed to stockholders on or about May 27, 1999.


    The purpose of the Big Flower meeting is to consider and vote upon:


    - the adoption of the merger agreement,



    - the election of two directors to the Big Flower board of directors,



    - ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants, and



    - such other business related to these proposals as may properly come before the Big Flower meeting.



    THE BIG FLOWER BOARD OF DIRECTORS, WITH MESSRS. AMMON AND REILLY ABSTAINING, HAS UNANIMOUSLY DECLARED ADVISABLE, AUTHORIZED AND APPROVED THE MERGER AGREEMENT, THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT THE BIG FLOWER STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.



    THE BIG FLOWER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BIG FLOWER STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE TWO PERSONS NOMINATED TO THE BIG FLOWER BOARD OF DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS BIG FLOWER'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


VOTING

    RECORD DATE

    The Big Flower board of directors has fixed the close of business on   -  ,
1999, as the record date for the determination of the holders of Big Flower common stock entitled to receive notice of and to vote at the Big Flower meeting. You may vote at the Big Flower meeting only if you owned Big Flower common stock at that time.

    As of the Big Flower record date, there were   -  shares of Big Flower
common stock issued and outstanding. Each share of Big Flower common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Big Flower meeting.

    VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Big Flower common stock issued and outstanding on the record date is required for adoption of the merger agreement. The affirmative vote of the holders of a plurality of the shares of Big Flower common stock voting on the election of directors, assuming at least a majority of the outstanding shares of Big Flower common stock are present in person or represented by proxy at the Big Flower meeting, is required to elect each of the two persons nominated for election to the Big Flower board of directors. The affirmative vote of the holders of a majority of the shares of Big Flower common stock voting on the ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants, assuming at least a majority of the outstanding shares of Big Flower common stock are present in person or represented by proxy at the Big Flower meeting, is required for ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


    Any failure to be present at the Big Flower meeting, in person or by proxy, any abstention and any broker non-vote, as explained below, will have the same effect as a vote against adoption of the merger agreement. With respect to the election of the two persons nominated to the Big Flower board of directors, any failure to be present at the Big Flower meeting, in person or by proxy, any abstention and any broker non-vote will have the same effect as not voting in the election of directors. With respect to the ratification of the appointment of Deloitte & Touche LLP, any failure to be present at the Big Flower meeting, in person or by proxy, any abstention and any broker non-vote will have the effect of reducing the aggregate number of shares of Big Flower common stock voting and, therefore, the number of shares of Big Flower common stock required to ratify the appointment of Deloitte & Touche LLP. Under the rules of the NYSE, brokers who hold shares in street name for customers will not have authority to vote on the adoption of the merger agreement or the ratification of the appointment of Deloitte & Touche LLP unless they receive specific instructions from the beneficial owners of those shares. Shares that are not voted because brokers did not receive any instructions are referred to as "broker non-votes."


    The presence, in person or represented by proxy, of a majority of the shares of Big Flower common stock entitled to vote at the Big Flower meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.


    As of   -  , 1999, directors and executive officers of Big Flower and its
affiliates owned beneficially an aggregate of   -  shares of Big Flower common
stock, including shares which may be acquired within 60 days upon exercise of
stock options, or approximately   -  % of the shares of Big Flower common stock
outstanding on that date. The directors and executive officers of Big Flower have indicated their intention to vote their shares of Big Flower common stock in favor of adoption of the merger agreement, the election of each of the two persons nominated to the Big Flower board of directors and the ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


    As of   -  , 1999, the directors and executive officers of Big Flower owned no shares of BFH Merger Corp. common stock.

PROXIES


    Each copy of this document mailed to Big Flower stockholders is accompanied by a form of proxy for use at the Big Flower meeting. In addition, Big Flower stockholders entitled to vote at the Big Flower meeting may submit their proxies by telephone or through the Internet in accordance with the instructions set forth on the accompanying proxy card. However, stockholders who hold their shares through a broker, nominee, fiduciary or other custodian may not be able to submit their proxies with voting instructions by telephone or through the Internet. Big Flower stockholders should contact that person to determine whether they may submit their proxies by telephone or through the Internet. Shares of Big Flower common stock represented by a proxy properly submitted as described below and received at or prior to the Big Flower meeting, unless subsequently revoked, will be voted in accordance with the instructions on the proxy.



    SUBMITTING PROXIES BY MAIL. To submit a written proxy by mail, holders of Big Flower common stock should complete, sign, date and mail the proxy card provided with this document in accordance with the instructions set forth on that card. If a proxy card is signed and returned without indicating any voting instructions, shares of Big Flower common stock represented by the proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the election of each of the two persons nominated to the Big Flower board of directors and "FOR" the ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants.


    SUBMITTING PROXIES BY TELEPHONE OR INTERNET.  Stockholders may submit
proxies with voting instructions by telephone by calling   -  , or through the
Internet at   -  . In each case, stockholders should follow the instructions that are set forth on the reverse side of the accompanying proxy card. Each Big Flower stockholder has been assigned a unique control number which has been printed on each holder's proxy card. Stockholders who submit proxies by telephone or through the Internet will be required to provide their assigned control number before their proxy will be accepted. In addition to the instructions that appear on the proxy card, step-by-step instructions will be provided by recorded telephone message for those stockholders submitting proxies by telephone, or at the designated website for those stockholders submitting proxies through the Internet. Stockholders submitting their proxies with voting instructions by telephone or through the Internet will receive confirmation on the telephone or through the Internet, as applicable, that their proxies have been successfully submitted.

    REVOCATION

    Any person who submits a proxy with voting instructions may revoke it at any time before it is voted:


    - by giving written notice of revocation to Big Flower, addressed to: Irene
      B. Fisher, Associate General Counsel, Big Flower Holdings, Inc., 3 East 54th Street, New York, New York 10022,



    - by submitting a later dated proxy with voting instructions by mail, by telephone or through the Internet, if the proxy is received by Big Flower prior to the Big Flower meeting, or


    - by VOTING in person at the Big Flower meeting, although a proxy is not revoked by simply ATTENDING the Big Flower meeting.

Big Flower stockholders who have instructed a broker to vote their shares must follow directions received from their broker to change and revoke their proxy.

    OTHER MATTERS


    The Big Flower board of directors is not currently aware of any business to be acted upon at the Big Flower meeting, other than as described above. If, however, other matters related to the proposals are properly brought before the Big Flower meeting, the persons appointed as proxies will have discretion to vote or to act on these matters according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will also have discretion to vote on adjournment of the Big Flower meeting. That adjournment may be for the purpose of soliciting additional proxies. However, no proxy that is voted against the adoption of the merger agreement, the election of any director nominated to the Big Flower board of directors or the ratification of the appointment of Deloitte & Touche LLP as Big Flower's independent certified public accountants will be voted in favor of adjournment, postponement, continuation or rescheduling of the annual meeting for the purpose of allowing additional votes or proxies in favor of such proposal.


SOLICITATION OF PROXIES


    In addition to solicitation by mail, directors, officers and employees of Big Flower, none of whom will be specifically compensated for those services, but may be reimbursed for reasonable out-of-pocket expenses in connection with those services, may solicit proxies from the Big Flower stockholders personally or by telephone, facsimile or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending the materials to beneficial owners.

    In addition, Big Flower has retained Georgeson & Company to assist in the solicitation of proxies from its stockholders. The fees to be paid by Big Flower to Georgeson & Company for those services will be equal to approximately $ - , plus reasonable out-of-pocket costs and expenses. Big Flower will bear its own expenses in connection with the solicitation of proxies for the Big Flower meeting.



    BIG FLOWER STOCKHOLDERS SHOULD NOT SEND BIG FLOWER COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS COMPLETED, BIG FLOWER STOCKHOLDERS WILL RECEIVE A TRANSMITTAL FORM WITH INSTRUCTIONS ON HOW TO EXCHANGE THEIR CURRENT STOCK CERTIFICATES FOR THE $30.00 IN CASH, THE PIK PREFERRED STOCK AND THE WARRANTS.

                                SPECIAL FACTORS


    THE DISCUSSION IN THIS DOCUMENT OF THE MERGER OF BIG FLOWER AND BFH MERGER CORP. AND THE RELATED RECAPITALIZATION OF BIG FLOWER AND THE MATERIAL TERMS OF THE MERGER AGREEMENT, DATED AS OF JUNE 29, 1999, AS AMENDED ON AUGUST 10, 1999 AND ON AUGUST 31, 1999, BETWEEN BIG FLOWER AND BFH MERGER CORP., DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, WHICH IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. THE MATERIAL TERMS OF THE MERGER AGREEMENT ARE SUMMARIZED ELSEWHERE IN THIS DOCUMENT. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT.


GENERAL

    Big Flower is furnishing this document to Big Flower stockholders in connection with the solicitation of proxies by the board of directors of Big Flower for its use at the Big Flower meeting of stockholders, and at any adjournments or postponements of the Big Flower meeting.


    At the Big Flower meeting, Big Flower stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement. Adoption of the merger agreement will also constitute approval of the transactions contemplated by the merger agreement, including, among others, the merger, the recapitalization of Big Flower, and the amendment of the Big Flower restated certificate of incorporation. If the merger is completed, the Big Flower amended and restated bylaws will be amended as described below.



AMENDMENT OF BIG FLOWER RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS


    The merger agreement provides that at the completion of the merger, the Big Flower restated certificate of incorporation and the Big Flower amended and restated bylaws will be amended in connection with the merger to:


        (1) eliminate from the certificate of incorporation and bylaws the provisions providing for staggered three-year terms for directors and related matters,



        (2) eliminate from the certificate of incorporation the restriction that directors can only be removed for cause and only by the affirmative vote of the holders of at least 85% of the outstanding shares of Big Flower's common stock,



        (3) eliminate from the certificate of incorporation and the bylaws the requirement that stockholders can only make, adopt, alter, amend, change or repeal the bylaws of Big Flower upon the affirmative vote of the holders of at least 85% of the outstanding shares of Big Flower's common stock and, in its place, provide in the bylaws that stockholders may make, adopt, alter, amend, change or repeal bylaws of Big Flower by the affirmative vote of the holders of at least a majority of the outstanding shares of Big Flower's common stock,



        (4) eliminate from the certificate of incorporation the provision that provides that stockholders cannot act by written consent in lieu of an annual or special meeting of stockholders and, in its place, provide in the bylaws that stockholders may act by written consent in lieu of an annual or special meeting of stockholders and the procedures for acting by such written consent,



        (5) eliminate the restriction that any amendment to the rights agreement, dated as of November 28, 1995, between Big Flower and The Bank of New York, as rights agent, or decision to redeem or amend the rights issued pursuant to the rights agreement be approved by a majority of "continuing directors", as that term is defined in the certificate of incorporation,



        (6) eliminate from the certificate of incorporation the requirement that any alteration, amendment or repeal of the provisions of the certificate of incorporation referred to in clauses (1) through (5) above be approved by the holders of at least 85% of the outstanding shares of Big Flower's common stock or a majority of "continuing directors", as that term is defined in the certificate of incorporation,

        (7) eliminate the procedures for the nomination of persons to the board of directors, including the advance notice requirement for stockholder nominations of persons to the board of directors,



        (8) provide that directors will be elected annually at the annual meeting of stockholders, and


        (9) change the vote required for stockholders to fill vacancies on the board of directors from the affirmative vote of not less than 85% of the outstanding shares of Big Flower common stock to the affirmative vote of holders of a majority of the outstanding shares of Big Flower common stock.

BACKGROUND OF THE MERGER


    From time to time in recent years the board of directors and management of Big Flower have considered transactions that could increase the value of the common equity of Big Flower. These have included potential acquisitions of or mergers with other companies, spin-offs of parts of Big Flower and the sale of all or part of Big Flower. Ultimately, the board of directors determined that these strategic alternatives were inferior to the merger for a variety of reasons, including concerns related to future trading values, illiquidity and taxes. In addition, the board of directors considered an initial public offering of each of Big Flower's main operating units, along with an analysis of combinations with other companies and the strategic rationale for each. The board of directors did not believe that any of these alternatives was likely to result in a stock price greater than the merger consideration in the foreseeable future.



    Since 1994, Big Flower has made 28 acquisitions, primarily outside its original Treasure Chest printing business. These acquisitions have added significantly higher growth and higher margin businesses than the original Treasure Chest printing business. Management of Big Flower believed that further acquisitions both within and outside the traditional Treasure Chest business were desirable. Increasingly, however, these acquisitions, especially in businesses that involve higher technology or direct marketing, or both, could not be effected on a basis that was non-dilutive to the reported earnings of Big Flower because companies involved in those businesses tend to trade, if publicly held, or are sold to third parties, if privately held, at higher multiples to earnings than Big Flower. The Big Flower board believed that its earnings would be diluted, even when the trading price of Big Flower shares was higher than its average trading price range, if it consistently purchased companies with higher trading multiples than its own because Big Flower would need to issue a greater number of Big Flower shares, to pay for these companies because the Big Flower stock traded at a lower multiple.



    In response to this determination that future acquisitions are likely to be dilutive, and in an effort to create value for its stockholders, in 1998 and early 1999 Big Flower began exploring various strategic alternatives, including equity issuances, public offerings of the stock of each of its main operating units, the mergers of each of its main operating units with other companies and the spin-offs of one or more business units to Big Flower's stockholders. During this time, the management of Big Flower met with a number of entities to determine the best strategic alternatives to pursue, including Mr. Ammon's initial meeting with Mr. Thomas H. Lee of Thomas H. Lee Company in October 1998. At this meeting, Mr. Ammon gave Mr. Lee an overview of the business of Big Flower. No further discussions ensued at that time. Subsequently, management of Big Flower met with three financial sponsors, including representatives of Thomas H. Lee Company, and explored with them on a preliminary basis various strategic alternatives with respect to Big Flower. On March 17, 1999 Big Flower formally retained Berenson Minella to assist Big Flower in exploring strategic alternatives.



    On April 20, 1999, Big Flower publicly announced that its board of directors had authorized management to explore Big Flower's strategic alternatives. In addition to relying on Berenson Minella, which had been advising Big Flower since early 1999, Big Flower retained Goldman Sachs as a financial advisor to assist in the exploration of strategic alternatives. Big Flower retained Goldman Sachs to act as its financial advisor based upon Goldman Sachs' qualifications, experience and expertise, as well as its knowledge of Big Flower's business.

    Following the April 20 announcement, approximately ten parties contacted both Big Flower and its financial advisors directly without solicitation. In addition, Big Flower instructed its financial advisors to contact the likely potential strategic and financial parties that might be interested in a transaction involving Big Flower and who had either financial strength or access to capital markets to complete such a transaction. The contacted parties were chosen based upon publicly available information regarding their financial resources, record for completing transactions and interest in Big Flower's lines of business. In all, Big Flower's financial advisors had extensive conversations with 13 potential strategic parties and 15 potential financial parties about their possible interests in Big Flower. One strategic party and six financial parties entered into confidentiality agreements and received non-public information concerning the business of Big Flower and its subsidiaries designed to permit those parties to determine what interests they might have in Big Flower. Nine other parties requested a package of non-confidential public information only and did not need to sign a confidentiality agreement.



    Three parties, Thomas H. Lee Company, Evercore Capital Partners and one potential strategic party, performed more detailed due diligence during the month of May and received detailed presentations from management of Big Flower concerning its business. During the month of May, Berenson Minella held telephonic conversations daily and, along with representatives of Big Flower's senior management, met with those parties to discuss Big Flower and to determine whether the parties could make a proposal that would be attractive to Big Flower's stockholders. The nature of these discussions revolved around resolving issues necessary to permit the parties to submit a proposal. The principal topics of discussion included resolving outstanding due diligence questions and requests for information, possible transaction structures, including the involvement of management, the amount and form of consideration and financing plans.



    At the conclusion of this process in mid-June, Thomas H. Lee Company submitted a written proposal, and Evercore Capital Partners indicated an interest in submitting a proposal, but only if Big Flower's senior management, including Mr. Ammon, indicated a willingness to invest a significant portion of their Big Flower equity interest in the merger transaction. At this time, the potential strategic party indicated that it would not submit a proposal involving the entire company, although it indicated that it might be interested in some parts of the business of Big Flower. The potential strategic party advised Big Flower that it was not interested in acquiring Treasure Chest, as it did not fit within its business plan. Thereafter, there were no further negotiations with the potential strategic party, although Goldman Sachs, on behalf of Big Flower, sought to obtain a proposal from the strategic party. The strategic party never indicated an amount it would pay for any or all of Big Flower's subsidiaries. The other parties who had received information but did not submit a proposal either gave no reason for their decision not to submit a proposal or indicated any one or more of the following reasons: transaction size, valuation and/or a lack of interest in one or more of Big Flower's subsidiaries.



    Big Flower continued to consider its strategic alternatives, including the possibility of a spin-off or a sale of less than the entire company. After discussing these matters with its financial advisors and after taking into account financial, tax and operational factors, the Big Flower board of directors concluded that it would not be tax-efficient for Big Flower to sell less than all of Big Flower and that a spin-off of parts of Big Flower would not likely enhance stockholder value. The principal financial factors that the board took into account included the expected sale proceeds and expected trading values from these transaction(s). The principal tax factors that the board took into account included the corporate tax implications to Big Flower from pursuing these transaction(s). The principal operating factors that the board took into account included the existing business and cross-selling relationships that existed among Big Flower's subsidiaries.



    Big Flower also continued to evaluate a stand-alone strategy, focusing on its historic stock price and business prospects and taking note of the fact that the trading price of Big Flower common stock had risen approximately 30% in the three weeks leading up to a March 22, 1999 report by a Credit Suisse First Boston analyst. This report had focused on Big Flower's venture capital investments in a variety of Internet-related companies, estimating the then current value of these investments to be approximately $4.50 per share before taxes and other expenses. In the six months prior to that report, the trading price of Big Flower common stock had ranged between $15.375 and $28.438. On March 22, the Credit Suisse First Boston initial report was released and the trading price of Big Flower common stock closed at $30.13, an increase from the $27 trading price on March 19, the preceding trading day. The Credit Suisse First Boston report was published in its entirety on March 24, on which day the trading price of Big Flower common stock closed at $29.50. On March 25, the trading price of Big Flower common stock closed at $32.38. In evaluating the effect on Big Flower and its stockholders of continuing as a stand-alone company, Big Flower also considered, as reported in its public filings and stated to financial analysts, that it would likely pursue acquisitions in businesses involving higher technology or direct marketing, or both, which acquisitions could be significantly dilutive to Big Flower's reported earnings.



    On June 8, 1999, the Big Flower board of directors met to review the status of discussions with third parties and the indications of interest received. At the outset of the meeting Mr. Ammon, chairman of the board of Big Flower, advised the board that because the possibility existed that he would, under some circumstances, consider retaining a significant interest in Big Flower in connection with a proposal from a financial sponsor, he would recuse himself from board deliberations on the proposals. Mr. Ammon left the meeting and did not return. Following Mr. Ammon's departure, Peter G. Diamandis, Newton N. Minow, Robert M. Kimmitt and Joan D. Manley discussed the potential conflicts of interest involved in the fact that certain members of the management, including Mr. Ammon, might be treated differently than other Big Flower stockholders in a proposed transaction because they might continue to retain their ownership in Big Flower. The board of directors concluded that the independent directors, constituting a majority of the board of directors, were in a position to fairly represent the interest of Big Flower's stockholders. Messrs. Minow and Kimmitt and Ms. Manley selected Mr. Diamandis as the lead independent director to control the work of Big Flower's outside financial and legal advisors. Mr. Reilly did not participate in these deliberations.



    During the June 8 meeting of Big Flower's board of directors, Berenson Minella reported that Thomas H. Lee Company had submitted a proposal for a recapitalization of Big Flower under which public holders of Big Flower common stock would receive a per share consideration of $27.00 in cash and $7.00 in liquidation preference of PIK preferred stock with a warrant to purchase a fraction of a share of Big Flower common stock representing in the aggregate approximately five percent of the Big Flower common stock after the recapitalization. It was also reported that Evercore Capital Partners had indicated an interest in submitting a proposal for a recapitalization of Big Flower at a per share price of $35.00 in cash plus a contingent value right that would offer holders a to be agreed-upon percentage of after-tax proceeds of Big Flower's publicly traded venture capital investments in 24/7 Media, Inc., About.com, Inc. (formerly known as Miningco.com) and WorldGate Communications, Inc. Both the Thomas H. Lee Company proposal and Evercore Capital Partners' indication of interest were subject to financing contingencies. In addition, the Evercore Capital Partners indication of interest was conditioned on Mr. Ammon's retaining a substantial portion of his equity in Big Flower. The Thomas H. Lee Company proposal was made with the expectation that Mr. Ammon would retain a substantial portion of his equity in Big Flower, but was not expressly conditioned on his doing so.



    During the ensuing discussion, the Big Flower board of directors discussed the financial terms and certainty of the Thomas H. Lee Company proposal and Evercore Capital Partners' indication of interest in making a proposal under certain circumstances. The board also discussed whether an appropriate number of potential bidders had been contacted to obtain the best available offer in the marketplace. After a discussion with its financial advisors, the board of directors determined that in light of Big Flower's public announcement of its interest in pursuing its strategic alternatives, the extensive amount of time which had passed since such announcement was made and the fact that 28 parties had contacted, or been contacted by, Big Flower, Berenson Minella or Goldman Sachs, an appropriate number of potential bidders had been contacted to ensure that the financially responsible parties likely to be interested in Big Flower had been contacted or put on notice. The Big Flower board of directors also agreed that determining to pursue none of the available transactions was an alternative to be considered by the board of directors. Mr. Diamandis requested that the board of directors take some additional time to consider the proposals but that in the meantime, Goldman Sachs and Berenson Minella should continue discussions with both Thomas H. Lee Company and Evercore Capital Partners with a view to improving the Thomas H. Lee Company proposal, to attempt to transform Evercore Capital Partners' indication of interest into a proposal and to report further at a meeting of the board of directors scheduled for June 14.


    After the June 8 board of directors meeting, Berenson Minella and representatives of Thomas H. Lee Company continued discussions on improving the Thomas H. Lee Company proposal. During these discussions, Berenson Minella sought to increase the cash component and the total consideration offered by Thomas H. Lee Company. Berenson Minella also discussed with Evercore Capital Partners whether it could be in a position to make a firm proposal to Big Flower. After the June 8 board of directors meeting, Mr. Ammon had discussions with Thomas H. Lee Company and, to a lesser extent, Evercore Capital Partners, regarding the terms of their bids and management's on-going equity interests. Mr. Reilly did not participate in these discussions.



    The Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, met again on June 14, 1999 and received a report from its financial advisors on the status of negotiations with Thomas H. Lee Company and Evercore Capital Partners. The Evercore Capital Partners indication of interest to make a proposal was unchanged at a per share consideration of $35.00 in cash plus a contingent value right, and it remained contingent on Mr. Ammon's retention of a significant interest in Big Flower. Berenson Minella representatives indicated that the Evercore Capital Partners' indication of interest would result in a substantial increase in the leverage of Big Flower, such that Big Flower's ratio of total debt at the time of the merger to Big Flower's projected EBITDA for the last twelve months ending at the time of the merger would be 6.2 to 1. Berenson Minella representatives reported that they had been advised by Mr. Ammon that he had concerns regarding such a high degree of leverage, and would not be willing to retain a significant interest in Big Flower in connection with any Evercore Capital Partners proposal that might be made on that basis. The Thomas H. Lee proposal, on the other hand, involved a ratio of total debt at the time of the merger to Big Flower's last twelve months' EBITDA projected as of the time of the merger of 5.5 to 1. In addition, the Thomas H. Lee Company proposal offered greater promise of making available to Big Flower additional capital to grow Big Flower's business on a going-forward basis. The board of directors directed Berenson Minella to determine whether Evercore Capital Partners would be willing to proceed with equity from non-management stockholders rather than Mr. Ammon.



    During the June 14, 1999 meeting, the board of directors, other than Mr. Ammon and Mr. Reilly, who recused themselves, heard from outside counsel regarding their fiduciary duties and from outside financial advisors concerning the status of discussions with Thomas H. Lee Company. The board of directors determined to retain additional counsel to act for the independent directors and thereafter retained the firm of Dewey Ballantine LLP. The financial advisors reported that Thomas H. Lee Company had agreed to improve its proposal and was now prepared to offer a per share price of $29.00 in cash plus $6.00 in liquidation preference of PIK preferred stock with warrants attached. Representatives of Berenson Minella expressed their opinion that Thomas H. Lee Company was sensitive to increasing the cash portion of the proposed consideration, but advised that Big Flower should nonetheless try to improve both the cash and the PIK preferred stock portions. In light of this, the board of directors determined to request that management of Big Flower make a presentation to the Big Flower board of directors concerning Big Flower's business prospects and strategic plans. The board of directors directed the Big Flower financial advisors to continue to seek to improve the Thomas H. Lee Company proposal and to determine whether an Evercore Capital Partners proposal capable of completion could be developed and scheduled a meeting for June 17 to receive a further update from its advisors.

    On June 14, 1999 Berenson Minella spoke with representatives of Thomas H. Lee Company and explained that the Big Flower board of directors was seeking a higher value level for its stockholders than offered by the current Thomas H. Lee Company proposal. Berenson Minella continued discussions with representatives of Thomas H. Lee Company during June 15 and June 16 in an attempt to improve the Thomas H. Lee Company proposal. Discussions between them continued to focus on increasing the cash component and the total consideration.



    On June 16, 1999, Thomas H. Lee Company submitted its first written proposal to Big Flower. The proposal was for a recapitalization of Big Flower, whereby public shareholders of Big Flower would receive $30.00 per share in cash plus $5.00 in liquidation preference of PIK preferred stock with warrants attached.



    On June 17, 1999, the Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, met to review the status of discussions with Thomas H. Lee Company and Evercore Capital Partners. Representatives of Berenson Minella reported that Evercore Capital Partners had improved its financing somewhat, but that its indication of interest was still conditioned upon Mr. Ammon's retention of a significant interest in Big Flower. A representative from Berenson Minella reported that he had been advised by Mr. Ammon that Mr. Ammon was still unsatisfied with the amount of leverage included in the capital structure in the Evercore Capital Partners' indication of interest as well as the prospects for additional capital that Evercore Capital Partners could offer on a going-forward basis and had stated that he would not be willing to retain a significant interest in Big Flower in connection with such a transaction. The Goldman Sachs and Berenson Minella representatives then summarized the current proposal from Thomas H. Lee Company, including the terms of the PIK preferred stock and warrants being offered by Thomas H. Lee Company. Thomas H. Lee Company had increased the cash portion of its proposal to $30.00 and reduced the PIK preferred stock portion of the purchase price to a $5.00 liquidation preference PIK preferred stock, but representatives of Goldman Sachs and Berenson Minella indicated that the proposed PIK preferred stock/warrant package contained terms that they believed to be unfavorable compared to market practice and that those terms could be enhanced. These unfavorable terms included a high warrant exercise price, extensive restrictions on the ability to exercise the warrants, and the ability of Big Flower to redeem the PIK preferred stock in a relatively short time frame, each of which the financial advisors advised was contrary to prevailing market practice, and a low level of PIK preferred stock offered in exchange for Big Flower common stock. After discussion with its financial advisors, the board of directors instructed its financial advisors to attempt to improve the terms of the PIK preferred stock and warrants in the following ways:



    - lowering the exercise price on the warrants to a nominal amount,



    - eliminating or reducing restrictions on when the warrants could be exercised,



    - protecting against Big Flower's ability to redeem the PIK preferred stock in a relatively short time frame, and


    - increasing the amount of the PIK preferred stock being offered per share of Big Flower common stock.


    The directors wished to reach a prompt determination as to the best proposal available from Thomas H. Lee Company and directed representatives of Goldman Sachs and Berenson Minella to contact Thomas H. Lee Company and seek to improve the amount and terms of the PIK preferred stock/warrant package. The financial advisors left the meeting to have discussions with Thomas H. Lee Company. At this time, Messrs. Ammon and Reilly joined the meeting, along with Mr. Ritchie, solely to give a presentation to the board of directors concerning the current financial and operating status and business plans and prospects of Big Flower. After the management presentation, Messrs. Ammon, Reilly and Ritchie left the meeting and the representatives of Goldman Sachs and Berenson Minella rejoined the meeting and advised the directors that the only change Thomas H. Lee Company was willing to make was to reduce the exercise price of the warrant from $35.00 per share to a nominal amount. Because this was the sole improvement offered to the terms of the PIK preferred stock and the warrants, the Big Flower board of directors unanimously decided to reject the proposal from the Thomas H. Lee Company and to adjourn the meeting.



    After the June 17 board of directors meeting, representatives of Big Flower's financial advisors and of Thomas H. Lee Company continued to discuss ways to improve the Thomas H. Lee Company proposal. Thomas H. Lee Company agreed to increase, from $5.00 to $5.25, the liquidation value of the PIK preferred stock offered per share of Big Flower common stock and to make a number of changes to the terms of the PIK preferred stock and warrants that the financial advisors believed would improve the value of the security.



    The Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, convened again on June 18, 1999 to receive an update on the status of negotiations with Thomas H. Lee Company. Berenson Minella and Goldman Sachs reported on the improvements in the Thomas H. Lee Company proposal, including an increase in the PIK preferred stock liquidation value per share from $5.00 to $5.25, protection against Big Flower's unrestricted ability to redeem the PIK preferred stock within the first five years, a lowered exercise price of the attached warrants to a nominal amount, an increase in the number of events that would permit a holder to exercise the warrants, and a longer term for exercising the warrants. With the advice of Goldman Sachs, the board of directors discussed the market practice with respect to making a market in securities such as the PIK preferred stock and concluded that market practice was such that there could be no guarantees that any investment bank would actively make a market in the PIK preferred stock or warrants, although in conversations with Big Flower and its financial advisors, the financial institutions providing financing for the merger and related recapitalization indicated their intent to make a market in such securities in accordance with customary market practice, which does not provide an assurance of a continuous bid. The board of directors discussed the advisability of proceeding with a transaction on the basis of the Thomas H. Lee Company proposal as compared to continuing with Big Flower's current business plan. At this time, the board of directors considered the advice of its financial advisors that the then current trading price of Big Flower's stock, $34.25 on June 18, 1999, reflected an expectation of a transaction that was created with the April 20, 1999 announcement that Big Flower was studying its strategic alternatives. The board of directors also discussed the fact that the consideration offered by Thomas H. Lee Company was near the all-time trading high of Big Flower common stock and that if no transaction were consummated, the trading range of Big Flower common stock likely would fall to a level below its recent trading price. The board of directors also considered the dilutive effect on Big Flower's reported earnings of potential acquisitions if Big Flower continued its current business plan. After discussion on all of these factors, including the improvements on Thomas
H. Lee Company's proposal outlined above, the board of directors authorized Big Flower's legal and financial advisors to commence detailed negotiations of the terms of a possible transaction. The board of directors was unanimous in the view that a merger agreement should contain terms and conditions that would permit Big Flower to negotiate and enter into an agreement with another party in the event of a proposal from that party which was superior to the Thomas H. Lee Company proposal. This was communicated to Thomas H. Lee Company. After Big Flower communicated to Thomas H. Lee Company that its board of directors had determined to pursue Thomas H. Lee Company's proposed transaction with Big Flower, Thomas H. Lee Company contacted Evercore Capital Partners, at the suggestion of Mr. Ammon, to offer Evercore Capital Partners an interest in the proposed transaction. Once this offer was made, Evercore Capital Partners agreed to participate with Thomas H. Lee Company in its proposed acquisition of Big Flower. During this time, Big Flower's financial advisors and representatives of Thomas H. Lee Company continued detailed discussions concerning the terms of the PIK preferred stock and warrants.

    A draft merger agreement was delivered to representatives of Big Flower on June 19. Respective counsel for Big Flower and Thomas H. Lee Company discussed issues arising out of the draft on June 20 and daily thereafter until the agreement was finalized. The contract negotiations focused primarily on the following issues:


    - the circumstances in which Big Flower could provide information to and negotiate with third parties,



    - whether Big Flower would be permitted to terminate the merger agreement to accept a superior proposal from a third party,



    - the circumstances under which the Thomas H. Lee Company acquisition entity would be permitted not to close the merger,



    - the scope of the representations and warranties of Big Flower and the Thomas H. Lee Company entity,



    - the circumstances in which the Thomas H. Lee Company entity would be entitled to reimbursement of expenses and the cap on such reimbursement, and



    - the date when the parties could terminate the merger agreement if no merger has occurred prior to such date.



    During the course of these negotiations, Thomas H. Lee Company advised Big Flower that Evercore Capital Partners would participate with the Thomas H. Lee Company entity in the recapitalization transaction. The inclusion, however, of Evercore Capital Partners did not affect the structure or terms of the Thomas H. Lee Company proposal, and therefore did not affect Big Flower's analysis of the proposal. Big Flower's financial advisors continued to have daily discussions with Thomas H. Lee Company regarding the financial terms of the merger, including the terms of the PIK preferred stock and attached warrants and the financing commitments with respect to the proposal. These discussions included whether the warrants would be exercisable for 5% of the equity before or after giving effect to the exercise of the warrants and Big Flower's efforts to reduce the number of financing contingencies in the financing commitment with respect to the proposal.



    The Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, met on June 24 at which time it received an update on the status of negotiations. Big Flower's legal advisors summarized the following key terms of the merger agreement:



    - scope of the representations and warranties of Big Flower and BFH Merger Corp.,



    - the ability of Big Flower to enter into transactions with other parties, including transactions for the sale of 15% or more of Big Flower's assets or securities or a merger with a party other than BFH Merger Corp.,



    - conditions to consummation of the transaction with BFH Merger Corp.,



    - the ability of Big Flower or BFH Merger Corp. to terminate the agreement, including the ability of either of them to terminate the agreement if the merger is not completed by the later of October 31, 1999 and the date determined by adding to October 31, 1999 the number of days after September 1, 1999 that this proxy statement is mailed to Big Flower stockholders, but in no event later than December 31, 1999, and



    - fees and expenses payable by Big Flower to BFH Merger Corp. upon termination of the agreement in some circumstances.


    Representatives of Goldman Sachs and Berenson Minella also described in detail the board presentation materials prepared by them and distributed to the board prior to the meeting, focusing on the financial terms of the Thomas H. Lee Company proposal, including the PIK preferred stock and warrant, and Big Flower's alternative as a stand-alone entity. Following their presentation, Berenson Minella and Goldman Sachs informed the board of directors that their respective firms were prepared to deliver oral opinions, which were subsequently confirmed on June 29 in writing, to the effect that, assuming the negotiation and execution of a definitive merger agreement, that the merger consideration to be received by stockholders, other than the members of management retaining shares of Big Flower common stock in the merger, as to whom they did not deliver an opinion, was fair to those stockholders from a financial point of view.



    After the June 24 board of directors meeting, Big Flower's legal advisors continued to negotiate the merger agreement with counsel to Thomas H. Lee Company. At the same time, Big Flower's financial advisors continued discussions with Thomas H. Lee Company regarding the financial terms of the merger, including discussions to clarify the terms of the PIK preferred stock and attached warrants, and the terms of the financing commitments with respect to the proposed merger.



    The Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, met on June 27 at which time it received an update on the status of negotiations. Big Flower's legal advisors reported that most of the issues had been resolved, but that there were still some issues with respect to closing conditions, conditions under which expenses would be payable and a small number of relatively minor issues. The board of directors directed its legal advisors to continue negotiations with Thomas H. Lee Company.



    The Big Flower board of directors, other than Messrs. Ammon and Reilly, who recused themselves, met on June 29 at which time it unanimously approved the merger agreement and the transactions contemplated in the merger agreement. On June 29, 1999 the merger agreement was signed and publicly announced.


BIG FLOWER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BIG FLOWER BOARD OF DIRECTORS


    In reaching its decision to declare advisable and fair to unaffiliated stockholders and approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that Big Flower stockholders vote 'FOR' the adoption of the merger agreement, the Big Flower board of directors, with Messrs. Ammon and Reilly abstaining, considered a number of favorable and unfavorable characteristics associated with the merger. In reaching its decision, the Big Flower board of directors considered the following potentially positive factors:



    - AMOUNT OF CONSIDERATION. The Big Flower board of directors considered the $30.00 in cash and $5.25 in liquidation preference of PIK preferred stock with attached warrants as giving stockholders an opportunity to sell at a price that represented a significant premium to $27.88, the trading price of Big Flower common stock on April 19, 1999, the day immediately prior to the announcement of Big Flower's intention to study its strategic alternatives, and to the average trading price of Big Flower common stock over the prior several months. The Big Flower board of directors considered the advice of its financial advisors that the current trading price of Big Flower common stock reflected an expectation of a transaction that was created with the April 20, 1999 announcement that Big Flower was studying its strategic alternatives. The board of directors also considered that the consideration offered was near the all-time trading high of Big Flower common stock and that if no transaction was consummated, the trading range of Big Flower common stock likely would fall to a level below its then current trading price range.


    - EXTENSIVE SEARCH FOR POTENTIAL BUYER. The board of directors also considered the fact that in light of the public announcement of Big Flower's exploration of its strategic alternatives, Big Flower and its financial advisors had contacted or were contacted by 13 potential strategic parties and 15 financial parties and that no strategic parties or other financial parties had submitted a proposal for a purchase of Big Flower. In light of the extensive market search performed by Big Flower and its financial advisors, the board of directors concluded that the Thomas H. Lee

      Company proposal represented the best price available for Big Flower stockholders at the present time.


    - RISKS OF REMAINING INDEPENDENT AND OTHER ALTERNATIVES. The Big Flower board of directors recognized that Big Flower's remaining independent could, based upon management projections of future performance and customary trading multiples, result in higher future trading prices of the Big Flower common stock, but concluded that the risks of not fully meeting business plans or of adverse changes in stock market valuations outweighed the potential benefits of remaining independent. In reaching this conclusion, the directors considered the challenges inherent in continuing to manage the existing business and in making acquisitions that could transform Big Flower into a higher value-added service provider, which acquisitions Big Flower has reported in its public filings and in analysts' reports, could be significantly dilutive to Big Flower's reported earnings. The board of directors also considered the volatility in Big Flower's stock price resulting from its investments in Internet companies. The board of directors also considered Mr. Ammon's advice to the board of directors in the spring of 1999 that, under some circumstances and as permitted under his employment agreement, he planned to expand his business and other professional interests beyond those of Big Flower and that accordingly he would have less day-to-day involvement with Big Flower and the board's belief that they would not be able to persuade Mr. Ammon not to reduce his involvement with Big Flower. The board of directors also concluded that the alternative of selling less than all of Big Flower had adverse tax implications for Big Flower stockholders and that a spin-off of parts of Big Flower's business would not enhance stockholder value. The board made this conclusion after considering financial factors such as expected sale proceeds and trading values, operating factors such as the existing business and cross-selling relationships existing among Big Flower's subsidiaries, and tax factors such as the corporate tax implications from such transaction(s).


    - MERGER AGREEMENT TERMS. The Big Flower board of directors considered as favorable the terms of the merger agreement that permit the board of directors to provide confidential information to and negotiate with a third party that makes an unsolicited proposal and to terminate the merger agreement in order to accept a superior proposal if necessary to comply with its fiduciary duties to stockholders.

    - OPINIONS OF FINANCIAL ADVISORS. The Big Flower board of directors considered the detailed financial and comparative analyses and presentations of Goldman Sachs and Berenson Minella, its financial advisors, with respect to the merger and the consideration offered to stockholders, and considered as favorable the opinions of Goldman Sachs and Berenson Minella to the effect that the merger consideration was fair, from a financial point of view, to stockholders of Big Flower common stock, other than members of management who were retaining shares of Big Flower common stock in the merger, as to whom they did not offer an opinion.


    - LIKELIHOOD OF COMPLETING THE MERGER. The Big Flower board of directors recognized that a leveraged recapitalization transaction with any financial sponsor involves risks that the transaction would not be completed, and that the time and effort of Big Flower's management and directors would be diverted with no result, due to difficulties in financial markets and the fact that even firm financing commitments from financial institutions include provisions that excuse performance if there are events that could have a material adverse effect on Big Flower or on the credit markets. The Big Flower board of directors believed, however, that despite imperfect contractual commitments, Thomas H. Lee Company has a strong reputation for completing transactions and that it is an extremely reliable financial party.

    The Big Flower board of directors weighed these positive factors against the following adverse considerations:


    - TERMINATION FEES AND EXPENSES. The Big Flower board of directors considered as a negative the obligation to pay a fee of an aggregate of up to $30 million, or $0.91 per basic share of Big Flower common stock for the six months ended June 30, 1999, to Thomas H. Lee Company and Evercore Capital Partners if the merger were terminated under certain circumstances, which includes payments of up to $10 million of out-of-pocket fees and expenses if the merger is terminated for any reason other than a material breach by BFH Merger Corp. of its obligations under the merger agreement. Although these obligations are customary for transactions of this nature, the size of the fee in this transaction was lower than market standard in transactions of a similar size. These payments may discourage others from proposing an alternative transaction that may be more advantageous to Big Flower stockholders or may reduce the amount a third party would be willing to pay in an acquisition of Big Flower.



    - TRADING OF THE PIK PREFERRED STOCK AND WARRANT. The board of directors, recognizing that predicting future prices of the PIK preferred stock and warrants was not possible, asked its financial advisors to estimate the potential theoretical value of the PIK preferred stock and warrants using traditional measures of financial analysis. The financial advisors advised the board of directors that, in some cases, the implied theoretical value of the PIK preferred stock and warrants was in the range of $2.50 to $6.72 per share of Big Flower common stock, on a present value basis, using an appropriate range of discount rates. The Big Flower board of directors considered the advice of its financial advisors that the value of the PIK preferred stock is not certain. After the presentations of its financial advisors, the board of directors determined that the PIK preferred stock and warrants to be issued in the merger may appeal to a limited universe of potential buyers and that the initial imbalance between supply and demand may cause the PIK preferred stock to trade below its stated liquidation preference for some time after the merger. The Big Flower board of directors also considered that market practice was such that there could be no guarantees that any investment banking firm would actively make a market in the PIK preferred stock or warrants, although in conversations with Big Flower and its financial advisors, the financial institutions providing financing for the merger and related recapitalization indicated their intent to make a market in the securities in accordance with customary market practice, which does not provide an assurance of a continuous bid.



    - RISK OF MERGER NOT CLOSING. The Big Flower board of directors considered as a negative the fact that pursuing the merger was likely to significantly distract management of Big Flower and that if the merger were to fail to close for any reason the business might not be as far advanced as it would have been had the merger not been pursued, although the board of directors believed management intended to continue to vigorously pursue acquisition opportunities and seek from BFH Merger Corp. any necessary waivers under the merger agreement to pursue opportunities of this kind.



    The discussion above of the information and factors that were given weight by the Big Flower board of directors is not exhaustive, but includes all of the material factors considered by the Big Flower board of directors. The Big Flower board of directors did not assign specific weights to the foregoing factors and individual directors may have given different weights to different factors. The Big Flower board of directors, with management directors abstaining, unanimously declared advisable, authorized and approved the merger agreement and the transactions contemplated by the merger agreement.


    THE BIG FLOWER BOARD OF DIRECTORS, WITH MANAGEMENT DIRECTORS ABSTAINING, UNANIMOUSLY RECOMMENDS THAT BIG FLOWER STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF BIG FLOWER'S FINANCIAL ADVISORS

    GOLDMAN, SACHS & CO.


    On June 24, 1999, Goldman Sachs informed the Big Flower board of directors that Goldman Sachs was prepared to deliver an oral opinion with respect to the fairness from a financial point of view of the merger consideration to be received by the holders of Big Flower common stock, other than the members of management retaining shares of Big Flower common stock in the merger, assuming the negotiation and execution of a definitive merger agreement. On June 29, 1999, Goldman Sachs delivered a written opinion to the board of directors that as of that date, the merger consideration to be received by the holders of Big Flower common stock, other than the members of management retaining shares of Big Flower common stock in the merger, as to whom Goldman Sachs did not deliver an opinion, was fair from a financial point of view.


    THE FULL TEXT OF THE GOLDMAN SACHS OPINION IS CONTAINED IN APPENDIX B. THE GOLDMAN SACHS OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE BIG FLOWER BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. IT IS NOT A RECOMMENDATION TO ANY HOLDER OF BIG FLOWER COMMON STOCK AS TO HOW ANY STOCKHOLDER SHOULD VOTE AT THE BIG FLOWER MEETING. THE SUMMARY OF THE GOLDMAN SACHS OPINION BELOW IS QUALIFIED BY ITS FULL TEXT. BIG FLOWER STOCKHOLDERS SHOULD READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

    In connection with its opinion, Goldman Sachs reviewed:


    - the merger agreement,



    - Annual Reports to stockholders and Annual Reports on Form 10-K of Big Flower for the four years ended December 31, 1998,



    - a number of interim reports to stockholders and Quarterly Reports on Form 10-Q of Big Flower,



    - a number of other communications from Big Flower to its stockholders, and


    - a number of internal financial analyses and forecasts for Big Flower prepared by its management.

    Goldman Sachs also held discussions with members of the senior management of Big Flower regarding Big Flower's past and current business operations, financial condition and future prospects. In addition, Goldman Sachs held discussions with senior management of Thomas H. Lee Company regarding Big Flower's future prospects. Goldman Sachs also reviewed the reported price and trading activity for Big Flower common stock and compared some financial and stock market information with similar information for several other companies with publicly traded securities. In addition, Goldman Sachs reviewed the financial terms of other recent business combinations in the commercial printing industry specifically and in other industries generally. Goldman Sachs also performed other studies and analyses which it considered appropriate.

    Goldman Sachs assumed the accuracy and completeness of all of the financial and other information reviewed by it for purposes of rendering its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Big Flower or any of its subsidiaries. No evaluation or appraisal of the assets and liabilities of Big Flower was furnished to Goldman Sachs. Goldman Sachs provided its opinion for the information and assistance of the Big Flower board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of common stock of Big Flower should vote. Goldman Sachs did not express any opinion as to the price at which the PIK preferred stock or the warrants may trade if and when they are issued or whether any market would develop for the PIK preferred stock or the warrants.

    The following is a summary of the material financial analyses used by Goldman Sachs in connection with its presentation to the Big Flower board of directors on June 24, 1999. At that time, the terms of the PIK preferred stock and the warrants had not been finalized and were still being negotiated. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the text accompanying each summary.


    Goldman Sachs was not asked, and did not undertake, to value separately the PIK preferred stock and the warrants apart from the overall merger consideration. As part of its analysis, however, Goldman Sachs calculated a range of implied theoretical values for the PIK preferred stock and the warrants to be received in exchange for one share of Big Flower common stock. In performing its analysis, Goldman Sachs used Big Flower management's projections for 2004 EBITDA, 2004 year-end net debt and total shares of Big Flower common stock outstanding. Goldman Sachs calculated the projected future value, as of December 31, 2004, for the PIK preferred and the warrants per share of Big Flower stock using EBITDA multiples ranging from 5.0x to 8.0x and then discounted the implied future values using discount rates ranging from 14.0% to 22.0%, resulting in a range of implied present values for the PIK preferred stock and the warrants per share of Big Flower stock of $3.79 to $6.72.


    SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared financial information relating to Big Flower to corresponding financial information, ratios and public market multiples for the following publicly traded companies:

SPECIALTY AND COMMERCIAL PRINTERS          DIRECT MARKETING SERVICES               DIGITAL MEDIA SERVICES
------------------------------------  ------------------------------------  ------------------------------------
Banta Corp.                           Acxiom Corporation                    Applied Graphics Technologies
R.R. Donnelly & Sons Company          ADVO, Inc.                            CSG Systems International, Inc.
Consolidated Graphics, Inc.           Catalina Marketing Corporation        Schawk, Inc.
Quebecor Printing Inc.                Harte-Hanks, Inc.
World Color Press, Inc.               Snyder Communications, Inc. Valassis
                                      Communications, Inc.


Goldman Sachs chose these companies because they were publicly traded companies that for purposes of the analysis Goldman Sachs considered reasonably similar to Big Flower in each of Big Flower's business lines. Goldman Sachs calculated and compared various financial multiples and ratios in order to indicate how various valuation multiples and financial ratios for Big Flower compare on a relative basis to those of the selected public companies which Goldman Sachs considered comparable to Big Flower. The multiples for Big Flower were calculated using a stock price of $33.63, the closing stock price on June 21, 1999, and a stock price of $35.25. For purposes of its analysis only, and without making any assumptions as to the value of the merger consideration, or how the PIK preferred stock or the warrants would trade if and when they are issued, Goldman Sachs used a stock price of $35.25 based upon the cash consideration to be received per share of Big Flower common stock of $30.00 and the $5.25 liquidation preference of the PIK preferred per share of Big Flower stock. The financial multiples and ratios for the selected companies were calculated using closing stock prices on June 21, 1999 and the most recent publicly available information for these companies. None of the selected companies is directly comparable to Big Flower. All estimates for EBITDA and price/earnings multiples were based on a calendar year.



    The following table presents the ranges, the mean and the median figures for the selected companies for:



    (1) leveraged market capitalization as a multiple of LTM sales, LTM EBIT, LTM EBITDA, and estimated calendar year 1999 EBITDA,



    (2) price/earnings multiples for the estimated calendar years 1999 and 2000, and



    (3) 1999 price/earnings as a multiple of five year estimated EPS growth.

    These values are compared to the same values for Big Flower using a Big Flower stock price of $33.63 and also $35.25.


    As used here, "P/E" means the ratio of price to earnings, "LTM" means latest twelve months; "EBIT" means earnings before interest and taxes; and "EPS" means earnings per share.


                       SPECIALTY AND COMMERCIAL PRINTERS

MULTIPLES OF LEVERAGED MARKET                                                          BIG FLOWER AT      BIG FLOWER AT
CAPITALIZATION TO:                            RANGE(A)      MEDIAN(A)     MEAN(A)     $33.63/SHARE(B)    $35.25/SHARE(C)
------------------------------------------  -------------  -----------  -----------  -----------------  -----------------
LTM Sales.................................      0.6x-1.8x        1.1x         1.1x            1.0x               1.0x
LTM EBIT..................................     8.1x-13.3x       12.3x        11.5x           12.2x              11.6x
LTM EBITDA................................     4.7x-10.0x        7.1x         7.1x            7.6x               7.2x
1999 Estimated EBITDA.....................      4.3x-7.8x        6.7x         6.3x            6.6x               6.9x

P/E MULTIPLE
1999 Estimates............................    11.3x-17.2x       14.6x        14.2x           15.7x              16.4x
2000 Estimates............................    10.1x-15.3x       11.6x        12.3x           13.2x              13.1x
1999 P/E/5-year EPS Growth................      0.6x-1.5x        0.9x         1.0x            1.0x               1.1x

                           DIRECT MARKETING SERVICES

MULTIPLES OF LEVERAGED MARKET                                                          BIG FLOWER AT      BIG FLOWER AT
CAPITALIZATION TO:                            RANGE(A)      MEDIAN(A)     MEAN(A)     $33.63/SHARE(B)    $35.25/SHARE(C)
------------------------------------------  -------------  -----------  -----------  -----------------  -----------------
LTM Sales.................................      0.6x-6.7x        2.8x         3.1x            1.0x               1.0x
LTM EBIT..................................     8.0x-26.1x       15.0x        16.7x           12.2x              11.6x
LTM EBITDA................................     6.1x-18.6x       13.1x        12.7x            7.6x               7.2x
1999 Estimated EBITDA.....................     5.4x-16.5x       10.9x        10.9x            6.6x               6.9x

P/E MULTIPLE
1999 Estimates............................    10.7x-39.1x       21.3x        23.6x           15.7x              16.4x
2000 Estimates............................     9.2x-30.1x       18.1x        18.9x           13.2x              13.1x
1999 P/E/5-year EPS Growth................      0.5x-1.6x        1.1x         1.0x            1.0x               1.1x

                             DIGITAL MEDIA SERVICES

MULTIPLES OF LEVERAGED MARKET                                                          BIG FLOWER AT      BIG FLOWER AT
CAPITALIZATION TO:                            RANGE(A)      MEDIAN(A)     MEAN(A)     $33.63/SHARE(B)    $35.25/SHARE(C)
------------------------------------------  -------------  -----------  -----------  -----------------  -----------------
LTM Sales.................................      1.0x-5.5x        1.8x         2.8x            1.0x               1.0x
LTM EBIT..................................     9.8x-21.8x       13.0x        14.9x           12.2x              11.6x
LTM EBITDA................................     7.6x-16.2x        7.6x        10.5x            7.6x               7.2x
1999 Estimated EBITDA.....................     4.8x-12.2x        5.2x         7.4x            6.6x               6.9x

P/E MULTIPLE
1999 Estimates............................    13.3x-24.2x       13.6x        17.0x           15.7x              16.4x
2000 Estimates............................    10.1x-18.7x       11.7x        13.5x           13.2x              13.1x
1999 P/E/5-year EPS Growth................      0.7x-0.8x        0.7x         0.7x            1.0x               1.1x

------------------------


(a) Earnings estimates were based upon I/B/E/S International, Inc. earnings estimates. I/B/E/S International Inc. is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. EBITDA estimates used in the foregoing analysis were based upon estimates of reputable research analysts. With respect to those companies to which Goldman Sachs provides research coverage, estimates were provided by Goldman Sachs research analysts. For those companies for which Goldman Sachs did not provide research coverage, it obtained estimates from research reports prepared by Salomon Smith Barney, Credit Suisse First Boston, Morgan Stanley Dean Witter, Robert W. Baird & Company and Robinson Humphrey Company.


(b) For these calculations, the LTM data were derived from the Company's Form 10-Q filed for the period ending March 31, 1999 and Form 10K filed for the Company's fiscal year ending December 31, 1998, the earnings estimates data were based upon I/B/E/S International, Inc., and the 1999 estimated EBITDA was based upon management's projections.

(c) For these calculations, the LTM data were based upon management's projected balance sheet and pro forma income statement information for the twelve month period ending September 30, 1999, the time period most relevant based upon the estimated closing of this particular proposal, the earnings estimates data were based management's projected EPS for 1999 and 2000, and the 1999 estimated EBITDA was based upon management's projections.


    SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs reviewed and analyzed transaction value as a multiple of the LTM EBITDA for 21 previous acquisitions made by Big Flower and some of its business units from 1994 to 1999 to assist the Big Flower board of directors in valuing Big Flower based on transaction values paid by Big Flower in acquiring its assets. The average multiples and value weighted average multiples for Big Flower's previous acquisitions were deemed by Goldman Sachs to provide a more meaningful comparison for purposes of this analysis than multiples for transactions involving companies whose assets may or may not be directly comparable to those of Big Flower. The table below summarizes the results of the analysis.


BUSINESS UNIT                                                               RANGE       AVERAGE
-----------------------------------------------------------------------  -----------  -----------
Consolidated Big Flower................................................    5.1x-8.1x        6.2x
Insert Advertising and Newspaper Services..............................    4.1x-5.8x        5.1x
Direct Marketing Services..............................................   3.3x-40.7x       12.5x
Premedia Services......................................................    3.9x-5.8x        4.9x
Broadcast Services.....................................................    7.8x-8.8x        8.3x


    The overall average EBITDA multiple was 7.3x and the weighted average overall EBITDA multiple was 5.9x as compared to an estimated LTM EBITDA multiple of 7.2x for the merger. Excluding the 1998 acquisition of Colorstream Technologies LLC, which was categorized as a direct marketing services acquisition to provide a more meaningful analysis, resulted in an overall average EBITDA multiple of 5.7x and a weighted average overall EBITDA multiple of 5.8x as compared to an EBITDA multiple of 7.2x for the merger. The transaction value for Colorstream Technologies LLC was 40.7x LTM EBITDA, due to that company's small size and relatively low LTM EBITDA as compared to the transaction value which resulted in an unusually large EBITDA multiple.



    DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis of Big Flower utilizing Big Flower's management projections for the years 1999 through 2004 using discount rates and multiples it considered appropriate. Goldman Sachs calculated the net present value of free cash flows for the years 1999 through 2004 using discount rates ranging from 11.0% to 15.0%. Goldman Sachs calculated the implied value of equity per share in the year 2004 based on multiples ranging from 4.5x projected 2004 EBITDA to 8.0x projected 2004 EBITDA and then discounted these implied values using discount rates ranging from 11.0% to 15.0%. This analysis showed that the implied value of equity per share for the Big Flower common stock ranged from a low of $17.40 to a high of $56.69.



    In performing its discounted cash flow analysis, Goldman Sachs used discount rates based upon Big Flower's estimated weighted average cost of capital, including debt.

    ILLUSTRATIVE FUTURE MARKET TRADING PRICES ANALYSIS. Goldman Sachs calculated potential market trading prices for the Big Flower common stock using discount rates and multiples it considered appropriate. Goldman Sachs multiplied potential price/earnings multiples ranging from 9.0x to 18.0x by actual earnings per share for 1998 and estimated earnings per share for years 1999 to 2001 provided by Big Flower's management. The potential future stock prices for the Big Flower common stock ranged from $28.95 to $57.90 using price/earnings multiples. Goldman Sachs also calculated the present value of these potential future stock prices based on discount rates ranging from 12.0% to 18.0%. The analyses resulted in a range of present values of the potential future stock prices for the Big Flower common stock of $23.54 to $50.25 using the present value analysis of price/earnings multiples.


    In addition, Goldman Sachs multiplied potential EBITDA multiples ranging from 5.0x to 8.0x by estimated EBITDA for the year 2000 provided by Big Flower's management. The potential future stock prices for the Big Flower common stock ranged from $26.01 to $60.78 using EBITDA multiples. Goldman Sachs also calculated the present value of these potential future stock prices using discount rates ranging from 12.0% to 18.0%. The analyses resulted in a range of present values of the potential future stock price of Big Flower of $21.15 to $52.75 using the present value analysis of EBITDA multiples.


    In calculating potential market trading prices for the Big Flower common stock, Goldman Sachs used discount rates based upon Big Flower's estimated cost of equity capital.



    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Goldman Sachs opinion. In arriving at its fairness determination, Goldman Sachs considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to Big Flower, or the merger. The analyses were prepared solely for the purpose of Goldman Sachs' providing its opinion to the independent directors of Big Flower as to the fairness from a financial point of view of the consideration to the holders of common stock of Big Flower, other than the members of management who are retaining shares in the merger, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of Big Flower, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Big Flower board of directors was one of many factors taken into consideration by the independent directors of Big Flower in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs. You should read the entire opinion of Goldman Sachs in Appendix B.


    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Big Flower since it has provided various investment banking services to Big Flower in the past. These services include having acted as:


    - lead-managing underwriter of a public offering of 6,708,524 shares of Big Flower common stock in June 1997,



    - a co-managing underwriter of a private offering of $250,000,000 principal amount of its 8.875% notes due July 1, 2007 in June 1997,

    - lead-managing underwriter of a private offering of $115,000,000 principal amount of its 6.00% Convertible QUIPS due October 15, 2027 in October 1997,



    - a co-managing underwriter of a private offering of $100,000,000 principal amount of its 8.875% notes due July 1, 2007 in October 1997, and


    - a co-managing underwriter of a private offering of $250,000,000 principal amount of its 8.625% Notes due December 1, 2008 in December 1998.

    Goldman Sachs holds securities, including derivative securities, of Big Flower for its own account and for the accounts of its customers in the course of its normal trading activity. As of June 28, 1999, which is the last business day prior to the rendering of its opinion, Goldman Sachs held the following positions:

                                                              LONG POSITION                 SHORT POSITION
                                                      -----------------------------  ----------------------------
Big Flower common stock.............................         262,814 shares                 12,500 shares
QUIPS...............................................    $250,000 principal amount      $27,000 principal amount

    In addition, Goldman Sachs has provided from time to time, and currently provides, numerous investment banking services to Thomas H. Lee Company and its affiliates. Goldman Sachs may provide similar services to Thomas H. Lee Company and Evercore Capital Partners in the future.


    Big Flower engaged Goldman Sachs to explore strategic alternatives, including the possible sale of all or a portion of the stock or assets of Big Flower. A retainer fee of $250,000 became payable to Goldman Sachs by Big Flower upon the engagement of Goldman Sachs. The retainer fee will be credited against a transaction fee of (1) 0.5% of the first $1.75 billion in aggregate consideration paid in the merger and (2) 0.2% of the first $250 million in aggregate consideration paid in the merger in excess of $1.75 billion, which is payable upon completion of the merger. Assuming a transaction value of $1.75 billion, excluding the Company's accounts receivable facility, this fee would equal $8,750,000. In addition, Big Flower has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the fees and expenses of Goldman Sachs' attorneys, and to indemnify Goldman Sachs against various liabilities, including certain liabilities under the federal securities laws.


    BERENSON MINELLA & COMPANY


    Big Flower retained Berenson Minella on March 17, 1999 as a financial advisor in connection with the exploration of certain strategic alternatives, including, among other things, a potential sale of the stock or assets of Big Flower or a business combination, reorganization, recapitalization or similar transaction. Berenson Minella is a nationally recognized investment banking firm and was selected by Big Flower based on its substantial experience and expertise in transactions similar to the merger.



    On June 24, 1999, at the board of directors meeting held to evaluate the merger, Berenson Minella presented to the board of directors the financial analyses performed by Berenson Minella in connection with the preparation of its opinion. Berenson Minella informed the Big Flower board of directors that Berenson Minella was prepared to deliver an oral opinion with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Big Flower common stock other than the members of management retaining shares of Big Flower common stock in the merger, as to whom Berenson Minella did not deliver an opinion, assuming the negotiation and execution of a definitive merger agreement. On June 29, 1999, Berenson Minella delivered a written opinion to the Big Flower board of directors that, as of that date, the merger consideration to be received by the holders of Big Flower common stock, other than the members of management retaining shares of Big Flower common stock in the merger, as to whom Berenson Minella did not deliver an opinion, was fair, from a financial point of view.

    THE FULL TEXT OF THE WRITTEN OPINION OF BERENSON MINELLA, DATED JUNE 29, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS APPENDIX C AND IS INCORPORATED IN THIS DOCUMENT BY REFERENCE. HOLDERS OF BIG FLOWER COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF BERENSON MINELLA IS DIRECTED SOLELY TO THE BIG FLOWER BOARD OF DIRECTORS, AND NOT TO THE STOCKHOLDERS OF BIG FLOWER, AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION, FROM A FINANCIAL POINT OF VIEW, TO BE RECEIVED BY THE HOLDERS OF BIG FLOWER COMMON STOCK, OTHER THAN THE MEMBERS OF MANAGEMENT RETAINING SHARES OF BIG FLOWER COMMON STOCK IN THE MERGER, AS TO WHOM BERENSON MINELLA DID NOT DELIVER AN OPINION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE BIG FLOWER MEETING. IN ADDITION, BERENSON MINELLA EXPRESSED NO OPINION AS TO THE PRICES AT WHICH THE PIK PREFERRED STOCK OR THE WARRANTS, WHEN THEY ARE ISSUED, WILL TRADE AFTER THE MERGER OR WHETHER ANY MARKET FOR THE PIK PREFERRED STOCK OR THE WARRANTS WOULD DEVELOP AFTER THE MERGER. THIS SUMMARY OF THE OPINION OF BERENSON MINELLA DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION.


    In arriving at its opinion, Berenson Minella, among other things:


    - reviewed the latest draft of the merger agreement dated June 27, 1999,



    - reviewed, and discussed with members of management of Big Flower, certain business and financial information relating to Big Flower that Berenson Minella deemed relevant, including Big Flower's recent public filings and financial statements,



    - reviewed, and discussed with members of management of Big Flower, certain information, including budgets and financial forecasts relating to the businesses, earnings, cash flows, assets, liabilities and prospects of Big Flower,



    - reviewed the historical stock prices and trading volumes of Big Flower's common stock,



    - reviewed certain information and documentation regarding the terms of the PIK preferred stock and reviewed certain valuation methodologies relating to the PIK preferred stock,



    - reviewed certain publicly available information regarding publicly traded companies that Berenson Minella deemed reasonably comparable to Big Flower,



    - reviewed certain publicly available information regarding comparable merger and acquisition transactions that Berenson Minella deemed relevant, including, without limitation, premiums paid in such transactions,



    - performed discounted cash flow analyses based on the financial forecasts for Big Flower, as applicable,



    - participated in certain discussions among management of Big Flower, Thomas
      H. Lee Company and their financial advisors regarding Big Flower and the merger,



    - reviewed the potential pro forma impact of the merger, and



    - reviewed such other information, performed such other analyses and took into account such other factors as Berenson Minella deemed relevant.


    In its review and analysis and in formulating its opinion, Berenson Minella assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by Big Flower or obtained by Berenson Minella from other sources, and upon the assurance of Big Flower's management that they were not aware of any information or facts that would make the information provided to Berenson Minella by Big Flower incomplete or misleading. Berenson Minella did not attempt to verify independently any of the information supplied or otherwise made available to

Berenson Minella by Big Flower or obtained by Berenson Minella from other sources. Berenson Minella did not undertake an independent valuation or appraisal of assets or liabilities, contingent or otherwise, of Big Flower, nor was Berenson Minella furnished with any such valuations or appraisals of assets or liabilities, contingent or otherwise, of Big Flower. Berenson Minella did not assume any obligation to, and accordingly did not, conduct any physical inspection of the properties or facilities of Big Flower. Berenson Minella assumed, without independent verification, the accuracy of all representations and statements made by officers and management of Big Flower. With respect to the financial forecasts for Big Flower, Berenson Minella was advised by Big Flower and assumed, without independent investigation, that they had been reasonably prepared and reflected management's most currently available estimates and judgments as to the expected future financial performance of Big Flower. Berenson Minella noted that its opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated by Berenson Minella on the date of its written opinion. Additionally, Berenson Minella noted that Big Flower announced publicly, by a press release dated April 20, 1999, that it was exploring certain strategic alternatives and a substantial number of financial and strategic buyers were either contacted by, or contacted, Big Flower and its financial advisors and studied a potential acquisition of Big Flower. Although Berenson Minella evaluated the merger consideration from a financial point of view, it was not asked to and did not recommend the specific type of consideration payable in the merger, which was determined through negotiations between Big Flower and Thomas H. Lee Company.



    In preparing its opinion, Berenson Minella performed a variety of financial and comparative analyses, including those described below. The summary of these analyses does not purport to be a complete description of the analyses underlying Berenson Minella's opinion. The preparation of a fairness opinion is a complete analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Berenson Minella did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Berenson Minella believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying such analyses and opinion. In its analyses, Berenson Minella made numerous assumptions with respect to Big Flower, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Big Flower's control. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Berenson Minella's opinion and analyses were only one of various factors considered by the Big Flower board of directors in its evaluation of the merger and should not be viewed as determinative of the view of the board of directors of Big Flower with respect to the merger consideration to be received by the holders of common stock of Big Flower, other than the members of management retaining shares of Big Flower common stock in the merger, as to whom Berenson Minella did not deliver an opinion, or the merger.



    THE FOLLOWING IS A SUMMARY OF THE MATERIAL ANALYSES PERFORMED BY BERENSON MINELLA IN CONNECTION WITH ITS OPINION. SOME OF THE SUMMARIES OF THE FINANCIAL ANALYSES INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. THE TABLES MUST BE READ TOGETHER WITH THE TEXT ACCOMPANYING EACH SUMMARY, IN ORDER TO FULLY UNDERSTAND THE FINANCIAL ANALYSES. THE TABLES DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

    STOCK TRADING HISTORY. Berenson Minella reviewed Big Flower's market statistics, including Big Flower's price to earnings (PE) multiple as of June 22, 1999, and Big Flower's earnings per share (EPS) for the last twelve months
(LTM). Berenson Minella also reviewed Big Flower's total enterprise value, and calculated multiples of LTM 1999 and 2000 revenues, operating income: earnings before interest and taxes (EBIT) and EBITDA based on the enterprise value.


    Berenson Minella reviewed the stock trading history of Big Flower, including:


    - the price per share of Big Flower common stock at Big Flower's initial public offering in 1995,



    - the 52-week high and low prices per share of Big Flower common stock as of June 29, 1999,



    - the trading volumes of Big Flower common stock over the six-month period preceding June 29, 1999,



    - the daily prices per share of Big Flower common stock for the period December 29, 1998 through June 29, 1999,



    - the weekly prices per share of Big Flower common stock for the period July 1, 1998 through June 29, 1999, and


    - the price per share of Big Flower common stock immediately preceding the announcement, on April 20, 1999, that Big Flower was authorized by its board of directors to explore strategic alternatives.


    In addition, Berenson Minella reviewed Big Flower's investments in both public and private Internet-related entities. Given the movement of Big Flower's stock price following the March 22, 1999 Credit Suisse First Boston research report, which highlighted the value of Big Flower's Internet investments, as well as the significant volatility in the stock price of these Internet securities, in reviewing the 1999 stock price performance of the Big Flower common stock, Berenson Minella considered the estimated value of the Internet investments per share of Big Flower common stock, assuming the Internet investments could be liquidated at the prevailing market prices. In estimating this per share value, Berenson Minella calculated the after-tax market value of the Internet investments. The net value was based on the daily closing prices for public investments and Big Flower's cost basis for private investments less estimated capital gains tax due upon the sale of such securities, less any sharing interests in profits held by some employees of Big Flower. The after-tax market value of the Internet investments as of June 22, 1999 has been factored into each of Berenson Minella's valuation analyses.



    COMPARISON WITH SELECTED COMPARABLE PUBLICLY TRADED COMPANIES. Berenson Minella reviewed and compared certain financial data of each of nine printing companies deemed similar to Big Flower, based upon financial information publicly available and stock prices as of June 22, 1999. The companies compared were Banta Corp., Cadmus Communications Corp., Consolidated Graphics, Inc., Cunningham Graphics International Inc., RR Donnelly & Sons Company, Mail-Well Inc., Master Graphics Inc., Quebecor Printing Inc. and World Color Press, Inc. For each comparable printing company, Berenson Minella calculated:



    - the equity value,



    - the PE multiples for the LTM, estimated for 1999 and estimated for 2000,



    - the enterprise value,



    - the ratio of the enterprise value to EBITDA for the LTM, estimated for 1999 and estimated for 2000, and



    - the ratio of the enterprise value to the LTM revenues.

    The following table presents Berenson Minella's observations with regard to the calculations it performed for the printing companies that Berenson Minella deemed similar to Big Flower.

                               PRINTING COMPANIES

PE MULTIPLE                                             RANGE
------------------------------------------------------  ----------------
LTM...................................................  9.0x - 19.0x
1999 Estimated........................................  8.3x - 16.9x
2000 Estimated........................................  6.2x - 15.1x


RATIO OF ENTERPRISE VALUE TO:                           RANGE
------------------------------------------------------  ----------------
LTM EBITDA............................................  4.7x - 10.3x
1999 Estimated EBITDA.................................  4.0x - 7.3x
2000 Estimated EBITDA.................................  3.6x - 6.5x
LTM Revenues..........................................  0.58x - 1.90x


    Of the larger printing companies that Berenson Minella deemed most similar to Big Flower, Berenson Minella reviewed the median and mean:



    - PE multiples for the LTM, estimated for 1999 and estimated for 2000,



    - ratio of the enterprise value to EBITDA for the LTM, estimated for 1999 and estimated for 2000, and



    - ratio of the enterprise value to the LTM revenues.



Excluded from this review were Consolidated Graphics, Inc., Cunningham Graphics International Inc. and Master Graphics Inc., all of which were viewed as regional consolidators of independent sheet fed printers and not directly comparable to Big Flower.


    The following table presents Berenson Minella's observations with regard to the calculations it performed for the larger printing companies.

                           LARGER PRINTING COMPANIES

PE MULTIPLE                                                   MEDIAN      MEAN
-----------------------------------------------------------  ---------  ---------
LTM........................................................      14.7x      14.5x
1999 Estimated.............................................      12.6x      12.8x
2000 Estimated.............................................      11.0x      11.3x


RATIO OF ENTERPRISE VALUE TO:                                 MEDIAN      MEAN
-----------------------------------------------------------  ---------  ---------
LTM EBITDA.................................................       6.7x       6.4x
1999 Estimated EBITDA......................................       6.0x       5.7x
2000 Estimated EBITDA......................................       5.4x       5.3x
LTM Revenues...............................................      0.88x      0.88x


    Based upon its review of comparable multiples, Berenson Minella calculated the implied valuation per fully diluted share of Big Flower common stock using Big Flower's LTM EBITDA, 1999 estimated EBITDA, 2000 estimated EBITDA, LTM EPS, 1999 estimated EPS and 2000 estimated EPS and concluded that the implied valuation per fully diluted share of Big Flower common stock was $27.25 to $33.50, including the value of Big Flower's Internet investments.


    COMPARISON WITH SELECTED COMPARABLE MERGER AND ACQUISITION
TRANSACTIONS. Berenson Minella reviewed certain recent business combinations involving North American companies engaged in businesses deemed relatively comparable to those of Big Flower and reviewed selected financial data and valuation parameters, to the extent publicly available, including total enterprise value as a multiple of LTM sales, EBITDA and EBIT, and equity market value as a multiple of LTM net income and book value.


    The merger and acquisition transactions that Berenson Minella compared were:



    - UP/Graphics, Inc. / World Color Press, Inc.



    - Infiniti Graphics, Inc. / World Color Press, Inc.



    - Katz Digital Technologies, Inc. / Photobition Group plc



    - Quebecor Printing Inc.'s Check & Card Division / MDC Communications Corporation



    - Port City Press, Inc. / Mack Printing Company



    - Anderson Lithograph Company / Mail-Well Inc.



    - Devon Group, Inc. / Applied Graphics Technologies, Inc.



    - Artistic Greetings, Inc. / MDC Communications Company



    - Acme Printing Company / World Color Press, Inc.



    - Century Graphics Corporation / World Color Press, Inc.



    - Uarco Incorporated / The Standard Register Company



    - Graphic Industries Inc. / Wallace Computer Services Inc.



    - Judd's, Incorporated / Perry Graphic Communications, Inc.



    - Brown Printing-Franklin Division / Quebecor Printing Inc.



    - Riverside County Publishing Company / Big Flower Holdings, Inc.



    - Johnson & Hardin / World Color Press, Inc.

    Given the lack of precedent transactions involving companies with a comparable mix of businesses to Big Flower and similar transaction value to the merger, Berenson Minella analyzed transaction multiples for a broad group of mergers and acquisitions in the North American printing and related industries completed over the last three years.


    The following table presents Berenson Minella's observations with regard to recent merger and acquisition transactions involving North American companies engaged in businesses that Berenson Minella deemed relatively comparable to those of Big Flower.

             COMPARABLE NORTH AMERICAN COMPANIES INVOLVED IN RECENT
                      MERGER AND ACQUISITION TRANSACTIONS

TOTAL ENTERPRISE VALUE AS A MULTIPLE OF:                      RANGE
------------------------------------------------------------  ----------------
LTM Sales...................................................  0.4x - 1.6x
EBITDA......................................................  5.5x - 11.6x
EBIT........................................................  6.7x - 17.6x


EQUITY MARKET VALUES AS A MULTIPLE OF:                        RANGE
------------------------------------------------------------  ----------------
LTM Net Income..............................................  9.8x - 57.5x
Book Value..................................................  1.7x - 12.9x


    Based upon its review of companies involved in comparable merger and acquisition transactions, Berenson Minella calculated the implied valuation per fully diluted share of Big Flower common stock using Big Flower's LTM revenues, LTM EBITDA and LTM EBIT and concluded that the implied valuation per fully diluted share of Big Flower common stock was $32.00 to $39.25, including the value of Big Flower's Internet investments, but noted that many of these precedent transactions involved competitors being acquired by larger strategic buyers who could recognize significant synergies or cost savings or eliminate duplicative operations and that no strategic buyer submitted any offer to acquire Big Flower or any indication of interest in making such an offer. Berenson Minella did not make any conclusions as to whether the valuation amounts it computed should be adjusted based on this observation.



    DISCOUNTED CASH FLOW ANALYSIS. Berenson Minella utilized a discounted cash flow analysis to calculate the implied equity values per fully diluted share of Big Flower common stock based upon the discounted net present value, utilizing discount rates ranging from 10% to 14%, of the sum of management's projections of after-tax unlevered free cash flows of Big Flower for the period from March 1999 through 2004 and of the terminal value of Big Flower at 2004 by applying multiples ranging from 6.0x to 7.0x to Big Flower's projected EBITDA in 2004. In performing its discounted cash flow analysis, Berenson Minella used discount rates based upon Big Flower's estimated weighted average cost of capital and EBITDA multiples based on Big Flower's historical valuation range. Based on its analysis, Berenson Minella calculated that the implied value per fully diluted share of Big Flower common stock ranged from a low of $30.92 to a high of $50.86, including the value of Big Flower's Internet investments.



    PREMIUMS PAID ANALYSIS. In performing its premium paid analysis, Berenson Minella screened the transactions analyzed based on the following criteria:



    - the transactions were announced after January 1, 1997 and closed after January 1, 1997,



    - only completed or unconditional transactions were analyzed, and



    - the value of each transaction analyzed was between $1.5 billion and $2.5 billion.



    Berenson Minella compared the premiums paid relative to the acquired companies' stock values one day prior to announcement of the transaction, five days prior to announcement of the transaction and 30 days prior to announcement of the transaction, and observed the following:

                        PREMIUMS PAID SINCE JANUARY 1997



                                                 RANGE              MEDIAN
                                         ---------------------  -----------
1 Day Prior to Announcement............       16.11% - 100.85%        19.2%
1 Week Prior to Announcement...........       11.49% - 154.07%        23.7%
1 Month Prior to Announcement..........      -27.35% - 163.14%        39.5%



Based upon its review of comparable premiums, Berenson Minella calculated the implied valuation per fully diluted share of Big Flower common stock using Big Flower's closing price one day, one week and one month before the date of the public announcement on April 20 and concluded that the implied valuation per fully diluted Big Flower common stock was $32.50 to $41.75, including the value of Big Flower's Internet investments.



    Berenson Minella was not asked, and did not undertake, to value separately the PIK preferred stock and the warrants apart from the overall merger consideration. As part of its analysis, however, Berenson Minella calculated a range of implied theoretical values for the PIK preferred stock and warrants to be received in exchange for one share of Big Flower common stock. In performing its analysis, Berenson Minella calculated the projected future value of the PIK preferred stock and the warrants in the year 2004 based on Big Flower management's projections and the proposed capital structure following the merger. Berenson Minella calculated the projected future value using EBITDA multiples ranging from 6.0x to 8.0x and discounted the implied future values using discount rates from 14.0% to 20.0%, resulting in a range of implied present values for the PIK preferred stock and warrants per share of Big Flower common stock of $4.42 to $6.55. Alternatively, Berenson Minella calculated the value of the non-cash merger consideration based on the implied present value of the PIK preferred stock based on the projected future value in years 2004 through maturity in year 2012 and discount rates from 14.0% to 20.0% plus the implied value of the warrants based on the $35.25 purchase price per common share by the new equity investors, resulting in a range of implied values for the PIK preferred stock and warrants per share of Big Flower stock of $2.50 to $5.23.


    BERENSON MINELLA'S RELATIONSHIP WITH BIG FLOWER

    Berenson Minella manages a profit sharing plan, for the benefit of its employees, that holds shares of common stock of Big Flower. In addition, partners and employees of Berenson Minella hold common stock of Big Flower for their own account. As of June 29, 1999, the profit sharing plan managed by Berenson Minella and the individual employees of Berenson Minella collectively held approximately 170,000 shares of common stock of Big Flower.


    The terms of Berenson Minella's engagement by Big Flower provide that Berenson Minella is to receive a quarterly retainer fee of $40,000 for its services as a financial advisor. The first payment was made during the first quarter of 1999, the second payment was made on or about April 1, 1999 and the third payment was made in July of 1999. In addition, Berenson Minella is to receive a fee of 0.4% of the transaction value of the merger if the merger is consummated. Assuming a transaction value of $1.84 billion, including the Company's accounts receivable facility, based on the June 30, 1999 balance sheet, this fee would equal approximately $7.4 million, with all retainer fees received credited against such fee. However, the actual fee will be calculated based on the transaction value at closing. The transaction value, as set forth in the engagement letter, dated March 17, 1999, between Big Flower and Berenson Minella includes:



        (1) the aggregate value of cash, debt or equity securities, calculated at fair market value received by Big Flower's stockholders and optionholders in connection with the merger, plus



        (2) the aggregate principal amount of any indebtedness, including QUIPS and Big Flower's off-balance sheet accounts receivable securitization facility, and preferred stock of Big Flower which is assumed, refinanced or renegotiated as part of the merger, all as of the date of the closing of the merger, minus



        (3) any consideration paid or payable by optionholders in connection with the exercise of options.


Big Flower has also agreed to reimburse Berenson Minella for reasonable out-of-pocket expenses incurred in performing its services, including the reasonable fees and expenses of its outside legal counsel, and to indemnify Berenson Minella and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Berenson Minella's engagement. Berenson Minella was also engaged to deliver an opinion, from a financial point of view, as to the fairness of the merger consideration. Berenson Minella was not paid a separate fee to render its opinion.

FAIRNESS OF THE MERGER


    THOMAS H. LEE EQUITY FUND IV



    Thomas H. Lee Equity Fund IV believes that the merger is fair to Big Flower's unaffiliated stockholders, being those Big Flower stockholders other than members of management retaining shares of Big Flower common stock in the merger. Thomas H. Lee Equity Fund IV, however, has not undertaken any formal evaluation of the fairness of the merger to Big Flower's unaffiliated stockholders. Thomas H. Lee Equity Fund IV did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The decision was made after consideration of all the factors together. These factors include:



    (1) The fact that the current and past trading prices of Big Flower's common stock and earnings per share of Big Flower are comparable to or consistent with the trading prices of common stock and earnings per share of other similar companies.



    (2) The fact that the merger will provide Big Flower stockholders with a premium for their shares compared to the market price of Big Flower common stock on April 19, 1999, the date immediately prior to the time at which Big Flower publicly announced that it was going to explore possible strategic alternatives, together with the fact that the merger consideration nearly equals the all-time trading high for Big Flower common stock.



    (3) Big Flower's public announcement on April 20, 1999 that it intended to explore possible strategic transactions, including a possible sale of Big Flower. This public announcement together with the extensive market search performed by Big Flower's independent financial advisors provided an opportunity for a competitive bidding process, creating a market check on the value of the merger consideration.



    (4) The fact that Big Flower advised Thomas H. Lee Company that its proposal was believed to be the best alternative for Big Flower and its stockholders.



    (5) The fact that the merger agreement was the result of an auction process and an arm's-length negotiation between Big Flower, represented by the independent directors of Big Flower constituting a majority of the Big Flower board and assisted by independent legal and financial advisors, on the one hand, and Thomas H. Lee Company and Evercore Capital Partners, on the other.



    (6) The fact that the merger agreement provides Big Flower with the ability to terminate the merger if it determines that a bona fide superior transaction is available to the unaffiliated stockholders.



    (7) The determination of the independent directors of Big Flower that the terms of the merger agreement are fair to and in the best interest of Big Flower and its unaffiliated stockholders, and the unanimous recommendation of the independent directors of Big Flower that the stockholders of Big Flower vote in favor of the merger. See "--Big Flower's Reasons for the Merger; Recommendation of the Big Flower Board of Directors" on page 35 for a detailed discussion of the bases underlying this recommendation.



    (8) Notwithstanding that the opinions of the independent advisors to the Big Flower board of directors were intended solely for the information and assistance of the board of directors and that Thomas H. Lee Equity Fund IV is not entitled to rely on them, the fact that the board of directors received a written opinion from each of two independent financial advisors as to the fairness, from a financial point of view, of the merger consideration to the unaffiliated stockholders of Big Flower. See "--Opinions of Big Flower's Financial Advisors" on page 38 for a detailed discussion of these opinions.



    (9) The fact that the independent directors of Big Flower constituted a majority of the board of directors, and represented the interests of the unaffiliated stockholders of Big Flower.



    (10) The fact that the independent directors of Big Flower, constituting a majority of the board of directors, retained and received advice from reputable independent outside legal and financial advisors separate and apart from the legal and other advisors of the management participants in the merger.



    (11) The facts that the independent directors of Big Flower, constituting a majority of the board of directors, engaged in extensive deliberations to evaluate the merger and alternatives to the merger, and that Messrs. Ammon and Reilly recused themselves from, and did not participate in nor have any influence on, any of these deliberations.



    (12) The fact that any stockholder desiring to do so may exercise and perfect such stockholder's appraisal rights under DGCL and receive "fair value", as determined by the court, for the shares of common stock which such stockholder holds.



    (13) The fact that the merger provides unaffiliated stockholders of Big Flower with the opportunity to sell their shares of common stock in exchange for the merger consideration without incurring the transaction costs typically associated with market sales.



    (14) The fact that although the transaction does not require the affirmative vote of a majority of the shares of common stock held by unaffiliated stockholders of Big Flower, the affirmative vote of a substantial portion of the shares held by unaffiliated stockholders is necessary to approve the transaction.



    (15) Thomas H. Lee Equity Fund IV considered neither net book value nor liquidation value to be relevant or appropriate indicators of value in transactions of this sort involving advertising solutions companies.



    (16) In arriving at its proposal accepted by Big Flower, represented by the independent directors of Big Flower and assisted by independent legal and financial advisors, Thomas H. Lee Equity Fund IV performed a number of quantitative financial analyses based upon Big Flower management's projections. After meetings and discussions with the management of Big Flower, Thomas H. Lee Equity Fund IV was able to construct financial models to establish the proper capitalization to be implemented in the merger. While the purpose of these analyses was not to determine what would be a fair amount of consideration, from a financial point of view, to be paid by Thomas H. Lee Equity Fund IV to the unaffiliated stockholders of Big Flower, in the view of Thomas H. Lee Equity Fund IV, the ranges of valuation implied by those analyses support the conclusion that the merger consideration is fair to unaffiliated stockholders of Big Flower.

    (17) Thomas H. Lee Equity Fund IV has not purchased any securities of Big Flower in any previous transactions, and therefore did not consider purchase price paid in previous transactions as a relevant factor.



    (18) Thomas H. Lee Equity Fund IV did not rely on any reports, opinions or appraisals of any party external to itself in arriving at its proposal accepted by Big Flower, represented by the independent directors of Big Flower and assisted by independent legal and financial advisors. Thomas
       H. Lee Equity Fund IV, however, reviewed reports prepared by its financing sources in the merger which did not address the fairness of the merger consideration to unaffiliated stockholders of Big Flower.



    Thomas H. Lee Equity Fund IV believes that these analyses and factors provide a reasonable basis for its belief that the merger is fair to the Big Flower unaffiliated stockholders, despite the fact that the merger does not require the affirmative vote of a majority of the unaffiliated stockholders of Big Flower. This belief, however, should not be construed as a recommendation to Big Flower's stockholders by Thomas H. Lee Equity Fund IV to vote for the adoption of the merger agreement.



    While Thomas H. Lee Equity Fund IV believes that the merger as negotiated is fair to Big Flower and its unaffiliated stockholders, representatives of Thomas
H. Lee Company attempted to negotiate the terms of a transaction that would be most favorable to Thomas H. Lee Equity Fund IV and Evercore Capital Partners, and not to Big Flower and its unaffiliated stockholders. Thomas H. Lee Equity Fund IV does not believe that it is an affiliate of the issuer at this time, nor that it owes any fiduciary duty to Big Flower or its unaffiliated stockholders, including with respect to the merger and its terms. Therefore, Thomas H. Lee Equity Fund IV assumes no responsibility for the fairness of the merger and its terms from the perspective of Big Flower and its unaffiliated stockholders who, as described elsewhere in this proxy statement/prospectus, were represented at all relevant times by the independent directors of Big Flower and the independent legal and financial advisors who negotiated on their behalf with Thomas H. Lee Company and Evercore Capital Partners.



    EVERCORE CAPITAL PARTNERS



    Evercore Capital Partners believes that the merger is fair to Big Flower's unaffiliated stockholders, being those Big Flower stockholders other than members of management retaining shares of Big Flower common stock in the merger. Evercore Capital Partners, however, has not undertaken any formal evaluation of the fairness of the merger to Big Flower's unaffiliated stockholders. Evercore Capital Partners did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. The decision was made after consideration of all the factors together. In addition to those listed above under "--Big Flower's Reasons for the Merger; Recommendation of the Big Flower Board of Directors" on page 35, which were considered based only on the facts and information available to Evercore Capital Partners, these factors include:



    (1) The fact that the current and past trading prices of Big Flower's common stock and earnings per share of Big Flower are comparable to or consistent with the trading prices of common stock and earnings per share of other similar companies.



    (2) The fact that the merger will provide Big Flower stockholders with a premium for their shares compared to the market price of Big Flower common stock on April 19, 1999, the date immediately prior to the day on which Big Flower publicly announced that it was going to explore possible strategic alternatives, together with the fact that the merger consideration is almost equal to the all-time trading high for Big Flower common stock.



    (3) Big Flower's public announcement on April 20, 1999 that it intended to explore the possible strategic transactions, including a possible sale of Big Flower. This public announcement, together with the extensive market search performed by Big Flower's independent financial advisors, provided an opportunity for a competitive bidding process, which in turn created a market check on the value of the merger consideration.



    (4)  The fact that Big Flower advised Thomas H. Lee Company that the Thomas
    H. Lee Company's proposal was believed to be the best alternative for Big Flower and its stockholders.



    (5) The fact that the merger agreement was the result of an auction process and active bargaining between Thomas H. Lee Company and Evercore Capital Partners, on the one hand, and Big Flower on the other, with Big Flower being represented by the independent directors of Big Flower who constituted a majority of the Big Flower board and assisted by independent legal and financial advisors.



    (6) The fact that the merger agreement provides Big Flower with the ability to terminate the merger if it determines that a bona fide superior transaction is available to the unaffiliated stockholders.



    (7) The determination of the independent directors of Big Flower that the terms of the merger agreement are fair to and in the best interest of Big Flower and its unaffiliated stockholders, and the unanimous recommendation of the independent directors of Big Flower that the stockholders of Big Flower vote in favor of the merger. See "--Big Flower's Reasons for the Merger; Recommendation of the Big Flower Board of Directors" on page 35 for a detailed discussion of the bases underlying this recommendation.



    (8) Notwithstanding that the opinions of the independent advisors to the Big Flower board of directors were intended solely for the information and assistance of the board of directors and that Evercore Capital Partners is not entitled to rely on them, the fact that the board of directors received a written opinion from each of two independent financial advisors as to the fairness, from a financial point of view, of the merger consideration to the unaffiliated stockholders of Big Flower. See "--Opinions of Big Flower's Financial Advisors" on page 38 for a detailed discussion of these opinions.



    (9) The fact that the independent directors of Big Flower constituted a majority of the board of directors and represented the interests of the unaffiliated stockholders of Big Flower.



    (10) The fact that the independent directors of Big Flower, constituting a majority of the board of directors, retained and received advice from reputable independent outside legal and financial advisors separate and apart from the legal and other advisors of the management participants in the merger.



    (11) The facts that the independent directors of Big Flower, constituting a majority of the board of directors, engaged in extensive deliberations to evaluate the merger and alternatives to the merger and that Messrs. Ammon and Reilly recused themselves from, and neither participated in nor had any influence on, any of these deliberations.



    (12) The fact that any stockholder desiring to do so may exercise and perfect such stockholder's appraisal rights under DGCL and receive "fair value", as determined by the court, for the shares of Big Flower common stock which such stockholder holds.



    (13) The fact that although the transaction does not require the affirmative vote of a majority of the shares of common stock held by unaffiliated stockholders of Big Flower, the affirmative vote of a substantial portion of the shares held by unaffiliated stockholders is necessary to approve the transaction.

    (14) Evercore Capital Partners considered neither net book value nor liquidation value to be relevant or appropriate indicators of value in transactions of this sort involving advertising solutions companies.



    (15) Evercore Capital Partners has not purchased any securities of Big Flower in any previous transactions, and therefore did not consider purchase price paid in previous transactions as a relevant factor.



    (16) Evercore Capital Partners did not rely on any reports, opinions or appraisals of any party external to itself and which were materially related to the merger in arriving at its proposal accepted by Big Flower, represented by the independent directors of Big Flower and assisted by independent legal and financial advisors.



    Evercore Capital Partners believes that these analyses and factors provide a reasonable basis for its belief that the merger is fair to the Big Flower unaffiliated stockholders, despite the fact that the merger does not require the affirmative vote of a majority of the unaffiliated stockholders of Big Flower. This belief, however, should not be construed as a recommendation to Big Flower's stockholders by Evercore Capital Partners to vote for the adoption of the merger agreement.



    While Evercore Capital Partners believes that the merger as negotiated is fair to Big Flower and its unaffiliated stockholders, it assumes that representatives of Thomas H. Lee Company attempted to negotiate the terms of a transaction that would be most favorable to Thomas H. Lee Equity Fund IV and Evercore Capital Partners, and not to Big Flower and its unaffiliated stockholders. Evercore Capital Partners does not believe that it is an affiliate of the issuer at this time, nor that it owes any fiduciary duty to Big Flower or its unaffiliated stockholders, including with respect to the merger and its terms. Therefore, Evercore Capital Partners assumes no responsibility for the fairness of the merger and its terms from the perspective of Big Flower and its unaffiliated stockholders who, as described elsewhere in this proxy statement/prospectus, were represented at all relevant times by the independent directors of Big Flower and the independent legal and financial advisors who negotiated on their behalf with Thomas H. Lee Company and Evercore Capital Partners.



    R. THEODORE AMMON



    Mr. Ammon believes that the merger is fair to Big Flower's unaffiliated stockholders, being those Big Flower stockholders other than members of management retaining shares of Big Flower common stock in the merger. Mr. Ammon, however, has not undertaken any formal evaluation of the fairness of the merger to Big Flower's unaffiliated stockholders. Mr. Ammon did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching his determination. His decision was made after consideration of all the factors together. These factors include:



    (1) The fact that the current and past trading prices of Big Flower's common stock and earnings per share of Big Flower are comparable to or consistent with the trading prices of common stock and earnings per share of other similar companies.



    (2) The fact that the merger will provide Big Flower stockholders with a premium for their shares compared to the market price of Big Flower common stock on April 19, 1999, the date immediately prior to the time at which Big Flower publicly announced that it was going to explore possible strategic alternatives, together with the fact that the merger consideration nearly equals the all-time trading high for Big Flower common stock.



    (3) Big Flower's public announcement on April 20, 1999 that it intended to explore possible strategic transactions, including a possible sale of Big Flower. This public announcement together with the extensive market search performed by Big Flower's independent financial advisors provided an opportunity for a competitive bidding process, creating a market check on the value of the merger consideration.



    (4) The fact that the independent directors of Big Flower advised Mr. Ammon that Thomas H. Lee Company's proposal was believed to be the best alternative for Big Flower and its stockholders.



    (5) The fact that the merger agreement was the result of an auction process and an arm's-length negotiation between Big Flower, represented by the independent directors of Big Flower constituting a majority of the Big Flower board and assisted by independent legal and financial advisors, on the one hand, and Thomas H. Lee Company and Evercore Capital Partners, on the other.



    (6) The fact that the merger agreement provides Big Flower with the ability to terminate the merger if it determines that a bona fide superior transaction is available to the unaffiliated stockholders.



    (7) The determination of the independent directors of Big Flower that the terms of the merger agreement are fair to and in the best interest of Big Flower and its unaffiliated stockholders, and the unanimous recommendation of the independent directors of Big Flower that the stockholders of Big Flower vote in favor of the merger. See "--Big Flower's Reasons for the Merger; Recommendation of the Big Flower Board of Directors" on page 35 for a detailed discussion on the bases underlying this recommendation.



    (8) Notwithstanding that the opinions of the independent advisors to the Big Flower board of directors were intended solely for the information and assistance of the independent directors, the fact that the independent directors received a written opinion from each of two independent financial advisors as to the fairness, from a financial point of view, of the merger consideration to the unaffiliated stockholders of Big Flower. See "--Opinions of Big Flower's Financial Advisors" on page 38 for a detailed discussion of these opinions.



    (9) The fact that the independent directors of Big Flower constituted a majority of the board of directors, and represented the interests of the unaffiliated stockholders of Big Flower.



    (10) The fact that the independent directors of Big Flower, constituting a majority of the board of directors, retained and received advice from reputable independent outside legal advisors and reputable independent financial advisors.



    (11) The facts that the independent directors of Big Flower, constituting a majority of the board of directors, engaged in extensive deliberations to evaluate the merger and alternatives to the merger, and that Messrs. Ammon and Reilly recused themselves from, and did not participate in nor have any influence on, any of these deliberations.



    (12) The fact that any stockholders desiring to do so may exercise and perfect their appraisal rights under DGCL and receive "fair value", as determined by the court, for the shares of common stock which such stockholder holds.



    (13) The fact that the merger provides unaffiliated stockholders of Big Flower with the opportunity to sell their shares of common stock in exchange for the merger consideration without incurring the transaction costs typically associated with market sales.



    (14) The fact that although the transaction does not require the affirmative vote of a majority of the shares of common stock held by unaffiliated stockholders of Big Flower, the affirmative vote of a substantial portion of the shares held by unaffiliated stockholders is necessary to approve the transaction.

    (15) Mr. Ammon considered neither net book value nor liquidation value to be relevant or appropriate indicators of value in transactions of this sort involving advertising solutions companies.



    (16) In arriving at his conclusion that the merger is fair to Big Flower's unaffiliated stockholders, Mr. Ammon had the benefit of Thomas H. Lee Equity Fund IV's quantitative financial analyses, which was based upon Big Flower management's projections. After meetings and discussions with the management of Big Flower, Thomas H. Lee Equity Fund IV was able to construct financial models to establish the proper capitalization to be implemented in the merger and those models were made available to Mr. Ammon. While the purpose of these analyses was not to determine what would be a fair amount of consideration, from a financial point of view, to be paid the unaffiliated stockholders of Big Flower, in the view of Mr. Ammon, the ranges of valuation implied by those models the conclusion that the merger consideration is fair to unaffiliated stockholders of Big Flower.



    (17) Mr. Ammon has not purchased any securities of Big Flower since 1996, and therefore did not consider purchase price paid in previous transactions as a relevant factor.



    Mr. Ammon has recused himself from considering this merger transaction. Big Flower and its unaffiliated stockholders, as described elsewhere in this proxy statement/prospectus, were represented at all relevant times by the independent directors of Big Flower and their independent legal and financial advisors who negotiated on their behalf.


CERTAIN ESTIMATES OF FUTURE OPERATIONS AND OTHER INFORMATION


    In connection with the evaluation by third parties, including Thomas H. Lee Company and Evercore Capital Partners, of a possible transaction involving Big Flower, Big Flower provided some nonpublic estimates reflecting management's views as to the possible future performance of Big Flower, including estimates for the two fiscal years ending in fiscal 2000. Management based these estimates on assumptions that it believed to be reasonable at the time. Management's belief as to the reasonableness of its estimates and of the assumptions underlying these estimates is based upon the use of industry data and management's history of operations of Big Flower.



    The material assumptions underlying these estimates were that:



    - overall sales would increase by 4.4% and 6.0% for fiscal 1999 and 2000, respectively, based upon the historical rate of growth of Big Flower,



    - EBITDA and operating income would increase as a result of sales growth and because of higher growth in Big Flower's higher margin businesses and efficiencies relating to integrating recently completed acquisitions, and



    - there would be no additional acquisitions made during such periods, which assumption is contrary to the historical operating strategy of Big Flower and contrary to Big Flower's strategic plans following the merger.

    This information was provided on a confidential basis. A summary of these estimates is provided in the following table:



                                                        FORECAST
                                                  --------------------
                                                   FISCAL YEAR ENDED
                                                      DECEMBER 31,
                                                  --------------------
(AMOUNTS IN 000'S)                                  1999       2000
                                                  ---------  ---------
Sales...........................................  $1,922,565 $2,037,142
% Growth........................................       4.4%       6.0%
EBITDA..........................................  $ 267,681  $ 294,919
% Margin........................................      13.9%      14.5%
EBIT............................................  $ 165,639  $ 192,859
% Margin........................................       8.6%       9.5%
Net Income......................................  $  49,656  $  64,750
Basic EPS.......................................  $    2.49  $    2.73
Diluted EPS.....................................  $    2.15  $    2.69



    THESE ESTIMATES WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES ESTABLISHED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS. NONE OF BIG FLOWER, THOMAS H. LEE COMPANY, EVERCORE CAPITAL PARTNERS OR THEIR RESPECTIVE AFFILIATES OR BIG FLOWER'S INDEPENDENT AUDITORS ASSUME ANY RESPONSIBILITY FOR THE ACCURACY OF THIS INFORMATION. IN ADDITION, BECAUSE THESE ESTIMATES ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND OTHER CONTINGENCIES BEYOND BIG FLOWER'S CONTROL, THERE CAN BE NO ASSURANCE THAT THESE ESTIMATES WILL BE REALIZED; ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE ESTIMATED. SEE "RISK FACTORS" ON PAGE 14 FOR MORE INFORMATION REGARDING THE RISKS INHERENT IN RELYING ON THESE ESTIMATES. BIG FLOWER DOES NOT GENERALLY PUBLISH ITS BUSINESS PLANS AND STRATEGIES OR MAKE EXTERNAL DISCLOSURES OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, BIG FLOWER DOES NOT INTEND TO, AND SPECIFICALLY DECLINES ANY OBLIGATION TO, UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IF ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. ALSO, BIG FLOWER DOES NOT INTEND TO, AND SPECIFICALLY DECLINES ANY OBLIGATION TO, UPDATE OR REVISE THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS. NEITHER BIG FLOWER'S AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED OR PERFORMED ANY PROCEDURES WITH RESPECT TO THESE ESTIMATES, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE ON THIS INFORMATION OR ITS ACHIEVABILITY, AND ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THIS PROSPECTIVE FINANCIAL INFORMATION.



    These estimates do not give effect to the merger and related transactions and should be read together with "Risk Factors" on page 14 and "Big Flower Unaudited Pro Forma Financial Information" on page 103.


CONSEQUENCES OF THE MERGER; PLANS FOR BIG FLOWER AFTER THE MERGER

    Immediately following the completion of the merger and the related recapitalization:


    - all of the common stock of Big Flower will be owned, directly or indirectly, by Thomas H. Lee Equity Fund IV, Evercore Capital Partners and the members of management retaining shares of Big Flower common stock in the merger, who will own approximately 64.3%, 16.7% and 19.0% of such stock, respectively,



    - no current stockholders of Big Flower, other than the members of management retaining shares of Big Flower common stock or options to purchase those shares in the merger, will participate in Big Flower's future earnings and growth other than the right to receive dividends on, and the liquidation value of, the PIK preferred stock and the right to buy Big Flower common stock under the terms to the warrants if the warrants become exercisable,



    - Thomas H. Lee Equity Fund IV, Evercore Capital Partners and the members of management retaining shares of Big Flower common stock or options to purchase those shares in the merger will have the opportunity to benefit from any earnings and growth of Big Flower, and will bear the risk of any decrease in Big Flower's value as well as the increased leverage of Big Flower,



    - Big Flower will incur a significant amount of additional debt,



    - Big Flower's common stock will no longer be traded on the NYSE, price quotations will no longer be available and the registration of Big Flower common stock under the Securities Exchange Act of 1934 will be terminated,



    - the PIK preferred stock and the warrants will be registered under the Securities Act of 1933, but Big Flower does not expect the PIK preferred stock or warrants to be listed on any national securities exchange or any inter-dealer quotation system,



    - the board of directors of Big Flower after the merger is expected to be comprised of R. Theodore Ammon, Edward T. Reilly, Thomas H. Lee, Anthony
      J. DiNovi, Scott M. Sperling, Roger C. Altman, Austin M. Beutner and two additional persons to be determined by Thomas H. Lee Equity Fund IV, with Evercore Capital Partners and R. Theodore Ammon consenting to those two additional persons, and



    - executive officers of Big Flower, including the chairman of the board, the chief executive officer and the chief financial officer, will be the executive officers of Big Flower following the merger.


    Following the completion of the merger, Thomas H. Lee Equity Fund IV and Evercore Capital Partners expect that the business and operations of Big Flower will be continued substantially as they are currently being conducted. The board of directors and management of Big Flower following the merger will, however, continue to evaluate Big Flower's business, operations, corporate structure and organization and will make changes as they deem appropriate.

CONFLICTS OF INTEREST OF CERTAIN MEMBERS OF THE BIG FLOWER BOARD OF DIRECTORS AND MANAGEMENT


    When you consider the recommendations of the Big Flower board of directors, you should be aware that the members of management retaining shares of Big Flower common stock or options to purchase those shares in the merger, including Messrs. Ammon and Reilly, may have interests in the merger that are different from your interests. These interests may create potential conflicts of interest. The Big Flower board of directors was aware of these interests when it approved the merger agreement. Messrs. Ammon and Reilly did not participate in the discussions of the board of directors regarding the merger and related recapitalization and abstained from voting on the approval by the board of the merger agreement.


    EQUITY INVESTMENT


    In the recapitalization that will occur at the same time as the completion of the merger, some of the shares of Big Flower common stock will be retained by members of management in the merger. Some of the stock options to acquire shares of Big Flower common stock may be retained by those holders or may be exchanged, in whole or in part, for equity interests in Big Flower or for interests in the investment instrument. It is currently expected that following the merger, the members of management who retain shares of Big Flower common stock in the merger will hold approximately 19.0% of Big Flower's remaining common stock.

    The following table sets forth the investments in Big Flower that we assume employees and members of management will retain in the merger. The investments will consist of retained shares of common stock and/or existing options to acquire common stock that they currently hold. Shares of Big Flower common stock have been valued at $35.25 for the purpose of the table. Each existing option to acquire common stock has been valued at the difference between $35.25 and the exercise price of the option, multiplied by the number of shares of Big Flower common stock subject to the option.



                                                                                DOLLAR VALUE OF
                                                                NUMBER OF       EXISTING SHARES   DOLLAR VALUE OF
                                                             EXISTING SHARES          OF             EXISTING
                                                             OF COMMON STOCK    COMMON STOCK TO       OPTIONS
                                                             TO BE RETAINED       BE RETAINED     TO BE RETAINED
                                                              IN BIG FLOWER      IN BIG FLOWER     IN BIG FLOWER
NAME(1)                                                       IN THE MERGER      IN THE MERGER     IN THE MERGER
----------------------------------------------------------  -----------------  -----------------  ---------------
R. Theodore Ammon.........................................          -             $    -            $    -
Edward T. Reilly..........................................          -                  -                 -
Mark A. Angelson..........................................          -                  -                 -
Richard L. Ritchie........................................          -                  -                 -
Employees of Big Flower (- employees)(excluding executive
  officers)...............................................          -                  -                 -
Employees of TC Advertising and subsidiaries
  (- employees)...........................................          -                  -                 -
Employees of Webcraft and subsidiaries
  (- employees)...........................................          -                  -                 -
Employees of Laser Tech Color and subsidiaries
  (- employees)...........................................          -                  -                 -
Employees of Columbine JDS and subsidiaries
  (- employees)...........................................          -                  -                 -
Employees of other Big Flower subsidiaries
  (- employees)...........................................          -                  -                 -
                                                            -----------------  -----------------  ---------------
        Total.............................................          -             $    -            $    -
                                                            -----------------  -----------------  ---------------
                                                            -----------------  -----------------  ---------------


------------------------

(1) The members of management who will be retaining shares of Big Flower common stock or options to purchase Big Flower shares, in each case in the merger, and the number of shares and/or options each such person will retain are still being finalized and will be completed upon the earlier of September 24, 1999 and the date, if any, on which Amendment No. 2 to the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part is filed with the Securities and Exchange Commission.



    As of the record date for the Big Flower meeting, the members of management retaining shares of Big Flower common stock or options to purchase those shares,
in each case in the merger, beneficially owned a total of   -  shares of Big
Flower common stock, including shares which they may acquire within 60 days upon
exercise of stock options, or approximately   -  % of the shares of Big Flower
common stock outstanding on that date. Appendix E to this document includes information relating to transactions since May 17, 1999 involving Big Flower common stock effected by or on behalf of Thomas H. Lee Equity Fund IV, Evercore Capital Partners, Big Flower and any directors and executive officers of Big Flower who are retaining shares of common stock or options to purchase those shares, in each case in the merger.


    ARRANGEMENTS WITH THOMAS H. LEE COMPANY AND EVERCORE CAPITAL PARTNERS


    We expect that Thomas H. Lee Equity Fund IV and Evercore Capital Partners will enter into an agreement before the merger with respect to various pre-merger matters, including their relative entitlements to receive (1) a share of the termination fee if the merger does not occur in circumstances which trigger the payment of this fee and (2) payment for their out-of pocket fees and expenses if the merger does not occur in circumstances which trigger the payment of these fees and expenses up to a cap of $10 million. For more information regarding the consequences of the merger not occurring, see "The Merger Agreement--Termination and Effects of Termination" on page 93.



    We expect that Big Flower will enter into a management agreement with Thomas
H. Lee Company, Evercore Capital Partners or their respective affiliates under which Thomas H. Lee Company, Evercore Capital Partners or their respective affiliates will provide consulting and management advisory services to Big Flower following the merger. In return for those services, Thomas H. Lee Company or its affiliates will receive an annual management fee of $1.0 million, payable monthly, and Evercore Advisors Inc. will receive an annual management fee of $250,000, payable monthly.

    AGREEMENTS RELATING TO EQUITY IN BIG FLOWER FOLLOWING THE MERGER


    Mr. Ammon has consented to Big Flower's inclusion of a reference in the merger agreement to his retention of two million shares of Big Flower common stock in the merger and has understandings with Thomas H. Lee Company and Evercore Capital Partners with respect to certain governance and shareholders' issues following the merger. The parties expect to formalize these understandings in a written shareholders agreement, which is intended to confer rights consistent with Big Flower's accounting for the merger as a recapitalization. Although the terms of the shareholders agreement have not yet been finalized and reduced to writing, it is expected that they will, among other things,



    - restrict transfers of the shares of Big Flower common stock by Evercore Capital Partners and Mr. Ammon prior to an initial public offering,



    - permit Thomas H. Lee Equity Fund IV, Evercore Capital Partners and Mr. Ammon to purchase equity securities proposed to be issued by Big Flower on a preemptive basis,



    - require Evercore Capital Partners and Mr. Ammon to sell shares of Big Flower common stock in some circumstances should Thomas H. Lee Equity Fund IV choose to sell any shares of Big Flower common stock owned by it,



    - permit Evercore Capital Partners and Mr. Ammon to participate in some sales of shares of Big Flower common stock by Thomas H. Lee Equity Fund IV, and



    - provide for registration rights on customary terms.



    It is also expected that the shareholders agreement will provide Thomas H. Lee Equity Fund IV the right to appoint, subject to a limited right of approval of Evercore Capital Partners and Mr. Ammon, a majority of the members of the board of directors of Big Flower.


    TREATMENT OF STOCK OPTIONS

    In the merger, all outstanding and unexercised Big Flower stock options, whether vested or unvested, will be treated as follows, unless the optionholders and BFH Merger Corp. agree otherwise and, in limited circumstances, Big Flower consents to this agreement:


    - an optionholder and BFH Merger Corp. may agree to treat a portion of an option as a retained option which will continue to remain outstanding and will remain subject to all terms and conditions which were applicable to that option immediately prior to the merger, except that such option will become fully vested and exercisable for common stock of Big Flower following the merger, and



    - the remaining portion of the option will be designated as an exchanged option and will be cancelled in exchange for the right to receive from Big Flower the same merger consideration, including cash, PIK preferred stock and warrants, received by Big Flower stockholders per share of Big Flower common stock, in each case multiplied by:



       - - a fraction where the numerator is the "spread" of the option (I.E., the excess, if any, of $35.25 over the exercise price of that option) and the denominator is $35.25, and



       - - the number of shares of Big Flower common stock subject to that portion of the option.



    The merger agreement currently provides that each option has been designated as an exchanged option. However, until either September 24, 1999 or, if earlier, the date, if any, on which this proxy statement/prospectus is refiled with the Securities and Exchange Commission, BFH Merger Corp. and that optionholder may agree:



    - to change the number of that optionholder's options which will be retained and exchanged as described above, and



    - to treat that optionholder's options differently than described above, which amendment will require Big Flower's consent, not to be unreasonably withheld.


    This document assumes that all options will become retained options, although an agreement to treat options in this manner has not been reached between BFH Merger Corp. and optionholders.

    SEVERANCE AGREEMENTS


    Big Flower has severance agreements with its executive officers and other key employees. Generally, these agreements provide that if the employment of any of these employees is terminated under specified circumstances within 12 months after a change of control, the employee will be entitled to receive various benefits. The completion of the merger may constitute a change of control for purposes of these agreements. However, Big Flower does not expect to terminate the employment of any of these employees in connection with the merger. The benefits, which vary depending on the employee, include:



    - a cash payment equal to up to three times the current base salary and highest bonus received in the previous three years,



    - the immediate vesting and exercisability of all outstanding equity incentive awards, including stock options,



    - the right to receive a cash payment equal to the spread on all outstanding stock options,



    - a cash payment with respect to foregone fringe benefits,



    - additional service credit for purposes of the supplemental retirement benefit, and


    - the payment by Big Flower of the amount necessary, if any, to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986.


    We estimate the cash payments which Big Flower would be required to pay under the severance agreements to each of its executive officers upon termination of their employment by Big Flower without cause or by the executive officers for good reason, or in the case of Mark A. Angelson, in the event that he terminates employment with Big Flower, following a change of control are estimated by Big Flower to be as follows: R. Theodore Ammon, $7.2 million; Edward T. Reilly, $3.6 million; Mark A. Angelson, $2.3 million; and Richard L. Ritchie, $1.8 million.


ACCOUNTING TREATMENT

    Big Flower will account for the merger as a recapitalization because current management retaining shares of Big Flower common stock in the merger will have a significant continuing interest in Big Flower common stock following the merger. As a result, the merger will have no impact on the historical basis of Big Flower's assets and liabilities.

SOURCE AND AMOUNT OF FUNDS

    EQUITY COMMITMENTS

    Thomas H. Lee Equity Fund IV and Evercore Capital Partners have committed to contribute an aggregate of up to $390 million to BFH Merger Corp. as part of the merger and related transactions. This amount will be reduced by the value attributed to the shares of Big Flower common stock and options to purchase those shares which will be retained by members of management in the merger. Up to $60 million of this equity commitment may be represented by the investment instrument described below.


    The commitments of each of Thomas H. Lee Equity Fund IV and Evercore Capital Partners are as follows (in millions):

EQUITY INVESTORS                                                                    COMMITMENT
--------------------------------------------------------------------------------  ---------------
Thomas H. Lee Equity Fund IV....................................................     $     325
Evercore Capital Partners.......................................................     $      65
                                                                                         -----
Total...........................................................................     $     390
                                                                                         -----
                                                                                         -----

    The commitments of each of Thomas H. Lee Equity Fund IV and Evercore Capital Partners are subject to the execution of documentation customary in financings of this type.


    The merger agreement provides that BFH Merger Corp. may replace up to $60 million of its equity commitment with a cash contribution of that sum to an investment instrument. The exact terms of the investment instrument have not been determined. However, the merger agreement provides that BFH Merger Corp. may establish the terms of an investment instrument. The investment instrument could take the form of redeemable capital stock of Big Flower, prepaid forward contracts, or some other securities, instruments or arrangements. One possible arrangement is the establishment of an entity to be funded by (1) a cash contribution by BFH Merger Corp. or its affiliates and (2) subject to Big Flower's existing agreements, a contribution by Big Flower of assets identified by BFH Merger Corp., in each case in exchange for equity interests in that entity. The merger agreement provides that any investment instrument can have an interest or dividend rate of no more than 10% and that any investment instrument can have a call on the assets of Big Flower, equal to no more than $60 million, increasing at a rate of 10% per annum, compounded semi-annually. It is expected that the investment instrument will involve Big Flower's Internet-related assets.


    DEBT FINANCINGS


    GENERAL. Big Flower and Big Flower Press expect to enter into debt financing arrangements at the time of the merger aggregating approximately $870 million. The arrangements are expected to consist of:


    - $470 million of senior bank financing; and

    - $400 million of high yield financing.


    Big Flower Press expects to enter into the senior bank financing and will be the primary borrower. Big Flower Press may request that its wholly-owned foreign subsidiaries be borrowers also.



    Big Flower expects to consummate a high yield financing. We expect that the high yield financing will take the form of high yield debt securities. If Big Flower cannot consummate the issuance and sale of the high yield debt securities at the time of the merger, Big Flower expects to enter into a bridge loan for which it has a commitment. The bridge loan would be expected to be on terms less favorable to Big Flower than the terms of the high yield debt securities. Also, the bridge loan would initially be expected to bear interest at a rate in excess of the expected interest rate on the high yield debt securities, and the rate would increase over time.



    We anticipate that the full proceeds of the high yield financing, together with a portion of the proceeds of the senior bank financing and the proceeds of the equity commitments of Thomas H. Lee Equity Fund IV and Evercore Capital Partners, will be used:



    - to finance the cash consideration payable in the merger to the holders of Big Flower common stock and options to purchase Big Flower common stock, other than shares and options in Big

      Flower which are retained by members of management in the merger, and the QUIPS holders who elect to convert their QUIPS into Big Flower common stock,



    - to refinance some of Big Flower's outstanding debt, including debt under Big Flower Press' existing senior bank facility, and to pay related fees and expenses of the merger and related transactions, and


    - to provide for Big Flower's and its subsidiaries' working capital and general corporate requirements after the merger.


    Based on the June 30, 1999 pro forma balance sheet, we expect that approximately $100 million of the senior bank financing would not be borrowed immediately, but would be used as needed to satisfy the working capital and general corporate requirements of Big Flower after the merger.


    On June 28, 1999, BFH Merger Corp. received commitment letters on behalf of Big Flower Press to provide the senior bank financing and on behalf of Big Flower to provide a bridge loan relating to the high yield financing. The commitments are subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to the financings contemplated by the commitments.

    In addition to the new debt financing, Big Flower Press' existing $600 million of senior subordinated notes will remain outstanding after the merger.

    These debt financing arrangements assume the conversion of all outstanding QUIPS into Big Flower common stock prior to the merger. However, the QUIPS holders could decide not to convert their QUIPS or could exercise their conversion rights after the merger. If the QUIPS holders convert their QUIPS after the merger, they would receive the same consideration they would have received had they exercised their conversion rights prior to the merger, except that the PIK preferred stock would not have started accruing dividends until the QUIPS holder has actually exercised its conversion right.

    THE SENIOR BANK FINANCING.


    SUMMARY.  We expect the senior bank financing to consist of:



    - a $200 million term loan facility, and


    - a $270 million revolving credit facility.


    AGENTS. The Chase Manhattan Bank will act as administrative agent for the syndicate of lenders providing the senior bank financing. Bankers Trust Company or an affiliate will act as syndication agent for the bank facilities and NationsBank, N.A. or an affiliate will act as documentation agent.


    FEES. In its capacity as administrative agent, Chase will receive a standard annual administrative fee. The revolving credit facility will include a sub-limit for the issuance of letters of credit. In its capacity as issuing bank of any letters of credit, Chase will receive a standard fronting fee equal to a specified percentage per annum of the undrawn face amount of the letters of credit. Big Flower Press will also pay to the lenders a commitment fee equal to 0.5% per annum of the undrawn portion of each lender's commitment from time to time.


    INTEREST. Borrowings made under the revolving credit facility will bear interest at a rate equal to, at Big Flower Press' option, a eurodollar rate (LIBOR) plus 2.25%, or the base rate plus 1.25%. Borrowings made under the term loan facility will bear interest at a rate equal to, at Big Flower Press' option, a eurodollar rate (LIBOR) plus 2.50% or the base rate plus 1.50%. The base rate is a fluctuating interest rate equal to the higher of (1) the rate of interest announced publicly by the administrative agent as its prime commercial lending rate and (2) a rate equal to one-half of 1% per annum above the Federal Funds Effective Rate, as published by the Federal Reserve Bank of New York.

    Base rate interest will be payable quarterly in arrears. Eurodollar rate interest will be payable in arrears at the earlier of the end of (1) the applicable interest period or (2) each quarter. Eurodollar rate borrowings are available in 1-, 2-, 3- or 6-month interest periods.


    The eurodollar rate and base rate margins and the commitment fees will be subject to reductions, based on various tests of Big Flower Press' financial performance. The eurodollar rate and base rate margins will be subject to an increase of 0.25% based on the credit rating of the senior bank financing.


    MATURITY. The revolving credit facility matures six years after funding. The term loan facility matures eight years after funding, PROVIDED THAT the maturity date will be March 31, 2007 if a refinancing of some existing subordinated debt does not occur on specified terms by March 31, 2007.


    The term loan facility will amortize in quarterly installments of $250,000 starting six months from funding and ending seven years from funding, and thereafter will amortize in equal quarterly installments through maturity.


    GUARANTEES AND SECURITY. The obligations of Big Flower Press and the subsidiary borrowers, if any, under, the senior bank financing credit agreement will be guaranteed by Big Flower and each of its domestic subsidiaries other than Big Flower Press, and the obligations of the borrowers and the guarantors will be secured by substantially all assets of the borrowers and the guarantors. The obligations of foreign subsidiary borrowers, if any, under the senior bank financing credit agreement may also be guaranteed by and secured by the assets of their respective subsidiaries on a basis to be determined.



    CREDIT AGREEMENT. We expect that the senior bank financing credit agreement will contain customary covenants of Big Flower and its subsidiaries, other than certain unrestricted subsidiaries on a basis to be agreed. Restrictions which would be expected are restrictions on:



    - debt,



    - the sale of some assets,


    - sale/leaseback transactions and lease payments,

    - changes in business,

    - issuances of stock,


    - some mergers, acquisitions, joint ventures, partnerships and other business combinations,



    - voluntary prepayment of some debt,


    - transactions with affiliates and formation of subsidiaries,

    - capital expenditures,

    - liens,

    - loans and investments, and


    - subject to some exceptions, the payment of dividends to, or the repurchase or redemption of stock from, shareholders.



    The senior bank financing credit agreement would also include financial covenants, such as requirements to maintain certain levels of interest coverage and debt to EBITDA.



    The terms of the senior bank financing credit agreement provide that, subject to applicable grace periods in some circumstances, Big Flower Press would be in default if principal or interest was not paid when due under the credit agreement or, upon the non-fulfillment of the covenants described above, on some changes in control of the ownership of Big Flower Press or various other defaults, including bankruptcy, cross defaults, and invalidity of security and guarantees. If a default occurs, the senior bank financing lenders would be entitled to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the senior bank financing credit agreement and may require all of those amounts to be immediately paid in full.



    Subject to customary exceptions, loans under the term loan facility will have to be prepaid, as follows:



    - with 50% of the annual excess cash flow, which will be defined in the senior bank financing credit agreement and will be subject to limits to be specified in the credit agreement,



    - with 50% of the net cash proceeds from some equity issuances by, or capital contributions to, Big Flower and its subsidiaries, and



    - with 100% of the net cash proceeds of some asset sales, some insurance and condemnation proceeds and some debt issuances of Big Flower and its subsidiaries.


    Big Flower Press will be permitted to own, create or acquire subsidiaries designated as "unrestricted subsidiaries" in some circumstances. These unrestricted subsidiaries will not provide guarantees or collateral security or be subject generally to the covenants contained in the loan documentation.

    THE HIGH YIELD FINANCING


    SUMMARY.  We expect that the high yield financing will consist of:



    - a $400 million offering of Big Flower high yield notes, or



    - a $400 million unsecured bridge loan financing of Big Flower that we will replace with debt securities substantially similar to the high yield notes as soon as practicable after the merger.


    Big Flower will utilize the bridge loan financing if the high yield notes are not issued at the time of the merger.

    High Yield Notes


    INTEREST, MATURITY. We expect that the high yield notes will have an interest rate, maturity date and other financial terms based on market conditions at the time of issuance.


    INITIAL PURCHASERS, AGENTS. On behalf of Big Flower, BFH Merger Corp. has engaged Deutsche Bank Securities Inc., Chase Securities Inc. and Bank of America Securities LLC to act as underwriters, placement agents or initial purchasers for the high yield notes.


    REGISTRATION. We expect that the high yield notes will be issued in a transaction which is not a public offering but which anticipates resales under Rule 144A of the Securities Act of 1933 to qualified institutional buyers and non-U.S. persons. Accordingly, we do not expect that they will be registered under the Securities Act of 1933 upon their original issuance, but we expect that they will have registration rights.



    INDENTURE. We expect that the high yield notes indenture will contain customary covenants that will restrict, among other things, the ability of Big Flower and some of its subsidiaries to:



    - incur additional debt,



    - pay dividends or make some other restricted payments,


    - incur liens,


    - apply net proceeds from some asset sales,


    - merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of Big Flower, or


    - enter into various transactions with affiliates.



    We also expect that the high yield notes indenture will contain events of default which are customary for transactions of this type.

    Bridge Loan Financing


    FUNDING. The bridge loan financing would be funded in a principal amount of up to $400 million if Big Flower does not issue the high yield notes at the time of the merger.


    SECURITY.  The bridge loan financing would be unsecured.

    FEES.  Big Flower would pay customary fees.


    MATURITY. The bridge loan financing would mature on the earlier of (1) one year after funding, and (2) the closing date of any permanent refinancing of the bridge loan financing.



    CONVERSION OF BRIDGE LOAN FINANCING INTO TERM LOAN AND/OR LONG-TERM NOTES. If Big Flower fails to refinance the bridge loan financing in full by one year after funding, it would be converted to a term loan maturing in ten years. This loan would bear interest at the then prevailing market rates for loans of that type, and would be evidenced by a loan agreement with terms no less favorable than those of the bridge loan.


    At any time after this conversion date, upon 30 days' notice to Big Flower, the bridge lenders may at their option require that Big Flower exchange the term loan for long-term notes. These would have similar terms and conditions to high yield debt securities issued for cash in the then prevailing financial markets.


    Big Flower does not expect to register these long-term notes upon their initial issuance to the bridge lenders, relying on a private placement exemption under the Securities Act of 1933. With respect to subsequent resales of these long-term notes, we expect that the holders would have registration rights or could resell the securities under Rule 144A of the Securities Act of 1933 or another available exemption from registration.



    We expect that these long-term notes and the term loan would be mandatorily redeemable or repayable on the same terms as the bridge loan financing, and optionally redeemable or repayable, as applicable, at declining premiums, on terms customary for high yield debt securities.


EFFECT OF THE MERGER ON BIG FLOWER CAPITAL STOCK


    The Big Flower common stock is currently listed on the NYSE. Following the completion of the merger, Big Flower's common stock will no longer be traded on the NYSE, price quotations will no longer be available and the registration of Big Flower common stock under the Exchange Act will be terminated. In addition, following the completion of the merger, neither the PIK preferred stock, the warrants nor any other class or series of Big Flower capital stock will be listed on the NYSE or any other national securities exchange and will not be quoted on the NASDAQ Stock Market, Inc. Big Flower will, however, remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act in respect of the PIK preferred stock, the warrants and, to the extent that any QUIPS remain outstanding after the merger, the QUIPS following completion of the merger. Big Flower Press will also remain subject to those reporting requirements in respect of its existing $600 million of senior subordinated notes. Holders of the QUIPS who exercise their conversion rights after the merger will be entitled to receive the same merger consideration as holders of Big Flower common stock prior to the merger.


REGULATORY MATTERS


    Big Flower and BFH Merger Corp. cannot complete the merger until notification and information related to their respective businesses has been provided to the Federal Trade Commission and the Department of Justice and the specified waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 have been satisfied. The required notification and report forms were filed with the Federal Trade Commission and the Department of
Justice on   -  , 1999. The waiting period for antitrust review by the
regulatory authorities expires on   -  , 1999 unless the
regulatory authorities grant early termination, which early termination has been requested by both Big Flower and BFH Merger Corp. This period may be extended by the regulatory authorities if they request additional information.

FEES AND EXPENSES OF THE MERGER


    Big Flower's estimated fees and expenses for the merger are as follows:


DESCRIPTION                                                                APPROXIMATE AMOUNT
-------------------------------------------------------------------------  -------------------
Advisory fees and expenses...............................................    $
Debt financing fees and expenses.........................................
Legal fees and expenses..................................................
Transaction fees and expenses............................................
Accounting fees and expenses.............................................
Printing and mailing costs...............................................
Miscellaneous expenses...................................................
                                                                           -------------------
    Total................................................................    $    84,000,000
                                                                           -------------------
                                                                           -------------------


    To Big Flower's knowledge, no such fees and expenses are being paid to Big Flower's affiliates.



LITIGATION CHALLENGING THE MERGER



    Seven lawsuits were filed individually and as class actions by stockholders in the Delaware Court of Chancery seeking to enjoin the consummation of or rescind the merger or, in the alternative, to recover monetary damages. On July 21, 1999 the lawsuits were consolidated into one action, and on August 13, 1999 an amended complaint was filed in the consolidated action. The amended complaint names as defendants Big Flower and all of its directors. The amended complaint alleges in general that the Big Flower directors breached their fiduciary duties by approving the merger at a price that is inadequate and unfair to Big Flower's stockholders. In addition, the amended complaint alleges that certain members of management have conflicts of interest that have prevented them from acting in the best interests of Big Flower's stockholders. The defendants believe that the claims are entirely without merit and intend to vigorously contest the claims.

                                 CAPITALIZATION


    The following table shows Big Flower's actual capitalization as of June 30, 1999 and as adjusted for acquisitions completed subsequently and for the merger and related recapitalization. The following table assumes that all of the options to purchase Big Flower common stock are retained by all current holders of those options and that the QUIPS have been converted into Big Flower common stock prior to the merger. You should read this table along with the sections of this document entitled "Special Factors" on page 27 , "Big Flower Unaudited Pro Forma Financial Information" on page 103 and the consolidated financial statements of Big Flower and related notes, which are incorporated by reference in this proxy statement/prospectus.



                                                                       AS OF JUNE 30, 1999
                                                                       --------------------
                                                                                     AS
                                                                        ACTUAL    ADJUSTED
                                                                       ---------  ---------
                                                                          (IN THOUSANDS)
Debt (including current portion)(1)(2):
  Revolving credit facility..........................................  $ 235,231
  New revolving credit facility......................................             $ 172,340
  New term loan facility.............................................               200,000
  8 7/8% senior subordinated notes due 2007..........................    350,104    350,104
  8 5/8% senior subordinated notes due 2008..........................    250,000    250,000
  New high yield notes...............................................               400,000
  Other notes payable................................................     24,741      7,352
                                                                       ---------  ---------
    Total Debt.......................................................    860,076  1,379,796
QUIPS................................................................    114,070
Investment instrument................................................                60,000
PIK preferred stock..................................................               114,732
Stockholders' equity (deficit).......................................    163,787   (321,694)
                                                                       ---------  ---------
                                                                       $1,137,933 $1,232,834
                                                                       ---------  ---------
                                                                       ---------  ---------


------------------------


(1) Excludes off-balance sheet borrowings of $86.6 million under Big Flower's accounts receivable securitization facility.



(2) At June 30, 1999, Big Flower had available borrowing capacity of $286.5 million under its revolving credit facility and $63.4 million under its accounts receivable securitization facility. On a pro forma basis, Big Flower would have had available borrowing capacity of $89.3 million under the new revolving credit facility as well as the $63.4 million available under its accounts receivable securitization facility.

                                SOURCES AND USES


    The following table summarizes the proposed sources and uses of funds in connection with the merger and the related recapitalization. For more information on the capitalization of Big Flower, see "Capitalization" on page 69; for more detailed financial information regarding Big Flower, see "Big Flower Unaudited Pro Forma Financial Information" on page 103; and for more information regarding Big Flower's plans to raise and use funds involved in the recapitalization, see "Special Factors--Source and Amount of Funds" on page 62.



                                                                                                          (IN
                                                                                                      THOUSANDS)
                                                                                                     -------------
SOURCES
  New revolving credit facility....................................................................   $   172,340
  New term loan facility...........................................................................       200,000
  New high yield notes.............................................................................       400,000
  Issuance of PIK preferred stock..................................................................       114,732
  Issuance of investment instrument................................................................        60,000
  Cash investment in common stock by BFH Merger Corp...............................................       203,056
                                                                                                     -------------
    Total..........................................................................................   $ 1,150,128
                                                                                                     -------------
                                                                                                     -------------

USES
  Repurchase of common shares ($537.5 million in cash and $94.1 million in PIK preferred stock and
    warrants)......................................................................................   $   631,559
  Repurchase of common shares resulting from conversion of QUIPS ($118.1 million in cash and $20.7
    million in PIK preferred stock and warrants)...................................................       138,784
  Repayment of revolving credit facility (balance outstanding at 6/30/99 as adjusted for
    acquisitions completed subsequently)...........................................................       276,148
  Repayment of other notes payable (balance outstanding at 6/30/99)................................        17,500
  Payment of accrued interest (balance outstanding at 6/30/99).....................................           701
  Payment of accrued preferred dividends of a subsidiary trust (balance outstanding at 6/30/99)....         1,436
  Transaction expenses.............................................................................        84,000
                                                                                                     -------------
    Total..........................................................................................   $ 1,150,128
                                                                                                     -------------
                                                                                                     -------------


The sources and uses of funds assume the following:


    (1) Payment of the merger consideration for shares of Big Flower common stock outstanding at June 30, 1999 less shares of Big Flower common stock retained by members of management in the merger.



    (2) Conversion of all QUIPS into 3,937,144 shares of Big Flower common stock, calculated as 2.27 million QUIPS currently outstanding at a conversion rate of 1.7344 shares of Big Flower common stock for each QUIPS outstanding, and the payment of the merger consideration for all of those shares.


    (3) Equity investment of $390.0 million consisting of

       - $60.0 million of value attributed to an investment instrument,


       - $126.9 million of value attributed to shares of Big Flower common stock and options to purchase such shares retained by the members of management and those option holders in the merger, and



       - $203.1 million in cash.


    (4) Issuance by Big Flower of $400.0 million of new high yield notes.

    (5) Big Flower Press' entering into a $200.0 million term loan facility with revolving credit facility borrowings for the balance of cash needs.


    (6) Repayment of the existing revolving credit facility, as adjusted to include funds paid in connection with acquisitions completed in July and August 1999.



    (7) Repayment of notes payable other than Big Flower Press' senior subordinated notes that are currently outstanding and capital lease obligations.

                    DESCRIPTION OF BIG FLOWER CAPITAL STOCK
                              FOLLOWING THE MERGER


    The following description of the material terms of the capital stock of Big Flower does not purport to be complete and is qualified in its entirety by reference to Big Flower's restated certificate of incorporation, which is incorporated in this proxy statement/prospectus by reference as an exhibit to the registration statement of which this document is a part.


GENERAL

    Following the merger, the authorized capital stock of Big Flower will be 50,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

BIG FLOWER COMMON STOCK


    The holders of Big Flower common stock following the merger will be entitled to one vote per share on all matters submitted for action by the stockholders, including the election of directors, and will be entitled to participate equally in dividends when and as such dividends may be declared by the Big Flower board of directors out of funds legally available for those dividends. In the event of a liquidation, dissolution or winding-up of Big Flower, holders of Big Flower common stock will have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including the holders of Big Flower's debt, all liabilities and the aggregate liquidation preferences of any outstanding shares of preferred stock, including the PIK preferred stock discussed below. The holders of Big Flower common stock will have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Big Flower common stock will be validly issued, fully paid and non-assessable.



PIK PREFERRED STOCK, WARRANTS AND EXCHANGE DEBENTURES



    In connection with the consummation of the merger, Big Flower will issue up to a total of 4,574,555 shares of PIK preferred stock, and warrants to purchase up to 492,721 shares of common stock.


    Each stockholder exchanging his or her shares of Big Flower common stock will receive as part of the merger consideration:


    - 0.21 of shares of PIK preferred stock, with a liquidation preference of $25.00 per share, which is equivalent to $5.25 liquidation preference per share of Big Flower common stock that the stockholder owns today, and


    - a warrant to purchase approximately 0.02 of a share of common stock of Big Flower following the merger.

    The warrants will initially be attached to the shares of PIK preferred stock but they will detach from the PIK preferred stock as described in the section below on the warrants.


    No fractional interests of this PIK preferred stock/warrant package will be issued, and fractional interests will be cashed out. For more information on the consideration to be received by holders of Big Flower common stock in the merger, see "The Merger Agreement--Exchange of Big Flower Common Stock" on page
86. Accordingly, each whole share of PIK preferred stock that is delivered as part of the merger consideration will have attached warrants to purchase approximately 0.11 of a share of common stock of Big Flower, subject to receipt of cash for fractional shares.



    In addition, at the discretion of the board of directors, additional shares of PIK preferred stock may be issued as "in kind" dividends, as described below.

    PIK PREFERRED STOCK


    LIQUIDATION PREFERENCE. Each share of PIK preferred stock will have a liquidation preference of $25.00. This means that, if Big Flower is liquidated, dissolved or wound up, each holder of a share of PIK preferred stock will be entitled to be paid the liquidation preference of $25.00 per share of PIK preferred stock held plus accumulated and unpaid dividends. As a holder of PIK preferred stock, you will not be entitled to any further payment.


    If the assets remaining after distribution to holders of debt and other obligations are insufficient to pay all of the holders of PIK preferred stock, any remaining assets will be distributed on a proportionate basis to the holders of PIK preferred stock.


    In a liquidation, holders of PIK preferred stock must be paid before any holders of Big Flower common stock and other junior securities receive any payment for their shares.



    RANK. The PIK preferred stock will rank ahead of Big Flower's common stock. To the extent that the investment instrument takes the form of capital stock of Big Flower, the investment instrument will have seniority over the PIK preferred stock with respect to both the assets that the investment instrument relates and the proceeds from the sale of these assets, up to a maximum priority of $60 million which amount will increase from the date of the funding of the investment instrument at a rate of 10% per year, compounded semi-annually.



    While it is not expected that there will be other classes of preferred stock immediately after the merger, other than if the investment instrument takes the form of preferred stock, the Big Flower board of directors could, at its discretion, at any time after the merger authorize the issuance of additional classes of preferred stock which rank senior to, or equal with, the PIK preferred stock.



    DIVIDENDS. Holders of shares of PIK preferred stock issued in the merger will be entitled to receive dividends that are cumulative and compound semi-annually from the date of the merger at an annual rate of 10% of the liquidation preference. Big Flower will determine, in the discretion of its board of directors, the timing of the actual declaration and payment of dividends and can pay the PIK preferred stock dividends in additional PIK preferred stock in lieu of cash at a rate of one share per $25.00 of semi-annual dividend not paid in cash.



    No dividends can be declared or paid on the common stock or any other junior securities while accumulated dividends on the PIK preferred stock are unpaid.



    MANDATORY REDEMPTION. All of the outstanding shares of PIK preferred stock must be redeemed by Big Flower on December 15, 2012 at the liquidation preference of $25.00 per share plus accumulated and unpaid dividends to the date of redemption.


    OPTIONAL REDEMPTION. Big Flower can redeem the PIK preferred stock as follows:


    - subject to the "equity clawback" described below, Big Flower cannot redeem the PIK preferred stock for the first five years after the merger,



    - during the sixth year after the merger, Big Flower can redeem the PIK preferred stock at 102.5% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption,



    - during the seventh year after the merger, Big Flower can redeem the PIK preferred stock at 101.25% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption,



    - during and after the eighth year after the merger, Big Flower can redeem the PIK preferred stock at 100% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption.

    EQUITY CLAWBACK. If there is an initial public offering of Big Flower's common stock during the first five years after the merger, Big Flower can redeem up to 100% of the then outstanding shares of PIK preferred stock. The redemption must be made out of the proceeds of the offering at 102.5% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption. Big Flower will have the option of redeeming either 100% or a percentage not greater than 49.9% of the then outstanding PIK preferred stock. If Big Flower elects to redeem less than 100%, the redemption will be done on a pro rata basis.



    CHANGE OF CONTROL. If there is a "change of control" of Big Flower as described below, the holders can require Big Flower to repurchase the PIK preferred stock, and Big Flower can redeem up to 100% of the PIK preferred stock, in each case at 101% of the liquidation preference plus accumulated and unpaid dividends to the date of redemption. With regard to the redemption, however, Big Flower will have the option of redeeming either 100% or a percentage not greater than 49.9% of the then outstanding PIK preferred stock. If Big Flower elects to redeem less than 100%, the redemption will be done on a pro rata basis.


    A "change of control" of Big Flower arises if:


    - Thomas H. Lee Equity Fund IV, Evercore Capital Partners, R. Theodore Ammon, and their respective affiliates in the aggregate own less than 25% of the fully diluted common equity of Big Flower, and



    - another person, entity or group of persons or entities own(s) more than 50% of the fully diluted common equity of Big Flower.



    COMPANY'S RIGHT OF EXCHANGE. The PIK preferred stock is exchangeable at Big Flower's option at any time into an equivalent face amount of junior subordinated debentures having substantially similar terms to the PIK preferred stock. The terms of these debentures are described under "Description of Big Flower Capital Stock Following the Merger--Exchange Debentures" on page 75.


    NO RIGHT OF CONVERSION. The holders of PIK preferred stock will not have any conversion rights.

    VOTING RIGHTS. The holders of PIK preferred stock will have voting rights in two instances:

    - The first instance will be to elect two directors to Big Flower's board of directors if one of the following events occurs:

       - - the default in the payment of three declared semi-annual dividends,


       - - the default under Big Flower's bonds existing at the time of the merger or any debt replacements for those bonds,


       - - the bankruptcy of Big Flower, or

       - - Big Flower's failure to redeem the PIK preferred stock as required by the terms of the PIK preferred stock.


    If this right is triggered, it must be exercised by the later of: (1) 90 days after one of these events has occurred, and (2) the expiration of the cure period in the applicable debt indenture.


    If the holders of PIK preferred stock elect board members and, subsequently, the event that triggered the voting right is remedied, the board members who were elected by the holders of the PIK preferred stock will be removed from the board.


    - The second instance will be to approve any amendments to the certificate of incorporation or bylaws of Big Flower that would adversely affect the terms of the PIK preferred stock, including any amendment like that effected under the terms of a merger or similar transaction.

    A vote of holders of the PIK preferred stock will not be required for Big Flower to increase the authorized amount of PIK preferred stock or to issue securities which are senior to, equal with, or junior to, the PIK preferred stock.


    INVESTMENT INSTRUMENT. Any investment instrument will be secured by, and will have priority over, the PIK preferred stock in respect of the assets that the investment instrument relates to, and the proceeds from the sale of these assets, subject to a maximum priority of $60 million which amount will increase from the date of the funding of the investment instrument at a rate of 10% per year, compounded semi-annually. It is expected that the investment instrument will involve Big Flower's Internet-related assets. Interest or dividends, if applicable, will be payable on any investment instrument whether or not dividends have been paid on the PIK preferred stock. In other words, Big Flower can dispose of any proceeds from the sale of assets which secure the investment instrument, up to $60 million plus the 10% accrual, whether or not dividends are paid on the PIK preferred stock.


    WARRANTS

    GENERAL. The maximum number of warrants that could be issued in the merger represent, in the aggregate, the right to purchase 5% of the shares of Big Flower common stock outstanding immediately after the merger assuming the exercise of these warrants.

    ATTACHMENT TO PIK PREFERRED STOCK. At the time of the merger, the warrants will be attached to the shares of PIK preferred stock issued. However, the warrants will detach from the PIK preferred stock on the earlier of one of three events:

    - 180 days after the merger,

    - an event that triggers the exercisability of the warrants, as described below, and

    - a "change of control", as that term is used in the description of the PIK preferred stock above.

    EXERCISABILITY. You will be able to exercise the warrants after the sale of Big Flower or an initial public offering of the Big Flower common stock or any other event which results in a public market in the common stock, unless prohibited by applicable federal and state securities laws.

    EXERCISE PRICE. The exercise price for each whole share of common stock subject to the warrants will be $0.01. This works out to an exercise price of each individual warrant of approximately $0.0002.

    PROCEDURES FOR EXERCISE. Subject to the section below on fractional interests, you can exercise a warrant by surrendering to Big Flower the warrant certificate evidencing the warrant to be exercised, and delivering a form of election to purchase that is properly completed and executed as well as the exercise price for that warrant. You can pay the exercise price in cash or by certified or official bank check payable to Big Flower. Alternatively, and subject also to the section below on fractional interests, a holder can exercise a warrant in a cashless exercise by receiving for each warrant a fraction of a share of common stock with an aggregate current market value equal to the difference between the then current market value of that fraction of a share of common stock and the exercise price of the warrant.


    After a holder has surrendered warrant certificates and paid the exercise price or made a cashless exercise, Big Flower will deliver or cause to be delivered, to or upon the written order of the holder, stock certificates representing the number of whole shares of Big Flower common stock to which the holder is entitled. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.


    FRACTIONAL INTERESTS. No fractional shares of common stock will be issued upon exercise of the warrants. Big Flower will pay to the holder of a warrant at the time of exercise an amount in cash equal to the current market value of any fractional share of Big Flower common stock less a corresponding fraction of the exercise price.

    NO VOTING RIGHTS. The holders of the warrants will have no right to vote on matters submitted to the stockholders of Big Flower.

    NO DIVIDENDS OR RIGHTS TO SHARE IN ASSETS. The holders of the warrants will have no right to receive dividends. Also, the holders of the warrants will not be entitled to share in the assets of Big Flower if Big Flower is liquidated, dissolved or wound up. If a bankruptcy or reorganization action is commenced by or against Big Flower, a bankruptcy court may hold that unexercised warrants are executory contracts that may be subject to rejection by Big Flower with approval of the bankruptcy court. If this happened, the holders of warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of a bankruptcy case than they would be entitled to if they had exercised their warrants prior to the commencement of the bankruptcy case.

    WARRANT EXPIRATION. The warrants will expire on December 15, 2012 if they have not been exercised prior to this date.

    REGISTRATION. The warrants will be registered under the Securities Act at the time of the merger. The warrants will have no piggyback registration rights and the common stock underlying the warrants will have no piggyback registration rights.

    ADJUSTMENTS. The number of shares of Big Flower common stock that you can purchase upon exercise of the warrants and the exercise price will be subject to customary anti-dilution provisions.

    If Big Flower is subject to a merger, or all or substantially all of Big Flower's assets are sold, each warrant will be exercisable for the right to receive the kind and amount of securities, cash, or property to which the holder would have been entitled if the warrants had been exercised immediately prior to the merger or sale.


EXCHANGE DEBENTURES



    At any time, Big Flower may exchange not less than all of the then outstanding shares of PIK preferred stock into an equivalent amount of the 10% junior subordinated exchange debentures of Big Flower. The only conditions to Big Flower effecting an exchange of PIK preferred stock for exchange debentures are:



    - Big Flower having sufficient surplus under Delaware law to permit the exchange,



    - that effecting the exchange would not cause a default or an event of default under the exchange indenture, and



    - that the exchange indenture has been qualified under the Trust Indenture Act of 1939, as amended, if qualification is required at the time of exchange.



    PRINCIPAL AMOUNT. Upon an exchange of PIK preferred stock for exchange debentures, the holders of the outstanding shares of PIK preferred stock will be entitled to receive, subject to Big Flower's right to cash-out exchange debentures with a principal amount of less than $1,000, exchange debentures with a principal amount equal to the sum of:



    (1) the liquidation preference of the holder's PIK preferred stock exchanged for exchange debentures on the exchange date, and



    (2) the amount of all accumulated and unpaid dividends outstanding in respect of the holder's PIK preferred stock exchanged for exchange debentures on the exchange date.



    MATURITY.  The exchange debentures will mature on December 15, 2012.

    INTEREST. The exchange debentures will bear interest at an annual rate of 10%, compounded semi-annually. Big Flower may, at its option, pay interest on the exchange debentures either in cash, in additional exchange debentures or a combination of cash and additional exchange debentures.



    RANKING. The exchange debentures will be general unsecured debt of Big Flower and will rank:



    - senior to the QUIPS to the extent that there are QUIPS outstanding on the exchange date,



    - junior to all other debt of Big Flower existing as of the effective time of the merger, and



    - junior to any investment instrument with respect to the particular assets that secure the investment instrument and the proceeds of those particular assets.



    OPTIONAL REDEMPTION. Big Flower may redeem the exchange debentures as follows:



    - Subject to an IPO redemption, as described below, Big Flower cannot redeem the exchange debentures prior to the sixth anniversary of the closing of the merger.



    - During the sixth year after the merger, Big Flower can redeem the exchange debentures at 102.5% of the principal amount plus accrued and unpaid interest to the date of redemption.



    - During the seventh year after the merger, Big Flower can redeem the exchange debentures at 101.25% of the principal amount plus accrued and unpaid interest to the date of redemption.



    - During and after the eighth year after the merger, Big Flower can redeem the exchange debentures at 100% of the principal amount plus accrued and unpaid interest to the date of redemption.



    IPO REDEMPTION. If there is an initial public offering of Big Flower's common stock during the first five years after the merger, Big Flower can redeem up to 100% of any exchange debentures then outstanding. Big Flower must make the redemption out of the proceeds of the offering at 102.5% of the aggregate principal amount plus accrued and unpaid interest to the date of redemption. Big Flower may, at its option, redeem either 100% or a percentage not greater than 49.9% of the then outstanding exchange debentures. In the event of a redemption of less than 100% of the exchange debentures, Big Flower will effect the redemption on a pro rata basis according to the principal amount of exchange debentures held by each holder of the exchange debentures.



    CHANGE OF CONTROL. If there is a change of control of Big Flower, as described above under "Description of Big Flower Capital Stock Following the Merger--PIK Preferred Stock, Warrants and Exchange Debentures" the holders of exchange debentures can require Big Flower to repurchase the exchange debentures, and Big Flower can redeem 100% or up to 49.9% of the exchange debentures then outstanding, in each case at 101% of the liquidation preference plus accrued and unpaid interest to the date of repurchase or redemption. In the event of a redemption of less than 100% of the exchange debentures, Big Flower will effect the redemption on a pro rata basis according to the principal amount of exchange debentures held by each holder of the exchange debentures.



    RESTRICTED PAYMENTS. We expect the exchange indenture to prohibit Big Flower and its subsidiaries from, either directly or indirectly:



    - declaring or paying any dividend or making any distribution on account of any capital stock of Big Flower, except dividends or distributions in the form of additional capital stock,



    - purchasing, redeeming or otherwise acquiring or retiring for value any capital stock or any warrants, rights, calls or options exercisable for or convertible into any capital stock,



    - permitting any corporation or other entity affiliated with Big Flower to purchase or redeem any capital stock or any warrants, rights, calls or options, except for payments which are in the form of additional shares of capital stock,

    - purchasing, redeeming or otherwise acquiring or retiring for value, or making any cash interest payment on, any debt of Big Flower that is subordinated to the exchange debentures,



unless, at the time of any of the above restricted payments (1) no event of default, as defined below, has occurred and is continuing or would occur as a consequence of the restricted payment and (2) all interest due on the exchange debentures has been paid in cash, or in additional exchange debentures, or a combination of cash and exchange debentures.



    EVENTS OF DEFAULT. We expect the exchange indenture to provide that each of the following constitutes an event of default:



    - Big Flower fails to pay when due the principal of, or any premium, on the exchange debentures,



    - Big Flower fails to pay, after 30 days notice of a default, interest on the exchange debentures,



    - Big Flower fails to comply with any of its other agreements in the exchange indenture or the exchange debentures following 60 days after notice to comply is given to Big Flower,



    - Big Flower becomes bankrupt or insolvent,



    - Big Flower fails to purchase the exchange debentures from holders who elect to have their exchange debentures purchased after a change of control.



    NO RIGHT OF CONVERSION. The holders of exchange debentures will not have any conversion rights.



    TRUSTEE. The trustee under the exchange indenture will be The Bank of New York.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


    The following summary of United States federal income tax consequences of the merger and the ownership of the PIK preferred stock and warrants represents the opinion of Sullivan & Cromwell, counsel to Big Flower, and is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed Treasury regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. The summary does not address any foreign, state, or local tax consequences of the merger or of the ownership of the PIK preferred stock and warrants received in the merger.



    The summary assumes that the Big Flower common stock is, and each of the PIK preferred stock, warrants and warrant shares will be, held as a capital asset. Moreover, the summary does not address all tax consequences of the merger that may be relevant to stockholders of Big Flower in light of their particular circumstances or to some types of stockholders subject to special treatment under United States federal income tax law, including:


    - tax-exempt entities,

    - insurance companies,

    - financial institutions,

    - members of management of Big Flower retaining shares of common stock in the merger,

    - persons who acquired their shares of common stock by exercising employee or director stock options or otherwise as compensation,

    - dealers in securities or currencies,

    - traders in securities that elect to mark to market,

    - investors that hold common stock as part of a straddle or a hedging or conversion transaction,

    - foreign persons, and

    - investors whose functional currency is not the U.S. dollar.

Furthermore, the summary does not address the tax treatment of persons who exercise appraisal rights in the merger.

    HOLDERS OF BIG FLOWER COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE MERGER AND THE OWNERSHIP OF THE PIK PREFERRED STOCK AND WARRANTS RECEIVED IN THE MERGER.

THE MERGER


    The merger will be a taxable transaction for United States federal income tax purposes. You will be treated for United States federal income tax purposes as if you:



    - sold a portion of your Big Flower common stock to Thomas H. Lee Equity Fund IV and Evercore Capital Partners for cash,



    - had a portion of your Big Flower common stock redeemed by Big Flower for cash, and



    - exchanged a portion of your Big Flower common stock with Big Flower for PIK preferred stock and warrants.

    The percentage of your shares of Big Flower common stock that will be considered sold to Thomas H. Lee Equity Fund IV and Evercore Capital Partners for cash should be equal to

    - the aggregate amount of cash contributed to BFH Merger Corp. by Thomas H. Lee Equity Fund IV and Evercore Capital Partners, divided by


    - the aggregate amount of cash plus the fair market value on the effective date of the merger of the PIK preferred stock and warrants paid to holders of Big Flower common stock in the merger.


Your remaining shares of Big Flower common stock will be treated, proportionately, as having been redeemed by Big Flower for the remaining cash and exchanged for PIK preferred stock and warrants issued by Big Flower.

    THE SALE OF BIG FLOWER COMMON STOCK TO THOMAS H. LEE EQUITY FUND IV AND
     EVERCORE CAPITAL PARTNERS FOR CASH

    You will recognize capital gain or loss on the deemed sale for cash of your shares of Big Flower common stock to Thomas H. Lee Equity Fund IV and Evercore Capital Partners equal to the difference between the amount of cash you are considered to have received from those investors and your adjusted tax basis in the shares of Big Flower common stock you are considered to have sold to those investors. Your gain or loss will be long-term capital gain or loss if at the time of the sale you have held your Big Flower common stock for more than one year.

    THE REDEMPTION OF BIG FLOWER COMMON STOCK FOR CASH


    Your shares of Big Flower common stock that are considered to have been redeemed by Big Flower for cash will be treated as having been sold or exchanged for cash if the redemption



    - is "substantially disproportionate" or



    - is "not essentially equivalent to a dividend."



In determining whether either of these tests has been met, you must take into account the shares of stock you actually own and the shares of stock you constructively own by reason of the constructive ownership rules set forth in
Section 318 of the Internal Revenue Code. Under the constructive ownership rules, you will be deemed to own any shares of Big Flower stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of Big Flower stock that you have a right to acquire by exercise of an option or by conversion or exchange of a security. Due to the contingent nature of the warrants that you will receive in the merger, you should not be deemed on the effective date of the merger to constructively own the shares of Big Flower common stock that you would receive upon your exercise of the warrants.


    The deemed purchase of your Big Flower common stock by Big Flower will be "substantially disproportionate" if, among other things, the percentage of shares of Big Flower common stock you actually or constructively own immediately following the merger is less than 80% of the percentage of shares of common stock you actually and constructively owned immediately prior to the merger.


    The deemed purchase of your Big Flower common stock will be "not essentially equivalent to a dividend" if the reduction in your proportionate interest in Big Flower by reason of the merger constitutes a "meaningful reduction" given your particular facts and circumstances. Depending upon your specific facts and circumstances, even a small reduction in your proportionate equity interest may satisfy this test. For example, the IRS has indicated in a published ruling that any reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (I.E., an interest of less than 1%) and who exercises no control over corporate affairs should constitute a "meaningful reduction."

    You should consult your tax advisor to determine whether, in your particular circumstances, the deemed redemption of your Big Flower common stock will be "substantially disproportionate" or "not essentially equivalent to a dividend."


    If you meet either of the tests listed above for the redemption to be treated as a sale or exchange of your common stock of Big Flower, you will recognize capital gain or loss on the redemption of your shares of Big Flower stock equal to the difference between the amount of cash you are treated as receiving from Big Flower and your adjusted tax basis in the shares of Big Flower common stock considered to have been redeemed. Your gain or loss will be long-term gain or loss if at the time of the redemption you have held your Big Flower common stock for more than one year.



    If you do not meet either of the tests listed above for the redemption to be treated as a sale or exchange of your common stock of Big Flower, the cash you are considered to have received from Big Flower will generally be taxed as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the common stock and thereafter would be treated as a capital gain. If you are a corporation, you may be eligible for the dividends-received deduction, subject to the limitations described below under "PIK Preferred Stock."


    THE EXCHANGE OF BIG FLOWER COMMON STOCK FOR PIK PREFERRED STOCK AND WARRANTS


    To the extent that your shares of Big Flower common stock are considered to have been exchanged by Big Flower for PIK preferred stock and warrants, you will be taxed as though you sold those shares, and you will recognize capital gain or loss equal to the difference between (1) the fair market value (as of the effective time of the merger) of the PIK preferred stock and the warrants and
(2) your adjusted tax basis in those shares of common stock that you are deemed to have exchanged. Your gain or loss will be long-term capital gain or loss if at the time of the exchange you have held your Big Flower common stock for more than one year.



    Big Flower will provide you with the fair market value of the PIK preferred stock and the warrants as of the effective time of the merger after this valuation has been determined. No assurance can be given that the IRS will not disagree with Big Flower's determination of fair market value. A challenge by the IRS to the valuation, if successful, would result in your being taxed on the exchange of your Big Flower common stock for PIK preferred stock and warrants on the basis of a different determination of value.


ISSUANCE OF THE PIK PREFERRED STOCK AND WARRANTS


    The PIK preferred stock and the warrants will likely be treated as an investment unit for United States federal income tax purposes and, accordingly, the aggregate fair market value of the unit as of the effective time of the merger should be allocated between the PIK preferred stock and the warrants according to their respective fair market values as of that date. This allocation will determine the issue price of and your initial tax basis in the PIK preferred stock and the warrants. Because the respective fair market values of the PIK preferred stock and the warrants must be determined as of the effective time of the merger, Big Flower will provide you with the allocation after it has been determined. No assurance can be given, however, that the IRS will not challenge Big Flower's allocation. A challenge by the IRS to the allocation, if successful, could result in a different issue price and initial tax basis for the PIK preferred stock and warrants.

PIK PREFERRED STOCK

    REDEMPTION PREMIUM


    The PIK preferred stock you receive in the merger will be issued with a redemption premium to the extent that the amount that will be paid upon mandatory redemption of the PIK preferred stock, excluding accumulated and unpaid dividends, exceeds the issue price of the PIK preferred stock by an amount greater than a "DE MINIMIS amount", defined as 0.25% multiplied by the number of complete years from the date of issuance of the PIK preferred stock to the mandatory redemption date.



    You must include the redemption premium in income as a "constructive distribution" to the extent the distribution does not exceed our current and accumulated earnings and profits, using a constant yield method similar to the method described in applicable Treasury regulations governing the inclusion of income on debt instruments issued with original issue discount. You must include in income the sum of the daily portions of redemption premium for each day during the taxable year or portion of the taxable year in which you hold the PIK preferred stock, without regard to whether you have actually received cash attributable to that income. One effect of this rule is that you will generally be required to include in income increasingly greater amounts of redemption premium during the time that you own your PIK preferred stock.


    The adjusted tax basis of your PIK preferred stock generally will be increased by the amount of redemption premium that you include in income as a constructive distribution.


    DIVIDENDS



    The treatment of cumulative dividends on preferred stock such as the PIK preferred stock is not entirely clear. The Company intends to take the position that holders of the PIK preferred stock should not include cumulative dividends in income until such dividends are paid in cash, additional shares of PIK preferred stock or a combination thereof. Under this approach, the receipt of a distribution of cash, additional shares of PIK preferred or a combination thereof should be taxable as ordinary income in an amount equal to the sum of the amount of cash and the fair market value as of the date of distribution of the additional PIK preferred stock you receive to the extent that the distribution does not exceed our current and accumulated earnings and profits. The fair market value of the PIK preferred stock distributed will also represent the issue price and tax basis of that stock. Your holding period for your newly-issued PIK preferred stock will commence with its distribution.



    The additional shares of PIK preferred stock that you receive as an "in kind" distribution will be issued with a redemption premium if the amount that will be paid upon mandatory redemption of the PIK preferred stock, excluding accumulated and unpaid dividends, exceeds the issue price of the PIK preferred stock by an amount greater than the DE MINIMIS amount described above under "--Redemption premium." You should refer to that discussion for a description of the consequences of holding PIK preferred stock that bears a redemption premium.



    The IRS has indicated that it is considering issuing Treasury regulations that would require the current inclusion of cumulative dividends on preferred stock such as the PIK preferred stock under a constant yield method similar to the method used to determine the taxation of accrued interest on debt instruments issued with original issue discount. If cumulative dividends on the PIK preferred stock were required to be included in gross income on a constant yield to maturity basis, it is likely that actual distributions, whether in the form of cash, additional PIK preferred stock or a combination thereof, would not be reported separately as a taxable income. There can be no certainty whether those regulations will be issued, what their effective date will be, or whether the regulations, if issued, would affect the United States federal income tax treatment of your ownership of PIK preferred stock.

    THE DIVIDENDS-RECEIVED DEDUCTION


    To the extent that dividends are paid out of our current or accumulated earnings and profits, dividends received by a corporate holder which owns less than 20% of Big Flower's stock by vote or value generally will be eligible for the 70% dividends-received deduction allowed to corporations, subject to various limitations, including the following:



    - Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock such as the PIK preferred stock;



    - Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period, which is generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend;



    - Section 1059 of the Internal Revenue Code, which, in some circumstances, reduces the tax basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any "extraordinary dividend" that is eligible for the dividends-received deduction.



    The President has proposed amendments to the tax law that would eliminate the 70% dividends-received deduction for dividends on the PIK preferred stock. There can be no certainty whether, or in what form, that legislation will be enacted or what its effective date would be.



    REDEMPTION OF PIK PREFERRED STOCK



    The terms of the PIK preferred stock provide for a mandatory redemption and an optional redemption of the stock. The possibility of a redemption premium in the event of a mandatory redemption of the PIK preferred stock has been discussed above under "--Redemption premium."



    In the event of an optional redemption of the PIK preferred stock, an "optional redemption premium" will be paid in an amount equal to the excess of a specified sum under the terms of the PIK preferred stock over the liquidation preference excluding accumulated and unpaid dividends. For more information of the terms of this redemption, see "Description of Big Flower Capital Stock Following the Merger--PIK Preferred Stock, Warrants and Exchange Debentures--PIK Preferred Stock-- Optional Redemption" on page 72. The existence of Big Flower's optional redemption rights will result in a constructive distribution of the optional redemption premium using a constant yield method unless, pursuant to Treasury regulations governing optional redemption rights, an exception applies. Big Flower intends to take the position that the existence of Big Flower's optional redemption rights does not result in a constructive distribution to holders based on one or more of the following exceptions:



    - the optional redemption rights would not be treated as more likely than not to be exercised,



    - the optional redemption premium is in the nature of a penalty for premature redemption, or



    - a safe harbor would apply.


    You should, therefore, include any optional redemption premium in gross income in the year in which it is received.


    A redemption of your PIK preferred stock for cash or for exchange debentures, whether at the mandatory redemption date or an earlier date under which Big Flower has exercised its optional redemption rights, generally will be a taxable event and will be treated as if you sold the PIK preferred stock for cash or exchanged your PIK preferred stock for exchange debentures, assuming that, after the redemption, you do not own actually or constructively any stock in Big Flower. As discussed above under "--The Merger--The redemption of Big Flower common stock for cash," the constructive ownership rules described in Section 318 of the Internal Revenue Code determine whether you will be deemed to own constructively an interest in Big Flower stock. The ownership of warrants at the time of that redemption, the exercise of which remains subject to contingencies outside your control, should not cause you to be deemed to own constructively the shares of Big Flower common stock that you would receive if you were to exercise your warrants.



    If your shares of PIK preferred stock are redeemed and you are deemed to constructively own an interest in Big Flower stock, you will be treated as having sold the PIK preferred stock for cash or having exchanged the PIK preferred stock for exchange debentures if the redemption is either "substantially disproportionate" or "not essentially equivalent to a dividend," as these tests are described above under "--The Merger--The redemption of Big Flower common stock for cash." In the event of a redemption of your PIK preferred stock, you should consult your tax advisor to determine the application of the Section 318 constructive ownership rules to your particular circumstances and whether or not, in your particular circumstances, the redemption of your PIK preferred stock will be treated as a sale or exchange.



    If a redemption of shares of PIK preferred stock for cash or an exchange of the PIK preferred stock for junior subordinated debentures is treated as a sale or exchange, you will recognize capital gain or loss equal to the difference between (1) the cash or the issue price of the junior subordinated debentures received and (2) your adjusted tax basis in the PIK preferred stock surrendered. Your gain or loss will be long-term gain or loss if at the time of the redemption you have held your PIK preferred stock for more than one year.



    If a redemption of shares of the PIK preferred stock for cash or an exchange of the PIK preferred stock for junior subordinated debentures is not treated as a sale or exchange:



    - you will not recognize any loss on the exchange;



    - (A) to the extent of our current or accumulated earnings and profits, you will recognize dividend income, rather than capital gain, in an amount equal to any cash received or the fair market value of any junior subordinated debentures received without regard to your tax basis in the shares of PIK preferred stock surrendered in the exchange and (B) to the extent that the distribution is not made out of our current or accumulated earnings or profits, you will first reduce your tax basis in the PIK preferred stock and thereafter will recognize capital gain; and



    - the holding period for your junior subordinated debentures will begin on the day following their acquisition date.



    DISPOSITION OF PIK PREFERRED STOCK



    Upon the sale, exchange or other disposition of PIK preferred stock, other than by redemption, you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the PIK preferred stock. This gain or loss will be long-term capital gain or loss if at the time of the disposition you held the PIK preferred stock for more than one year.


WARRANTS


    DISPOSITION OF A WARRANT


    You generally should recognize capital gain or loss upon the disposition of a warrant in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the warrant. Your adjusted tax basis in a warrant will be the fair market value of the warrant at the time the warrant is received in the merger, adjusted as described below under "Adjustments." Capital gain or loss attributable to the disposition of the warrants will be long-term capital gain or loss if, at the time of the disposition, you have held the warrants for more than one year.


    EXERCISE OF A WARRANT


    In general, you will not recognize income, gain or loss upon the exercise of a warrant, except with respect to cash, if any, paid in lieu of the issuance of fractional shares of Big Flower common stock. Upon exercise of a warrant, your tax basis in the shares acquired will be the sum of:

    (a) your adjusted tax basis in the warrant, and

    (b) the cash paid upon exercise of the warrant.


    If you receive any cash in lieu of fractional shares of warrant stock, you will recognize gain or loss, and the character and amount of gain or loss will be determined as if you had received those fractional shares and then immediately sold them for cash. Your holding period for the stock acquired upon exercise of a warrant begins on the day following the day of exercise.



    EXPIRATION OF A WARRANT



    Upon the expiration of a warrant, you will recognize a loss equal to your adjusted tax basis in the warrant which will be long-term capital loss if you held your warrant for more than one year at the time of the expiration.


    ADJUSTMENTS


    The terms of the warrants provide that the number of shares of warrant stock you may purchase upon exercise of the warrants is subject to adjustment from time to time upon the occurrence of some events. In some circumstances, a change in conversion ratio or any transaction having a similar effect may be treated as a taxable distribution without regard to whether you receive any cash or other property if your proportionate interest in our earnings and profits is increased by that change or transaction. If you receive such a taxable distribution, your tax basis in the warrants will be increased by an amount equal to the taxable distribution.


BACKUP WITHHOLDING AND INFORMATION REPORTING


    In general, information reporting requirements will apply to dividends paid, and accumulated dividends deemed paid, in respect of your Big Flower common stock, PIK preferred stock and warrant stock, and to the proceeds received on the disposition of your Big Flower common stock, PIK preferred stock, warrants or warrant stock. Backup withholding at a rate of 31% will apply to payments you receive in respect of your Big Flower common stock, PIK preferred stock and warrant stock if you fail to provide an accurate taxpayer identification number or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns. You should consult your tax advisor concerning the application of information reporting and backup withholding requirements to your particular circumstances.


    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                              THE MERGER AGREEMENT


    THE FOLLOWING DESCRIBES VARIOUS ASPECTS OF THE PROPOSED MERGER, INCLUDING THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS DOCUMENT AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. ALL BIG FLOWER STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.


THE MERGER


    The merger agreement provides for a merger of Big Flower and BFH Merger Corp. under which BFH Merger Corp. will merge with and into Big Flower, with Big Flower as the surviving corporation. Big Flower will continue to be governed by the laws of the State of Delaware. The transaction is intended to qualify as a "recapitalization" for accounting and financial reporting purposes and will be a taxable transaction for federal income tax purposes.



    The merger will become effective when Big Flower files a certificate of merger with the Secretary of State of the State of Delaware or at a later time if so specified in the certificate of merger. The merger is expected to become effective on the same day as the closing of the merger. This will take place either as soon as practicable after the conditions described in the merger agreement have been satisfied or waived or on another date agreed upon by Big Flower and BFH Merger Corp.


CONSIDERATION TO BE RECEIVED IN THE MERGER

    At the time the merger becomes effective:

    - each share of Big Flower common stock outstanding, except for the shares owned by


       - - BFH Merger Corp., Big Flower or any of its subsidiaries,



       - - any holder who properly exercises his or her appraisal rights and



       - - the members of Big Flower management retaining shares of Big Flower common stock in the merger, will be converted into:


       (1) $30.00 in cash, without interest, and


       (2) 0.21 of a share of PIK preferred stock of Big Flower with a liquidation preference of $25 per share, which is equivalent to $5.25 liquidation preference per share of Big Flower common stock you own today, and a warrant to purchase approximately 0.02 of a share of Big Flower common stock. The maximum number of warrants which could be issued in the merger represent in the aggregate the right to purchase 5% of the shares of Big Flower common stock immediately after the merger assuming an exercise of these warrants.


    - each share of Big Flower common stock owned by Big Flower will automatically be cancelled without the payment of any consideration;


    - each Big Flower option outstanding and unexercised will be converted into the specific rights described on page 61 under "Special Factors--Conflicts of Interest of Certain Members of the Big Flower Board of Directors and Management--Treatment of Stock Options;"



    - the shares of common stock of BFH Merger Corp. outstanding will be converted into a number of shares of Big Flower common stock equal to 9,361,702 shares of Big Flower common stock, minus any shares retained by members of management in the merger and any shares issued in exchange for options, subject to specific adjustments; and



    - some shares of Big Flower common stock held by members of management will be retained by those persons in the merger.

    The merger agreement provides that until either September 24, 1999 or, if earlier, the date, if any, on which this document is refiled with the Securities and Exchange Commission, the following agreements could be reached:



    - BFH Merger Corp. and any member of management who owns shares of Big Flower common stock may agree to (1) add or remove that member of management from the list of those who will retain shares of Big Flower common stock in the merger and (2) permit that member of management to exchange a number of shares of Big Flower common stock for an interest in an investment instrument;



    - BFH Merger Corp. and any member of management who holds options to purchase common stock of Big Flower may agree to (1) change the number of options being retained by that member of management and (2) otherwise change the treatment of those options in the merger; and



    - Thomas H. Lee Company or Evercore Capital Partners may agree with any member of management who owns shares of Big Flower common stock to purchase any of that person's shares that would otherwise be exchanged for the merger consideration.


EXCHANGE OF BIG FLOWER COMMON STOCK


      -  will be the paying agent and exchange agent. After the merger is
completed,   -  will mail a letter of transmittal to you. You should use that letter of transmittal in forwarding and exchanging Big Flower stock
certificates. After   -  receives a Big Flower stock certificate and a letter of transmittal from you, you will be entitled to receive the merger consideration.
  - will cancel the surrendered certificates. DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.



    You will not receive any interest on the cash payable upon surrender of any certificate. In the event of a transfer of ownership of Big Flower common stock that is not registered in the transfer records of Big Flower, - will require documentary evidence of the transfer and prior payment of applicable taxes before payment of the merger consideration is made to the stockholder.



    Fractional shares of the PIK preferred stock and attached warrant will not be issued to you. Instead of fractional shares, you will be entitled to receive an amount in cash, without interest, equal to your proportional interest in the value of all the fractional shares of PIK preferred stock and attached warrant that the exchange agent would otherwise issue in the merger.



    If you have not complied with the exchange procedures within 180 days after the completion of the merger, you may look only to Big Flower for payment in exchange for your shares.


    If your Big Flower stock certificate has been lost, stolen or destroyed, you will only be entitled to receive payment for your common stock by making an affidavit and, if required by Big Flower, posting a bond in an amount sufficient to protect Big Flower against claims related to your stock certificate.

CORPORATE GOVERNANCE

    CERTIFICATE OF INCORPORATION AND BYLAWS OF BIG FLOWER FOLLOWING THE MERGER


    The merger agreement provides that the Big Flower restated certificate of incorporation and the Big Flower amended and restated bylaws as in effect immediately prior to the merger will be amended in the merger as described in
Schedule 1.04(a) and Schedule 1.04(b), respectively, to the merger agreement. See "Special Factors--Amendment of Big Flower Restated Certificate of Incorporation and Amended and Restated Bylaws" on page 27 for a summary of these amendments to the Big Flower restated certificate of incorporation and amended and restated bylaws.

    DIRECTORS AND OFFICERS OF BIG FLOWER FOLLOWING THE MERGER


    The directors of BFH Merger Corp. immediately prior to the merger will be the directors of Big Flower immediately after the merger until their successors are duly elected. The executive officers of Big Flower immediately prior to the merger will be the officers of Big Flower until their successors are duly elected. For a list and description of the directors and executive officers of Big Flower after the merger, see "Directors and Management of Big Flower Following the Merger" on page 111.


REPRESENTATIONS AND WARRANTIES


    The merger agreement contains various representations and warranties made by Big Flower, some of which are qualified as to materiality and knowledge. The matters these representations cover include:



    - corporate existence and capitalization,



    - ownership of the shares of capital stock of Big Flower's material subsidiaries,



    - corporate power and authority to enter into and perform its obligations under the merger agreement, and to consummate the merger,



    - that the merger agreement and the transactions contemplated by the merger agreement, will not result in a violation of the organizational documents of Big Flower or any of its subsidiaries or contracts to which Big Flower is a party, or violate any law, rule or regulation,



    - approvals necessary for Big Flower to complete the merger,



    - documents filed with the Securities and Exchange Commission, including financial statements, and the accuracy of information contained in these documents,



    - absence of some material adverse effects on Big Flower,



    - pending or threatened suits, actions or other proceedings,



    - employee benefit plans and labor relations,



    - related party transactions,



    - tax matters,



    - compliance with laws and required licenses and permits,



    - material contracts,



    - intellectual property matters,



    - environmental matters,



    - non-applicability of state anti-takeover statutes, and


    - year 2000 compliance.


    In addition, Big Flower represented and warranted to BFH Merger Corp. that it has amended the rights agreement, dated as of November 28, 1995, between Big Flower and The Bank of New York, as rights agent, to render that agreement inapplicable to the merger.



    The merger agreement also contains various representations and warranties made by BFH Merger Corp., some of which are qualified as to materiality. The matters these representations cover include:



    - corporate existence,

    - corporate power and authority to enter into, deliver and perform its obligations under the merger agreement and to consummate the merger,



    - that the merger agreement and the transactions contemplated by the merger agreement will not result in a violation of BFH Merger Corp.'s organizational documents or contracts to which BFH Merger Corp. is a party,



    - approvals necessary for BFH Merger Corp. to complete the merger,



    - accuracy of information provided by BFH Merger Corp. for inclusion in this document,



    - financing commitments, and


    - non-applicability of Delaware anti-takeover statute.

COVENANTS

    CONDUCT OF BIG FLOWER'S BUSINESS PRIOR TO THE MERGER


    Big Flower has agreed as to itself and each of its subsidiaries, that, from the date of the merger agreement to the completion of the merger, unless BFH Merger Corp. otherwise approves in writing, and except as otherwise expressly contemplated by the merger agreement or disclosed to BFH Merger Corp. to, in general, conduct its businesses in the ordinary and usual course in substantially the same manner as previously conducted.



    Specifically, Big Flower has agreed that:



    - it will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends paid by a subsidiary to Big Flower and various distributions,



    - it will not split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock,



    - it will not purchase, redeem or otherwise acquire any shares of capital stock or other securities of it or any of its subsidiaries or any rights, warrants or options to acquire any such shares or other securities,



    - it will not issue, sell or pledge securities, other than



       - - the issuance of common stock upon the exercise of outstanding stock options or otherwise pursuant to outstanding equity stock-based awards,



       - - upon conversion of the QUIPS, and



       - - up to 50,000 shares of common stock pursuant to Big Flower's two existing 401(k) plans,



    - it will not amend its certificate of incorporation, bylaws or other comparable organizational documents or alter the corporate structure of any material subsidiary,



    - it will not acquire any assets that are material, individually or in the aggregate, to Big Flower and its subsidiaries, except for purchases of inventory and supplies in the ordinary course and purchase orders in the ordinary course which do not require payments over $5,000,000 per year,



    - it will not acquire any business or acquire any equity interest in any person who is not an affiliate,



    - it will not incur any indebtedness for borrowed money in excess of $1,000,000, except for borrowings under existing lines of credit incurred to fund working capital in the ordinary course of business and consistent with past practice,

    - it will not make any new capital expenditures that would cause total capital expenditure for the period from January 1, 1999 to the completion of the merger to exceed $102,500,000,



    - it will not change its principles of accounting or methods of reporting income and deductions for federal income tax purposes, except as required by changes in law or regulation, by generally accepted accounting principles, or as discussed in Big Flower's securities filings,



    - it will not settle or compromise any shareholder derivative suits arising out of the merger agreement or any other material litigation or settle, pay or compromise any claims not required to be paid,



    - it will not, except under some limited exceptions and in the ordinary course of business consistent with past practice, increase the compensation or benefits of any director, officer or employee of Big Flower or any of its subsidiaries,



    - it will not sell, lease or encumber any of its properties or assets other than immaterial properties or assets except in the ordinary course of business consistent with past practice,



    - it will not enter into or amend in a manner adverse to BFH Merger Corp. any new agreement which has a non-competition, geographical restriction or similar covenant that would be material to Big Flower,



    - it will not make or rescind any material tax election, or settle any material claim, litigation, or other controversy relating to taxes, and


    - it will not authorize, or commit or agree to take, any of the foregoing actions.

    ACQUISITION TRANSACTIONS


    In the merger agreement and except as described below, Big Flower has agreed that it will not, directly or indirectly through another person, solicit any inquiries or proposals relating to an "acquisition transaction," as defined below, or participate in any discussions or negotiations regarding an acquisition transaction. This prohibition on solicitation and facilitation also covers Big Flower's furnishing information to any other person.



    In the merger agreement, an "acquisition transaction" means:



    - any acquisition or purchase of 15% or more of the assets of Big Flower or any of its subsidiaries, or 15% or more of any securities of Big Flower or any of its subsidiaries,



    - any merger, business combination, recapitalization or similar transaction involving Big Flower or any of its subsidiaries, or


    - any public announcement of a proposal, plan or intention to do any of the foregoing.


    However, in response to a "bona fide proposal" to acquire Big Flower or its subsidiaries, which it did not solicit, Big Flower may, but only if legal counsel advises the board of directors that doing so is necessary for it to comply with its fiduciary duties to stockholders under applicable law:



    - furnish information with respect to it and its subsidiaries to any person making a bona fide proposal, and



    - participate in discussions or negotiations regarding the bona fide proposal.



    In order to engage in those activities, Big Flower must provide prior written notice of its intention to take that action to BFH Merger Corp. and must obtain a confidentiality agreement from the party making the proposal.

    In the merger agreement, a "bona fide proposal" to acquire Big Flower or its subsidiaries means a proposal which the board of directors determines in good faith, after receiving and considering advice from legal and financial advisors, is reasonably capable of being consummated.



    Nothing contained in the merger agreement prohibits Big Flower from taking and disclosing to its stockholders a position with respect to some specified tender offers, as contemplated by the Securities Exchange Act of 1934.


    Big Flower has also agreed:

    - to terminate any discussions or negotiations with any parties regarding acquisition transactions that were being conducted at the time the merger agreement was signed,


    - to notify BFH Merger Corp. promptly if any proposals regarding an acquisition transaction are received or any discussions or negotiations are sought and to identify the terms and conditions of the proposal and the name of the party making it, and



    - to use reasonable best efforts to cause any party possessing confidential information about Big Flower to return or destroy all of that information.


    EFFORTS; OTHER ACTIONS

    The merger agreement contains additional agreements relating to the conduct of the parties prior to the merger, including the following:


    - to promptly make their respective filings with applicable governmental entities,



    - to use reasonable best efforts in obtaining all necessary regulatory approvals and consents and to take other reasonable actions to implement the transactions contemplated by the merger agreement,



    - to give prompt notice of any representation or warranty being untrue in a material respect or the failure to comply with any covenant, condition or agreement,



    - to correct any of the information supplied by either BFH Merger Corp. or Big Flower or by any of their affiliates for inclusion in the registration statement on Form S-4 filed with the Securities and Exchange Commission to register the shares of Big Flower to be issued in the merger, of which this document is a part, if that information becomes false or misleading, and


    - to consult with each other on any public statement or press release regarding the merger and related recapitalization.

    The merger agreement contains additional agreements by Big Flower, including the following:


    - to deliver to BFH Merger Corp. no later than the time of the merger a list of all "affiliates" of Big Flower under Rule 145 of the Securities Act at the time the merger agreement is submitted to Big Flower's stockholders and to use reasonable best efforts to cause those persons to deliver "affiliates' letters" to BFH Merger Corp.,



    - to afford BFH Merger Corp. and its representatives reasonable access to information pertaining to Big Flower and its subsidiaries,



    - to call a meeting of stockholders, prepare and file with the Securities and Exchange Commission a proxy statement and a registration statement on Form S-4, of which this document is a part, and use reasonable best efforts to solicit from stockholders proxies in favor of the merger,



    - to begin compliance with the requirements of the New Jersey Industrial Site Recovery Act, and

    - on BFH Merger Corp.'s request, to take all reasonable steps to assist any challenge by BFH Merger Corp. to the validity or applicability to the merger and related recapitalization of any state takeover law.


    In the merger agreement, BFH Merger Corp. also agreed to use its commercially reasonable efforts to cause the necessary financing to be obtained on the terms described in the commitment letters that are attached to Schedule 6.02(e) of the merger agreement. This is subject to the exception that BFH Merger Corp. may enter into similar financing commitments with other nationally recognized financial institutions and may modify the capital structure set forth in the commitment letters but only if:



    - the total committed equity equals at least $390 million, which includes any shares of common stock being retained in the merger, any options that are exchanged in the merger for equity interests in the surviving corporation and the investment instrument being issued to the common stockholders of the recapitalized Big Flower,


    - the total cash price paid to all Big Flower stockholders is no less than otherwise would have been paid, and


    - the modified financing is no less certain than the committed financing.


    INDEMNIFICATION AND INSURANCE


    After the merger, Big Flower will indemnify the directors, officers and employees of Big Flower and its subsidiaries for any losses they incur because they acted as directors, officers and employees of Big Flower or its subsidiaries before the merger, to the full extent permitted under Delaware law or, if this protection is less, under Big Flower's certificate of incorporation, bylaws and agreements in effect on June 29, 1999.



    Big Flower will either provide liability insurance for a period of six years after the merger for those directors and officers for acts or omissions occurring before the merger on terms at least as favorable as those of any policy presently in effect, or will provide tail insurance covering these matters for the same period. However, during the six-year period, Big Flower will not be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium costing more than 250% of the annual premium currently paid by Big Flower for its existing coverage.


    EMPLOYEE BENEFITS

    BFH Merger Corp. has agreed that after the completion of the merger, Big Flower will honor the existing obligations under disclosed employment, severance and bonus arrangements. For a period of two years following the completion of the merger, Big Flower will provide its employees with benefits no less favorable in the aggregate than those provided by Big Flower at the time the merger agreement was signed, except with respect to employees of any business sold to a third party after the merger is completed.

CONDITIONS OF THE MERGER

    The respective obligations of each of Big Flower and BFH Merger Corp. to effect the merger are subject to the satisfaction or waiver, at or prior to the merger, of the following conditions:


    - the adoption of the merger agreement by Big Flower's stockholders,



    - the expiration or termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Act,

    - the absence of any legal restriction that prohibits completion of the merger or is reasonably likely to impose a material limitation on the ability of BFH Merger Corp. or its affiliates to acquire Big Flower, but, if the legal restriction is an order or injunction, BFH Merger Corp. must have used commercially reasonable best efforts to prevent the imposition of the order or injunction or to lessen the effects of the order or injunction,



    - the compliance with any material state securities laws applicable to the merger,



    - the registration statement on Form S-4 filed with the Securities and Exchange Commission to register the shares of PIK preferred stock and warrants to be issued in the merger must be effective under the Securities Act and no stop order or proceeding seeking a stop order with respect to the registration statement shall be in effect, and


    - the receipt of a letter from an independent evaluation firm as to the solvency of Big Flower and its subsidiaries on a consolidated basis after giving effect to the merger and recapitalization.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BIG FLOWER AND BFH MERGER CORP.

    The obligations of each of Big Flower and BFH Merger Corp. are subject to the further satisfaction or waiver by each party of the following conditions:


    - generally, the representations and warranties of the other party in the merger agreement,


       - - to the extent already subject to a material adverse effect qualifier, being true both as of the date of the merger agreement and at and as of the time of the merger, and


       - - to the extent not already subject to a material adverse effect qualifier, being true both as of the date of the merger agreement and at and as of the time of the merger unless failure to be true would have a material adverse effect on the other party, and



    - the other party having performed all obligations required to be performed by it under the merger agreement at or prior to the time of the merger except for failures to perform that would not have a material adverse effect on the other party or materially adversely affect the ability of that other party to complete the transactions contemplated by the merger agreement.



    In the merger agreement, "material adverse effect" means, when used in connection with Big Flower or BFH Merger Corp., any change in or effect on the business, financial condition, results of operations or reasonably foreseeable prospects of that party and its subsidiaries taken as a whole.


    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BFH MERGER CORP.

    The obligations of BFH Merger Corp. are subject to the further satisfaction or waiver by BFH Merger Corp. of the following conditions:


    - Big Flower, its subsidiaries and BFH Merger Corp. must have received the proceeds of the debt and equity financings described in the commitment letters in sufficient amounts to complete the merger, including to pay the cash portion of the merger consideration, to refinance certain of Big Flower's debt, to pay transaction fees and expenses and to provide for working capital needs of Big Flower after the merger,



    - BFH Merger Corp. being reasonably satisfied that Big Flower's total funded debt, including the accounts receivable securitization facility, immediately prior to the merger, net of cash, cash equivalents and debt in respect of the QUIPS, is less than:


       - - $970 million, plus


       - - any indebtedness incurred in consummating acquisitions disclosed to BFH Merger Corp., and

    - the absence of any pending litigation brought by a government entity, or by any other person which has a reasonable likelihood of success, that seeks to, among other things, prohibit or restrict the completion of the merger and the transactions contemplated by the merger agreement.


TERMINATION AND EFFECTS OF TERMINATION

    Big Flower and BFH Merger Corp. may terminate the merger agreement and abandon the merger at any time prior to the merger becoming effective by mutual written consent.

    TERMINATION BY BIG FLOWER OR BFH MERGER CORP.

    Big Flower or BFH Merger Corp. may terminate the merger agreement and abandon the merger at any time prior to the merger if:


    - the merger is not completed by the "termination date", defined below, provided that the terminating party has not materially breached the merger agreement,



    - a court order or ruling of another governmental entity permanently prohibiting completion of the merger becomes final and non-appealable, provided that the terminating party shall have used its reasonable best efforts to remove or lift the order or ruling, or


    - the approval of Big Flower's stockholders required by the merger agreement is not obtained.

    TERMINATION BY BFH MERGER CORP.

    BFH Merger Corp. may terminate the merger agreement and abandon the merger at any time prior to the merger if:


    - the Big Flower board fails to recommend to Big Flower's stockholders that they vote in favor of the merger, withdraws or adversely modifies its approval or recommendation of the merger to Big Flower's stockholders or resolves to do any of the foregoing,



    - the Big Flower board approves or recommends an acquisition transaction to its stockholders,



    - Big Flower takes any other steps to impede Big Flower stockholder approval of the merger, or resolve to do so,


    - Big Flower breaches its covenant with respect to its rights plan, which prohibits Big Flower from:

       - - redeeming the stockholder rights,

       - - amending the stockholder rights plan, or


       - - taking any other action that would permit a third party, other than BFH Merger Corp. and its affiliates, to acquire beneficial ownership of at least 15% of Big Flower common stock,



    or Big Flower takes any action like that after the board of directors determines in good faith and after consultation with legal counsel, that doing so is necessary for the board of directors to comply with its fiduciary duties to stockholders under applicable law.


    - Big Flower materially breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured, would result in a failure of either:

       - - the condition to the obligations of BFH Merger Corp. to complete the merger relating to the accuracy of the representations and warranties of Big Flower, or

       - - the condition to the obligations of BFH Merger Corp. to complete the merger relating to the performance by Big Flower of its obligations under the merger agreement.

    TERMINATION BY BIG FLOWER

    Big Flower may terminate the merger agreement and abandon the merger at any time prior to the merger by action of its board if:

    - any person has made a bona fide proposal relating to an acquisition transaction, or has commenced a tender or exchange offer for the shares of Big Flower common stock, and the board of directors determines in good faith


       - - after consultation with its financial advisors, that the transaction constitutes a superior proposal, and



       - - after consultation with counsel, that approval of the proposal and termination of the merger agreement is necessary to comply with its fiduciary duties to stockholders under applicable law, or


    - BFH Merger Corp. materially breaches any representation, warranty, covenant or agreement contained in the merger agreement which, unless cured prior to the termination date, would result in a failure of either:

       - - the condition to the obligations of Big Flower to complete the merger relating to the accuracy of the representations and warranties of BFH Merger Corp., or

       - - the condition to the obligations of Big Flower to complete the merger relating to the performance by BFH Merger Corp. of its obligations under the merger agreement.


    In the merger agreement, "termination date" means the later of October 31, 1999 and the date determined by adding to October 31, 1999 the number of days after September 1, 1999 that this proxy statement is mailed to Big Flower stockholders; but in no event will the termination date be later than December 31, 1999.


FEES AND EXPENSES

    If the merger agreement is terminated for any reason other than a material breach by BFH Merger Corp., Big Flower will reimburse Thomas H. Lee Company, Evercore Capital Partners and BFH Merger Corp. collectively for out-of-pocket expenses and fees up to $10 million.

    If the merger agreement is terminated:


    - by BFH Merger Corp. because:



       - - the Big Flower board fails to recommend to Big Flower's stockholders that they vote in favor of the merger or the board withdraws or adversely modifies its approval or recommendation of the merger to Big Flower's stockholders or resolves to do any of the foregoing,



       - - the Big Flower board of directors recommends another acquisition transaction or resolves to do so,



       - - Big Flower takes any other steps to impede Big Flower stockholders' adoption of the merger agreement,



       - - Big Flower breaches its covenant with respect to its stockholder rights plan, which prohibits Big Flower from redeeming the rights, amending the stockholder rights plan, or taking any other action that would permit a third party, other than BFH Merger Corp.

           and its affiliates, to acquire beneficial ownership of at least 15% of Big Flower common stock, or



    - by Big Flower because any person has made a bona fide proposal relating to an acquisition transaction, or has commenced a tender or exchange offer for the shares of Big Flower common stock, and the board of directors determines in good faith



       - - after consultation with its financial advisors, that the transaction constitutes a superior proposal, and



       - - after consultation with counsel, that approval of the proposal and termination of the merger agreement is necessary to comply with its fiduciary duties to stockholders under applicable law, or



    - by either Big Flower or BFH Merger Corp. because:



       - - Big Flower's stockholders have not adopted the merger agreement, and



       - - prior to the stockholder vote, a third party, other than Thomas H. Lee Company, Evercore Capital Partners or their affiliates, has made or disclosed a proposal for an acquisition transaction, then Big Flower must pay to BFH Merger Corp. a termination fee of $30 million, less any out-of-pocket expenses or fees paid to Thomas H. Lee Company, Evercore Capital Partners and BFH Merger Corp., up to $10 million, as described above.


    Whether or not the merger is completed, all costs and expenses incurred in connection with the merger will be paid by the party incurring the expense, except for termination fees paid and expenses reimbursed by Big Flower, as described above.

AMENDMENT; WAIVER


    BFH Merger Corp. and Big Flower may amend the merger agreement by written agreement at any time before or after the approval of the merger agreement by Big Flower's stockholders. After Big Flower's stockholders have approved the merger agreement, no amendment may be made which by law requires further stockholder approval without that further approval by Big Flower's stockholders having been obtained.


    Any provision of the merger agreement may be waived prior to the merger being completed, but only if the waiver is in writing and signed by the party against whom the waiver is to be effective.

                                APPRAISAL RIGHTS

    Holders of Big Flower common stock can decide to receive, instead of having their shares converted into the merger consideration, an amount which the Court of Chancery of the State of Delaware decides is the "fair value" of their Big Flower common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

    These rights are known as "appraisal rights." If a holder of Big Flower common stock wishes to exercise appraisal rights in connection with the merger, the holder must not vote in favor of the merger and must meet the conditions described below.


    The conditions necessary to secure appraisal rights are set out in full in Appendix D. This summary is not meant to be a complete statement on appraisal rights, but rather is only a guide for a stockholder who wishes to exercise appraisal rights. Delaware law requires that Big Flower notify stockholders at least 20 days prior to the meeting of Big Flower stockholders that they have a right of appraisal and provide stockholders with a copy of Section 262 of the Delaware General Corporation Law, or DGCL. This proxy statement/prospectus constitutes that notice. If Big Flower stockholders do not follow the procedures set out below and in Appendix D, they will lose their appraisal rights.


    ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 OF THE DGCL TO A "STOCKHOLDER" OR TO A "HOLDER" OF BIG FLOWER STOCK ARE TO THE RECORD HOLDERS OF BIG FLOWER COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF BIG FLOWER COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT THE HOLDER'S APPRAISAL RIGHTS.

    A holder of Big Flower common stock wishing to exercise his or her appraisal rights with respect to the merger must not vote in favor of adoption of the merger agreement. Because a duly executed proxy that does not contain voting instruction will, unless revoked, be voted for the merger, a holder of Big Flower common stock who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement. A vote against the merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL, and a separate written demand for appraisal is required.

    A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates. The demand must also state that the stockholder intends to demand appraisal of the holder's shares of Big Flower common stock in connection with the merger.

    If the shares are owned of record in a fiduciary capacity, including by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of a holder of record but the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners.

    A record holder such as a broker who holds Big Flower common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners; in this circumstance, however, the written demand should set forth the number of shares as to which appraisal is sought and, where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Big Flower common stock held in the name of the record owner. Holders who hold their Big Flower common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    HOLDERS OF BIG FLOWER COMMON STOCK MUST SEND ALL WRITTEN DEMANDS FOR APPRAISAL UNDER SECTION 262 OF THE DGCL TO BIG FLOWER HOLDINGS, INC., 3 EAST 54TH STREET, NEW YORK, NEW YORK 10022, ATTENTION: IRENE B. FISHER, ASSOCIATE GENERAL COUNSEL. BIG FLOWER MUST RECEIVE WRITTEN DEMANDS FOR APPRAISAL UNDER
SECTION 262 OF THE DGCL BEFORE THE MERGER AGREEMENT IS VOTED UPON AT THE BIG FLOWER MEETING.


    Within ten days after the date the merger becomes effective, Big Flower must notify each holder of common stock who has complied with Section 262 of the DGCL and has not voted in favor of the merger of the date that the merger has become effective.

    Within 120 days after the date the merger becomes effective, but not thereafter, Big Flower or any holder of Big Flower common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 of the DGCL may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of the holder's shares of common stock. Big Flower will have no obligation to file a petition, and neither Big Flower nor BFH Merger Corp. has any present intention to cause such a petition to be filed. Accordingly, it is the obligation of stockholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262 of the DGCL.

    Any holder of Big Flower common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Big Flower, a statement setting forth the aggregate number of shares of Big Flower common stock not voted in favor of the merger and the number of shares of Big Flower common stock with respect to which demands for appraisal have been received and the total number of holders of these shares. If a holder of Big Flower common stock timely files a petition for an appraisal, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of Big Flower common stock who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation of the pending appraisal proceeding. If any stockholder fails to comply with its discretion, the Court of Chancery may dismiss the proceedings as to the stockholder.


    After determining the holders entitled to appraisal, the Court of Chancery will appraise the "fair value" of their shares of Big Flower common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Big Flower common stock, as determined in an appraisal proceeding under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would receive under the merger if they did not seek appraisal of their shares, and that investment banking opinions as to fairness from financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, payable upon the amounts due to persons whose shares of Big Flower common stock have been appraised.


    The court may determine the cost of the appraisal action and may allocate the costs among the parties as the court deems equitable. Each party must bear its own other expenses of the proceeding, although the court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all of the shares of Big Flower common stock entitled to an appraisal.

    Any holder of Big Flower common stock who duly demands appraisal in compliance with Section 262 of the DGCL will not, after the merger, be entitled to vote the holder's shares for any purpose or be entitled to the payment of dividends or other distributions on those shares other than dividends or other distributions payable to holders of record as of a record date prior to the merger.


    If any stockholder who demands appraisal of shares of Big Flower common stock under Section 262 fails to perfect, or effectively withdraws or loses, the holder's right to appraisal, the shares of the stockholder will be converted into the right to receive the merger consideration under the merger, without interest.


    A stockholder will fail to perfect and lose the right to appraisal if he does not file a petition for appraisal within 120 days after the date the merger becomes effective, or if the stockholder delivers to Big Flower a written withdrawal of a demand for appraisal and an acceptance of the terms offered upon the merger. However, any attempt to withdraw a demand for appraisal made more than 60 days after the date the merger becomes effective will require the written approval of Big Flower and, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any holder absent court approval.

    A HOLDER OF BIG FLOWER COMMON STOCK MAY LOSE APPRAISAL RIGHTS IF THE HOLDER FAILS TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS.

                         MARKET PRICE AND DIVIDEND DATA

    The table sets forth, for the calendar quarters indicated, the high and low closing prices per share of Big Flower common stock, as reported on the NYSE Composite Tape.


                                                                   BIG FLOWER
                                                                  COMMON STOCK
                                                               ------------------
CALENDAR QUARTER                                                HIGH        LOW
-------------------------------------------------------------- -------    -------
1996
  First Quarter............................................... $19 1/8    $10 7/8
  Second Quarter..............................................  14 5/8     11 7/8
  Third Quarter...............................................  14         12 1/2
  Fourth Quarter..............................................  18 3/4     12 1/4

1997
  First Quarter...............................................  20 7/8     17 7/8
  Second Quarter..............................................  21 7/8     18 1/8
  Third Quarter...............................................  25 11/16   20 3/8
  Fourth Quarter..............................................  24 3/4     21

1998
  First Quarter...............................................  30 3/8     25 1/8
  Second Quarter..............................................  34 9/16    27 7/8
  Third Quarter...............................................  32 1/8     19 3/8
  Fourth Quarter..............................................  24 9/16    15 3/8

1999
  First Quarter...............................................  33 1/8     21 13/16
  Second Quarter..............................................  35 1/2     27 7/8
  Third Quarter (through August 30, 1999).....................  31 9/16    27 13/16


    In June 1997, Big Flower completed an underwritten secondary public offering of 6,708,524 shares of Big Flower common stock. The offering price per share was $21.00 and the aggregate net proceeds of the offering was $133,835,054.

DIVIDEND INFORMATION

    Big Flower has not paid cash dividends on its common stock and intends to continue this policy for the foreseeable future and retain funds for repayment of indebtedness and investment in its business.


    Because Big Flower is a holding company, holders of its debt and equity securities, including holders of the common stock, are dependent primarily upon the cash flow from Big Flower's subsidiaries for payment of principal, interest and dividends. Potential dividends and other advances and transfers from Big Flower's subsidiaries represent its most significant sources of cash flow. Applicable state laws and the provisions of the debt instruments and other capital instruments by which Big Flower's principal subsidiaries are bound limit the ability of those companies to declare dividends or otherwise provide funds to Big Flower. Specifically, on June 22, 1998, Big Flower and most of its subsidiaries entered into an amended and restated revolving credit agreement. The credit agreement limits the ability of Big Flower to pay dividends. In addition, the indenture governing the 8 7/8% Notes due July 1, 2007 and the 8 5/8% Notes due December 1, 2008 of Big Flower Press imposes restrictions on Big Flower Press' ability to make distributions to Big Flower, subject to some customary exceptions. Also, the indenture governing the QUIPS restricts the payment of dividends by Big Flower on its common stock in some circumstances.

RECENT CLOSING PRICES

    Shares of Big Flower common stock are listed on the NYSE under the symbol "BGF".


    The following table sets forth the closing market prices per share of Big Flower common stock on the NYSE on April 19, 1999, the last trading day before Big Flower publicly announced that it was going to explore possible strategic transactions, on June 28, 1999, the last trading day before the public announcement of the merger, and on August 30, 1999, the last practicable trading day prior to the date of this document.



                                                                        BIG FLOWER
                                                                       COMMON STOCK
                                                                      --------------
April 19, 1999......................................................   $     27.875
June 28, 1999.......................................................   $      35.50
August 30, 1999.....................................................   $    28.5625


NUMBER OF STOCKHOLDERS


    As of   -  , 1999, there were approximately 250 holders of record of Big
Flower common stock, as shown on the records of Big Flower's transfer agent for those shares.

                           DESCRIPTION OF BIG FLOWER

    Big Flower is a leading advertising and marketing services company with four business segments: Insert Advertising & Newspaper Services, Direct Marketing Services, Digital Services, and Specialty Products & Commercial Printing.


    - Treasure Chest Advertising Company, Inc. provides insert advertising & newspaper services and is a leading producer of insert advertising programs, TV listing magazines, Sunday comics, Sunday magazines and special supplements for many of the most widely circulated U.S. newspapers.



    - Webcraft, Inc. provides direct marketing services and is a leader in design, development and production of highly personalized, data-driven direct mail; database solutions and response management services; and one-to-one digital printing and marketing.



    - Big Flower Digital Services, Inc. provides an array of digital services principally through its three subsidiaries: Laser Tech Color, Inc., Columbine JDS Systems, Inc. and Reach America, Inc.


       - - Laser Tech is a leading provider of outsourced, digital premedia and content management services to retailers, advertising agencies, and consumer product companies.

       - - Columbine is a leading provider of software products and related services to the advertising agency, cable, satellite and terrestrial broadcast industries in both the United States and internationally.

       - - Reach America is a leading provider of targeted advertising software applications that develops proprietary, target audience databases, tracks consumer products category sales potential and maps retail trade zones.


    - Big Flower's fourth business segment consists of its speciality products & commercial printing services. Webcraft also offers these products and services. This segment includes commercial printing services, the production of specialty chemicals, adhesives and coatings, and the production of fragrance samplers. Big Flower has stated its intention to de-emphasize this line of business and to focus on the core direct marketing services area.


    Big Flower was incorporated in Delaware in 1997. Big Flower Press was incorporated in Delaware in 1993. Big Flower's and Big Flower Press' principal executive offices are located at 3 East 54th Street, New York, New York 10022 and their telephone number is (212) 521-1600.

                        DESCRIPTION OF BFH MERGER CORP.

    BFH Merger Corp. is a newly formed Delaware corporation formed by Thomas H. Lee Equity Fund IV, L.P., an affiliate of Thomas H. Lee Company, and Evercore Capital Partners L.P., an affiliate of Evercore Partners Inc., for the purpose of completing the merger. The address of BFH Merger Corp.'s principal executive offices is BFH Merger Corp., c/o Thomas H. Lee Company, 75 State Street, Suite 2600, Boston, MA 02109. BFH Merger Corp. will not have any significant assets or liabilities, except as described in this document. BFH Merger Corp. will not engage in any activities other than those related to completing the merger.

    All of the outstanding capital stock of BFH Merger Corp. is owned by Thomas
H. Lee Equity Fund IV and Evercore Capital Partners. Information about the principals, directors and executive officers of BFH Merger Corp., Thomas H. Lee Equity Fund IV and Evercore Capital Partners is set forth in Appendix F to this document.

THOMAS H. LEE EQUITY FUND IV

    Thomas H. Lee Equity Fund IV is an affiliate of Thomas H. Lee Company, a Boston-based investment firm focused on acquiring substantial investments in growth companies. Founded in 1974, the firm and its affiliates currently manages approximately $6 billion in committed capital. Recent investments include Eye Care Centers of America, Inc., Fisher Scientific International Inc., Rayovac Corporation, HomeSide Lending, Inc., The Learning Company, Inc., Metris Companies Inc. and Wyndham International, Inc.

EVERCORE CAPITAL PARTNERS

    Evercore Partners Inc. is a firm which provides strategic and financial advisory services to major corporations and makes private equity investments through its affiliate, Evercore Capital Partners L.P. Evercore Capital Partners' most recent investment was its $850 million purchase of American Media, Inc. Evercore Partners Inc.'s recent advisory work includes advising Tenneco Inc. on the separation of its automotive and packaging businesses, and advising Dow Jones & Company, Inc. on its interactive joint venture with Reuters Group PLC.

                         BIG FLOWER UNAUDITED PRO FORMA
                             FINANCIAL INFORMATION


    The following tables contain selected financial information adjusted to reflect the 1998 and 1999 acquisitions, the merger and related events. We derived this "pro forma" financial information from Big Flower's historical consolidated financial statements and adjusted for:



    - the merger transaction, accounted for as a recapitalization. Under recapitalization accounting, the historical basis of Big Flower's assets and liabilities will not be affected by the transaction,



    - financing transactions related to the merger. The pro forma consolidated financial data assume $5.25 of merger consideration has all been allocated to the PIK preferred stock. Subsequent to the completion of the merger and the related financings, a final estimate of the carrying value of the PIK preferred stock and the warrants will be completed, with the portion allocated to the warrants credited to stockholders' equity, and



    - acquisitions that we completed in 1998 and 1999, using the purchase method of accounting. Under the purchase method of accounting, we allocated the total purchase cost to the assets acquired and liabilities assumed based on their respective fair values, based upon currently available information.



    The pro forma consolidated statements of operations for the year ended December 31, 1998 and six months ended June 30, 1999 give effect to these transactions as if they were completed on January 1, 1998. The pro forma consolidated balance sheet as of June 30, 1999 gives effect to these transactions as if they had occurred on that date. The adjustments are described, in the accompanying notes.


    The pro forma consolidated financial data assume that:


    -  there are no dissenting stockholders,



    - all current holders of options to purchase Big Flower common stock retain those options in the merger,



    - all outstanding QUIPS are converted into Big Flower common stock prior to the merger, and



    - the investment instrument that may be issued in the merger will be in the form of paid-in-kind preferred stock.



    Should Big Flower redeem or otherwise settle any stock options in connection with the merger, we expect to recognize non-cash compensation expense in the consolidated statement of operations for the period when the merger occurs.



    We provide the pro forma consolidated financial statements to show you what the results of operations and financial position of Big Flower might have looked like had the merger, the recapitalization, the financing of the merger and the 1998 and 1999 acquisitions occurred at an earlier date and occurred in the manner assumed. We provide this information for illustrative purposes only. The information does not claim to show what the results of operations or financial position of Big Flower would have been if the merger and related transactions had actually occurred on the dates assumed and occurred in the actual manner assumed. This information also does not attempt to indicate what Big Flower's future operating results or consolidated financial position will be.


    You should read the pro forma consolidated financial statements along with Big Flower's historical financial statements and the related notes, which are incorporated by reference in this document.

                   BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999



                                                             PRO FORMA
                                                            ADJUSTMENTS                  PRO FORMA
                                            ACQUISITIONS        FOR                         FOR         PRO FORMA
                                HISTORICAL       (A)        ACQUISITIONS     NOTE       ACQUISITIONS ADJUSTMENTS(E)    PRO FORMA
                                ---------  ---------------  -----------  -------------  -----------  ---------------  -----------
                                                                     (DOLLARS IN THOUSANDS)
            ASSETS
Current assets:
  Cash and cash equivalents...  $   3,001     $   1,383                                  $   4,384                     $   4,384
  Accounts receivable, net....    187,019         2,130                                    189,149                       189,149
  Inventories.................     51,602         5,618                                     57,220                        57,220
  Prepaid expenses and other
    current assets............     11,785            10                                     11,795                        11,795
  Deferred income taxes and
    income tax receivable.....     12,921                                                   12,921                        12,921
                                ---------       -------                                 -----------                   -----------
    Total current assets......    266,328         9,141                                    275,469                       275,469
Property, plant and equipment,
  net.........................    494,863         4,737      $  (2,825)           (b)      496,775                       496,775
Goodwill......................    533,981         1,021         (1,021)           (b)      533,981                       533,981
Long-term investments.........    153,629                                                  153,629                       153,629
Other assets..................     46,154            60                                     46,214      $  48,393         94,607
Unallocated excess purchase
  cost over net assets
  acquired....................                                  42,610            (b)       42,610                        42,610
                                ---------       -------     -----------                 -----------  ---------------  -----------
    Total Assets..............  $1,494,955    $  14,959      $  38,764                   $1,548,678     $  48,393      $1,597,071
                                ---------       -------     -----------                 -----------  ---------------  -----------
                                ---------       -------     -----------                 -----------  ---------------  -----------
    LIABILITIES AND EQUITY
           (DEFICIT)
Current liabilities:
  Accounts payable............  $ 133,520     $   7,809                                  $ 141,329                     $ 141,329
  Compensation and benefits
    payable...................     37,861            87                                     37,948                        37,948
  Accrued interest............     28,391                                                   28,391      $    (701)        27,690
  Accrued income taxes........                      544                                        544                           544
  Current portion of long-term
    debt......................      3,846                                                    3,846                         3,846
  Other current liabilities...     33,700         3,055          1,200            (b)       37,955         (1,436)        36,519
                                ---------       -------     -----------                 -----------  ---------------  -----------
    Total current
      liabilities.............    237,318        11,495          1,200                     250,013         (2,137)       247,876

Revolving credit facility.....    235,231                       40,315            (b)      276,148       (276,148)
                                                                   602            (c)
New revolving credit
  facility....................                                                                            172,340        172,340
New term loan facility........                                                                            200,000        200,000
8 7/8% senior subordinated
  notes due 2007..............    350,104                                                  350,104                       350,104
8 5/8% senior subordinated
  notes due 2008..............    250,000                                                  250,000                       250,000
New high yield notes..........                                                                            400,000        400,000
Other notes payable...........     20,895           713           (602)           (c)       21,006        (17,500)         3,506
Deferred income taxes.........     90,827                                                   90,827         (3,343)        87,484
Other.........................     32,723                                                   32,723                        32,723
                                ---------       -------     -----------                 -----------  ---------------  -----------
    Total liabilities.........  1,217,098        12,208         41,515                   1,270,821        473,212      1,744,033
                                ---------       -------     -----------                 -----------  ---------------  -----------
QUIPS.........................    114,070                                                  114,070       (114,070)
Investment instrument.........                                                                             60,000         60,000
PIK preferred stock...........                                                                            114,732        114,732
Stockholders' equity
  (deficit):
  Common stock................        197           250           (250)           (d)          197           (103)            94
  Additional paid in
    capital...................    144,671            77            (77)           (d)      144,671         44,100        188,771
  Accumulated deficit.........    (19,557)        2,388         (2,388)           (d)      (19,557)      (529,478)      (549,035)
  Accumulated other
    comprehensive income......     39,169            36            (36)           (d)       39,169                        39,169
  Other.......................       (693)                                                    (693)                         (693)
                                ---------       -------     -----------                 -----------  ---------------  -----------
Total stockholder's equity
  (deficit)...................    163,787         2,751         (2,751)                    163,787       (485,481)      (321,694)
                                ---------       -------     -----------                 -----------  ---------------  -----------
Total liabilities and equity
  (deficit)...................  $1,494,955    $  14,959      $  38,764                   $1,548,678     $  48,393      $1,597,071
                                ---------       -------     -----------                 -----------  ---------------  -----------
                                ---------       -------     -----------                 -----------  ---------------  -----------



               See Notes to Pro Forma Consolidated Balance Sheet

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET



(a) Represents the historical balance sheets of Drake Automation Limited ("Drake") and J.J. Grace Incorporated, a California corporation ("Grace"), which were acquired after June 30, 1999.



(b) The pro forma purchase cost for Drake and Grace and the determination of the remaining excess purchase cost over the book value of the assets acquired are as follows:



                                                                                                    (IN THOUSANDS)
    Purchase cost:
        Cash paid from revolving credit facility..................................................    $   40,315
        Estimated fees, costs and expenses........................................................         1,200
                                                                                                         -------
        Total purchase cost.......................................................................        41,515
                                                                                                         -------
    Net assets acquired...........................................................................         2,751
    Less: historical goodwill.....................................................................        (1,021)
    Less: historical capitalized software costs...................................................        (2,825)
                                                                                                         -------
    Adjusted net assets acquired..................................................................        (1,095)
                                                                                                         -------
    Unallocated excess purchase cost over net assets acquired.....................................    $   42,610
                                                                                                         -------
                                                                                                         -------



    The unallocated excess purchase cost will be allocated between the value of acquired software and in-process technology costs based upon a third-party valuation, with the balance recorded as goodwill.



(c) Represents the repayment of debt assumed in the acquisition transactions.



(d) Represents the elimination of the acquired businesses' historical equity accounts.



                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)



(e) The following table summarizes the pro forma adjustments to the pro forma consolidated balance sheet related to the merger and recapitalization. The adjustments are described in the notes that follow.



                                                                         CONVERSION OF
                                                                             QUIPS
                                                                              AND
                                                             PURCHASE    REPURCHASE OF  TRANSACTION   REPAYMENT
                                                             OF COMMON     RESULTING     FEES AND    OF EXISTING    TOTAL NET
                                              FINANCING(1)   STOCK(2)      SHARES(3)    EXPENSES(4)    DEBT(5)      ADJUSTMENT
                                              ------------  -----------  -------------  -----------  ------------  ------------
                                                                               (IN THOUSANDS)
Cash and cash equivalents...................   $1,035,396    $(537,497)   $  (119,550)   $ (84,000)   $ (294,349)  $         --
Other assets................................                                                56,626        (8,233)        48,393
Accrued interest............................                                                                (701)          (701)
Other current liabilities...................                                   (1,436)                                   (1,436)
Revolving credit facility...................                                                            (276,148)      (276,148)
New revolving credit facility...............      172,340                                                               172,340
New term loan facility......................      200,000                                                               200,000
New high yield notes........................      400,000                                                               400,000
Other notes payable.........................                                                             (17,500)       (17,500)
Deferred income taxes.......................                                                              (3,343)        (3,343)
QUIPS.......................................                                 (114,070)                                 (114,070)
Investment instrument.......................       60,000                                                                60,000
PIK preferred stock.........................                    94,062         20,670                                   114,732
Common stock................................           76         (179)                                                    (103)
Additional paid-in capital..................      202,980     (131,506)                    (27,374)                      44,100
Accumulated deficit.........................                  (499,874)       (24,714)                    (4,890)      (529,478)


------------------------------


    (1) See "Sources and Uses" on page 70 for a summary of the proposed sources and uses of funds in connection with the merger and related recapitalization.



    (2) The adjustments represent the payment of the merger consideration for 17,916,567 shares of Big Flower common stock (which excludes shares retained by management in the merger). Subsequent to the merger, management will own approximately 19.0% of the outstanding Big Flower common shares.



    (3) The adjustments represent the assumed conversion of all QUIPS into 3,937,144 shares of Big Flower common stock (2.27 million QUIPS outstanding at a conversion rate of 1.7344 shares of common stock for each QUIPS outstanding) and the payment of accrued dividends through the conversion date and payment of the merger consideration with respect to all of the shares.



    (4) The adjustment represents the estimated transaction fees and expenses of $84.0 million. The portion of estimated transaction fees and expenses attributable to the debt financing is $56.6 million which will be recorded as deferred financing costs and will be amortized over the expected life of the debt to be issued. These estimated debt issuance costs include estimated fees and expenses payable to banks and related advisors. The remaining estimated transaction fees and expenses of $27.4 million represent costs associated with the recapitalization, which will be expensed or charged against equity as appropriate.



    (5) The adjustment represents the repayment of some existing debt and related accrued interest, and the write-off of $8.2 million, or $4.9 million after tax, of unamortized deferred financing costs related to the debt and the QUIPS.

                   BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                PRO FORMA
                                                             ADJUSTMENTS FOR   PRO FORMA
                                             ACQUISITIONS     ACQUISITIONS        FOR        PRO FORMA
                                 HISTORICAL       (A)              (A)        ACQUISITIONS  ADJUSTMENTS      NOTE       PRO FORMA
                                 ---------  ---------------  ---------------  -----------  -------------     -----     -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales......................  $1,739,715    $ 133,227                       $1,872,942                               $1,872,942
                                 ---------  ---------------                   -----------                              -----------
Operating expenses:
  Costs of production..........  1,296,336        81,088                       1,377,424                                1,377,424
  Selling, general and
    administrative.............    219,496        26,679                         246,175     $   1,250           (b)      247,425
  Depreciation and amortization
    of intangibles.............     86,386         6,954        $   6,683        100,023                                  100,023
  In-process acquired
    technology write off.......        245                                           245                                      245
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
                                 1,602,463       114,721            6,683      1,723,867         1,250                  1,725,117
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Operating income...............    137,252        18,506           (6,683)       149,075        (1,250)                   147,825
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Other expenses (income):
  Interest expense.............     55,988         2,081           10,779         68,848        41,715           (c)      110,563
  Amortization of deferred
    financing costs............      1,902                                         1,902         5,894           (d)        7,796
  Interest income..............       (498)         (605)                         (1,103)                                  (1,103)
  Preferred dividends of a
    subsidiary trust (QUIPS)...      6,900                                         6,900        (6,900)          (e)
  Other, net...................      2,982          (439)                          2,543          (192)          (f)        2,351
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
                                    67,274         1,037           10,779         79,090        40,517                    119,607
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Income before income taxes.....     69,978        17,469          (17,462)        69,985       (41,767)                    28,218
Income tax expense.............     32,302         6,877           (6,985)        32,194       (16,957)          (g)       15,237
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Net income.....................     37,676        10,592          (10,477)        37,791       (24,810)                    12,981
Dividend requirements on
  investment instrument........                                                                 (6,150)          (h)       (6,150)
Dividend requirements on PIK
  preferred stock..............                                                                (11,760)          (i)      (11,760)
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Income (loss) applicable to
  common shares................  $  37,676     $  10,592        $ (10,477)     $  37,791     $ (42,720)                 $  (4,929)
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
                                 ---------  ---------------  ---------------  -----------  -------------               -----------
Earnings (loss) per share
  Basic........................  $    1.92                                     $    1.91                                $   (0.53)
                                 ---------                                    -----------                              -----------
                                 ---------                                    -----------                              -----------
  Diluted......................  $    1.69                                     $    1.69                                $   (0.53)
                                 ---------                                    -----------                              -----------
                                 ---------                                    -----------                              -----------
Weighted average shares
  outstanding
  Basic........................     19,660                            122         19,782                                    9,362
                                 ---------                                    -----------                              -----------
                                 ---------                                    -----------                              -----------
  Diluted......................     24,678                            133         24,811                                    9,362
                                 ---------                                    -----------                              -----------
                                 ---------                                    -----------                              -----------
Pro forma ratio of earnings to
  fixed charges (j)............                                                                                               1.2x
                                                                                                                       -----------
                                                                                                                       -----------


         See Notes to Pro Forma Consolidated Statements of Operations.

                   BIG FLOWER HOLDINGS, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                                                PRO FORMA
                                                               ADJUSTMENTS
                                                                   FOR         PRO FORMA
                                             ACQUISITIONS     ACQUISITIONS        FOR       PRO FORMA
                               HISTORICAL         (A)              (A)        ACQUISITIONS ADJUSTMENTS    NOTE      PRO FORMA
                               -----------  ---------------  ---------------  -----------  -----------  ---------  -----------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales....................   $ 851,889      $  14,410                       $ 866,299                            $ 866,299
                               -----------       -------                      -----------                          -----------
Operating expenses:
  Costs of production........     628,393          7,724                         636,117                              636,117
  Selling, general and
    administrative...........     119,266          4,687                         123,953    $     625      (b)        124,578
  Depreciation and
    amortization of
    intangibles..............      48,435            331     $      1,672         50,438                               50,438
                               -----------       -------          -------     -----------  -----------             -----------
                                  796,094         12,742            1,672        810,508          625                 811,133
                               -----------       -------          -------     -----------  -----------             -----------
Operating income.............      55,795          1,668           (1,672   )     55,791         (625 )                55,166
                               -----------       -------          -------     -----------  -----------             -----------
Other expenses (income):
  Interest expense...........      34,274             18            1,356         35,648       28,541      (c)         64,189
  Amortization of deferred
    financing costs..........       1,462                                          1,462        2,780      (d)          4,242
  Interest income............        (360 )           (4   )                        (364 )                               (364 )
  Preferred dividends of a
    subsidiary trust
    (QUIPS)..................       3,400                                          3,400       (3,400 )    (e)
  Other, net.................      (3,934 )            8                          (3,926 )       (479 )    (f)         (4,405 )
                               -----------       -------          -------     -----------  -----------             -----------
                                   34,842             22            1,356         36,220       27,442                  63,662
                               -----------       -------          -------     -----------  -----------             -----------
Income (loss) before income
  taxes......................      20,953          1,646           (3,028   )     19,571      (28,067 )                (8,496 )
Income tax expense
  (benefit)..................       9,638            576           (1,211   )      9,003      (11,395 )    (g)         (2,392 )
                               -----------       -------          -------     -----------  -----------             -----------
Net income (loss)............      11,315          1,070           (1,817   )     10,568      (16,672 )                (6,104 )
Dividend requirements on
  investment instrument......                                                                  (3,308 )    (h)         (3,308 )
Dividend requirements on PIK
  preferred stock............                                                                  (6,325 )    (i)         (6,325 )
                               -----------       -------          -------     -----------  -----------             -----------
Income (loss) applicable to
  common shares..............  $   11,315   $      1,070     $     (1,817   ) $   10,568   $  (26,305 )            $  (15,737 )
                               -----------       -------          -------     -----------  -----------             -----------
                               -----------       -------          -------     -----------  -----------             -----------
Earnings (loss) per share
  Basic......................  $     0.57                                     $     0.54                           $    (1.68 )
                               -----------                                    -----------                          -----------
                               -----------                                    -----------                          -----------
  Diluted....................  $     0.54                                     $     0.51                           $    (1.68 )
                               -----------                                    -----------                          -----------
                               -----------                                    -----------                          -----------
Weighted average shares
  outstanding
  Basic......................      19,714                                         19,714                                9,362
                               -----------                                    -----------                          -----------
                               -----------                                    -----------                          -----------
  Diluted....................      24,659                                         24,659                                9,362
                               -----------                                    -----------                          -----------
                               -----------                                    -----------                          -----------
Pro forma ratio of earnings
  to fixed charges (j).......                                                                                              --
                                                                                                                   -----------
                                                                                                                   -----------



          See Notes to Pro Forma Consolidated Statements of Operations

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


    The pro forma adjustments to the consolidated statements of operations exclude the write-off of $8.2 million, or $4.9 million after tax, of deferred financing costs associated with the QUIPS and other existing debt, as neither are assumed to be outstanding after the merger. This amount represents a non-recurring expense which Big Flower anticipates will be recorded in the consolidated statement of operations for the period including the merger.



(a) Represents the results of operations prior to acquisition for all companies acquired during 1998 and 1999. Pro forma adjustments represent incremental goodwill and software amortization based on the fair values of the net assets of the acquired businesses as well as incremental interest on borrowings to fund the acquisitions.



    Incremental goodwill is amortized assuming a 15-year useful life for software development businesses acquired and a 40-year useful life for all other acquired businesses. Acquired software costs are amortized assuming a 7-year useful life. As the valuation of acquired and in-process technology related to the acquisition of Drake Automation Limited has not been completed, amortization of the excess purchase price over the value of its net assets acquired is assumed at an average useful life of 10 years.



    Incremental interest assumes average borrowing rates of 7.3% for the year ended December 31, 1998 and 6.6% for the six months ended June 30, 1999, both of which are based on Big Flower's actual borrowing rates under its revolving credit facility.


(b) Represents the annual $1.25 million management fee to be paid to Thomas H. Lee Company and Evercore Advisors Inc. after completion of the merger.

(c)


                                                                      YEAR ENDED      SIX MONTHS ENDED
                                                                   DECEMBER 31, 1998    JUNE 30, 1999
                                                                   -----------------  -----------------
                                                                              (IN THOUSANDS)
Interest on new debt(1)..........................................     $    78,883         $  38,324
Less: Historical interest on long-term debt repaid...............         (24,308)           (8,409)
Less: Interest related to acquired businesses(2).................         (12,860)           (1,374)
                                                                         --------           -------
  Net adjustment.................................................     $    41,715         $  28,541
                                                                         --------           -------
                                                                         --------           -------


------------------------


    (1) Represents interest on borrowings of $772.3 million at an assumed weighted average interest rate of 10.2% for the year ended December 31, 1998 and 9.9% for the six months ended June 30, 1999.


    (2) Represents elimination of historical interest expense related to acquired businesses prior to purchase by Big Flower as well as pro forma interest for the acquisitions (see (a)).


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

    (FOOTNOTES CONTINUED FROM PRECEDING PAGE)



    In December 1998, Big Flower issued $250.0 million of 8 5/8% senior subordinated notes and used the proceeds to repay a portion of borowings under its revolving credit facility. The pro forma statement of operations for the year ended December 31, 1998 assumes that these notes will remain outstanding after the merger and that the revolving credit facility will be replaced by a new facility. Pro forma adjustments to the statement of operations for that period reflect the incremental interest expense on new debt, which includes the outstanding revolving credit facility balance as of June 30, 1999, (as adjusted for subsequent acquisitions) as if that balance had been outstanding for all of 1998. Since the assumed balance reflects the reduction following the 8 5/8% notes offering, the pro forma interest is based upon this lower balance. As the 8 5/8% notes were not issued in connection with any of the transactions adjusted for in the pro forma financial statements (as detailed on page 102), pro forma interest expense does not include $20.7 million of additional interest expense that would have been incurred had these notes been outstanding for all of 1998.



    A 1/8% increase or decrease in the assumed weighted average interest rate applicable to new variable rate debt would change the pro forma interest expense by $1.0 million for the year ended December 31, 1998 and by $0.5 million for the six months ended June 30, 1999.


(d)


                                                                      YEAR ENDED      SIX MONTHS ENDED
                                                                   DECEMBER 31, 1998    JUNE 30, 1999
                                                                   -----------------  -----------------
                                                                              (IN THOUSANDS)
Amortization of deferred financing costs(1)......................      $   6,773          $   3,387
Less: Amortization of deferred financing costs of debt
  repaid(2)......................................................           (879)              (607)
                                                                          ------             ------
  Net adjustment.................................................      $   5,894          $   2,780
                                                                          ------             ------
                                                                          ------             ------


------------------------

    (1) Represents amortization of deferred financing costs of $56.6 million over the term of the related debt.


    (2) Represents the elimination of historical amortization of deferred financing costs for the QUIPS and some existing long-term debt, as neither are assumed to be outstanding after the merger.


(e) Represents elimination of preferred dividends on QUIPS assumed to be converted into common stock prior to the merger and exchanged for merger consideration in the merger.


(f) Represents a 0.5% commitment fee on the unused portion of the new revolving credit facility, net of actual amounts incurred under the existing facility.


(g) Represents the tax benefit of the pro forma adjustments.


(h) Represents paid-in-kind dividends on $60.0 million at an annual rate of 10% compounded semi-annually.



(i) Represents paid-in-kind dividends on $114.7 million at an annual rate of 10% compounded semi-annually.



(j) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, plus fixed charges. Fixed charges include interest, amortization of deferred financing costs, one-third of rental expense on operating leases (representing the portion of rent expense deemed to be attributable to interest) and preferred dividends of a subsidiary trust. On a pro forma basis, earnings were insufficient to cover fixed charges by $8.5 million for the six months ended June 30, 1999. The pro forma earnings for the six months ended June 30, 1999 include non-cash charges of depreciation and amortization of $50.4 million. Exclusive of this amount, pro forma earnings would have exceeded fixed charges by $41.9 million for that period.

                          DIRECTORS AND MANAGEMENT OF
                        BIG FLOWER FOLLOWING THE MERGER

EXECUTIVE OFFICERS


    Some executive officers of Big Flower will be the executive officers of Big Flower following the merger. The name, age, current position and business experience of these executive officers of Big Flower is as follows:



    R. THEODORE AMMON has been the Chairman of the Board of Big Flower since its inception and was Chief Executive Officer of Big Flower Press from its inception until April 1997. Mr. Ammon is also the Chairman of XL Ventures, Inc., Big Flower's Internet and new media venture capital subsidiary. Mr. Ammon is also a director of Big Flower Press and Big Flower Digital Services, Inc., a wholly owned subsidiary of Big Flower. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co., a New York and San Francisco-based investment firm, from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also the Chairman of the Board of 24/7 Media, Inc. and a member of the Board of Directors of Host Marriott Corporation and of CAIS Internet, Inc., and serves on the boards of directors of numerous privately held corporations. Mr. Ammon is involved in a number of not-for-profit organizations and serves as a member of the Board of Directors of The Municipal Art Society of New York, The New York YMCA, and Jazz @ Lincoln Center. He is also a member of the Board of Trustees of Bucknell University. Mr. Ammon is 49 years old.



    EDWARD T. REILLY has been the President and the Chief Executive Officer and a director of Big Flower since its inception. He has also been a director of Big Flower Press since June 1996, and its Chief Executive Officer since April 1997, having also served as its Chief Operating Officer from March 1996 until April 1997. Additionally, he is a director of Big Flower's subsidiaries, TC Advertising, Digital Services, Inc. and Webcraft. Prior to joining Big Flower, Mr. Reilly held a variety of executive positions with McGraw-Hill, Inc., a publishing and communications company, in their Broadcast and Publication groups from 1968 to 1996, and served as President of McGraw-Hill Broadcasting from 1987 to 1996. He is Vice Chairman and a member of the executive committee of the Ad Council and serves on the Board of Trustees of Lynchburg College in Virginia. Recently, Mr. Reilly was elected to the Board of Directors of The National Council of La Raza. In addition, Mr. Reilly has been active in television industry affairs, having served as the Chairman of the Television Bureau of Advertising and as a member of the Board of Directors of the National Association of Broadcasters. He is the former Chairman of the Association for Maximum Service Television (MSTV), a trade association of over 300 television stations which has been in the forefront of the effort to facilitate the industry's transition to high definition television. Mr. Reilly is 52 years old.


    RICHARD L. RITCHIE has been Executive Vice President and Chief Financial Officer of Big Flower since January 1997. Prior to joining Big Flower, Mr. Ritchie served as Senior Vice President and Chief Financial Officer of Harte-Hanks Communications, Inc. from 1986 to 1996. Mr. Ritchie is 52 years old.


    The term of office of each executive officer is until the organizational meeting of Big Flower's board of directors following the next annual meeting of Big Flower stockholders and until a successor is elected and qualified or until that officer's prior death, resignation, retirement, disqualification or removal.

DIRECTORS

    At the time of the merger, the board of directors of Big Flower will be replaced by the board of directors of BFH Merger Corp., which will be comprised of five directors. The name, age, current position and business experience of these directors is as follows:

    THOMAS H. LEE founded Thomas H. Lee Company in 1974 and since that time has served as its President. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974 and became a Vice President in 1973. Mr. Lee serves as a director of numerous public and private corporations including Finlay Enterprises, Inc., Metris Companies, Inc., Safelite Glass Corporation, Vail Resorts, Inc and Wyndham International, Inc. Mr. Lee is 55 years old.


    ANTHONY J. DINOVI is a Managing Director of Thomas H. Lee Company. Prior to joining Thomas H. Lee Company in 1988, Mr. DiNovi was in the Corporate Finance Department at Wertheim Schroder & Co., Inc. Mr. DiNovi is a director of CelPage, Inc., Eye Care Centers of America, Inc., Fisher Scientific International, Inc., LiveWire Systems, Inc., ProcureNet, Inc., and Safelite Glass Corporation. Mr. DiNovi is 37 years old.


    SCOTT M. SPERLING is a Managing Director of Thomas H. Lee Company. In this capacity he is a director of Fisher Scientific International, Inc., GenTek Inc., ProcureNet, Inc., Safelite Glass Corporation, Wyndham International, Inc. and a number of private companies. For ten years prior, Mr. Sperling was Managing Partner of the Aeneas Group, the private capital affiliate of the Harvard Management Company, Inc. Mr. Sperling is 41 years old.

    ROGER C. ALTMAN co-founded Evercore Partners in 1996. From 1992-1995, Mr. Altman served as Deputy Treasury Secretary. From 1987-1992, Mr. Altman was Vice Chairman of The Blackstone Group, where he led the firm's merger advisory business and originated several principal investment opportunities. Prior to 1987, Mr. Altman spent 14 years at Lehman Brothers where he was a managing director, Co-head of Investment Banking, Member of the Management Committee and Member of the Board of Directors. Mr. Altman is 53 years old.

    AUSTIN M. BEUTNER co-founded Evercore Partners in 1996. From 1994 to 1996, Mr. Beutner was Chief Executive Officer and President of the U.S. Russia Investment Fund, and in January 1997, Mr. Beutner was named Vice Chairman of its Board of Directors. Before his affiliation with the U.S. Russia Investment Fund, he was a General Partner of The Blackstone Group. Mr. Beutner is 39 years old.

    Shortly after the merger, it is expected that the Big Flower board of directors will be increased to nine members. Two of the additional members are expected to be as follows:

    R. THEODORE AMMON.  See information included under "--Executive Officers."

    EDWARD T. REILLY.  See information included under "--Executive Officers."

    The remaining two directors will be determined by Thomas H. Lee Equity Fund IV, subject to the consent of Evercore Capital Partners and R. Theodore Ammon.

SECURITY OWNERSHIP OF BIG FLOWER FOLLOWING THE MERGER


    The following table sets forth the anticipated beneficial ownership of the securities of Big Flower immediately after completion of merger. The amounts below assume a total equity contribution from Thomas H. Lee Equity Fund IV and Evercore Capital Partner of up to $ - million and a total equity contribution from members of management who are retaining shares of Big Flower common stock or options to purchase those shares, in each case in the merger, of $ - million, based on the value attributed to the shares of common stock and/or options to purchase those shares of common stock which will be retained by those persons in Big Flower. The table does not take into account any options to acquire Big Flower common stock which may be granted to employees of Big Flower after completion of the merger. The actual investment of each of those member of management has not been definitively determined and may be changed.


      NAME OF BENEFICIAL OWNER           AMOUNT AND NATURE OF OWNERSHIP             PERCENTAGE OF CLASS
------------------------------------  ------------------------------------  ------------------------------------
R. Theodore Ammon...................                   -                                     -
Edward T. Reilly....................                   -                                     -
Thomas H. Lee
  Equity Fund IV....................                   -                                     -
Evercore Capital Partners...........                   -                                     -

                  OTHER INFORMATION FOR THE BIG FLOWER MEETING

NOMINEES FOR ELECTION AS BIG FLOWER DIRECTORS


    The directors of Big Flower are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. Currently, the Class I directors are Messrs. Kimmitt and Minow; the Class II directors are Ms. Manley and Mr. Diamandis; and the Class III directors are Messrs. Ammon and Reilly. For information regarding the Class II directors of Big Flower, see "--Directors and Executive Officers" below. For information regarding the Class III directors of Big Flower, see "Directors and Management of Big Flower Following the Merger" on page 111. The Class I directors were reelected at the 1996 Annual Meeting of Stockholders to hold office until the date of the Big Flower meeting; the Class II directors were reelected at the 1997 Annual Meeting of Stockholders to hold office until the date of the 2000 Annual Meeting of Stockholders; and the Class III directors were reelected at the 1998 Annual Meeting of Stockholders to hold office until the date of the 2001 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified and subject to a director's prior death, resignation, retirement, disqualification or removal.



    It is recommended that Messrs. Kimmitt and Minow be elected as Class I directors of Big Flower, to hold office until the 2002 Annual Meeting of Stockholders, and in each case until a successor is elected and qualified or until that director's prior death, resignation, retirement, disqualification or removal, unless the merger is completed prior to that time. Both nominees are presently serving as directors of Big Flower. Class I directors were classified as such at a meeting of the board of directors held on November 10, 1995. Big Flower is unaware of any reason why either nominee would be unwilling or unable to serve as a director. However, should either nominee be unwilling or unable to serve as a director at the time of the Big Flower meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of that other person for that directorship as the board of directors may recommend.



    If the merger is completed then, at the completion of the merger, the board of directors of Big Flower at that time will be replaced by the board of directors of BFH Merger Corp. in accordance with the merger agreement. For more information regarding the composition of the Big Flower board of directors, see "Directors and Management of Big Flower Following the Merger--Directors" on page
112. In addition, if the merger is completed then, as part of the merger, the restated certificate of incorporation and amended and restated bylaws of Big Flower will be amended to eliminate the provisions providing for staggered three-year terms for directors and provide that directors will be elected annually at the annual meeting of stockholders. For a more detailed description of this and other proposed amendments to the Big Flower certificate of incorporations, see "Special Factors-- Amendment of Big Flower Restated Certificate of Incorporation and Amended and Restated Bylaws" on page 27.



    Information regarding each person nominated by the board of directors, including the nominee's principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, the nominees have had the indicated principal occupations for the past five years.

NAME OF DIRECTOR                             AGE       BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER INFORMATION
---------------------------------------      ---      ------------------------------------------------------------------
Robert M. Kimmitt......................          51   Robert M. Kimmitt has been a Director of Big Flower since its inception. He was also a director of Big Flower Press from
                                                      November 1996 until December 1997. Since May 1997, he has been a partner in the law firm of Wilmer, Cutler & Pickering. From 1993 to April 1997, Mr. Kimmitt was a managing director of Lehman
                                                      Brothers and head of its Washington corporate finance office.
                                                      Prior to joining Lehman Brothers, Mr. Kimmitt served from 1991 to
                                                      1993 as American Ambassador to Germany, and from 1989 to 1991 as
                                                      Under Secretary of State for Political Affairs. He was a partner in the Washington office of Sidley & Austin from 1987 to 1989. Mr.
                                                      Kimmitt served as a member of the National Security Council staff at the White House from 1978 to 1985 and General Counsel of the
                                                      Department of the Treasury from 1985 to 1987. Mr. Kimmitt serves on the boards of Allianz Life Insurance Company of North America and United Defense Industries, Inc., as well as on the supervisory boards of Mannesmann AG of Duesseldorf, Germany, and Siemens AG of
                                                      Munich, Germany, and on the U.S. Group Council of BMW AG of
                                                      Munich, Germany. He is also on the Boards of Georgetown
                                                      University, the German Marshall Fund, and several other non-profit organizations whose focus is international affairs.

Newton N. Minow........................          73   Newton N. Minow has been a Director of Big Flower since its inception. He was also a director of Big Flower Press from
                                                      September 1996 until December 1997. Since 1991, Mr. Minow has been counsel to the law firm of Sidley & Austin, where he served as
                                                      Partner from 1965 to 1991. He also served as Chairman of the
                                                      Federal Communications Commission from 1961 to 1963. He is a director of Aon Corporation and Manpower, Inc. Mr. Minow is former
                                                      Chairman of the Carnegie Corporation of New York, an Advisory
                                                      Trustee and former Chairman of the Board of Trustees of The RAND
                                                      Corporation and former Chairman of the Board of Governors of the
                                                      Public Broadcasting Service. Mr. Minow is also a Life Trustee of the University of Notre Dame and a Life Trustee of Northwestern
                                                      University.

DIRECTORS AND EXECUTIVE OFFICERS


    The following table shows information regarding the Class II directors of Big Flower, both of whom are U.S. citizens. For information regarding the Class III directors of Big Flower and the executive officers of Big Flower, see "Directors and Management of Big Flower following the Merger" on page 111.


NAME                                         AGE                        POSITIONS
---------------------------------------      ---      ----------------------------------------------
Peter G. Diamandis.....................          67   Class II Director
Joan D. Manley.........................          66   Class II Director

    Set forth below is certain additional information concerning the persons listed above.

    PETER G. DIAMANDIS has been a Director of Big Flower since its inception. He was also a director of Big Flower Press from September 1994 until December 1997. Mr. Diamandis is also a director of XL Ventures. Mr. Diamandis was Vice Chairman of Donnelley Marketing, Inc., a marketing company, from 1991 through 1996. Since 1996, he has been the Vice Chairman of DM LLC, the successor entity to Donnelley Marketing, Inc. He is the former Chairman of TVSM, Inc., a magazine publishing company. From 1988 to 1991, Mr. Diamandis served as President and Chief Executive Officer of Hachette Publications, which purchased Diamandis Communications Inc. in 1988. From 1987 to 1988, Mr. Diamandis served as Chairman, President and Chief Executive Officer of Diamandis Communications Inc., a publisher of special interest magazines. In 1982, Mr. Diamandis joined CBS Magazines as Vice President, Group Publisher, Women's Day, and served as President of CBS from September 1983 to 1987. Mr. Diamandis is a former Chairman of Magazine Publishers of America. Mr. Diamandis serves on the Board of Trustees of Bucknell University.

    JOAN D. MANLEY has been a Director of Big Flower since September 1994. Ms. Manley retired from Time Incorporated in 1984, where she had held numerous positions since 1960. At the time of her retirement, Ms. Manley was Group Vice President and a director of Time Incorporated. Ms. Manley serves on the Board of Directors of Sara Lee Corporation and Founders Fund and is a Trustee of the Rocky Mountain Resource Center.


BOARD MEETINGS AND COMMITTEES OF THE BIG FLOWER BOARD OF DIRECTORS



    Six meetings of the full board of directors of Big Flower were held during the fiscal year ended December 31, 1998. Each incumbent director attended more than 75% of the aggregate of all meetings of the board of directors that were held after that director's election to the board and of all committees of the board of directors that the director was eligible to attend in fiscal 1998.



    Big Flower has standing audit, compensation and nominating committees whose current functions and members are described below. It is anticipated that at its first meeting following the Big Flower meeting, the board will designate directors to serve on each of these standing committees until the next annual meeting of stockholders. However, if the merger is completed then, at the completion of the merger, the new board of directors of Big Flower will designate from such new board the directors to serve on each of the standing committees. For a more detailed explanation of the effect of the merger on the Big Flower board of directors and members of management, see "Directors and Management of Big Flower Following the Merger" on page 111.



    AUDIT COMMITTEE. The audit committee is composed of Joan D. Manley (Chairman), Robert M. Kimmitt and Newton N. Minow. The audit committee meets periodically with Big Flower's management, internal accounting staff, and representatives of Big Flower's independent certified public accountants to assure that appropriate audits of Big Flower's financial statements are being conducted. Additionally, this committee reviews corporate compliance policies and activities, the scope of internal and external audit activities, and the results of the annual audit. Both the independent certified public accountants and the internal accounting staff communicate directly with the committee regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting. The audit committee met three times during fiscal 1998. In the course of performing its functions, the audit committee also:



    - recommends the action to be taken with respect to the appointment of Big Flower's independent certified public accountants,



    - reviews with Big Flower's independent certified public accountants the scope of their audit, their report and their recommendations, and



    - considers the possible effect on the independence of such accountants in approving non-audit services requested of them.



    COMPENSATION COMMITTEE. The compensation committee is composed of Peter G. Diamandis (Chairman), Robert M. Kimmitt and Newton N. Minow. The compensation committee met four times during fiscal 1998. This committee is charged with the responsibility of:



    - reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of Big Flower,



    - taking such actions with respect thereto as are not specifically reserved to the board of directors, and



    - administering the Big Flower restated 1993 stock award and incentive plan, Big Flower's executive incentive plan, and other salary or compensation plans that the committee is designated to administer.



    NOMINATING COMMITTEE. The nominating committee is composed of R. Theodore Ammon (Chairman), Peter G. Diamandis and Joan D. Manley. This committee is charged with the responsibility of considering and recommending individuals to be considered by the board of directors for membership on the board of directors. The nominating committee was established in March 1997 and met once in fiscal 1998.



    The nominating committee will also consider nominations for board membership by stockholders. The nominating committee has adopted the following rules with respect to considering such nominations:



    - the nominating stockholder must have owned shares of common stock of Big Flower for at least six months prior to the date the nomination is submitted;



    - the nomination must be received by the nominating committee 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and



    - a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.


COMPENSATION OF DIRECTORS

    Directors of Big Flower who are also employees of Big Flower or its subsidiaries do not receive any additional compensation for service as a member of the board of directors of Big Flower or any of its committees. For information relating to compensation of Big Flower's management directors, see "--Employment Arrangements with Executive Officers" below.


    All other directors of Big Flower are paid an annual fee of $25,000 for serving on the board. In addition, (a) the Chairman of each of the standing committees who is a non-employee director is paid an annual retainer of $2,500 and (b) each member of such standing committees (including any

Chairman who is a non-employee director) is paid a fee of $1,000 for each standing committee meeting attended by such member.


    In addition, each non-employee director is given the option of electing to receive all or any portion of their annual retainer and meeting fees in the form of:



    - shares of common stock of Big Flower,



    - options to purchase shares of common stock of Big Flower, or



    - cash.



    Furthermore, each member of the board of directors of Big Flower who is not an employee of Big Flower, any of its subsidiaries or any of its affiliates receives:



    - an option to purchase 13,400 shares of common stock on the date that such director is first elected to the board of directors and



    - an option to purchase 1,000 shares of common stock on the date that such director is reelected to the board of directors. Each initial election option has a term of ten years, and each reelection option has a term of five years.



    Each of these options vests immediately upon the date of grant and has an exercise price equal to the closing price of a share of common stock of Big Flower on the NYSE on the date of grant, which may be paid (1) in cash, (2) by check or (3) in previously acquired unrestricted shares of common stock, valued at the closing price of a share of common stock of Big Flower on the NYSE on the date of its exercise.


    The compensation of directors following the merger has not yet been determined.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Big Flower's directors, executive officers, and persons who own more than ten percent of Big Flower's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the NYSE. Directors, executive officers and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish Big Flower with copies of all Forms 3, 4 and 5 they file.


    Based solely on Big Flower's review of the copies of these forms it has received, or written representations from some reporting persons that no Forms 5 were required for these persons, Big Flower believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to fiscal 1998.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


    The following table sets forth the beneficial ownership as of   -  by each
person known by Big Flower to be the beneficial owner of more than 5% of the outstanding shares of common stock of Big Flower, constituting the only class of voting capital stock of Big Flower, each director of Big Flower and nominee for director of Big Flower, each executive officer whose name appears in the summary compensation table below who was an executive officer of Big Flower as of - , 1999 and all directors and executive officers as a group.

                                                                                   SHARES BENEFICIALLY OWNED
                                                                            ---------------------------------------
                                                                            AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER                                         OF OWNERSHIP (A)   PERCENTAGE OF CLASS
--------------------------------------------------------------------------  ------------------  -------------------
R. Theodore Ammon (b).....................................................        2,517,144              12.6%
  c/o Big Flower Holdings, Inc.
  3 East 54(th) Street
  New York, New York 10022

EnTrust Capital Inc.......................................................        4,049,354              20.6%
  650 Madison Avenue
  New York, New York 10022

Highfields Capital Management LP..........................................        1,338,100               6.8%
  c/o Highfields Capital Management
  200 Clarendon Street
  Boston, Massachusetts 02117

The Prudential Insurance Company of America...............................        1,287,700               6.5%
  751 Broad Street
  Newark, New Jersey 07102-3777

Peter G. Diamandis (c)....................................................           24,816                  *
  700 Canal Street
  Stamford, Connecticut 06902

Robert M. Kimmitt (d).....................................................           23,651                  *
  Wilmer, Cutler & Pickering
  2445 M Street, N.W.
  Washington, D.C. 20037-1420

Joan D. Manley (e)........................................................           17,004                  *
  P.O. Box 1353
  Dillon, Colorado 80435

Newton N. Minow (f).......................................................           33,651                  *
  c/o Sidley & Austin
  One First National Plaza
  Suite 4800
  Chicago, Illinois 60603

Edward T. Reilly (g)......................................................          294,467               1.5%
  c/o Big Flower Holdings, Inc.
  3 East 54(th) Street
  New York, New York 10022

Mark A. Angelson (h)......................................................          201,000               1.0%
  c/o Big Flower Holdings, Inc.
  3 East 54(th) Street
  New York, New York 10022

Richard L. Ritchie (i)....................................................           50,000                  *
  c/o Big Flower Holdings, Inc.
  3 East 54(th) Street
  New York, New York 10022

All directors and current executive officers
  as a group (8 persons) (j)..............................................        3,161,733              15.3%


------------------------

*   Less than one percent

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(a) This column includes shares which directors and executive officers have the right to acquire within 60 days. Except as otherwise indicated, each person and entity has sole voting and dispositive power with respect to the shares set forth in the table.


(b) Includes:



    - 6,000 shares held by Mr. Ammon as general partner of a partnership in which his family members are the limited partners and have 99% of the economic interests,



    - options to purchase 300,000 shares of common stock which are presently exercisable and



    - 200 shares owned by Mr. Ammon's minor children, as to which Mr. Ammon disclaims beneficial ownership.


(c) Represents options to purchase 24,816 shares of common stock which are presently exercisable.

(d) Represents options to purchase 23,651 shares of common stock which are presently exercisable.

(e) Includes options to purchase 14,400 shares of common stock which are presently exercisable.

(f) Includes options to purchase 23,651 shares of common stock which are presently exercisable.

(g) Includes options to purchase 286,667 shares of common stock which are presently exercisable.

(h) Includes options to purchase 195,800 shares of common stock which are presently exercisable.

(i) Represents options to purchase 50,000 shares of common stock which are presently exercisable.

(j) Includes options to purchase 918,985 shares of common stock which are presently exercisable.

EXECUTIVE COMPENSATION

    REPORT OF THE COMPENSATION COMMITTEE


    INTRODUCTION. This report to stockholders presents an overview of both the charter of the compensation committee of the board of directors and of Big Flower's compensation philosophy. The compensation committee is composed entirely of non-employee directors.



    THE COMPENSATION COMMITTEE'S ROLE. The compensation committee's principal function is to review and approve the compensation program for the executive officers and other senior executives of Big Flower and to administer grants under the Plan.



    Big Flower's executive compensation program is designed to motivate the executives to achieve Big Flower's business objectives, with a special emphasis on increasing stockholder value, earnings per share, EBITDA and after tax return on invested capital. Some of Big Flower's executive officers are currently employed under multi-year employment agreements, whose purpose is to retain the services of those officers for extended periods. The minimum salary to which each of those executive officer is entitled is specified in the employment agreement, but the annual bonus for each executive officer, which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers, are subject to approval by the compensation committee from time to time. The principal terms of the employment agreements of executive officers of Big Flower are described under "--Employment Arrangements with Executive Officers" on page 127.


    OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM. The executive compensation program is designed to help Big Flower retain, motivate and recruit the executives needed to maximize Big Flower's return to stockholders. Big Flower's explicit objective is to pay at levels required to secure the services of exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial, strategic and stock price growth goals. Since one of Big Flower's objectives is rapid revenue growth, by internal expansion and through acquisitions, Big Flower has recruited the executive talent required to run a company that is larger than Big Flower in its present form. Toward that end, the executive compensation program is designed to provide:

    - Levels of compensation that are highly competitive with those provided in the various markets in which Big Flower competes for its executive resources.

    - Incentive compensation that:

       - - varies with the financial performance of Big Flower and/or its various business units;

       - - varies with the performance of Big Flower's stock price; and

       - - effectively rewards individual performance.

    - Equity-based compensation that ties executives' long-term financial interests to growth in Big Flower's market value per share.


    PROVIDING HIGHLY COMPETITIVE LEVELS OF COMPENSATION. Big Flower provides its executive officers with a total compensation package that--at expected levels of performance--is generally intended to compare favorably with compensation packages provided to executives in the advertising, marketing and information services industries, as adjusted to reflect Big Flower's current size and intended growth, who hold comparable positions or have similar qualifications. In addition, this compensation takes into account the highly demanding roles and combinations of responsibilities undertaken by Big Flower's executive officers.


    Given Big Flower's aggressive stockholder return objectives, Big Flower has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these executives a substantial portion of their compensation based directly on the performance of Big Flower and, in appropriate cases, on the performance of a particular business unit.


    To establish appropriate competitive frames of reference, Big Flower looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent. Big Flower periodically assesses an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. Big Flower's review of competitive compensation levels incorporates a case-by-case approach that considers each position's relative content, accountabilities and scope of responsibility. Big Flower also takes into account its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. For senior executives, this review includes an examination of pay data for comparable positions within the advertising and marketing services industries, as well as data for other diversified holding companies and pay data for individuals with backgrounds comparable to those of its officers.


    While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual results of Big Flower. Big Flower is committed to the pay-for-performance philosophy and believes that the executive compensation program should provide stockholders with performance-for-pay.


    ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE. The executive compensation program is designed to ensure that incentive compensation varies with the performance of Big Flower and its business units. Awards paid under Big Flower's executive incentive plan and the grants under the Plan will be directly tied to the short- and long-term financial performance, especially EPS, EBITDA and after tax return on invested capital, of Big Flower and its business units, as well as the performance of Big Flower's stock price.


    Big Flower's various incentive plans each serve different purposes and, as such, employ different measures of performance and cover different periods of time. Accordingly, an executive officer's total compensation will not typically vary based on any single measure of Big Flower or business unit performance. However, in combination, these plans provide a powerful incentive--focusing management attention on those measures important to stockholders, such as growth, EPS, EBITDA and after tax return on invested capital, holding executives accountable for poor results and rewarding them for superior accomplishments.



    Big Flower also believes that effectively rewarding performance helps motivate executives to contribute in ways that enhance the financial and stock performance of Big Flower and its various business units. Although the executive compensation program provides compensation that varies with financial and stock price performance, an executive's incentive awards may also be influenced by qualitative assessment of Big Flower, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by the compensation committee.



    OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM. The executive compensation program is comprised of three principal elements: the base salary program, annual incentives under the executive incentive plan and grants of stock and option awards under the plan. Big Flower has designed and administered each of these with the explicit purpose of furthering the stockholders' interests by facilitating the employment of highly-talented executives and motivating them to achieve exceptional levels of performance and growth. An overview of each of these elements and of how each is intended to support stockholder interests is provided below.


        BASE SALARY COMPENSATION. Big Flower's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent, reflect an individual's on-going performance, and are periodically adjusted based on the executive's performance, Big Flower's overall financial performance and growth and expected salary increases in the market for executive talent, taking into account the growth which Big Flower hopes to achieve.


        ANNUAL INCENTIVE COMPENSATION. The executive incentive plan provides competitive annual pay opportunities linked to Big Flower's annual financial performance. The executive incentive plan sets annual incentive target awards at levels that are competitive in the context of Big Flower's total executive compensation program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against pre-set financial and strategic objectives.



        LONG-TERM INCENTIVE COMPENSATION. Big Flower provides the executives of Big Flower with stock-based incentives intended to provide competitive long-term incentive opportunities, enable participants to build significant wealth when meaningful stockholder wealth has been created, and directly link a significant portion of total pay to Big Flower's long-term stock performance. Although the plan is generally designed to provide periodic grants of options to purchase common stock of Big Flower, it also provides for the use of restricted stock awards.



    OTHER EXECUTIVE COMPENSATION. Big Flower has entered into an arrangement with some managers responsible for the XL Ventures unit which will provide those managers with an effective carried interest in the results of XL Ventures and Big Flower Digital LLC above specified minimum levels. Big Flower believes that the nature and scope of this arrangement is similar to arrangements found in other comparable venture capital investment organizations.



    In addition, Big Flower provides all its executives with benefits and perquisites such as a 401(k) plan and health and life insurance benefits. Overall, the compensation committee believes the provided levels of benefits and perquisites are necessary and, in combination with the previously mentioned compensation elements, facilitate Big Flower's ability to secure the most appropriate executive talents.


    CEO COMPENSATION. Mr. Reilly has been Big Flower's Chief Executive Officer from its inception. In determining Mr. Reilly's compensation, the committee took a number of factors into account, including considering to what extent Mr. Reilly met his personal goals established at the beginning of the fiscal year, rewarding Mr. Reilly for Big Flower's financial performance during Fiscal 1998 and for increasing long-term shareholder value of Big Flower, and seeking adequately and fairly to compensate Mr. Reilly in relation to his responsibilities and contributions to Big Flower and in a manner that is commensurate with compensation paid by comparable companies within Big Flower's industry. For a discussion of Big Flower's employment agreement with Mr. Reilly, see "--Employment Arrangements with Executive Officers" on page 127.



    The committee took no action during fiscal 1998 to establish a policy with respect to the payment of compensation to Big Flower's executive officers in amounts that exceed the $1 million limit on deductible compensation under The Omnibus Budget Reconciliation Act of 1993. During fiscal 1998 Big Flower exceeded targeted goals under the executive incentive plan, which resulted in some executives' overall compensation being greater than $1 million. Given these results, the committee intends to formulate a policy regarding that Act to be based upon the overall needs of Big Flower, taking into account the underlying principles of the executive compensation program and the particular circumstances at issue.



    SUMMARY. The compensation committee believes the executive compensation program will ensure Big Flower's ability to retain, motivate and attract the executive resources required to maximize long-term stockholder returns. Big Flower's competitive pay philosophy facilitates the employment of talented executives. The emphasis on variable pay and the direct link to both financial and stock performance ties this competitive pay to critical measures of Big Flower performance. In combination, all these elements act in the best interests of Big Flower's stockholders and are worthy of your support.


                                          The Compensation Committee
                                          Peter G. Diamandis, Chairman
                                          Robert M. Kimmitt
                                          Newton N. Minow

    SUMMARY COMPENSATION TABLE


    The following table sets forth the compensation paid in respect of the fiscal year ended December 31, 1998, 1997 and 1996 to R. Theodore Ammon, Chairman of Big Flower, Edward T. Reilly, Chief Executive Officer of Big Flower, and to each of the other most highly paid executive officers of Big Flower.


                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                             ANNUAL COMPENSATION                 AWARDS
                                                    -------------------------------------  -------------------
                                                                           OTHER ANNUAL        SECURITIES          ALL OTHER
                                                                           COMPENSATION        UNDERLYING        COMPENSATION
NAME AND PRINCIPAL POSITION              PERIOD     SALARY($)  BONUS($)         ($)        OPTIONS/SARS (#)(1)      ($)(2)
-------------------------------------  -----------  ---------  ---------  ---------------  -------------------  ---------------
R. Theodore Ammon....................        1998     750,000    675,000              (3)              --              2,400
  Chairman of Big Flower                     1997     750,000    799,875              (3)              --              2,400
                                             1996     750,000    339,844              (3)              --              2,178

Edward T. Reilly.....................        1998     550,000    495,000              (3)              --              2,400
  President and Chief Executive              1997     533,333    586,575              (3)         200,000              2,400
  Officer of Big Flower                      1996     375,000    287,000(4)             (3)        200,000             1,593

Mark A. Angelson.....................        1998     505,000    463,500              (3)          25,000              2,400
  Executive Vice President-- Office          1997     468,750    506,588              (3)          58,300              2,400
  of the Chairman, General Counsel           1996     315,000    225,000       343,982(5)         150,000                 --
  and Secretary

Richard L. Ritchie(6)................        1998     425,000    382,500              (3)          45,000              2,400
  Executive Vice President and Chief         1997     395,641    451,600(7)             (3)        100,000             2,400
  Financial Officer of Big Flower            1996          --         --            --                 --                 --

------------------------


(1) All stock option grants were made under the Big Flower Holdings, Inc. restated 1993 stock award and incentive plan and are described below under "--Options Granted in Fiscal 1998" and "--Employment Arrangements with Executive Officers."



(2) Represents amounts contributed to 401(k) plan by Big Flower on behalf of the named executive officer.


(3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported under the headings of "Salary" and "Bonus."


(4) Includes a one-time signing bonus of $37,000 to reimburse Mr. Reilly for costs incurred in connection with his leaving his previous position.



(5) Includes relocation costs of $335,862, including tax gross up.



(6) Mr. Ritchie began his employment with Big Flower in 1997; therefore he did not receive any compensation from Big Flower prior to that time.


(7) Includes a lump sum payment of $25,000 for incidental moving expenses.

    OPTIONS GRANTED IN FISCAL 1998


    The following table presents information with respect to options to purchase shares of common stock of Big Flower granted to the named executive officers during fiscal 1998. Big Flower did not grant any stock appreciation rights to any of the named executive officers. No named executive officer exercised any stock options during Fiscal 1998.



    The values listed under "Grant Date Value" were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the calculations:



    (a) assumed option term of 10 years;



    (b) stock price volatility factor of 0.4427;



    (c) 5.77% annual discount rate;



    (d) no dividend payment; and



    (e) 3% discount to Black-Scholes ratio for each year an option remains unvested.


                         OPTIONS GRANTED IN FISCAL 1998


                                                             INDIVIDUAL GRANTS
                                          -------------------------------------------------------    GRANT DATE
                                           NUMBER OF      % OF TOTAL                                    VALUE
                                          SECURITIES       OPTIONS                                 ---------------
                                          UNDERLYING      GRANTED TO     EXERCISE OR                 GRANT DATE
                                            OPTIONS      EMPLOYEES IN    BASE PRICE   EXPIRATION       PRESENT
NAME                                      GRANTED(#)     FISCAL 1998      ($/SHARE)      DATE         VALUE($)
----------------------------------------  -----------  ----------------  -----------  -----------  ---------------
Mark A. Angelson(1).....................      25,000           7.76%      $ 28.4375      3/11/08        449,600
Richard L. Ritchie(2)...................      45,000          13.98%      $   26.75      2/17/08        799,700


------------------------


(1) These options were granted on March 11, 1998 and vested in full on the first anniversary of the date of grant. The exercise price was equal to the closing price of a share of Big Flower common stock on the NYSE on the date of the grant. The options are exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.



(2) These options were granted on February 17, 1998 and vest in full on the second anniversary of the date of grant. The exercise price was equal to the closing price of a share of Big Flower common stock on the NYSE on the date of the grant. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

    OPTION VALUES AT END OF FISCAL 1998


    The following table sets forth information concerning the number and the value at the end of fiscal 1998 of unexercised in-the-money options to purchase common stock of Big Flower granted to the named executive officers as of the end of fiscal 1998. No named executive officer received any stock appreciation rights. The amounts listed under "Value of Unexercised In-the-Money Options at Fiscal 1998 End" are based on the closing price of $22.0625 of Big Flower's common stock on the NYSE on December 31, 1998, the last trading day of fiscal 1998, less the exercise price payable for those shares.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                               NUMBER OF SECURITIES         VALUE OF
                                                                                    UNDERLYING            UNEXERCISED
                                                                                UNEXERCISED OPTIONS       IN-THE-MONEY
                                                SHARES                          AT FISCAL 1998 END          OPTIONS
                                              ACQUIRED ON          VALUE                (#)            AT FISCAL 1998 END
NAME                                         EXERCISE (#)      REALIZED ($)    ---------------------          ($)
-----------------------------------------  -----------------  ---------------                         --------------------
                                                                                   EXERCISABLE/
                                                                                   UNEXERCISABLE          EXERCISABLE/
                                                                               ---------------------     UNEXERCISABLE
                                                                                                      --------------------
R. Theodore Ammon........................            -0-               -0-                300,000/0           1,818,750/0
Edward T. Reilly.........................            -0-               -0-          253,334/146,666     1,517,334/807,166
Mark A. Angelson.........................            -0-               -0-          133,300/100,000       937,369/707,813
Richard L. Ritchie.......................            -0-               -0-           25,000/120,000       101,563/304,688


------------------------


    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



    The following table sets forth annual amounts payable to the named executive officers' upon their retirement under Treasure Chest Advertising's supplemental executive retirement plan.


                               PENSION PLAN TABLE

REMUNERATION     5         10         15         20         25         30
-----------  ---------  ---------  ---------  ---------  ---------  ---------
                                     YEARS OF SERVICE
 $ 150,000   $   7,500  $  15,000  $  22,000  $  30,000  $  37,500  $  45,000
   175,000       8,750     17,500     26,250     35,000     43,750     52,500
   200,000      10,000     20,000     30,000     40,000     50,000     60,000
   225,000      11,250     22,500     33,750     45,000     56,250     67,500
   250,000      12,500     25,000     37,500     50,000     62,500     75,000
   275,000      13,750     27,500     41,250     55,000     68,750     82,500
   300,000      15,000     30,000     45,000     60,000     75,000     90,000
   500,000      25,000     50,000     75,000    100,000    125,000    150,000
   600,000      30,000     60,000     90,000    120,000    150,000    180,000
   700,000      35,000     70,000    105,000    140,000    175,000    210,000
   800,000      40,000     80,000    120,000    160,000    200,000    240,000
   900,000      45,000     90,000    135,000    180,000    225,000    270,000


    The compensation covered by this plan includes the executive's entire annual base salary. Messrs. Ammon, Reilly, Angelson and Ritchie currently have 5, 3, 3 and 2 years of service, respectively. For more information regarding compensation paid to individual executive officers, see "--Employment Arrangements with Executive Officers" on page 127. Benefits under this plan are computed by multiplying the participant's average salary for the last five years prior to retirement by a percentage equal to one percent for each year of service up to a maximum of 30 years. Benefits under this plan are not subject to a deduction for Social Security or other offset amounts.


EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS


    AMMON EMPLOYMENT AGREEMENT. Big Flower has entered into an employment agreement with Mr. Ammon, effective November 20, 1995, under which Mr. Ammon currently serves as chairman of the board of Big Flower. The initial term of the Ammon agreement is three years, and may be automatically extended for one-year periods, unless either Big Flower or Mr. Ammon provides notice to the contrary. The commencement of the first extension occurred on November 20, 1997. Mr. Ammon is required to devote to Big Flower the time necessary for the effective conduct of his duties under the Ammon agreement and is permitted to engage in outside business interests that do not conflict with those duties or otherwise compete with Big Flower. Under the Ammon agreement, Mr. Ammon currently receives:



    - a base salary of $750,000 per year,



    - an annual bonus targeted at not less than 75% of base salary, assuming bonus targets under the executive incentive plan are met,



    - an annual payment of $108,000 with respect to life insurance premiums, and



    - certain fringe benefits, including participation in the supplemental executive retirement plan.



    In connection with his entering into the Ammon agreement, Mr. Ammon received an option to purchase 300,000 shares of common stock of Big Flower:



    - with a ten-year term,



    - at an exercise price equal to $16.00 per share, and



    - vesting ratably over a three-year period.



    If Mr. Ammon's employment with Big Flower is terminated other than for "cause" as defined in the Ammon agreement, Mr. Ammon will be entitled to receive a supplemental retirement benefit, subject to vesting and benefit accrual requirements and subject to being offset by amounts payable under the supplemental executive retirement plan, of up to 50% of his final average compensation including salary and executive incentive plan bonus, which would commence at age 60. Mr. Ammon will have the right to terminate the Ammon agreement in the event of its material breach by Big Flower or for other "good reason" as defined in the agreement. In that event, or if Big Flower terminates Mr. Ammon's employment without cause:



    - Mr. Ammon will be entitled generally to receive the salary and bonus otherwise payable to him over the greater of (a) the remaining term of the Ammon agreement and (b) a period of six months,



    - all outstanding equity incentive awards (including stock options) would immediately vest,



    - Mr. Ammon would receive additional service credit for purposes of the supplemental retirement benefit, and



    - the life insurance and other fringe benefits would continue during the severance period.



    Upon the termination of his employment following a "change in control" of Big Flower as defined in the agreement, Mr. Ammon would:



    - be entitled to receive a lump sum amount equal to three times his base salary and bonus,



    - become vested in all outstanding equity incentive awards,

    - have the right to receive a cash payment equal to the spread on all outstanding stock options,



    - receive a lump sum payment with respect to foregone fringe benefits,



    - receive additional service credit for purposes of the supplemental retirement benefit, and



    - be entitled to a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code.



    The merger may constitute a change of control of Big Flower for purposes of the Ammon agreement. During the term of the Ammon agreement and if Mr. Ammon terminates his employment other than for good reason or Big Flower terminates Mr. Ammon's employment for cause, for a period of one year beyond the expiration of the employment term, Mr. Ammon will be subject to non-competition and non-solicitation requirements.



    Big Flower and Mr. Ammon are currently reviewing whether the Ammon agreement should be revised upon consummation of the merger.



    REILLY EMPLOYMENT AGREEMENT. Big Flower has entered into an employment agreement with Mr. Reilly, effective March 29, 1996, under which Mr. Reilly currently serves as president and chief executive officer of Big Flower. The initial term of the Reilly agreement is three years, and may be automatically extended for one-year periods, unless either Big Flower or Mr. Reilly provides notice to the contrary. The commencement of the first extension occurred on March 29, 1998. Mr. Reilly is required to devote to Big Flower all of his working time, attention and efforts. Under the Reilly agreement, Mr. Reilly currently receives:



    - a base salary of $575,000 per year,



    - an annual bonus targeted at not less than 75% of base salary, assuming bonus targets under the executive incentive plan are met, and



    - fringe benefits, including participation in the supplemental executive retirement plan.



    In connection with his entering into the Reilly agreement, Mr. Reilly received an option to purchase 200,000 shares of common stock on Big Flower:



    - with a ten-year term,



    - at an exercise price of $12.75 per share, the closing price of a share of Big Flower common stock on the NYSE on the date of grant, and



    - vesting in installments of 20% each on December 31, 1996, 1997, 1998, and 1999 and the remaining 20% on March 29, 2000.



    On April 29, 1997, Mr. Reilly received an option to purchase 100,000 shares of common stock of Big Flower:



    - with a ten-year term, and



    - at an exercise price of $18.375 per share, the closing price on the date of grant.



    These options vested in full on April 29, 1998. In addition, on April 29, 1997, Mr. Reilly received an option to purchase 100,000 shares of common stock of Big Flower:



    - with a ten-year term, and



    - at an exercise price of $21.13 per share, which was equal to 115% of the closing price of a share of Big Flower common stock on the NYSE on the date of grant.



    One-third of these options vested on each of April 29, 1998 and April 29, 1999, with the remaining one-third to vest on the third anniversary of the date of grant. All of these options will immediately vest upon the occurrence of a "change of control" of Big Flower as defined in the Reilly agreement. The merger may constitute a change of control of Big Flower for purposes of the Reilly agreement.



    Mr. Reilly will have the right to terminate the Reilly agreement in the event of its material breach by Big Flower or for other "good reason", as defined in the Reilly agreement. In that event, or if Big Flower terminates Mr. Reilly's employment without "cause" as defined in the Reilly agreement,



    - Mr. Reilly will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of his then base salary plus the highest annual performance bonus Mr. Reilly received in the three years preceding that termination of employment, plus (B) the present value of all fringe benefits payable under the remaining term of the Reilly agreement,



    - all outstanding equity incentive awards including stock options will immediately vest and remain exercisable for a period of one year following the date of that termination or, if earlier, until the end of the option term, and



    - Mr. Reilly would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Code.



    During the term of the Reilly agreement and if Mr. Reilly terminates his employment other than for good reason or Big Flower terminates Mr. Reilly's employment for cause, for a period of one year beyond the expiration of the employment term, Mr. Reilly will be subject to non-competition and non-solicitation requirements.



    ANGELSON EMPLOYMENT AGREEMENT. Big Flower has entered into an employment agreement with Mr. Angelson, effective March 21, 1996, under which Mr. Angelson currently serves as executive vice president--office of the chairman, general counsel and secretary of the board of directors of Big Flower and as deputy chairman of XL Ventures. The initial term of the Angelson agreement is three years, and may be automatically extended for one-year periods, unless either Big Flower or Mr. Angelson provides notice to the contrary. The commencement of the first extension occurred on March 21, 1998. Mr. Angelson is required to devote to Big Flower and its affiliates all of his working time, attention and efforts. Under the Angelson agreement, Mr. Angelson currently receives:



    - a base salary of $540,000 per year,



    - an annual bonus targeted at not less than 75% of base salary, assuming bonus targets under the executive incentive plan are met,



    - annual premium payments during the term of employment with respect to a $2 million split-dollar life insurance policy owned by Mr. Angelson, and



    - fringe benefits, including participation in the supplemental executive retirement plan.



    In connection with his entering into the Angelson agreement, Mr. Angelson was granted an option to purchase 150,000 shares of common stock of Big Flower:



    - with a ten-year term,



    - at an exercise price of $12.625 per share, the closing price of a share of Big Flower common stock on the NYSE on the date of grant, and



    - vesting in installments of 10% on December 31, 1996, 15% on the first anniversary of the Angelson agreement and 25% on each of the next three anniversaries of the Angelson agreement.



    On March 25, 1997, Mr. Angelson was granted an option to purchase 58,300 shares of common stock of Big Flower (a) with a ten-year term and (b) at an exercise price of $18.125, the closing price of a share of Big Flower common stock on the NYSE on the date of grant. These options vested in full on March 25, 1998. For information regarding options granted to Mr. Angelson in 1998, see "Executive Compensation--Options Granted in Fiscal 1998" on page 125. All of these options will immediately vest upon the occurrence of a "change of control" of Big Flower, as defined in the Angelson agreement. The merger may constitute a change of control of Big Flower for purposes of the Angelson agreement.



    Mr. Angelson will have the right to terminate the Angelson agreement in the event of its material breach by Big Flower or for other "good reason" as defined in the Angelson agreement. In that event, or if Big Flower terminates Mr. Angelson's employment without "cause" as defined in the Angelson agreement,



    - Mr. Angelson will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of his then base salary plus the highest annual performance bonus Mr. Angelson received in the three years preceding that termination of employment, plus (B) the present value of all insurance premium payments and other fringe benefits payable under the remaining term of the Angelson agreement,



    - all outstanding equity incentive awards, including stock options, will immediately vest and remain exercisable for a period of one year following the date of that termination, or, if earlier, until the end of the option term, and


    - Mr. Angelson would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Code.


    During the term of the Angelson agreement, and if Mr. Angelson terminates his employment other than for good reason or Big Flower terminates Mr. Angelson's employment for cause, for a period of one year beyond the expiration of the employment term, Mr. Angelson will be subject to non-competition and non-solicitation requirements. In connection with the negotiation on behalf of Big Flower of the merger agreement and related recapitalization, the Angelson agreement was amended to provide that Mr. Angelson would report to the independent directors with respect to matters as to which Mr. Ammon has recused himself and to provide other changes related to the determination of aspects of Mr. Angelson's compensation.



    RITCHIE EMPLOYMENT ARRANGEMENTS. Big Flower entered into a letter agreement with Mr. Ritchie on December 13, 1996, under which Mr. Ritchie serves as executive vice president and chief financial officer of Big Flower. Mr. Ritchie is required to devote to Big Flower all of his working time, attention and efforts. In the event that Mr. Ritchie's employment should be terminated by Big Flower other than for "cause", as defined in the severance agreement discussed below, prior to a "change in control" of Big Flower, as defined in the severance agreement discussed below, Mr. Ritchie will be entitled to a payment equal to one year's base salary. Under the Ritchie agreement, Mr. Ritchie currently receives:



    - a base salary of $450,000 per year,



    - an annual bonus targeted at not less than 75% of base salary, assuming bonus targets under the executive incentive plan are met, and



    - fringe benefits, including participation in the supplemental executive retirement plan.



    In connection with his entering into the Ritchie agreement, Mr. Ritchie was granted an option to purchase 100,000 shares of common stock of Big Flower:



    - with a ten-year term,



    - at an exercise price of $18.00 per share, the closing price of a share of Big Flower common stock on the NYSE on the date of grant, and



    - vesting in installments of 25% on January 6 of each of 1998, 1999, 2000 and 2001.

    For information regarding options granted to Mr. Ritchie in 1998, see "Executive Compensation-- Options Granted in Fiscal 1998" on page 125. All of these options will immediately vest upon the occurrence of a "change in control" of Big Flower, as defined in the severance agreement discussed below.



    In addition, Big Flower has entered into a severance agreement with Mr. Ritchie, effective January 6, 1997, which provides that if Mr. Ritchie's employment is terminated by Big Flower without "cause" or by Mr. Ritchie for "good reason" following a "change in control" of Big Flower, each as defined in the severance agreement, Mr. Ritchie will receive a lump sum amount equal to two times the sum of the greater of his annual base salary in effect immediately prior to the termination of employment and his annual base salary in effect immediately prior to the change in control, and the greater of the target bonus for Mr. Ritchie under the executive incentive plan in the year immediately preceding that in which the termination occurs and the average bonus for the three years immediately preceding the change in control. In addition:



       (1) all outstanding stock incentive awards (including stock options) will immediately vest and remain exercisable until at least 90 days following the "change in control," and



       (2) Mr. Ritchie would be entitled to two years of continued medical and other insurance benefits.



    The total amount of benefits payable to Mr. Ritchie would be limited to the extent necessary to preserve Big Flower's deduction under Section 280G of the Internal Revenue Code. The merger may constitute a change of control of Big Flower for purposes of the Ritchie agreement and the severance agreement.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

BIG FLOWER STOCK PRICE PERFORMANCE GRAPH


    The following graphs compare the cumulative total stockholder returns of Big Flower common stock, the Russell 2000-Registered Trademark- Index, the Russell Consumer Discretionary Index, the Standard & Poor's 500 Index, and the Standard & Poor's Advertising and Marketing Services Index. The comparisons reflected in the graph are not intended to forecast the future performance of Big Flower common stock and may not be indicative of such future performance. The graph assumes $100 invested on November 22, 1995, the date of Big Flower's initial public offering in Big Flower common stock and each of the indices and that all dividends were reinvested.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN:
       BIG FLOWER VS. RUSSELL 2000, RUSSELL CONSUMER DISCRETIONARY INDEX,
                S&P 500 AND S&P ADVERTISING AND MARKETING INDEX


                          TOTAL RETURN TO STOCKHOLDERS
                              REINVESTED DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              BGF     RUSSELL 2000  RUSSELL CONSUMER   SP ADVERTISING MARKETING 500 INDEX   S&P 500 INDEX
11/22/95     $100.00       $100.00            $100.00                             $100.00           $100.00
1995         $100.81       $105.14             $99.89                             $113.46           $103.11
1996         $121.95       $122.49            $116.91                             $129.61           $126.78
1997         $156.91       $149.87            $141.96                             $190.04           $169.08
1998         $143.50       $146.06            $147.40                             $301.72           $217.40


    Big Flower selected the Russell 2000 Index for comparison for 1998 because Big Flower is listed as a member of that index, and the entities included in that index more closely resemble the capitalization of Big Flower than the much larger companies included generally in the S&P 500 Index. Moreover, Big Flower believes that overall securities' market conditions affecting Big Flower are better represented when compared with other members of the Russell 2000 Index then the much larger companies included in the S&P 500 Index. Similarly, Big Flower selected the Russell Consumer Discretionary Index for comparison for 1998, rather that the S&P Advertising and Marketing Index, as more representative of companies with comparable market capitalization. As a result of the addition of these indices, the graph compares the total cumulative returns of Big Flower's common stock with the Russell 2000 Index, the Russell Consumer Discretionary Index, the S&P 500 Index and the S&P Advertising and Marketing Index.



    The total percentage return for the Big Flower common stock for fiscal 1998 was approximately
-8.5%. This compares with the total percentage return for such period of -2.5% for the Russell 2000 Index, 3.8% for the Russell Consumer Discretionary Index, 28.6% for the S&P 500 Index, and 58.8% for the S&P Advertising and Marketing Index. These percentages assume that all dividends were reinvested.


RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP to be Big Flower's independent certified public accountants for its fiscal year ended December 31, 1999. Deloitte & Touche has acted as Big Flower's independent certified public accountants since its inception and as Big Flower Press' independent certified public accountants since July 1993.

    Representatives of Deloitte & Touche LLP will be present at the Big Flower meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority in voting power present (in person or by proxy) and entitled to vote at the Big Flower meeting. In the event that Big Flower's stockholders fail to ratify the appointment of Deloitte & Touche LLP, the selection of Big Flower's independent certified public accountants will be submitted to Big Flower's board of directors for reconsideration.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS BIG FLOWER'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                             VALIDITY OF SECURITIES


    The validity of the PIK preferred stock and warrants to be issued to Big Flower's stockholders pursuant to the merger will be passed upon for Big Flower by Irene B. Fisher, vice president and associate general counsel of Big Flower.


                                    EXPERTS


    The consolidated financial statements and the related financial statement schedules incorporated by reference from Big Flower's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                          FUTURE STOCKHOLDER PROPOSALS


    If the merger is not completed, stockholder proposals intended to be presented at the 2000 annual meeting of Big Flower stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the secretary of Big Flower no later than January 15, 2000 in order to be included in the proxy materials sent by management of Big Flower for such meeting. Stockholder proposals intended to be presented at the 2000 annual meeting of Big Flower stockholders that are not intended to be included in management's proxy materials pursuant to Rule 14a-8 must be received by the secretary of Big Flower not less than 60 days nor more than 90 days prior to the date of the meeting.


                      WHERE YOU CAN FIND MORE INFORMATION

    Big Flower files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Public Reference Room  New York Regional Office    Chicago Regional Office
  450 Fifth Street,      7 World Trade Center          Citicorp Center
        N.W.                  Suite 1300           500 West Madison Street
      Room 1024        New York, New York 10048          Suite 1400
  Washington, D.C.                                    Chicago, Illinois
        20549                                            60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Securities and Exchange Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.


    The Securities and Exchange Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, such as Big Flower, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


    You can also inspect reports, proxy statements and other information about Big Flower at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Securities and Exchange Commission allows Big Flower to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.


BIG FLOWER COMMISSION FILINGS (FILE NO. 1-11834)                                PERIOD OR DATE FILED
----------------------------------------------------------------  ------------------------------------------------
Annual Report on Form 10-K                                        Year ended December 31, 1998

Quarterly Reports on Form 10-Q                                    Quarters ended March 31, 1999
                                                                  and June 30, 1999

Current Reports on Form 8-K or 8-K/A                              Filed on January 19, 1999, March 19, 1999, April
                                                                  21, 1999 and July 1, 1999


    Big Flower also incorporates by reference additional documents that either company may file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this document and the date of the Big Flower meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    AMENDED
                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                                BFH MERGER CORP.
                                      AND
                           BIG FLOWER HOLDINGS, INC.
                           DATED AS OF JUNE 29, 1999,
              AS AMENDED ON AUGUST 10, 1999 AND ON AUGUST 31, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AMENDED AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                                BFH MERGER CORP.
                                      AND
                           BIG FLOWER HOLDINGS, INC.
DATED AS OF JUNE 29, 1999, AS AMENDED ON AUGUST 10, 1999 AND ON AUGUST 31, 1999


                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

                                                       ARTICLE I

                                                       THE MERGER

SECTION 1.01                         The Merger............................................................           2
SECTION 1.02                         Effective Time........................................................           2
SECTION 1.03                         Effects of the Merger.................................................           2
SECTION 1.04                         Certificate of Incorporation and By-Laws of the Surviving
                                     Corporation...........................................................           2
SECTION 1.05                         Directors.............................................................           3
SECTION 1.06                         Officers..............................................................           3

                                                       ARTICLE II

                                       EFFECT OF THE MERGER ON THE CAPITAL STOCK
                                            OF THE CONSTITUENT CORPORATIONS

SECTION 2.01                         Effect on Capital Stock...............................................           3
SECTION 2.02                         Options; Stock Plans..................................................           7
SECTION 2.03                         Modification of Merger Consideration..................................           9
SECTION 2.04                         Payment for Shares....................................................          11

                                                      ARTICLE III

                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01                         Organization and Qualification; Subsidiaries..........................          18
SECTION 3.02                         Capitalization; Subsidiaries..........................................          19
SECTION 3.03                         Authority Relative to this Agreement..................................          20
SECTION 3.04                         No Violations of Law..................................................          21
SECTION 3.05                         No Defaults or Violations Arising from the Merger.....................          22
SECTION 3.06                         Absence of Certain Changes............................................          23
SECTION 3.07                         SEC Reports and Financial Statements..................................          23
SECTION 3.08                         Information...........................................................          24
SECTION 3.09                         Litigation............................................................          24
SECTION 3.10                         Material Contracts....................................................          25
SECTION 3.11                         Taxes.................................................................          25
SECTION 3.12                         Employee Benefits.....................................................          27
SECTION 3.13                         Labor Relations and Employment........................................          29
SECTION 3.14                         Environmental Matters.................................................          31
SECTION 3.15                         Intellectual Property.................................................          34
SECTION 3.16                         Year 2000 Compliance..................................................          35
SECTION 3.17                         Rights Agreement......................................................          36
SECTION 3.18                         Board Recommendation..................................................          37
SECTION 3.19                         Required Company Vote.................................................          37

                                                                                                                PAGE
                                                                                                                -----
SECTION 3.20                         Related Party Transactions............................................          37
SECTION 3.21                         State Takeover Statutes...............................................          38
SECTION 3.22                         Brokers and Finders...................................................          38
SECTION 3.23                         Opinions of Investment Banking Firms..................................          38

                                                       ARTICLE IV

                                       REPRESENTATIONS AND WARRANTIES OF MERGECO

SECTION 4.01                         Organization and Qualification........................................          39
SECTION 4.02                         Authority Relative to this Agreement..................................          39
SECTION 4.03                         No Violation..........................................................          40
SECTION 4.04                         Information...........................................................          40
SECTION 4.05                         Financing.............................................................          41
SECTION 4.06                         Delaware Law..........................................................          41
SECTION 4.07                         Newly Organized.......................................................          41

                                                       ARTICLE V

                                                       COVENANTS

SECTION 5.01                         Conduct of Business of the Company....................................          41
SECTION 5.02                         Access to Information.................................................          44
SECTION 5.03                         Efforts...............................................................          44
SECTION 5.04                         Public Announcements..................................................          47
SECTION 5.05                         Indemnification; Directors' and Officers' Insurance...................          48
SECTION 5.06                         Notification of Certain Matters.......................................          49
SECTION 5.07                         Rights Agreement......................................................          50
SECTION 5.08                         State Takeover Laws...................................................          50
SECTION 5.09                         No Solicitation.......................................................          50
SECTION 5.10                         Affiliate Letters.....................................................          53
SECTION 5.11                         ISRA Requirements.....................................................          53
SECTION 5.12                         Reports...............................................................          53
SECTION 5.13                         Stockholders' Meeting.................................................          54
SECTION 5.14                         Employee Benefit Arrangements.........................................          55

                                                       ARTICLE VI

                                        CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 6.01                         Conditions............................................................          56
SECTION 6.02                         Conditions to Obligations of MergeCo..................................          57
SECTION 6.03                         Conditions to Obligation of the Company...............................          59

                                                      ARTICLE VII

                                            TERMINATION; AMENDMENTS; WAIVER

SECTION 7.01                         Termination...........................................................          59
SECTION 7.02                         Effect of Termination.................................................          61
SECTION 7.03                         Fees and Expenses.....................................................          61
SECTION 7.04                         Amendment.............................................................          62
SECTION 7.05                         Extension; Waiver.....................................................          63

                                                                                                                PAGE
                                                                                                                -----
                                                      ARTICLE VIII

                                                     MISCELLANEOUS

SECTION 8.01                         Non-Survival of Representations and Warranties........................          63
SECTION 8.02                         Entire Agreement; Assignment..........................................          63
SECTION 8.03                         Validity..............................................................          64
SECTION 8.04                         Notices...............................................................          64
SECTION 8.05                         Governing Law.........................................................          65
SECTION 8.06                         Descriptive Headings..................................................          65
SECTION 8.07                         Counterparts..........................................................          65
SECTION 8.08                         Parties in Interest...................................................          65
SECTION 8.09                         Certain Definitions...................................................          65
SECTION 8.10                         Specific Performance..................................................          66

                                                                                                              PAGE
                                                          --------------------------------------------------------

                                                    SCHEDULES

Schedule 1.04(a)........................................                Amendments to Certificate of Incorporation
Schedule 1.04(b)........................................                                     Amendments to By-Laws
Schedule 2.01(c)(i)(B)(1)...............................                                    Terms of PIK Preferred
Schedule 2.01(c)(i)(B)(2)...............................                                         Terms of Warrants
Schedule 2.01(c)(ii)....................................                                Holders of Retained Shares
Schedule 2.02(a)........................................                                      Treatment of Options
Schedule 6.02(e)........................................                                     Financing Commitments

                             TABLE OF DEFINED TERMS

                                                                                                                PAGE
                                                                                                                -----

401(k) Plans...............................................................................................          20
Acquisition Transactions...................................................................................          51
affiliate..................................................................................................          65
Agreement..................................................................................................           1
Basic Warrant Entitlement..................................................................................           5
Bona Fide Proposal.........................................................................................          52
Business...................................................................................................          32
Cash Price.................................................................................................           4
Certificate Amendments.....................................................................................           2
Certificates...............................................................................................          11
Code.......................................................................................................          27
Common Shares..............................................................................................           1
Company....................................................................................................           1
Company Affiliated Group...................................................................................          25
Company Board..............................................................................................           1
Company Disclosure Schedule................................................................................          18
Company Representatives....................................................................................          44
Company Stock Plan.........................................................................................          19
Company Stockholder Approval...............................................................................          20
Confidentiality Agreement..................................................................................          44
Consent....................................................................................................          45
control....................................................................................................          65
DGCL.......................................................................................................           1
Dissenting Shares..........................................................................................           6
Effective Time.............................................................................................           2
Environmental Laws.........................................................................................          32
Environmental Liabilities and Costs........................................................................          33
Environmental Permits......................................................................................          33
ERISA......................................................................................................          27
ERISA Affiliate............................................................................................          28
Excess Shares..............................................................................................          16
Exchange Act...............................................................................................          20
Exchange Agent.............................................................................................          11
Exchange Fund..............................................................................................          11
Exchanged Option...........................................................................................           7
Exchanged Option Merger Consideration......................................................................           7
Exchanged Share............................................................................................           4
Exchanged Share Certificates...............................................................................          16
Exchanged Share Merger Consideration.......................................................................           4
Financial Statements.......................................................................................          23
Form 10-K..................................................................................................          23
Form S-4...................................................................................................          54
Governmental Entity........................................................................................          21
Hazardous Substances.......................................................................................          33
HSR Act....................................................................................................          21
Indemnified Parties........................................................................................          48
Injunction.................................................................................................          56
Intellectual Property......................................................................................          35

interested stockholder.....................................................................................          41
Investment Instrument......................................................................................          47
ISRA.......................................................................................................          33
Junior Preferred Stock.....................................................................................          19
Laws.......................................................................................................          66
LNA........................................................................................................          53
Material Adverse Effect on MergeCo.........................................................................          39
Material Adverse Effect on the Company.....................................................................          19
Material Contracts.........................................................................................          25
MergeCo....................................................................................................           1
MergeCo Representatives....................................................................................          44
Merger.....................................................................................................           1
Merger Consideration.......................................................................................           6
Offeror....................................................................................................          51
Option.....................................................................................................           7
Order......................................................................................................          56
Other Filings..............................................................................................          24
PBGC.......................................................................................................          28
Person.....................................................................................................          66
Persons....................................................................................................          66
PIK Preferred..............................................................................................           4
PIK Preferred Trust........................................................................................          16
Plans......................................................................................................          27
Preferred Stock............................................................................................          19
Proxy Statement............................................................................................          54
Purchase Agreement.........................................................................................           9
QUIPS......................................................................................................          19
Release....................................................................................................          33
Relevant Period............................................................................................           9
Remedial Action............................................................................................          34
Representatives............................................................................................          50
Retained Option............................................................................................           7
Retained Share.............................................................................................           6
Rights Agreement...........................................................................................           1
Rights Amendment...........................................................................................          36
SEC........................................................................................................          23
SEC Reports................................................................................................          23
Securities Act.............................................................................................          53
Shares.....................................................................................................           1
Significant Subsidiary.....................................................................................          20
Special Meeting............................................................................................          54
Subsidiaries...............................................................................................          66
Subsidiary.................................................................................................          66
Surviving Corporation......................................................................................           2
Tax Return.................................................................................................          26
Taxes......................................................................................................          26
Terminating Company Breach.................................................................................          61
Terminating MergeCo Breach.................................................................................          61
Termination Date...........................................................................................          61
Termination Fee............................................................................................          62
Title IV Plans.............................................................................................          27

Total Post-Merger Common Shares............................................................................           3
Trust Agreement............................................................................................          19
WARN.......................................................................................................          31
Warrant....................................................................................................           5
Year 2000 Compliant........................................................................................          35

                          AGREEMENT AND PLAN OF MERGER


    AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 29, 1999, as amended on August 10, 1999 and on August 31, 1999, between BFH Merger Corp., a Delaware corporation ("MERGECO"), and Big Flower Holdings, Inc., a Delaware corporation (the "COMPANY").


    WHEREAS, the respective Boards of Directors of MergeCo and the Company have approved the merger of MergeCo with and into the Company, as set forth below (the "MERGER"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

    WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, in the Merger, the holders of shares of common stock of the Company, par value $.01 per share (the "COMMON SHARES"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.02), including the associated Rights issued pursuant to, and defined in, the Rights Agreement, dated as of November 28, 1995, between the Company and The Bank of New York, as Rights Agent (the "RIGHTS AGREEMENT", which Rights, together with the Common Shares, are hereinafter referred to as the "SHARES"), will be entitled to either
(i) receive cash and certain other consideration in exchange for their Shares, or (ii) retain a certain number of their Shares and receive cash and certain other consideration in exchange for the remainder of their Shares.

    WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has, in light of and subject to the terms and conditions set forth herein: (i) determined that (A) the consideration to be paid for each Share in the Merger is fair to the stockholders of the Company, and (B) the Merger is advisable and otherwise in the best interests of the Company and its stockholders, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the stockholders of the Company of this Agreement.

    WHEREAS, MergeCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

    WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, MergeCo and the Company agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01 THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.02), MergeCo shall be merged with and into the Company. Following the Merger, the separate corporate existence of MergeCo shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

    SECTION 1.02 EFFECTIVE TIME. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Company shall execute, in the manner required by the DGCL, and deliver to the Secretary of State of the State of Delaware, a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by Law to make the Merger effective. The time the Merger becomes effective in accordance with applicable Law is referred to herein as the "EFFECTIVE TIME."

    SECTION 1.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergeCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and MergeCo shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

    (a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, together with amendments substantially in the form set forth in Schedule 1.04(a) (the "CERTIFICATE AMENDMENTS"), if the Certificate Amendments are approved by the Company's stockholders in accordance with the DGCL, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

    (b) The by-laws of the Company in effect immediately prior to the Effective Time, together with the amendments set forth in Schedule 1.04(b), shall be the by-laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable Law.

    SECTION 1.05 DIRECTORS. Subject to applicable Law, the directors of MergeCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

    SECTION 1.06 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                   ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

    SECTION 2.01 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of MergeCo:

    (a) COMMON STOCK OF MERGECO. All of the shares of common stock of MergeCo, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into a number of Common Shares following the Merger equal to:

    (i) the Total Post-Merger Common Shares (defined below), minus

    (ii) the number of Retained Shares together with the number of Common Shares, if any, issued in the Merger in exchange for Options (as defined in Section 2.02) pursuant to Section 2.03(c).

The "TOTAL POST-MERGER COMMON SHARES" shall be 9,361,702 Common Shares as long as the amount of funds that MergeCo and/or its affiliates delivers in respect of the Investment Instrument (as defined in Section 5.03(c)(ii)) is equal to $60 million. If the amount of funds that MergeCo and/or its affiliates delivers in respect of the Investment Instrument is less than $60 million, the Total Post-Merger Common Shares shall be the number that is obtained by dividing:

       (A) $390 million minus the amount of funds which MergeCo and/or its affiliates delivers in respect of the Investment Instrument, by

       (B) $35.25.

    (b) CANCELLATION OF TREASURY STOCK. Each Share that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

    (c) TREATMENT OF COMMON SHARES. Each Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be treated as follows:

    (i) Subject to Section 2.03, each Share held by a Person not listed in the table set forth on Schedule 2.01(c)(ii), other than Dissenting Shares (as defined in Section 2.01(d)) and shares owned by any subsidiary of the Company, (each of such Shares, together with each of the Shares described in Section 2.01(c)(ii)(B), an "EXCHANGED SHARE") shall be converted into the right to receive from the Company after the Merger the following (being the "EXCHANGED SHARE MERGER CONSIDERATION"):

       (A) cash in an amount equal to $30 (the "CASH PRICE"), and

       (B) the following consideration (being the "PIK PREFERRED/WARRANT CONSIDERATION"), subject to Section 2.04(i) relating to fractional interests:

           (1) 0.21 of a share of 10% Cumulative Exchangeable Redeemable Paid-In-Kind Preferred Stock of the Company ("PIK PREFERRED"), such PIK Preferred having the terms set forth on Schedule 2.01(c)(i)(B)(1), and

           (2) attached to such 0.21 of PIK Preferred (subject to detachment as set forth on Schedule 2.01(c)(i)(B)(2)) shall be a warrant (a "WARRANT"), having the terms set forth on Schedule 2.01(c)(i)(B)(2), to purchase a number of Common Shares equal to the following (the number that follows being the "BASIC WARRANT ENTITLEMENT"):

               (x) 0.05 multiplied by a quotient where (aa) the numerator is the
                   Total Post-Merger Common Shares and (bb) the denominator is 0.95, multiplied by

               (y) a quotient where (aa) the numerator is one and (bb) the denominator is the number of Exchanged Shares plus the number of Adjusted Exchanged Options (as defined in Section 2.02(a)) plus the number of Common Shares into which the QUIPS (as defined in Section 3.02(c)) are convertible immediately prior to the Effective Time pursuant to Section 4.3 of the Trust Agreement (as defined in Section 3.02(c)), and each such Exchanged Share shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Exchanged Shares shall, to the extent such certificate represents such Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Exchanged Share Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.04.

    (ii) Subject to Section 2.03, in respect of the Shares held by each Person listed in the table set forth on Schedule 2.01(c)(ii):

       (A) that number of such Person's Shares which is set forth in the column of such table headed "Retained Shares" shall be converted into the right to retain such number of fully paid and nonassessable Common Shares (each of such Common Shares, a "RETAINED SHARE"); and

       (B) each of such Person's Shares which is not a Retained Share shall be an Exchanged Share and shall be converted into the right to receive from the Company after the Merger the Exchanged Share Merger Consideration for each such Share, and each such Exchanged Share shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Exchanged Shares shall, to the extent such certificate represents such Exchanged Shares, cease to have any rights with respect thereto, except the right to receive the Exchanged Share

           Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.04.

    The Retained Shares, together with the Exchanged Share Merger Consideration, the Exchanged Option Merger Consideration (as defined in Section 2.02(c)), and any other consideration agreed to be provided to holders of Shares or Options pursuant to Section 2.03 in exchange for such Shares or Options, shall be referred to as the "MERGER CONSIDERATION".

    (d) DISSENTING SHARES. Notwithstanding Section 2.01(c), Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with the DGCL prior to the Effective Time ("DISSENTING SHARES") shall not be converted into a right to receive the Exchanged Share Merger Consideration relating to such Shares, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Exchanged Share Merger Consideration relating to such Shares. The Company shall give MergeCo prompt notice of any demands received by the Company for appraisal of Shares, and MergeCo shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergeCo, make any payment with respect to, or settle or offer to settle, any such demands.

    SECTION 2.02 OPTIONS; STOCK PLANS. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding option to acquire Common Shares granted under any stock option or other similar plan of the Company, whether or not then exercisable (each such option, an "OPTION"):

    (a) Subject to Section 2.03(c), a portion of each Option may be designated as a "RETAINED OPTION" and the remaining portion of such Option shall be designated as an "EXCHANGED OPTION" as set forth on Schedule 2.02(a). For the purposes of this Agreement, the term "ADJUSTED EXCHANGED OPTIONS" shall mean a number equal to:

        (i) the aggregate of the Total Spread (as defined in Section 2.02(c)(i)(B)) of all Exchanged Options, divided by

        (ii) $35.25.

    (b) With respect to each portion of an Option designated as a Retained Option (if any), such portion of such Option shall continue to remain outstanding and shall remain subject to all terms and conditions which were applicable to such Option immediately prior to the Merger; PROVIDED, HOWEVER, that such Option shall become fully vested and exercisable as of the Effective Time.

    (c) With respect to each portion of an Option designated as an Exchanged Option, such portion of such Option shall be cancelled in exchange for the right to receive from the Company after the Merger the following (being the "EXCHANGED OPTION MERGER CONSIDERATION"):

    (i) Cash in an amount equal to:

       (A) the Cash Price, multiplied by

        (B) a quotient where

           (1) the numerator is the excess, if any, of $35.25 over the per share exercise price of such Exchanged Option (such excess being the "SPREAD" with respect to such Exchanged Option; and the Spread with respect to an Exchanged Option multiplied by the number of Common Shares subject to such Exchanged Option shall be the "TOTAL SPREAD" for such Exchanged Option), and

           (2) the denominator is $35.25, multiplied by

       (C) the number of Common Shares subject to such Exchanged Option.

    (ii) An amount of the PIK Preferred/Warrant Consideration equal to the following:

       (A) Such number of shares of PIK Preferred that is equal to:

           (1) 0.21, multiplied by

           (2) a quotient where (x) the numerator is the Spread with respect to such Exchanged Option and (y) the denominator is $35.25, multiplied by

           (3) the number of Common Shares subject to such Exchanged Option, and

        (B) attached to such shares of PIK Preferred (subject to detachment as set forth on Schedule 2.01(c)(i)(B)(2)), a Warrant to purchase such number of Common Shares that is equal to:

           (1) the Basic Warrant Entitlement, multiplied by

           (2) a quotient where (x) the numerator is the Spread with respect to such Exchanged Option, and (y) the denominator is $35.25, multiplied by

           (3) the number of Common Shares subject to such Exchanged Option.

    (d) Prior to the Effective Time, the Company shall amend the terms of its equity incentive plans or arrangements, in each case as is necessary to give effect to the provisions of this Section 2.02 and any other arrangements made in respect of the Options pursuant to Section 2.03(c).

    SECTION 2.03 MODIFICATION OF MERGER CONSIDERATION.


    (a) If, within the earlier of: (i) September 24, 1999, and (ii) the date, if any, on which Amendment No. 2 to the Form S-4 is filed by the Company with the SEC (such period from the date hereof until such date, the "RELEVANT PERIOD"), Thomas H. Lee Company ("THL"), Evercore Capital Partners LP ("EVERCORE") or any of their affiliates (any such entity being a "RELEVANT PURCHASER") enters into an agreement with any of the Persons listed on Schedule 2.01(c)(ii) (as amended pursuant to Section 2.03(c)) to purchase from such Person any of such Person's Exchanged Shares at the Effective Time in exchange for consideration equal to the Exchanged Share Merger Consideration with respect to such Exchanged Shares (any such agreement, a "PURCHASE AGREEMENT"):


        (i) MergeCo and the Company shall modify this Agreement (including, without limitation, Section 2.01(c) and any schedule attached to this Agreement) on or prior to such date as appropriate to reflect the terms of such Purchase Agreement, and

        (ii) the Company shall take such other actions reasonably requested by the Relevant Purchaser so that such Purchase Agreement can be effected.

    (b) The parties agree that, during the Relevant Period, Schedule 2.01(c)(ii) may be amended by MergeCo, without the consent of the Company, in the following manner:

        (i) MergeCo and any Person holding Shares may agree at any time during the Relevant Period as to:

           (A) the number of such Person's Shares which shall be Exchanged
               Shares,

           (B) the number of such Person's Shares which shall be Retained Shares, and

           (C) the number of such Person's Shares, if any, which shall be exchanged in the Merger in consideration for an interest in an Investment Instrument (such per Share interest in an Investment Instrument being the "INVESTMENT CONSIDERATION" for such Share), and MergeCo shall provide the Company with reasonable evidence of any such agreement.

        (ii) Schedule 2.01(c)(ii) shall be amended to reflect such an agreement reached between MergeCo and a Person holding Shares as follows:

           (A) To the extent such Person is not listed on Schedule 2.01(c)(ii) and such Person has agreed to a number of such Person's Shares being Retained Shares, such Person shall be added to Schedule 2.01(c)(ii).

           (B) The number of such Person's Shares that such Person and MergeCo agree shall become Retained Shares shall be inserted in the column in the table set forth in Schedule 2.01(c)(ii) headed "Retained Shares" beside such Person's name and shall be treated in the Merger as set forth in Section 2.01(c)(ii)(A), subject to further adjustments under Section 2.03(b)(i).

           (C) The number of such Person's Shares that such Person and MergeCo agree shall be Exchanged Shares shall be treated in the Merger as set forth in Section 2.01(c)(ii)(B), subject to further adjustments under Section 2.03(b)(i).

           (D) The number of such Person's shares that MergeCo and such Person agree shall be exchanged in consideration for an interest in the Investment Instrument shall be treated in the Merger as set forth in such agreement, subject to further adjustments under Section 2.03(b)(i).

    (c) The parties agree that, during the Relevant Period, the treatment of a Person's Options in the Merger may be amended by MergeCo:

        (i) without the consent of the Company, if MergeCo and such Person agree that the number of such Person's Options which shall be Exchanged Options and Retained Option shall be different from that set forth in Schedule 2.02(a) PROVIDED THAT such Options shall be Retained Options, Exchanged Options, or a combination of both, and

        (ii) only with the consent of the Company, such consent not to be unreasonably withheld, if MergeCo and such Person agree that all or a portion of such Person's Options shall be treated differently than the Options which constitute Retained Options, Exchanged Options or a combination of both, and Section 2.02 and Schedule 2.02(a) shall be amended to reflect such agreement, PROVIDED THAT the Exchanged Option Merger Consideration with respect to an Exchanged Option at the Effective Time, as set forth in Section 2.02(c), shall not in any event be amended. MergeCo shall provide the Company with reasonable evidence of any such agreement.

    SECTION 2.04 PAYMENT FOR SHARES.

    (a)  APPOINTMENT OF EXCHANGE AGENT AND DEPOSIT OF MERGER
CONSIDERATION. From and after the Effective Time, such bank or trust company as shall be mutually acceptable to MergeCo and the Company shall act as exchange agent (the "EXCHANGE AGENT"). At or prior to the Effective Time, the Company and MergeCo shall deposit, or the Company and MergeCo shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent in an account (the "EXCHANGE FUND") the aggregate Merger Consideration to which holders of Shares and Options shall be entitled after the Effective Time pursuant to Sections 2.01(c), 2.02 and 2.03 (including, with respect to the aggregate

Cash Price, the financing arranged by MergeCo in accordance with Section 5.03(c)). Notwithstanding the foregoing, nothing in this Section 2.04(a) is intended to detract from, or limit, MergeCo's obligations in Section 5.03(c), or impose any obligation on the Company with respect thereto.

    (b) MAILING OF TRANSMITTAL LETTER. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder of certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented Shares a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.

    (c) DELIVERY OF MERGER CONSIDERATION FOR SHARES UNDER SECTION 2.01(C)(I). In effecting the delivery of the Exchanged Share Merger Consideration in respect of Exchanged Shares represented by Certificates entitled to the Exchanged Share Merger Consideration pursuant to Section 2.01(c)(i), upon the surrender of each such Certificate, and in consideration for such Certificate, the Exchange Agent shall:

        (i) pay the holder of such Certificate the Cash Price multiplied by the number of such Exchanged Shares,

        (ii) deliver to the holder of such Certificate in respect of the PIK Preferred/Warrant Consideration to which such holder is entitled:

           (A) a certificate representing that number of whole shares of PIK Preferred which such holder has the right to receive pursuant to
               Section 2.01(c)(i)(B)(1);

           (B) a certificate representing a Warrant to purchase that number of Common Shares which such holder has the right to receive pursuant to Section 2.01(c)(i)(B)(2); and

           (C) cash in lieu of fractional interests of PIK Preferred/Warrant Consideration in accordance with Section 2.04(i).

    Upon such actions by the Exchange Agent, such Certificate shall forthwith be cancelled and retired, and shall cease to exist.

    (d) DELIVERY OF MERGER CONSIDERATION FOR SHARES UNDER SECTION 2.01(C)(II). In effecting the:

        (i) retention of the Retained Shares,

        (ii) delivery of the Exchanged Share Merger Consideration, and

       (iii) delivery of the Investment Consideration, if any,

    in respect of the Shares held by a holder listed in the table set forth on
    Schedule 2.01(c)(ii), upon surrender of the Certificate or Certificates in respect of such Shares, the Exchange Agent shall:

           (A) in respect of the Shares which are set forth in the column of such table headed "Retained Shares" relating to such holder, deliver to such holder a certificate representing that number of Retained Shares which such holder has the right to retain pursuant to Section 2.01(c)(ii)(A),

           (B) in respect of such holder's Exchanged Shares:

           (1) pay such holder the Cash Price multiplied by the number of such holder's Exchanged Shares,

           (2) deliver to such holder in respect of the PIK Preferred/Warrant Consideration to which such holder is entitled:

               (x) a certificate representing that number of whole shares of PIK
                   Preferred which such holder has the right to receive pursuant to Section 2.01(c)(ii)(B),

               (y) a certificate representing a Warrant to purchase that number of Common Shares which such holder has the right to receive pursuant to Section 2.01(c)(ii)(B), and

               (z) cash in lieu of fractional interests of the PIK
                   Preferred/Warrant Consideration in accordance with Section 2.04(i), and

           (C) in respect of the shares, if any, which are being exchanged for an interest in the Investment Instrument, deliver to such holder such documents which reflect such holder's interest in the Investment Instrument.

    Upon such actions by the Exchange Agent, each such Certificate so surrendered shall forthwith be cancelled and retired, and shall cease to exist.

    (e) DELIVERY OF MERGER CONSIDERATION FOR OPTIONS UNDER SECTION 2.02. In effecting the delivery of the Exchanged Option Merger Consideration, in respect of each Person entitled to such consideration in the Merger pursuant to Section 2.02(c), the Exchange Agent shall:

        (i) pay such Person cash in an amount to which such Person is entitled pursuant to Section 2.02(c)(i),

        (ii) deliver to such Person in respect of the PIK Preferred/Warrant Consideration to which such Person is entitled:

           (A) a certificate representing that number of whole shares of PIK Preferred which such Person has the right to receive pursuant to
               Section 2.02(c)(ii)(A),

           (B) deliver to such Person, a certificate representing a Warrant to purchase that number of Common Shares which such Person has the right to receive pursuant to Section 2.02(c)(ii)(B), and

           (C) pay such Person cash in lieu of fractional interests of the PIK Preferred/Warrant Consideration in accordance with 2.04(i).

Upon such actions by the Exchange Agent, each such Exchanged Option shall be cancelled and shall cease to exist.

    (f)  DELIVERY OF MERGER CONSIDERATION FOR OPTIONS UNDER REVISED
TREATMENT.  If:

        (i) an Option shall be treated differently than that set forth in
            Schedule 2.02(a) on the date hereof as a result of an amendment to
            Schedule 2.02(a) pursuant to Section 2.03(c), and

        (ii) the consideration to be received by a holder of an Option is of a type which is appropriate for the Exchange Agent to deliver to such holder,

then after the deposit with the Exchange Agent of such consideration pursuant to
Section 2.04(a), the Exchange Agent shall deliver such consideration to the holder of such Option. Upon such action by the Exchange Agent, each such Option for which consideration has been delivered to each holder shall be cancelled and shall cease to exist.

    (g) RIGHTS UNTIL SURRENDER. Until surrendered in accordance with Sections
2.04 (c) or (d) above, each Certificate (other than Certificates representing
(i) Shares held by MergeCo or any of its affiliates, (ii) Shares held in the treasury of the Company, (iii) Shares held by any subsidiary of the Company or
(iv) Dissenting Shares) shall represent solely the right to receive the aggregate Merger

Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration, except that dividends shall accrue on the shares of PIK Preferred from the Effective Time and be paid when certificates representing PIK Preferred are delivered to the holders thereof in accordance with Sections 2.04(c), (d), or (e) as the case may be. If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person surrendering such Shares shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    (h) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions with respect to Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Shares represented thereby. No cash payment in lieu of fractional shares or interests shall be paid to any holder of a Certificate representing Exchanged Shares pursuant to Section 2.04(i) until the surrender of such Certificates in accordance with this Section 2.04.

    (i) PAYMENT OF CASH IN LIEU OF FRACTIONAL INTERESTS IN PIK PREFERRED/WARRANT CONSIDERATION. The following provisions shall apply with respect to the PIK Preferred/Warrant Consideration:

        (i) Subject to the effect of applicable Laws:

           (A) following the surrender of any Certificate with respect to Exchanged Shares, there shall be paid to the holder of such Certificate, and

           (B) following the Merger, there shall be paid to each holder of an Exchanged Option, the amount, if any, of cash payable in lieu of a fractional share of PIK Preferred (with attached Warrant) to which such holder is entitled pursuant to the remaining provisions of this Section 2.04(i).

        (ii) No certificates or scrip representing a fractional interest in shares of PIK Preferred (with attached Warrant) shall be issued upon the surrender for exchange of Certificates representing Exchanged Shares ("EXCHANGED SHARE CERTIFICATES") or upon the cancellation of Exchanged Options, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

       (iii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of:

           (A) the number of shares of PIK Preferred delivered to the Exchange Agent by MergeCo pursuant to Section 2.04(a), over

           (B) the aggregate number of whole shares of PIK Preferred to be distributed to holders of the Exchanged Share Certificates and holders of Exchanged Options (such excess shares, together with the Warrants which are attached to such excess shares, being the "EXCESS SHARES").

        (iv) If the Excess Shares are traded on a national securities exchange, then the sale of such Excess Shares by the Exchange Agent shall be executed on such securities exchange through one or more member firms of such exchange and shall be executed in round lots to the extent practicable. MergeCo shall bear the cost of all related charges and fees of the Exchange Agent, commissions, transfer taxes and other out-of-pocket transaction costs. Until the proceeds of such sale or sales have been distributed to the relevant holders of the Exchanged Share Certificates and the relevant holders of Exchanged Options, the Exchange Agent shall hold such proceeds in trust for the relevant holders of the Exchanged Share Certificates and the relevant holders of Exchanged Options (the "PIK PREFERRED TRUST"). If the Exchanged Shares are not traded on a national securities exchange, then MergeCo shall deposit or cause to be deposited with the Exchange Agent, in trust for such holders, for credit to the PIK Preferred Trust in consideration of such Excess Shares, cash in the amount of the product of:

           (A) the total number of Excess Shares, and

           (B) $25.

        (v) The Exchange Agent shall determine the portion of the PIK Preferred Trust to which each holder of an Exchanged Share Certificate and each holder of an Exchanged Option is entitled, if any, by multiplying:

           (A) the amount of the aggregate proceeds comprising the PIK Preferred Trust, by

           (B) a quotient, the numerator of which is the amount of the fractional share interests to which such holder of an Exchanged Share Certificate or such holder of an Exchanged Option, as the case may be, is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Exchanged Share Certificates and holders of Exchanged Options are entitled.

        (vi) As soon as practicable after the determination of the amount of cash to be paid to holders of Exchanged Share Certificates and holders of Exchanged Options in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Exchanged Share Certificates who have surrendered their Certificates in accordance with Section
             2.04 of the Agreement and to such holders of Exchanged Options.

    (j) TERMINATION OF EXCHANGE AGENT'S DUTIES. Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon, except that dividends shall accrue on the shares of PIK Preferred from the Effective Time and be paid when certificates representing shares of PIK Preferred are delivered to the holders thereof in accordance with Sections 2.04(c), (d) or (e), as the case may be.

    (k) NO TRANSFERS OF SHARES. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article II.

    (l) NO LIABILITY. None of MergeCo, the Company or the Exchange Agent shall be liable to any Person in respect of any Retained Shares (or dividends or distributions with respect thereto), any cash from the Exchange Fund, any certificates representing shares of PIK Preferred, any certificates representing Warrants or any other Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Retained Shares (or any dividends or distributions with respect thereto), any cash from the Exchange Fund, any certificates representing shares of PIK Preferred, any certificates representing Warrants or any other Merger Consideration would otherwise escheat to or become the property of any

Governmental Entity (as defined in Section 3.03(b)), any such shares, cash, dividends, distributions or other considerations in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to MergeCo as follows:

    SECTION 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its Subsidiaries (as defined in Section 8.09), which Subsidiaries are listed on Section 3.01 of the disclosure schedule delivered to MergeCo by the Company on the date hereof (the "COMPANY DISCLOSURE SCHEDULE"), is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on the Company. The term "MATERIAL ADVERSE EFFECT ON THE COMPANY," as used in this Agreement, means any change in or effect on the business, financial condition, results of operations or reasonably foreseeable prospects of the Company or any of its Subsidiaries that would be materially adverse to the Company and its Subsidiaries taken as a whole. The Company has heretofore made available to MergeCo a complete and correct copy of its current certificate of incorporation and by-laws.

    SECTION 3.02 CAPITALIZATION; SUBSIDIARIES.

    (a) The authorized capital stock of the Company consists of 50,000,000 Common Shares and 10,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"), of which 250,000 shares are designated Series A Junior Preferred Stock, par value $.01 per share ("JUNIOR PREFERRED STOCK").

    (b) As of the close of business on June 21, 1999, 19,707,347 Common Shares were issued and outstanding, all of which are entitled to vote on this Agreement, and no Common Shares were held in treasury. The Company has no shares of Preferred Stock issued and outstanding.

    (c)  As of June 21, 1999, except for:

        (i) 3,524,230 Common Shares reserved for issuance pursuant to options granted under the Company Restated 1993 Stock Award and Incentive Plan (the "COMPANY STOCK PLAN") which options are outstanding on the date hereof,

        (ii) 3,937,144 Common Shares subject to issuance upon conversion of the 6% Convertible Quarterly Income Preferred Securities due October 15, 2027 (the "QUIPS") issued pursuant to the Amended and Restated Trust Agreement (the "TRUST AGREEMENT") dated as of October 14, 1997 among the Company, The Bank of New York, The Bank of New York (Delaware) and the Administrative Trustees named therein,

       (iii) 250,000 shares of Junior Preferred Stock reserved for issuance upon exercise of the Rights, and

        (iv) 484,375 Common Shares reserved for issuance pursuant to Big Flower Holdings, Inc. and Subsidiaries Savings Plus 401(k) Plan and 489,779 Common Shares reserved for issuance pursuant to Webcraft, Inc. Employees Accumulated Savings Trust Plan and pursuant to Webcraft Employee Savings Trust Plan (collectively, the "401(K) PLANS"), there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries. Following the Effective Time, in respect of a Trust Security (as such term is defined in the Trust Agreement), if a holder of such a Trust Security exercises its conversion right pursuant to Section 4.3 of the Trust Agreement, the conversion rate will be such that such holder will be entitled, in respect of such Trust Security, to 1.7344 times the Exchanged Share Merger Consideration to which an Exchanged Share is entitled pursuant to Section 2.01(c)(i).

    (d) All issued and outstanding Common Shares are validly issued, fully paid, nonassessable and free of preemptive rights.

    (e) The Significant Subsidiaries of the Company are set forth on Section 3.02(e)(i) of the Company Disclosure Schedule. All of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries have been validly issued and are fully paid and non-assessable and, except as set forth on
Section 3.02(e)(ii) of the Company Disclosure Schedule, are owned by either the Company or another of its Significant Subsidiaries free and clear of all liens, charges, claims or encumbrances. A "SIGNIFICANT SUBSIDIARY" of any Person means any subsidiary or Person that constitutes a significant subsidiary of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    (f) The information set forth on Section 3.02(f) of the Company Disclosure Schedule with respect to the Company and its Subsidiaries is true, complete and correct in all material respects.

    SECTION 3.03  AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for the approval of this Agreement by a vote of a majority of the issued and outstanding Common Shares (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of MergeCo, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

    (b) Other than in connection with, or in compliance with, the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities Laws of the various states, ISRA (as defined in 3.14(g)) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), no authorization, consent or approval of, or filing with, any Governmental Entity (as defined in this Section 3.03(b)) is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "GOVERNMENTAL ENTITY" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

    SECTION 3.04  NO VIOLATIONS OF LAW.

    Except as identified in Section 3.04 of the Company Disclosure Schedule:

    (a) except for matters relating to Taxes, employee benefit arrangements, labor relations and employment and environmental matters (which matters are covered in Sections 3.11, 3.12, 3.13 and

3.14, respectively), the business operations of the Company and its Subsidiaries have been conducted in compliance with all applicable federal, state and local statutes, codes, ordinances, rules and regulations, judgments, decrees, orders, writs and injunctions of the United States and all other countries and subdivisions thereof to the extent applicable, and

    (b) the Company and its Subsidiaries hold all permits, licenses and approvals of all Governmental Entities necessary for the conduct of the businesses of the Company and its Subsidiaries,

except in the case of clause (a) for possible violations, and except in the case of clause (b) for such permits, licenses and approvals, that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    SECTION 3.05  NO DEFAULTS OR VIOLATIONS ARISING FROM THE MERGER.

    Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not:

    (a)  constitute a breach of,

    (b)  conflict with,

    (c)  result in any violation of,

    (d) constitute any default (or an event which, with notice or lapse of time, or both would constitute a default) under,

    (e)  constitute a "change of control" under,

    (f) require consent from, or the giving of notice to, a third party pursuant to,

    (g) give rise to a right of termination, purchase, repurchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under,

    (h)  result in the imposition of any additional obligation under, or

    (i) result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, in each case above as applicable under:

        (i) the organizational documents of the Company or any of its Subsidiaries,

        (ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, deed of trust, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written, to which the Company or any of its Subsidiaries is bound, or

        (iii) subject to the government filings and other matters referred to in Section 3.03(b), any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such breaches, conflicts, violations, defaults, terminations, accelerations, obligations, rights, encumbrances, liens or adverse consequences resulting from a change of control or the failure to obtain consents or provide notices that individually or in the aggregate would not have a Material Adverse Effect on the Company.

    SECTION 3.06 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports (as defined in Section 3.07(a)) filed prior to the date hereof, since the date of the latest balance sheet in the Form 10-K:

    (a) there has not been any Material Adverse Effect on the Company, whether or not arising from transactions in the ordinary course of business, and

    (b) the Company has conducted its business only in the ordinary course consistent with past practice.

    SECTION 3.07 SEC REPORTS AND FINANCIAL STATEMENTS. (a) Since January 1, 1998, the Company has filed all forms, reports and documents ("SEC REPORTS") with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder. Copies of all such SEC Reports have been made available to MergeCo or its affiliates by the Company. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) The audited and unaudited consolidated financial statements of the Company included in the SEC Reports (collectively, the "FINANCIAL STATEMENTS"), including without limitation the financial statements included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 (the "FORM 10-K"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to year-end audit adjustments. Except as set forth in the SEC Reports, at the date of the most recent audited financial statements of the Company included in the SEC Reports, neither the Company nor any of its Subsidiaries had, and since such date neither the Company nor any of such Subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet prepared in accordance with generally accepted accounting principles and would reasonably be expected to have a Material Adverse Effect on the Company except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with the transactions contemplated by this Agreement.

    SECTION 3.08 INFORMATION. None of the information supplied by the Company in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Form S-4 or (ii) any other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "OTHER FILINGS") will:

    (a) at the respective times filed with the SEC or other Governmental Entity and,

    (b) in the case of the Proxy Statement, at the date the Proxy Statement or any amendment or supplement to the Proxy Statement is mailed to stockholders, at the time of the Special Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Company with respect to (i) any forward-looking information which may have been supplied by the Company, whether or not included by MergeCo in the Form S-4 or
(ii) statements made in any of the foregoing documents based upon information supplied by MergeCo.

    SECTION 3.09 LITIGATION. Except as set forth on Schedule 3.09 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, individually or in the aggregate, which would have a Material Adverse Effect on the Company or would prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent or materially delay the consummation of the transactions contemplated hereby.

    SECTION 3.10  MATERIAL CONTRACTS.

    The Company has heretofore furnished or made available to MergeCo or its affiliates complete and true copies of all material contracts (together, the "MATERIAL CONTRACTS"), each of which is listed in Section 3.10 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default under any such Material Contract, except for those defaults that would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company; and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default.

    SECTION 3.11  TAXES.

    (a) The Company, each of its Subsidiaries and each affiliated, combined, consolidated, unitary or aggregate group of which the Company or any of its Subsidiaries is a member (a "COMPANY AFFILIATED GROUP") (i) has, within the time and in the manner prescribed by applicable Law, filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, (ii) has timely paid or caused to be paid all Taxes (as hereinafter defined) required to be paid except for Taxes contested in good faith and for which adequate reserves have been established in the Company's financial statements, and (iii) has made adequate provision in the Company's financial statements for the payment of all Taxes not yet due and payable (including deferred Taxes), except in each case where the failure to file, pay or make adequate provision, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, there are no outstanding agreements, consents, waivers or requests to extend (i) the application of the statute of limitations with respect to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Company Affiliated Group, or (ii) the time within which to file any Tax Returns of the Company, any of its Subsidiaries or any Company Affiliated Group, which Tax Return has not since been timely filed.

    (c) Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for any group of which the Company is the common parent or the Subsidiary was the common parent at the time such Subsidiary was acquired by the Company), (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect or (iii) has any liability for Taxes of any party (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise.

    (d) Except as set forth on Section 3.11(d) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Return of the Company, any of its Subsidiaries or any Company Affiliated Group

(other than those being contested in good faith and for which adequate reserves have been established) and no material issues have been raised by any Tax authority in connection with any Tax or Tax Return.

    (e) There are no material Tax liens upon any assets or properties of the Company or any of its Subsidiaries except for statutory liens for Taxes not yet due.

    (f) The Company, each of its Subsidiaries and each Company Affiliated Group have complied in all material respects with all applicable rules and regulations relating to the withholding of Taxes.

    (g) For purposes of this Agreement, the term "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, all income, gross receipts, excise, property, sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, estimated, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, franchise and other taxes or similar charges of any kind imposed by any Governmental Entity, including any interest and penalties on or additions to or in respect of a failure to comply with any requirement relating to any Tax Return. For purposes of this Agreement, the term "TAX RETURN" means any report, return or other information or document required to be supplied to a Tax authority or jurisdiction in connection with Taxes, including, without limitation, combined, unitary or consolidated returns for any group of entities.

    SECTION 3.12 EMPLOYEE BENEFITS.

    (a) Section 3.12(a) of the Company Disclosure Schedule includes a complete list of all material employee benefit plans and programs providing benefits to any employee or former employee of the Company and its subsidiaries sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute ("PLANS"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Each of the Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE") is identified on Section 3.12(a) of the Company Disclosure Schedule (the "TITLE IV PLANS"). Neither the Company nor any of its Subsidiaries has any commitment or formal plan, whether legally binding or not, to create any additional material employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary in any material respect.

    (b) With respect to each Plan, the Company has heretofore delivered or made available to MergeCo or its affiliates true and complete copies of each of the following documents:

        (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description of the material terms thereof);

        (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

       (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

        (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

        (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

    (c) No material liability under Title IV or Section 302 of ERISA or Sections 412 or 4871 of the Code has been incurred by the Company with respect to any Plan or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, of any trade or business (whether or not incorporated) which would be considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE") that has not been satisfied in full, and to the knowledge of the Company no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Without limiting the generality of the foregoing, none of the Company, its Subsidiaries nor any ERISA Affiliate of the Company or any of its Subsidiaries has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

    (d) All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet, except for instances where failure to make such contributions would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

    (e) Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

    (f) Neither the Company nor any Subsidiary has engaged in a transaction with respect to any Plan or any trust created thereunder in connection with which the Company or any Subsidiary, could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount which would be material.

    (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, the Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code, and all Laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of section 401(a) of the Code, the IRS has issued a favorable determination letter.

    (h) Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any Subsidiary from amending or terminating any Plan providing health or medical benefits in respect of any active employee of the Company or any Subsidiary.

    (i) Except as set forth on Section 3.12(i) of the Company Disclosure Schedule, or in the SEC Reports, no amounts payable by the Company to Persons who are "covered persons" within the meaning of Section 162(M) of the Code or "disqualified individuals" within the meaning of Section 280G of the Code will fail to be deductible for federal income tax purposes by virtue of Section 162(M) or 280G of the Code.

    SECTION 3.13 LABOR RELATIONS AND EMPLOYMENT.

    (a) Except (x) as disclosed in the SEC Reports filed on or before the date hereof, and, (y) as set forth on Section 3.13(a) of the Company Disclosure Schedule and (z) for matters which would not (other than in the case of clause
(iii) or (iv) of this sentence) result in a Material Adverse Effect:

        (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the past three years there has not been any such action;

        (ii) to the best knowledge of the Company, no union claims to represent the employees of the Company or any of its Subsidiaries;

       (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

        (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

        (v) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulation;

        (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency;

       (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure;

      (viii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

        (ix) neither the Company nor any of its Subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress;

        (x) there are no complaints, lawsuits or other proceedings pending or to the best knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

    (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, to the best knowledge of the Company, since the enactment of the Worker Adjustment and Retraining Notification ("WARN") Act, there has not been
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. To the best knowledge of the Company, none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

    SECTION 3.14 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.14:

    (a) The Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws as in effect on the date hereof, except for such violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) The Company and its Subsidiaries possess all Environmental Permits required for the current operation of the Business pursuant to Environmental Laws as in effect on the date hereof, all such Environmental Permits are in effect, there are no pending or, to the best knowledge of the Company, threatened proceedings to revoke such Environmental Permits and the Company and its Subsidiaries are, to the best knowledge of the Company, in compliance with all terms and conditions thereof, except for such failures to possess or comply with Environmental Permits as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. In connection with any pending applications or proceedings for new, renewal or modified Environmental Permits, the Company has not received written notice that modifications to the terms, conditions and requirements of such Environmental Permits may be imposed or required that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

    (c) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary has received any written notification that the Company or any Subsidiary, as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased in connection with the Business, is or may be the subject of any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other person, relating to
(i) any violation or alleged violation of Environmental Laws; (ii) any Remedial Action; or (iii) any Release or threatened Release of Hazardous Substances, whether or not such Release or threatened Release has occurred or is occurring at properties currently or formerly owned or operated by the Company or its Subsidiaries; and (iv) any Environmental Liabilities and Costs.

    (d) Except as would not have a Material Adverse Effect on the Company, none of the Company and its Subsidiaries has entered into any written agreement with any Governmental Entity, or is subject to any Order or decree, by which the Company or any subsidiary has assumed responsibility or is responsible, either directly or as a guarantor or surety, for the remediation of any Release of Hazardous Substances into the environment in connection with the Business, including for cost recovery with respect to such Releases.

    (e) There is not now and has not been at any time in the past, a Release of Hazardous Substances for which the Company or any Subsidiary is required or is reasonably likely to be required to perform a Remedial Action pursuant to applicable Environmental Laws as currently in effect, or will incur Environmental Liabilities and Costs that, with respect to any matter covered by this Section 3.14(e) would, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (f) This Section contains the only representations and warranties concerning the Company or any Subsidiary relating to any Environmental Law, Environmental Liabilities and Costs, or Environmental Permits.

    (g) For purposes of this Agreement:

        (i) "BUSINESS" means the current and former businesses of the Company and its Subsidiaries including, but not limited to, businesses or Subsidiaries that have been previously sold by the Company, its Subsidiaries or any predecessors thereto.

        (ii) "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local Laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety as it relates to Hazardous Substances, including, without limitation, Laws relating to Releases or threatened Releases of Hazardous Substances in the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all Laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

       (iii) "ENVIRONMENTAL LIABILITIES AND COSTS" means all damages, natural resource damages, claims, losses, expenses, costs, obligations, and liabilities (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, but not limited to, all Losses related to Remedial Actions, and all fees, capital costs, disbursements, penalties, fines and expenses of counsel, experts, contractors, personnel and consultants.

        (iv) "ENVIRONMENTAL PERMITS" means any federal, state, foreign or local permit, license, registration, consent, certificate, approval or other authorization necessary for the conduct of the Business as currently conducted under any Environmental Law.

        (v) "HAZARDOUS SUBSTANCES" means any substance that (A) is defined, listed or identified or otherwise regulated as a "hazardous waste," "hazardous material" or "hazardous substance" "toxic substance," "hazardous air pollutant," "pollutant" or "contaminant" or words of similar meaning and regulatory effect under any Environmental Law (including, without limitation, radioactive substances, polychlorinated biphenyls, petroleum and petroleum derivatives and products) or (B) requires investigation, removal or remediation under applicable Environmental Law.

        (vi) "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:IK-6 ET SEQ.

       (vii) "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through the air, soil, surface water, groundwater or property, but not including any discharge or emission in compliance with an Environmental Permit.

      (viii) "REMEDIAL ACTION" means all actions required by Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (A) clean up, remove, treat or in any other way remediate any Hazardous Substances; (B) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (C) perform studies, investigations or monitoring in respect of any such matter.

    SECTION 3.15 INTELLECTUAL PROPERTY.

    (a) The Company and its Subsidiaries own or possess valid and adequate licenses or other legal rights to use all material Intellectual Property as are necessary to permit the Company and its Subsidiaries to conduct the business as presently conducted, free and clear of all liens, claims, and encumbrances, and except for those licenses issued to third parties in the ordinary course of business, free and clear of all material licenses to third parties.

    (b) The conduct of the business as presently conducted does not infringe on the Intellectual Property rights of any Person except for such infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    (c) To the Company's knowledge, all filings, registrations and issuances pertaining to the material Intellectual Property owned by the Company and its Subsidiaries, including any and all patents, registered trademarks and copyright registrations, are in full force and effect and the Company and its Subsidiaries have good and marketable title thereto.

    (d) To the Company's knowledge, there are no threats of claims or challenges to the validity or effectiveness of the Intellectual Property as are necessary to permit the Company and its Subsidiaries to conduct the business as presently conducted, which individually or in the aggregate would have a Material Adverse Effect on the Company.

    (e) As employed herein, the term "INTELLECTUAL PROPERTY" shall mean:

        (i) registered and unregistered trademarks, service marks, slogans, trade names, logos, Internet domain names and trade dress together with the goodwill associated therewith;

        (ii) patents, patent applications and invention disclosures;

       (iii) registered and unregistered copyrights, including, but not limited to, copyrights in software and databases;

        (iv) software programs and databases;

        (v) trade secrets, proprietary information and other proprietary intellectual property rights, and

        (vi) agreements pursuant to which the Company or a Subsidiary has obtained the right to use any of the foregoing.

    SECTION 3.16 YEAR 2000 COMPLIANCE.

    (a) Except as set forth in Section 3.16 of the Company Disclosure Schedule, all software, systems and hardware owned or used by the Company and its Subsidiaries are substantially Year 2000 Compliant and are reasonably expected to be Year 2000 Compliant by December 31, 1999, except for such software, systems and hardware the failure of which to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) The Company and its Subsidiaries have taken, or are taking, commercially reasonable steps to determine whether all material third party software, systems and hardware used by, for, or on behalf of the Company and its Subsidiaries are Year 2000 Compliant or are reasonably expected to be Year 2000 Compliant by December 31, 1999.

    (c) As used herein, "YEAR 2000 COMPLIANT" means for all dates and times, including, without limitation, dates and times before, on and after December 31, 1999, when used on a stand-alone system or in combination with other software or systems of the Company and its Subsidiaries, other than any errors or malfunctions which are the result of any incorrect date and time information incorporated into calculations from systems external to the Company and its Subsidiaries:

        (i) the application system consistently functions and receives and processes dates and times correctly without abnormal results;

        (ii) no date related calculations are incorrect (including, without limitation, age calculations, duration calculations and scheduling calculations) as a result of the advent of the year 2000;

       (iii) all manipulations and comparisons of date-related data produce correct and consistent results for all valid date values within the scope of the application;

        (iv) there is no century ambiguity;

        (v) all reports and displays are sorted correctly; and

        (vi) leap years are accounted for and correctly identified (including, without limitation, that the year 2000 is recognized as a leap year).

    SECTION 3.17 RIGHTS AGREEMENT.

    (a) The Company and the Company Board have taken all action to amend the Rights Agreement (the "RIGHTS AMENDMENT") so that the execution and delivery of this Agreement (and any amendments thereto by the parties hereto) and the consummation of the Merger and the transactions contemplated thereby, will not cause:

        (i) the Rights (as defined in the Rights Agreement) to become exercisable pursuant to Section 11(a)(ii) thereof or otherwise,

        (ii) MergeCo or any of its affiliates to constitute an "Acquiring Person" (as defined in the Rights Agreement),

       (iii) a "Distribution Date," a "Triggering Event," or a "Stock Acquisition Date" (as each term is defined in the Rights Agreement) to occur, or

        (iv) the Rights to otherwise be operative with respect to the transactions contemplated by this Agreement, and such amendment will be in full force and effect from and after the date hereof.

    (b) As a result of the Rights Amendment, the Rights will expire as of immediately before the Effective Time.

    SECTION 3.18 BOARD RECOMMENDATION. The Company Board, at a meeting duly called and held, has:

    (a) determined that this Agreement and the transactions contemplated hereby, taken together, and the Certificate Amendments are advisable and in the best interests of the Company and its stockholders; and

    (b) subject to the other provisions hereof, resolved to recommend that the holders of the Shares approve this Agreement, and the transactions contemplated hereby, including the Merger, and the Certificate Amendments.

    SECTION 3.19 REQUIRED COMPANY VOTE. The Company Stockholder Approval, being the affirmative vote of a majority of the Shares, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby, and the Certificate Amendments.

    SECTION 3.20 RELATED PARTY TRANSACTIONS. Except as previously disclosed to MergeCo in writing or as disclosed in the SEC Reports, no director, officer, partner, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries, to the knowledge of the Company:

        (i) has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries in excess of $60,000;

        (ii) owns any direct or indirect interest of any kind in (other than a DE MINIMUS interest), or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is:

           (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries,

           (B) engaged in a business related to the business of the Company or any of its Subsidiaries,

           (C) participating in any transaction to which the Company or any of its Subsidiaries is a party, or

       (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries except any such contract, arrangement or understanding providing for (A) such Person's employment by the Company or one of its Subsidiaries, or
             (B) employee or other fringe benefits, or (C) options or other rights, granted pursuant to the Company Stock Plan.

    SECTION 3.21 STATE TAKEOVER STATUTES. The Company Board has taken such action so that no statute, takeover statute or similar statute or regulation of the State of Delaware, including the provisions of Section 203 of the DGCL (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction), applies to this Agreement, the Merger, or any of the other transactions contemplated hereby. Except for the Rights Agreement, neither the Company nor any of its Subsidiaries has any rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences in respect of the transactions contemplated hereby.

    SECTION 3.22 BROKERS AND FINDERS. Except for the engagement of Goldman, Sachs & Co. and Berenson Minella & Company, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

    SECTION 3.23 OPINIONS OF INVESTMENT BANKING FIRMS. The Company has received the opinions of Goldman, Sachs & Co. and Berenson Minella & Company, each dated the date hereof, to the effect that, the Exchanged Share Merger Consideration to be received by the holders of Shares pursuant to the Merger is fair to the Company's stockholders (other than holders of Retained Shares, as to which Goldman, Sachs & Co. and Berenson, Minella & Company express no opinion) from a financial point of view.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF MERGECO

    MergeCo represents and warrants to the Company as follows:

    SECTION 4.01 ORGANIZATION AND QUALIFICATION. MergeCo is a corporation duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a Material Adverse Effect on MergeCo. The term "MATERIAL ADVERSE EFFECT ON MERGECO", as used in this Agreement, means any change in or effect on the business, financial condition, results of operations or reasonably foreseeable prospects of MergeCo or any of its Subsidiaries that would be materially adverse to MergeCo.

    SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT.

    (a) MergeCo has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of MergeCo and no other corporate proceedings on the part of MergeCo are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by MergeCo and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of MergeCo, enforceable against MergeCo in accordance with its terms.

    (b) Other than in connection with, or in compliance with, the provisions of the DGCL with respect to the transactions contemplated hereby, the Exchange Act, the securities Laws of the various states and the HSR Act, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by MergeCo of the transactions contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Material Adverse Effect on MergeCo.

    SECTION 4.03 NO VIOLATION. Neither the execution or delivery of this Agreement by MergeCo nor the consummation by MergeCo of the transactions contemplated hereby will:

    (a) constitute a breach or violation of any provision of the certificate of incorporation or by-laws of MergeCo, or

    (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of MergeCo under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which MergeCo is a party or by which it or any of its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a Material Adverse Effect on MergeCo.

    SECTION 4.04 INFORMATION. None of the information supplied by MergeCo in writing (other than projections of future financial performance) specifically for inclusion or incorporation by reference in (i) the Form S-4 or (ii) the Other Filings will:

    (a) at the respective times filed with the SEC or other Governmental Entity and,

    (b) in the case of the Proxy Statement, at the date the Proxy Statement or any amendment or supplement to the Proxy Statement is mailed to stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by MergeCo with respect to statements made in any of the foregoing documents based upon information supplied by the Company.

    SECTION 4.05 FINANCING. Schedule 6.02(e) sets forth true and complete copies of written documentation from third parties which provides for financing in amounts sufficient to consummate the transactions contemplated hereby as contemplated by Section 6.02(e). As of the date hereof, none of MergeCo., its representatives or its affiliates has any reason to believe that the financing contemplated by such written documentation will not be obtained on the terms and subject to the conditions set forth in such documentation, or that such conditions will not be satisfied.

    SECTION 4.06 DELAWARE LAW. MergeCo was not immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of
Section 203 of the DGCL and neither MergeCo, nor any of its "affiliates" or "associates" (as such terms are defined in the Rights Agreement) beneficially owns any Common Shares on the date hereof.

    SECTION 4.07 NEWLY ORGANIZED. MergeCo was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no other business activities.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.01 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as expressly agreed to in writing by MergeCo, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by Law, or (z) as set forth on Section 5.01 of the Company Disclosure Schedule, prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of MergeCo (which consent shall not be unreasonably withheld):

    (a) except with respect to annual bonuses made in the ordinary course of business consistent with past practice, and except as required by Law, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its Subsidiaries not required by any existing agreement (in each case, except with respect to employees and directors in the ordinary course of business consistent with past practice);

    (b) incur any indebtedness for borrowed money in excess of $1,000,000 on an aggregate basis, other than indebtedness under existing lines of credit drawn to fund working capital (defined as current assets (excluding cash and cash equivalents) minus current liabilities, each as determined in accordance with generally acceptable accounting principles applied on a consistent basis) in the ordinary course of business and consistent with past practice;

    (c) expend funds for capital expenditures (including capitalized software and lease-buybacks but other than expenditures permitted pursuant to Section 5.01(i)) that in the aggregate would cause total capital expenditure (including capitalized software and lease-buybacks but other than expenditures permitted pursuant to Section 5.01(i)) for the period from January 1, 1999 to the Effective Time to exceed an amount equal to $102,500,000;

    (d) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

    (e) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except (A) as contemplated by the Rights Agreement and (B) for dividends paid by Subsidiaries to the Company with respect to capital stock), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (f) except for issuances (i) upon exercise of presently outstanding awards under the Company Stock Plan and (ii) upon conversion of the QUIPS, (iii) of up to 50,000 Common Shares pursuant to the 401(k) Plans, or (iv) as previously disclosed in writing to MergeCo or its affiliates, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

    (g) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

    (h) except as provided in Section 5.01(c), make or agree to make any acquisition of assets which is material to the Company and its Subsidiaries, taken as a whole, except for (i) purchases of inventory and supplies in the ordinary course of business or (ii) pursuant to purchase orders entered into in the ordinary course of business which do not call for payments in excess of $5,000,000 per annum;

    (i) except as previously disclosed to MergeCo in writing, acquire any business (whether by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

    (j) change its principles of accounting in effect at December 31, 1998, except as required by changes in generally accepted accounting principles or Law or regulation or as discussed in the SEC Reports, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 1998, except as required by changes in Law or regulation;

    (k) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, other than in consultation and cooperation with MergeCo, and, with respect to any such settlement, with the prior written consent of MergeCo (which consent will not be unreasonably withheld);

    (l) enter into or amend in a manner adverse to MergeCo any new agreement which has a non-competition, geographical restriction or similar covenant that would be material to the Company;

    (m) make or rescind any material election relating to Taxes, or settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or

    (n)  authorize, or commit or agree to take, any of the foregoing actions.

    SECTION 5.02 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "COMPANY REPRESENTATIVES") to, give MergeCo and their respective officers, employees, counsel, advisors, representatives (collectively, the "MERGECO REPRESENTATIVES") and representatives of financing sources identified by MergeCo reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish MergeCo and the MergeCo Representatives and representatives of financing sources identified by MergeCo with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as MergeCo and representatives of financing sources identified by MergeCo may from time to time reasonably request. MergeCo agrees that any information furnished pursuant to this Section 5.02 shall be subject to the provisions of the letter agreement dated March 11, 1999 between THL and the Company (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.03 EFFORTS.

    (a) Each of the Company and MergeCo shall, and the Company shall cause each of its Subsidiaries to, make all necessary filings with Governmental Entities as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, each of MergeCo and the Company shall use its reasonable best efforts (including, without limitation, payment of any required fees) and shall cooperate fully with each other to:

        (i) comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement, including the making of all filings necessary or proper under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, cooperation in the preparation and filing of the Form S-4 and any actions or filings related thereto, the Proxy Statement and any amendments to any thereof,

        (ii) obtain promptly all consents, waivers, approvals, authorizations or permits of, or registrations or filings with or notifications to (any of the foregoing being a "CONSENT"), any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement (except for such Consents the failure of which to obtain would not prevent or materially delay the consummation of the Merger), and

       (iii) take such other reasonable actions to implement the transactions contemplated hereby.

    Subject to the Confidentiality Agreement, MergeCo and the Company shall furnish to one another such necessary information and reasonable assistance as MergeCo or the Company may reasonably request in connection with the foregoing.

    (b)  Without limiting Section 5.03(a), MergeCo and the Company shall each:

        (i) promptly make or cause to be made the filings required of such party under the HSR Act with respect to the Merger;

        (ii) use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the consummation of the Merger, including without limitation defending through litigation on the merits any claim asserted in any court by any party; and

       (iii) take any and all steps which, in such party's judgment, are commercially reasonable to avoid or eliminate each and every impediment under any antitrust, competition, or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable consummation thereof to occur as soon as reasonably possible.

    Each party hereto shall promptly notify the other party of any communication to that party from any Governmental Entity and permit the other party to review in advance any proposed communication to any Governmental Entity. MergeCo and the Company shall not (and shall cause their respective affiliates and representatives not to) agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein. Subject to the Confidentiality Agreement, each of the parties hereto shall coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act or in connection with other Consents. Each of the Company and MergeCo agrees to respond promptly to and comply fully with any request for additional information or documents under the HSR Act. Subject to the Confidentiality Agreement, the Company shall provide MergeCo, and MergeCo shall provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

    (c) MergeCo shall use commercially reasonable efforts to cause the financing necessary for satisfaction of the condition in Section 6.02(e) to be obtained on the terms set forth in the commitment letters attached to Schedule 6.02(e); PROVIDED, HOWEVER, THAT MergeCo shall be entitled to:

        (i) enter into commitments for equity and debt financing with other nationally recognized financial institutions, which commitments will have substantially the same terms as those set forth in the commitment letters and which commitments may be substituted for such commitment letters, and

        (ii) modify the capital structure set forth in such commitment letters so long as:

           (A) the total committed common equity equals at least $390 million (including (1) the Retained Shares, (2) the portion of any Options which at the time of the Merger is exchanged for Common Shares and (3) the Investment Instrument, if any, as defined below),

            (B) the aggregate Cash Price paid to all stockholders of the Company is no less than otherwise would have been paid in accordance with this Agreement, and

            (C) such modified financing is no less certain than that set forth in such commitment letter.

    "INVESTMENT INSTRUMENT" shall mean securities, instruments or arrangements which replace a portion of the equity commitment set forth in Schedule 6.02 by means of (x) redeemable stock, (y) prepaid forward contracts, or (z) some other securities, instruments or arrangements; PROVIDED, HOWEVER, THAT:

       (A) such securities, instruments or arrangements shall have an interest or dividend rate of no more than 10%,

        (B) such securities, instruments or arrangements shall in no event be entitled to a call on more than $60 million in the aggregate of the assets of the Company and its Subsidiaries, such amount to increase at a rate of 10% per annum, compounding semiannually, such total amount to be valued at the time such assets leave the control of the Company, and

        (C) such arrangement may include the establishment of an entity to be funded by (1) a cash contribution by MergeCo or any of its affiliates and (2) subject to the Company's existing agreements, a contribution by the Company of assets identified by MergeCo, in each case in exchange for equity interests in such entity.

    (d) At the direction of MergeCo, the Company shall take commercially reasonable actions to implement an Investment Instrument at the Effective Time, the terms of which shall be established by MergeCo.

    SECTION 5.04  PUBLIC ANNOUNCEMENTS.  The Company and MergeCo:

    (a) agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other transactions contemplated hereby,

    (b) agree to provide to the other party for review a copy of any such press release or statement, and

    (c) shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law or any listing agreement with a securities exchange.

    SECTION 5.05  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) From and after the Effective Time, MergeCo shall and shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, expenses or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time:

        (i)  to the full extent permitted by the DGCL or,

        (ii) if the protections afforded thereby to an Indemnified Party are greater, to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's certificate of incorporation and by-laws and agreements in effect at the date hereof (to the extent consistent with applicable Law), which provisions will survive the Merger and continue in full force and effect after the Effective Time.

    Without limiting the foregoing:

        (i) MergeCo shall and shall cause the Surviving Corporation to periodically advance expenses (including attorney's fees) as incurred by an Indemnified Party with respect to the foregoing to the full extent permitted under applicable Law, and

        (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party.

    (b) MergeCo agrees that the Company, and, from and after the Effective Time, the Surviving Corporation, shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company subject to the following:

        (i) the Surviving Corporation may substitute therefor other policies of at least the same coverage amounts and which are underwritten by insurers of at least equal claims paying ratings and which contain terms and conditions not less advantageous to the beneficiaries of the current policies; PROVIDED, THAT such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and

        (ii) the Surviving Corporation shall not be required to pay an annual premium in excess of 250% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.05(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount; and

        (iii) MergeCo and the Surviving Corporation shall be entitled to purchase and maintain tail insurance coverage for such six year period, which insurance coverage shall comply with the coverage amount requirement, and the other requirements, of Section 5.05(b)(i), and the purchase and maintenance of such tail insurance coverage by MergeCo or the Surviving Corporation, as the case may be, shall be deemed to fulfill MergeCo's and the Surviving Corporation's obligations under this Section 5.05(b).

    (c) This Section 5.05 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of MergeCo and the Surviving Corporation, and shall be enforceable by the Indemnified Parties.

    SECTION 5.06 NOTIFICATION OF CERTAIN MATTERS. MergeCo and the Company shall promptly notify each other of:

    (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

        (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

        (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied, and

    (b) any failure of the Company, or MergeCo, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, THAT no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company and MergeCo shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

    SECTION 5.07 RIGHTS AGREEMENT. Subject to the provisions of Section 3.17, the Company covenants and agrees that it shall not (i) redeem the Rights prior to the Effective Time, (ii) amend the Rights Agreement, or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than MergeCo to acquire beneficial ownership of 15% or more of the Common Shares without causing a "Distribution Date," a "Triggering Event" or a "Stock Acquisition Date" (as each term is defined in the Rights Agreement) to occur. Notwithstanding the foregoing, the Company may take any of the actions described in the preceding sentence, if the Company Board determines in good faith, after consultation with counsel, that taking such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law.

    SECTION 5.08 STATE TAKEOVER LAWS. The Company shall, upon the request of MergeCo, take all reasonable steps to assist in any challenge by MergeCo to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover Law.

    SECTION 5.09  NO SOLICITATION.

    (a) From and after the date hereof until the termination of this Agreement, the Company and its Subsidiaries (x) shall not, (y) shall use their best efforts to cause their respective affiliates not to, and

(z) shall instruct their respective officers, directors, employees, agents or other representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or its Subsidiaries) (the "REPRESENTATIVES") not to:

        (i) directly or indirectly solicit, initiate, or encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate, any inquiries or proposals from any person that constitute, or may reasonably be expected to lead to, an acquisition, purchase, merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving 15% or more of the assets or any securities of, any merger consolidation or business combination with, or any public announcement of a proposal, plan, or intention to do any of the foregoing by, the Company or any of its Subsidiaries (such transactions being referred to herein as "ACQUISITION TRANSACTIONS"),

        (ii) enter into, maintain, or continue discussions or negotiations with any person in furtherance of such inquiries or to obtain a proposal for an Acquisition Transaction,

        (iii) agree to or endorse any proposal for an Acquisition Transition, or

        (iv) authorize or permit the Company's or any of its affiliates' Representatives to take any such action.

    Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Company Board from:

           (A) furnishing information to, and engaging in discussions or negotiations with, any Person (an "OFFEROR") that makes an unsolicited and written Bona Fide Proposal (as defined below) to acquire the Company and/or its Subsidiaries pursuant to a merger, consolidation, share exchange, tender offer or other similar transaction, but only to the extent that independent legal counsel (who may be the Company's regularly engaged outside legal counsel) advises the Company Board in good faith that furnishing such information to, or engaging in such discussions or negotiations with, such Offeror is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law; PROVIDED, THAT prior to taking such action, the Company Board notifies MergeCo of its intentions and obtains an executed confidentiality agreement from the Offeror and such other appropriate parties substantially similar to the Confidentiality Agreement (other than with respect to the standstill provisions of the Confidentiality Agreement in a situation where the Offeror has commenced a tender offer to acquire at least 15% or more of the Common Shares prior to the date of the furnishing of information, and the discussions or negotiations, referenced above),

           (B) failing to make or withdrawing or modifying its recommendation referred to in Section 5.13 if the Company Board, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged outside legal counsel), determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable Law, and

           (C) disclosing to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer, or taking any other legally required action (including, without limitation, the making of public disclosure as may be necessary or advisable under applicable securities Laws); and

PROVIDED, FURTHER, THAT the Company's or the Company Board's exercise of its rights under clause (A), (B) or (C) above shall not constitute a breach by the Company of this Agreement. For the purposes of this Agreement, "BONA FIDE PROPOSAL" means a proposal which the Company Board determines in good faith, and after receipt and consideration of advice from its legal and financial advisors, is reasonably capable of being consummated by the Person making the proposal, taking into account regulatory, legal, financial and other relevant matters.

    (b) The Company shall promptly notify MergeCo of the receipt of any proposal for an Acquisition Transaction, the terms and conditions of such proposal and the identity of the person making it. The Company also shall promptly notify MergeCo of any change to or modification of such proposal for an Acquisition Transaction and the terms and conditions thereof.

    (c) The Company shall immediately cease and cause its affiliates and its and their Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than MergeCo) conducted heretofore with respect to any of the matters set forth in Section 5.09(a)(i) to (iv) and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party (other than MergeCo or its affiliates) or in the possession of any Representative of any such party.

    SECTION 5.10 AFFILIATE LETTERS. Prior to the Effective Time, the Company shall deliver to MergeCo a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1993, as amended (the "SECURITIES ACT"). The Company shall use its reasonable best efforts to cause each such person to deliver to MergeCo on or prior to the Effective Time a written agreement in a form reasonably satisfactory to MergeCo and the Company.

    SECTION 5.11 ISRA REQUIREMENTS. Prior to the Effective Time, the Company shall commence compliance with the requirements of ISRA applicable to this transaction by submitting all required filings for each property subject to ISRA in order to obtain authorizations that will allow the transactions contemplated by this Agreement to be effected pursuant to N.J.S.A. 13:1K-11.2 or pursuant to N.J.S.A. 13:1K-11.5, as the case may be. If the Company is unable to obtain an ISRA authorization for any property subject to ISRA prior to the Effective Time, then the Company shall seek a letter of non-applicability (a "LNA") if, in the reasonable judgment of MergeCo and the Company, there is a reasonable probability of obtaining a LNA in order to effect the transactions contemplated by this Agreement according to the time schedule desired by MergeCo and the Company. If it is determined not to seek a LNA, or an application to seek a LNA is denied, then the Company shall obtain a Remediation Agreement with respect to such property or properties in order to allow the transactions contemplated by this Agreement to be effected. The Company shall consult with MergeCo with respect to its ISRA filings and strategy, including allowing MergeCo to comment on such filings, and shall provide copies of all correspondence to and from the DEP with respect to ISRA compliance. MergeCo shall cooperate with the Company in connection with the ISRA applications and filings by the Company relating to approval and allow the transactions contemplated by this Agreement to be effected in a timely manner, including, without limitation, signing any documents reasonably requested by the Company and providing any information within the possession, custody or control of MergeCo.

    SECTION 5.12 REPORTS. During the period from the date of this Agreement to the Effective Time, the Company shall provide MergeCo with monthly financial statements (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by operating unit (except as to the cash flow statement, which shall be a consolidated statement), no later than the fifteenth business day following the end of each calendar month following the date of this Agreement; PROVIDED, THAT for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to MergeCo on the same date such information is publicly released in accordance with the past practice of the Company.

    SECTION 5.13  STOCKHOLDERS' MEETING.

    (a) The Company, acting through the Company Board, shall, in accordance with applicable Law:

        (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING") as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement and the Certificate Amendments;

        (ii) prepare and file with the SEC a preliminary proxy statement relating to this Agreement, and use its reasonable efforts:

           (A) to obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "PROXY STATEMENT") and Form S-4 in which the Proxy Statement will be included (collectively with the Proxy Statement, the "FORM S-4") and, after consultation with MergeCo, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause the Proxy Statement to be mailed to its stockholders and

           (B) to obtain the necessary approvals of the Merger, this Agreement and the Certificate Amendments by its stockholders; and

        (iii) subject to the fiduciary duties of the Company Board as provided in Section 5.09, the Company Board shall declare that this Agreement is advisable and recommend that the Agreement and the transactions contemplated hereby be approved and adopted by the stockholders of the Company and include in the Form S-4 and Proxy Statement a copy of such recommendations; PROVIDED, HOWEVER, THAT the Company Board shall, if requested to do so in writing by MergeCo, submit this Agreement to the Company's stockholders whether or not the Company Board determines at any time subsequent to declaring its advisability that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it.

    (b) Unless the Company Board has withdrawn its recommendation of this Agreement in compliance with Section 5.09, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall use its reasonable best efforts to take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

    (c) The Company represents that the Form S-4 will comply in all material respects with the provisions of applicable federal securities Laws except that no representation is made by the Company with respect to information supplied by MergeCo or its affiliates for inclusion in the Form S-4. Each of the Company, on the one hand, and MergeCo, on the other hand, agree promptly to correct any information provided by either of them for use in the Form S-4 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Form S-4 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities Laws.

    SECTION 5.14  EMPLOYEE BENEFIT ARRANGEMENTS.

    (a) MergeCo agrees that the Company shall honor, and, from and after the Effective Time, MergeCo shall cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus arrangements to which the Company is a party and which have been previously disclosed in writing to MergeCo or its affiliates.

    (b) MergeCo agrees that for a period of two years following the Effective Time, the Surviving Corporation shall continue the (i) compensation (including bonus and incentive awards) programs and plans, and (ii) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans), fringe benefits and vacation policies, which are currently provided by the Company; PROVIDED, THAT notwithstanding anything in this Agreement to the contrary the Surviving Corporation shall not be required to maintain any individual plan or program so long as the benefit plan and agreements maintained by the Surviving Corporation are, in the aggregate, not materially less favorable than those provided by the Company immediately prior to the date of this Agreement, and; PROVIDED, FURTHER, THAT this provision shall terminate with respect to the participation in any plans or programs by employees of any business transferred to any third party after the Effective Time.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 6.01 CONDITIONS. The respective obligations of MergeCo and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

    (a) STOCKHOLDER APPROVAL. The stockholders of the Company shall have duly approved this Agreement and transactions contemplated by this Agreement.

    (b) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities Laws applicable to the registration and qualification of Common Shares to be retained in the Merger shall have been complied with.

    (c) SOLVENCY LETTERS. Each of the Company Board and the Board of Directors of MergeCo shall have received a solvency letter, in form and substance and from an independent evaluation firm reasonably satisfactory to each such board, as to the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated by this Agreement, including all financings contemplated hereby.

    (d) ORDERS AND INJUNCTIONS. No order shall have been entered in any action or proceeding before any United States federal or state court or governmental agency or other United States regulatory or administrative agency or commission (an "ORDER"), or a preliminary or permanent injunction by a United States court of competent jurisdiction shall have been issued and remain in effect (an "INJUNCTION"), which, in either case, would have the effect of (i) preventing consummation of the Merger, or (ii) imposing material limitations on the ability of MergeCo effectively to acquire or hold the business of the Company and its Subsidiaries taken as a whole or to exercise full rights of ownership of the Common Shares acquired by it; PROVIDED, HOWEVER, THAT in order to invoke this condition, MergeCo shall have used in its good faith judgment, its commercially reasonable best efforts to prevent such Order or Injunction or ameliorate the effects thereof.

    (e) ILLEGALITY. There shall not have been any United States federal or state statute, rule or regulation enacted or promulgated after the date of this Agreement that could, in the reasonable judgment of MergeCo, result in any of the adverse consequences referred to in Section 6.01(d).

    (f) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or terminated.

    SECTION 6.02 CONDITIONS TO OBLIGATIONS OF MERGECO. The obligations of MergeCo to effect the Merger are further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time; PROVIDED, HOWEVER, THAT, with respect to representations and warranties other than Sections 3.02 and 3.03(a) and representations and warranties otherwise qualified by Material Adverse Effect, for purposes of this

Section 6.02(a), such representations and warranties and statements shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties and statements to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect on the Company. MergeCo shall have received a certificate signed on behalf of the Company by its Executive Vice President--Office of the Chairman, or such other executive officer of the Company reasonably satisfactory to MergeCo to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Effective Time, except for such failures to perform as have not had or would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

    (c)  [Intentionally omitted]

    (d) NO LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success):

        (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from MergeCo, the Company or any of their affiliates any damages that would have a Material Adverse Effect on the Company,

        (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries, taken as a whole, to dispose of or hold separate any material portion of the business or assets of the Company or any of its Subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement, or

        (iii) seeking to impose limitations on the ability of MergeCo (or any designee of MergeCo), to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Common Shares on all matters properly presented to the stockholders of the Company.

    (e) FINANCING. The Company, its Subsidiaries and MergeCo shall have received the proceeds of financing pursuant to the commitment letters set forth on Schedule 6.02(e) on terms and conditions set forth therein (or, as modified in accordance with Section 5.03(c), on such other terms and conditions, or involving such other financing sources, as MergeCo and the Company shall reasonably agree and are not materially more onerous) in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation:

        (i) to pay, with respect to all Shares in the Merger, the cash portion of the Merger Consideration pursuant to Section 2.01(c) and Section 2.02,

        (ii) to refinance the outstanding indebtedness of the Company (other than that indebtedness which the commitment letters set forth in Schedule 6.02(e) contemplate will remain outstanding),

        (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof, and

        (iv) to provide for the working capital needs of the Company following the Merger.

    (f) TOTAL FUNDED INDEBTEDNESS. MergeCo shall be reasonably satisfied that the total funded indebtedness of the Company on a consolidated basis immediately prior to the Effective Time (including the current portion of indebtedness but net of (i) cash, (ii) cash equivalents and

(iii) indebtedness in respect of the QUIPS) is less than an amount equal to $970 million plus indebtedness incurred in consummating the acquisitions permitted by
Section 5.01(i).

    SECTION 6.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of MergeCo set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time; PROVIDED, THAT for purposes of this
Section 6.03(a), with respect to representations and warranties other than
Section 3.02(a) and the representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect on MergeCo. The Company shall have received certificates signed on behalf of MergeCo, by an authorized officer of MergeCo, to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF MERGECO. MergeCo shall have performed the obligations required to be performed by it under this Agreement at or prior to the Effective Time, except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on MergeCo or adversely affect the ability of MergeCo to consummate the transactions herein contemplated or perform its obligations hereunder.

                                  ARTICLE VII

                        TERMINATION; AMENDMENTS; WAIVER

    SECTION 7.01 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by the mutual written consent of MergeCo and the Company, by action of their respective Boards of Directors;

    (b) by MergeCo or the Company if the Merger shall not have been consummated on or before the Termination Date (as defined below) and; PROVIDED, THAT neither MergeCo nor the Company may terminate this Agreement pursuant to this Section 7.01(b) if such party shall have materially breached this Agreement;

    (c) by MergeCo or the Company if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, THAT the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree, ruling or other action;

    (d) by the Company if, prior to the Effective Time, any Person has made a Bona Fide Proposal relating to an Acquisition Transaction, or has commenced a tender or exchange offer for the Common Shares, and the Company Board determines in good faith (i) after consultation with its financial advisors, that such transaction constitutes a superior offer from a financial point of view to the offer constituted by this Agreement and (ii) after consultation with counsel, that the approval of such Bona Fide Proposal and termination of this Agreement is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law; PROVIDED, HOWEVER, THAT notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by the

Company in compliance with this Section 7.01(d) shall not be deemed to violate any other obligations of the Company under this Agreement;

    (e)  by MergeCo if (i) the Company breaches its covenant in Section 5.07, or
(ii) takes an action pursuant to the second sentence of Section 5.07;

    (f) by MergeCo, if the Company Board shall have (i) failed to recommend to the stockholders of the Company that they give the Company Stockholder Approval,
(ii) withdrawn or modified in a manner adverse to MergeCo its approval or recommendation of this Agreement or the Merger, (iii) shall have approved or recommended an Acquisition Transaction (other than the Acquisition Transaction contemplated by this Agreement), (iv) shall have resolved to effect any of the foregoing or (v) shall have otherwise taken steps to impede the Company Stockholder Approval;

    (g) by either MergeCo or the Company, if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

    (h) by MergeCo, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company hereunder shall become untrue or inaccurate, in any case such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, THAT if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts, MergeCo may not terminate this Agreement under this Section 7.01(h) if such Terminating Company Breach has been cured prior to the Termination Date; or

    (i) by the Company, upon material breach of any covenant or agreement on the part of MergeCo set forth in this Agreement, or if any representation or warranty of MergeCo shall be or become untrue or inaccurate, in any case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied (a "TERMINATING MERGECO BREACH"); PROVIDED, THAT if such Terminating MergeCo Breach is curable by MergeCo through the exercise of its reasonable efforts, the Company may not terminate this Agreement under this Section 7.01(i) if such Terminating MergeCo Breach has been cured prior to the Termination Date.

    "TERMINATION DATE" shall mean the later of (i) October 31, 1999 and (ii) the date determined by adding to October 31, 1999 the number of days after September 1, 1999 that the Proxy Statement is first mailed to stockholders; PROVIDED, HOWEVER, THAT the Termination Date shall not be later than December 31, 1999.

    SECTION 7.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of the last sentence of Section 5.02 and the provisions of this Section 7.02 and Section 7.03, which shall survive any such termination. Nothing contained in this
Section 7.02 shall relieve any party from liability for any breach of this Agreement.

    SECTION 7.03  FEES AND EXPENSES.

    (a) If this Agreement is terminated for any reason other than a material breach by MergeCo, and the Company has not paid previously to MergeCo the Termination Fee in accordance with Section 7.03(b), the Company shall promptly reimburse THL, Evercore and MergeCo, as the case may be, collectively, an aggregate amount of up to $10 million, for out-of-pocket expenses and fees (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions, (which shall include, without limitation, fees and expenses of such banks', firms' and institutions' legal counsel), and all fees and expenses of counsel, accountants, financial printers, experts and consultants to THL, Evercore and their affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, and the financing thereof; PROVIDED, THAT the Company shall be entitled to pay MergeCo the total amount of such out-of-pocket expenses and fees and MergeCo shall be obligated to forward to THL and Evercore the portion of such amount for out-of-pocket expenses and fees owing to THL and Evercore in the circumstances. Except as otherwise specifically provided for herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    (b)  If:

        (i)  this Agreement is terminated pursuant to Section 7.01(d), (e)(i) or
    (f), or

        (ii) any Person (other than THL, Evercore or any of their affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public a proposal for an Acquisition Transaction prior to the Special Meeting, the Stockholder Approval has not been obtained and, thereafter, this Agreement is terminated, then the Company shall promptly pay MergeCo a termination fee of $30 million (the "TERMINATION FEE"), less amounts paid under Section 7.03(a); PROVIDED, THAT in no event shall more than one Termination Fee be payable by the Company under this Section 7.03, and; PROVIDED, FURTHER, THAT MergeCo shall be obligated to forward to THL and Evercore that share of such Termination Fee owing to THL and Evercore in the circumstances.

    SECTION 7.04 AMENDMENT. This Agreement may be amended by the Company and MergeCo at any time before or after any approval of this Agreement by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

    SECTION 7.05 EXTENSION; WAIVER. At any time prior to the Effective Time, MergeCo, on the one hand, and the Company, on the other hand, may, subject to applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein of the other or in any document, certificate or writing delivered pursuant hereto by the other or (iii) waive compliance by the other with any of the agreements or conditions. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

    SECTION 8.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Article II, the last sentence of Section 5.02, Section 5.05 and Section 5.14 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

    SECTION 8.02  ENTIRE AGREEMENT; ASSIGNMENT.

    (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

    (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (except that MergeCo may assign its rights, interest and obligations to any affiliate or direct or indirect subsidiary of MergeCo without the consent of the Company; PROVIDED, THAT such assignee is an affiliate of THL and no such assignment shall relieve MergeCo of any liability for any breach by such assignee). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 8.03 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

    SECTION 8.04 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                                  If to MergeCo:
                                  c/o Thomas H. Lee Company
                                  75 State Street, Ste. 2600
                                  Boston, Massachusetts 02109
                                  Attention: Anthony J. DiNovi
                                           Scott M. Sperling
                                  Facsimile: (617) 227-3514

                                  with a copy to:
                                  Skadden, Arps, Slate, Meagher & Flom LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attention: Eric L. Cochran, Esq.
                                  Facsimile: (212) 735-2000

                                  with a copy to:
                                  Evercore Capital Partners LP.
                                  65 East 55(th) Street, 33(rd) Floor
                                  New York, New York 10022
                                  Attention: Austin M. Beutner
                                  Facsimile: (212) 857-3122

                                  If to the Company:
                                  Big Flower Holdings, Inc.
                                  3 East 54(th) Street
                                  New York, New York 10022
                                  Attention: Mark A. Angelson
                                  Facsimile: (212) 521-1640
                                  with a copy to:
                                  Sullivan & Cromwell
                                  125 Broad Street
                                  New York, New York 10004
                                  Attention: Joseph B. Frumkin, Esq.
                                  Facsimile: (212) 558-3588

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; PROVIDED, THAT notice of any change of address shall be effective only upon receipt thereof.

    SECTION 8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflicts or choice of Laws, or any other Law that would make the Laws of any jurisdiction other than the State of Delaware applicable hereto.

    SECTION 8.06 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 8.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    SECTION 8.08 PARTIES IN INTEREST. Except with respect to Sections 2.01, 2.02, 2.03, 2.04, 5.05 and 5.14 (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.09  CERTAIN DEFINITIONS.  As used in this Agreement:

    (a) the term "AFFILIATE", as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this Agreement, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

    (b) the term "LAWS" means all (A) constitutions, treaties, statutes, Laws (including, but not limited to, the common Law), rules, regulations, ordinances, executive orders or codes of any Governmental Entity, (B) Environmental Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Entity;

    (c) the term "PERSON" or "PERSONS" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

    (d) the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to MergeCo, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which MergeCo, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity or otherwise controls such corporation or other legal entity.

    SECTION 8.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                          BIG FLOWER HOLDINGS, INC.
                                          By: /s/ MARK A. ANGELSON
                                          --------------------------------------
                                             Name: Mark A. Angelson
                                             Title: Executive Vice President

                                          BFH MERGER CORP.
                                          By: /s/ ANTHONY J. DINOVI
                                          --------------------------------------
                                             Name: Anthony J. DiNovi
                                             Title: Chairman of the Board

                                                                SCHEDULE 1.04(A)

       AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

    Paragraph FIFTH of the Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

        FIFTH: The following provisions are inserted for the management of business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, and of its directors and stockholders:

        (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consists of not less than three nor more than 12 members, the exact number of which shall be fixed from time to time by the Board of Directors.

        (2) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. Stockholders may make, adopt, alter, amend, change or repeal the Bylaws of the Corporation upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

        (3) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                                                SCHEDULE 1.04(B)

          AMENDMENTS TO THE AMENDED AND RESTATED BYLAWS OF THE COMPANY

    A. SECTIONS 1, 2 AND 3 OF ARTICLE III. Sections 1, 2 and 3 of Article III of the Amended and Restated By-Laws of the Company (the "By-Laws") shall be amended to read in their entirety as follows:

        SECTION 1. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three nor more than 12 members, the exact number of which shall be fixed from time to time by the Board of Directors.

        SECTION 2. ELECTION OF DIRECTORS. Except as provided in Section 3 of this Article III, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

        SECTION 3. VACANCIES. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, by a sole remaining director or by the affirmative vote of holders of a majority in interest of the outstanding shares of common stock of the Company (the "Common Stock"), and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

    B. ARTICLE IX, SECTION 1.   Article IX, Section 1 of the By-Laws shall be
amended by deleting the phrase "eighty-five percent (85%)" and inserting in its place and stead the phrase "a majority."

    C. ARTICLE II.  Article II of the By-Laws will be amended by adding a new
Section 9 to read in its entirety as follows:

        SECTION 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

                                                       SCHEDULE 2.01(C)(I)(B)(1)

                TERMS OF 10% CUMULATIVE EXCHANGEABLE REDEEMABLE
                 PAID-IN-KIND PREFERRED STOCK ("PIK PREFERRED")

ISSUER:                        Big Flower Holdings, Inc. (the "COMPANY")

AMOUNT:                        $123,044,766, subject to adjustment in accordance with
                               Section 2.03 of the Merger Agreement between the Company and
                               BFH Merger Corp.

NUMBER OF SHARES:              4,921,791, subject to adjustment in accordance with Section
                               2.03 of the Agreement

ISSUANCE DATE:                 Date of Effective Time

ISSUE PRICE PER SHARE:         $25 per share of PIK Preferred.

LIQUIDATION PREFERENCE PER
SHARE:                         $25 per share of PIK Preferred.

RANKING:                       Senior to common stock.(1)

DIVIDENDS:                     Cumulative, accruing and compounded from the effective date of the Merger at an annual rate of 10% (or $2.50 per share of PIK Preferred), calculated semi-annually. The Company
                               will determine the timing of the actual declaration and
                               payment of such dividends and will have the option to pay
                               the PIK Preferred dividends in additional shares of PIK
                               Preferred at a rate of one share per $25 of such semi-annual dividend not paid in cash.

                               No dividends can be declared or paid on the common stock or any other junior securities while accrued dividends on the
                               PIK Preferred are unpaid.(2)

MANDATORY REDEMPTION DATE:     All of the outstanding PIK Preferred will be redeemed by the
                               Company on December 15, 2012 at the Liquidation Preference
                               plus accrued and unpaid dividends.

OPTIONAL REDEMPTION:           Subject to Equity Clawback described below, non-callable for five years; callable at option of Company in year 6 at
                               102.50% of Liquidation Preference plus accrued and unpaid
                               dividends; callable in year 7 at 101.25% of Liquidation
                               Preference plus accrued and unpaid dividends; callable in
                               year 8 and thereafter at 100% of Liquidation Preference plus accrued and unpaid dividends.

CHANGE OF CONTROL:             In the event of a "Change of Control", (i) the holders can put the PIK Preferred and (ii) the Company can call the PIK
                               Preferred, in

--------------
(1) To the extent an Investment Instrument is implemented pursuant to Section 5.03(c), such instrument will be secured by, and will have priority over, the relevant investment assets and proceeds from the sale of such assets subject to a maximum of $60 million plus accrued interest or dividends.

(2) The Investment Instrument will not be subject to this restriction; any disposition by the Company of up to $60 million of the proceeds from the sale of Investment assets which are the security for the Investment Instrument (plus an amount for any interest or dividends on such Investment Instrument) will not constitute a dividend for the purpose of this restriction.

                               each case at 101% of the Liquidation Preference plus accrued and unpaid dividends.

                               A "Change of Control" will be deemed to have occurred if (i)
                               the initial investor group (comprising MergeCo, THL,
                               Evercore, Theodore Ammon) owns less than 25% of the fully
                               diluted common equity, and (ii) a new investor group owns
                               more than 50% of the fully diluted common equity.

                               The percentage of PIK Preferred redeemed pursuant to a
                               Change of Control can be 1-49% or 100% of the then
                               outstanding PIK Preferred and will be done on a pro rata
                               basis if applicable.

EXCHANGEABLE:                  Exchangeable at Company's option at any time into equivalent face amount of junior subordinated debentures having
                               substantially similar terms.

EQUITY CLAWBACK:               Upon the occurrence of an IPO, the Company will have the
                               right to redeem up to 100% of the then outstanding PIK
                               Preferred out of the proceeds of the IPO at 102.5% of
                               Liquidation Preference plus accrued and unpaid dividends.

                               The percentage of PIK Preferred redeemed may be 1-49% or
                               100% and will be done on a pro rata basis if applicable.

CONVERSION:                    The PIK Preferred will have no conversion rights.

VOTING RIGHTS:                 1. To elect two directors upon the occurrence of any one or more of the following: (i) the default of three semi-annual dividends, (ii) default under any bonds existing as of the
                               Effective Time or any replacements for such bonds, (iii)
                               bankruptcy, and (iv) failure to redeem the PIK Preferred as required by its terms (collectively, the "TRIGGERING
                               EVENTS").

                               If any of the above Triggering Events occur, holders of the
                               PIK Preferred will have the right to elect two directors to the board of the Company. Such election shall occur at the later of (i) 90 days after one of the Triggering Events has occurred, or (ii) the expiration of the cure period in the applicable bond indenture. In the event that the PIK
                               Preferred investors have elected board members and the
                               Triggering Event is remedied, the board members which were elected by the PIK Preferred investors shall be removed from the board.

                               2. To approve any charter or by-laws amendment that would
                               adversely affect the terms of the PIK Preferred, including any such amendment effected pursuant to a merger or similar transaction.

                               A vote will not be required for the Company to increase the authorized amount of PIK Preferred or to issue securities
                               which are senior to, or PARI PASSU with, or junior to, the
                               PIK Preferred.

REGISTRATION/LISTING:          The PIK Preferred will be registered under the Securities
                               Act of 1933.

                                                       SCHEDULE 2.01(C)(I)(B)(2)

TERMS OF COMMON STOCK WARRANTS

WARRANTS:                      Warrants to purchase 5% of a number where the numerator is equal to the Total Post-Merger Common Shares (as defined in the Agreement) and the denominator is 0.95.

WARRANT EXERCISE PRICE:        $0.01

EXERCISABILITY:                Upon IPO or sale of the Company or any other event that
                               results in a public market in the common stock (a "LIQUIDITY
                               EVENT").

WARRANT DETACHABILITY:         The earlier of 180 days, a Liquidity Event or a "Change of
                               Control" as set forth in Schedule 2.01(c)(i)(B)(1).

REGISTRATION:                  The warrants will be registered under the Securities Act of
                               1933.

WARRANT PIGGYBACK
REGISTRATION RIGHTS:           None

WARRANT EXPIRATION:            December 15, 2012

ANTI-DILUTION:                 Standard anti-dilution provisions.

FRACTIONAL INTERESTS:          To be cashed-out upon exercise.

                                                                      APPENDIX B

                            [LOGO]

June 29, 1999

Special Committee of the Board of Directors
Big Flower Holdings, Inc.
3 East 54th Street
New York, NY 10022

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders, other than Theodore Ammon and certain other members of the management of Big Flower Holdings, Inc. (the "Company") set forth on Schedule 2.01(c)(ii) of the Agreement (as defined below) (the "Management Investors"), of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company of the Exchanged Share Merger Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, between BFH Merger Corp. ("MergeCo") and the Company (the "Agreement"). Pursuant to the Agreement, MergeCo will be merged with and into the Company (the "Merger"), and each issued and outstanding Share, other than some of the Shares held by the Management Investors as provided for in the Agreement, will be converted (such converted shares, the "Exchanged Shares") into the right to receive (i) $30 in cash (the "Cash Consideration"),
(ii) 0.21 shares of the Company's 10% Cumulative Exchangeable Redeemable Paid-In-Kind Preferred Stock ("PIK Preferred"), with those terms as set forth on
Schedule 2.01(c)(i)(B)(1) of the Agreement, and (iii) a warrant to purchase a number of Shares with an exercise price of $0.01 per Share as specified in, and with those terms as set forth on, Schedule 2.01(c)(i)(B)(2) of the Agreement (the "Warrant" and together with the Cash Consideration and the PIK Preferred, the "Exchanged Share Merger Consideration"). The Shares held by the Management Investors which are not converted into the right to receive the Exchanged Share Merger Consideration will be converted into the right to retain such number of Shares.

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement and having provided certain investment banking services to the

Big Flower Holdings
June 29, 1999
Page Two

Company from time-to-time, including having acted as a lead-managing underwriter of a public offering of 6,708,524 Shares in June 1997, as a co-managing underwriter of a private offering of $250,000,000 principal amount of the Company's 8.875% Notes due July 1, 2007 in June 1997, as a lead-managing underwriter of a private offering of $115,000,000 principal amount of the Company's 6.00% Convertible QUIPS due October 15, 2027 in October 1997, as a co-managing underwriter of a private offering of $100,000,000 principal amount of the Company's 8.875% Notes due July 1, 2007 in October 1997, and as a co-managing underwriter of a private offering of $250,000,000 principal amount of the Company's 8.625% Notes due December 1, 2008 in December 1998. We have also provided from time-to-time, and are currently providing, numerous investment banking services to Thomas H. Lee Company and affiliates of Thomas H. Lee Company and expect to provide such services to Thomas H. Lee Company in the future. MergeCo is an affiliate of Thomas H. Lee Company. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time-to-time effect transactions and hold securities, including derivative securities, of Big Flower for its own account and for the accounts of customers. As of the date hereof, Goldman Sachs has accumulated a long position of 262,814 Shares against which Goldman Sachs is short 12,500 Shares, and a long position of $250,000 principal amount of the Company's 6.00% Convertible QUIPS due October 1, 2027 against which Goldman Sachs is short $27,500 principal amount of the Company's 6.00% Convertible QUIPS due October 1, 2027.

    In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to stockholders; and certain internal financial analyses and forecasts prepared by the Company's management for the Company. We also have held discussions with members of the senior management of the Company regarding the Company's past and current business operations, financial condition and future prospects, and have held discussions with members of the senior management of MergeCo regarding the Company's future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial printing industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

    Any estimate of the future trading value, if any, of the PIK Preferred or the Warrants would be speculative and subject to substantial uncertainties and contingencies. We are not expressing any opinion herein as to the prices at which the PIK Preferred or the Warrants may trade if and when they are issued or whether any market would develop for the PIK Preferred or the Warrants.

Big Flower Holdings
June 29, 1999
Page Three

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchanged Share Merger Consideration to be received by the holders of Shares (other than the Management Investors) pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,
                                          /s/ GOLDMAN, SACHS & CO.
                                          --------------------------------------
                                          (GOLDMAN, SACHS & CO.)

                                                                      APPENDIX C

The Board of Directors
Big Flower Holdings, Inc.
June 29, 1999
Page 1

June 29, 1999

The Board of Directors
Big Flower Holdings, Inc.
3 East 54(th) Street
New York, New York 10023

Gentlemen:

    Berenson Minella & Company ("Berenson Minella") understands that Big Flower Holdings, Inc., a Delaware corporation (collectively, with any subsidiaries, the "Company"), and Thomas H. Lee Company ("THL") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement"), whereby control of the Company will be acquired by a group led by THL and the Company's Common Stock (as defined below) will cease to be publicly traded (the "Merger"). Berenson Minella further understands that at the Effective Time (as defined in the Merger Agreement) of the Merger, and in accordance with the terms of the Merger Agreement, the public shareholders of the Company will have their shares of common stock of the Company (the "Common Stock") converted into the right to receive $30 in cash and $5.25 face value in preferred stock of the Company (the "Preferred Stock"), with warrants to purchase approximately 5% of the primary shares of Common Stock issued and outstanding following the Effective Date (the "Merger Consideration"). Berenson Minella further understands that, in accordance with the terms of the Merger Agreement, in the Merger certain employees and members of management of the Company will retain a portion of their Common Stock ownership interests (both directly held and options) such that the aggregate retained amount is approximately 8%-10% of the outstanding shares of Common Stock, on a fully diluted basis, prior to the Merger, with the balance being converted into Merger Consideration as set forth above.

    The terms and conditions of the Merger are more fully set forth in the Merger Agreement. A copy of the most recent draft of the Merger Agreement reviewed by Berenson Minella, dated June 27, 1999, is attached hereto as Exhibit A.

    You have asked us, as investment bankers, to render an opinion to you as to whether or not the Merger Consideration is fair, from a financial point of view, to the holders of the Company's Common Stock as of the date hereof.

    In arriving at our opinion, we have, among other things:

    (i) reviewed the latest draft of the Merger Agreement dated June 27, 1999;

    (ii) reviewed, and discussed with members of management of the Company, certain business and financial information relating to the Company that we deemed relevant, including the Company's recent public filings and financial statements;

   (iii) reviewed, and discussed with members of management of the Company, certain information, including budgets and financial forecasts (collectively, the "Forecasts") relating to the businesses, earnings, cash flows, assets, liabilities and prospects of the Company;

    (iv) reviewed the historical stock prices and trading volumes of the Company's Common Stock;

The Board of Directors
Big Flower Holdings, Inc.
June 29, 1999
Page 2

    (v) reviewed certain information and documentation regarding the terms of the Preferred Stock and reviewed certain valuation methodologies relating to the Preferred Stock;

    (vi) reviewed certain publicly available information regarding publicly traded companies we deemed reasonably comparable to the Company;

   (vii) reviewed certain publicly available information regarding comparable merger and acquisition transactions we deemed relevant, including, without limitation, premiums paid in such transactions;

  (viii) performed discounted cash flow analyses based on the Forecasts, for the Company, as applicable;

    (ix) participated in certain discussions among management of the Company, THL and their financial advisors regarding the Company and the Merger;

    (x) reviewed the potential pro forma impact of the Merger; and

    (xi) reviewed such other information, performed such other analyses and taken into account such other factors as we deemed relevant.

    For purposes of rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to us by and on behalf of the Company and have not assumed any responsibility for independent verification of such information or for any independent valuation or appraisal of any assets of the Company, nor were we furnished with any such valuations or appraisals. We have relied upon the capitalization of the Company as provided to us by the Company and THL in connection with the Merger to form our views with regard to the valuation of the Preferred Stock and Berenson Minella disclaims any obligation to update or revise this opinion for events occurring subsequent to the date hereof, whether foreseen or unforeseen, affecting such valuation, including, without limitation, changes in the capitalization or changes in the financial markets or interest rates. We did not assume any obligation to, and accordingly did not, conduct any physical inspection of the properties or facilities of the Company. We have assumed, without independent investigation, the accuracy of all representations and statements made by officers and management of the Company. With respect to the Forecasts furnished to or discussed with us by the Company, we have assumed, and relied upon, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the Company's management as to the expected future financial performance of the Company.

    Our opinion is necessarily based on economic, market and other conditions, and information made available to us as of the date hereof. Also, we note that the Company, by press release dated April 20, 1999, announced publicly that it was exploring certain strategic alternatives and a substantial number of financial and strategic buyers were either contacted by, or contacted, the Company and its financial advisors and studied a potential acquisition of the Company. The result of this process is an important element in the views stated herein.

    This opinion is provided at the request and for the benefit of the Board of Directors of the Company in connection with its consideration of the Merger and shall not be reproduced, summarized, described, relied upon, or referred to, or furnished to any other person without, in each instance, Berenson Minella's prior written consent; PROVIDED that, subject to our prior review, the Company may refer to this opinion in any Proxy Statement or other disclosure statement delivered to the shareholders of the Company with respect to the Merger, without such written consent. This opinion does not and

The Board of Directors
Big Flower Holdings, Inc.
June 29, 1999
Page 3

will not constitute a recommendation to the Company to enter into the Merger Agreement. This opinion is delivered subject to the conditions, scope of engagement, standard of care, limitations, and understandings set forth herein and in the agreement between Berenson Minella and the Company, dated June 24, 1999.

    This opinion is delivered with the explicit understanding that this opinion is based on standards of assessment in existence as of the date hereof, and that standards of assessment may change in the future. Berenson Minella disclaims any responsibility for any impact any such changes may have on the assessment of the Merger. Unforeseen future events that could affect the fairness of the Merger Consideration, from a financial point of view, have not been factored into this opinion. Berenson Minella disclaims any obligation to update or revise this opinion for events occurring subsequent to the date hereof, whether foreseen or unforeseen.

    This opinion is a fairness opinion only from a financial point of view. Berenson Minella makes no representations with respect to questions of legal interpretation or enforceability and expressly disclaims that this opinion may be construed in any way as a legal opinion, solvency opinion or a tax opinion. In addition, without limiting the foregoing, we express no opinion as to the prices at which the Preferred Stock will trade or be saleable following the Merger.

    We note that we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    Based upon and subject to the foregoing, and subject to the various assumptions, qualifications, and limitations set forth herein, it is our opinion, as investment bankers, that, as of the date hereof, the Merger Consideration is fair to holders of the Company's Common Stock, from a financial point of view.

                                          Very truly yours,

                                          /s/ BERENSON MINELLA & COMPANY
                                          BERENSON MINELLA & COMPANY

                                                                      APPENDIX D

                      DELAWARE CODE TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled hereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

                 TRANSACTIONS INVOLVING BIG FLOWER COMMON STOCK
      BY THOMAS H. LEE EQUITY FUND IV, L.P., THL EQUITY ADVISORS IV, LLC,
           EVERCORE PARTNERS L.L.C., EVERCORE CAPITAL PARTNERS L.P.,
         EVERCORE CAPITAL PARTNERS (NQ) L.P., EVERCORE CAPITAL OFFSHORE
            PARTNERS L.P. (CAYMAN), EBF GROUP L.L.C., BIG FLOWER AND
                 EXECUTIVE OFFICERS AND DIRECTORS OF BIG FLOWER

TRANSACTIONS INVOLVING BIG FLOWER COMMON STOCK BY THE EXECUTIVE OFFICERS AND DIRECTORS OF BIG FLOWER

    On June 18, 1999, R. Theodore Ammon made a charitable gift to a university in the amount of 175,000 shares of common stock of Big Flower and a charitable gift to a family foundation in the amount of 50,000 shares of common stock of Big Flower.

PURCHASES OF BIG FLOWER COMMON STOCK BY BIG FLOWER

    The following table sets forth purchases of Big Flower common stock by Big Flower since January 1, 1997.

                                                  AVERAGE
QUARTER      SHARES                              PURCHASE
ENDED       PURCHASED      LOW       HIGH     PRICE PER SHARE
---------  -----------  ---------  ---------  ---------------
  3/31/97     129,981   $   18.75  $   20.00     $   19.69
  6/30/97      20,634       19.38      19.50         19.39
  9/30/97      24,716       22.63      22.75         22.74
 12/31/97     108,845       22.00      23.13         22.63
  3/31/98     127,982       26.00      28.88         26.45
  6/30/98      23,200       30.31      34.56         32.82
  9/30/98      50,689       28.88      30.13         29.79
 12/31/98      85,000       20.19      24.25         21.86
  3/31/99      92,167       24.63      31.63         30.72
  6/30/99       8,000       31.00      31.00         31.00

TRANSACTIONS INVOLVING BIG FLOWER COMMON STOCK BY THOMAS H. LEE EQUITY FUND IV, L.P., THL EQUITY ADVISORS IV, LLC AND THOMAS H. LEE

    None.

TRANSACTIONS INVOLVING BIG FLOWER COMMON STOCK BY EVERCORE PARTNERS L.L.C., EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P., EVERCORE CAPITAL OFFSHORE PARTNERS L.P. (CAYMAN), EBF GROUP L.L.C., ROGER C. ALTMAN, AUSTIN M. BEUTNER AND DAVID G. OFFENSEND.

    In October 1997, Evercore Partners Inc. advised Big Flower Holdings, Inc. on its acquisition of certain assets and liabilities of Riverside Country Publishing Company, a division of Gruner+Jahr Printing and Publishing Co. Evercore Partners Inc. was paid $250,000 for these services.

                                                                      APPENDIX F

               INFORMATION RELATING TO EVERCORE PARTNERS, L.L.C.,
 EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P., EVERCORE CAPITAL OFFSHORE PARTNERS L.P. (CAYMAN), EBF GROUP L.L.C., THOMAS H. LEE EQUITY FUND IV, L.P., THL EQUITY ADVISORS IV, LLC AND THEIR RESPECTIVE PRINCIPALS, AND
                    THE EXECUTIVE OFFICERS AND DIRECTORS OF
                        BFH MERGER CORP. AND BIG FLOWER


(I)(a) The name and business address of each of Evercore Capital Partners L.P., a Delaware Limited Partnership, Evercore Capital Partners (NQ) L.P., a Delaware Limited Partnership, Evercore Capital Offshore Partners L.P. (Cayman), a Cayman Islands Exempted Limited Partnership and EBF Group L.L.C., a Delaware Limited Liability Company are set forth below. The principal business of each of these entities is making equity and equity-related investments.



NAME AND BUSINESS ADDRESS
-----------------------------------------
Evercore Capital Partners L.P.
65 East 55(th) Street, 33(rd) Floor
New York, New York 10022

Evercore Capital Partners (NQ) L.P.
65 East 55(th) Street, 33(rd) Floor
New York, New York 10022

Evercore Capital Offshore Partners L.P. (Cayman)
65 East 55(th) Street, 33(rd) Floor
New York, New York 10022

EBF Group L.L.C.
65 East 55(th) Street, 33(rd) Floor
New York, New York 10022


  (b) The name and business address of Evercore Partners L.L.C., a Delaware Limited Liability Company, the general partner of Evercore Capital Partners L.P., Evercore Capital Partners (NQ) L.P. and Evercore Capital Offshore Partners L.P. (Cayman) and the managing member of EBF Group L.L.C., are set forth below. The principal business of Evercore Partners L.L.C. is making equity and equity-related investments.


NAME AND BUSINESS ADDRESS
-----------------------------------------
Evercore Partners L.L.C.
65 East 55th Street, 33rd Floor
New York, New York 10022

  (c) The name, business address, present principal occupation or employment and five-year employment history of the members of Evercore Partners L.L.C. are set forth below, and each such person is a citizen of the United States.


                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

Roger C. Altman                            Roger C. Altman co-founded Evercore
c/o Evercore Partners L.L.C.               Partners in 1996. From 1992-1995, Mr.
65 East 55th Street, 33rd Floor            Altman served as Deputy Treasury
New York, New York 10022                   Secretary. From 1987-1992, Mr. Altman was
                                           Vice Chairman of The Blackstone Group,
                                           where he led the firm's merger advisory
                                           business and originated several principal
                                           investment opportunities. Prior to 1987,
                                           Mr. Altman spent 14 years at Lehman
                                           Brothers where he was a managing
                                           director, Co-head of Investment Banking,
                                           Member of the Management Committee and
                                           Member of the Board of Directors.

Austin M. Beutner                          Austin M. Beutner co-founded Evercore
c/o Evercore Partners L.L.C.               Partners in 1996. From 1994 to 1996, Mr.
65 East 55th Street, 33rd Floor            Beutner was Chief Executive Officer and
New York, New York 10022                   President of the U.S. Russia Investment
                                           Fund, and in January 1997, Mr. Beutner
                                           was named Vice Chairman of its Board of
                                           Directors. Before his affiliation with
                                           the U.S. Russia Investment Fund, he was a
                                           General Partner of The Blackstone Group.

David G. Offensend                         David G. Offensend co-founded Evercore
c/o Evercore Partners L.L.C.               Partners in 1996. Prior to 1996, Mr.
65 East 55th Street, 33rd Floor            Offensend was responsible for the
New York, New York 10022                   leveraged acquisition portfolio of Acadia
                                           Partners, an investment vehicle for
                                           Robert M. Bass. Prior to Acadia, Mr.
                                           Offensend spent 6 years managing the
                                           Merchant Banking Group at Lehman
                                           Brothers.

Jeffrey R. Sechrest                        Jeffrey R. Sechrest joined Evercore in
c/o Evercore Partners L.L.C.               1996 as a partner. Prior to 1996, Mr.
65 East 55th Street, 33rd Floor            Sechrest spent 10 years at Lehman
New York, New York 10022                   Brothers, most recently as a Managing
                                           Director. At Lehman Brothers, Mr.
                                           Sechrest held several senior positions,
                                           including head of Mergers and
                                           Acquisitions, Media & Telecommunications
                                           and Natural Resources.

                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------
Stacy S. Dick                              Stacy S. Dick joined Evercore in 1998 as
c/o Evercore Partners L.L.C.               a partner. From 1992 to 1998, Mr. Dick
65 East 55th Street, 33rd Floor            was an Executive Vice President of
New York, New York 10022                   Tenneco Inc., where he was responsible
                                           for leading strategic planning, corporate
                                           development and international development
                                           activities. From 1989-1992, Mr. Dick was
                                           a Managing Director at First Boston
                                           Corporation.

Roger C. Altman 1997 Family Limited        N/A
Partnership
c/o Roger C. Altman
Evercore Partners L.L.C.
65 East 55th Street, 33rd Floor
New York, New York 10022

David Glenn Offensend Trust f/b/o          N/A
Rebecca Lee Offensend
c/o David G. Offensend
Evercore Partners L.L.C.
65 East 55th Street, 33rd Floor
New York, New York 10022

David Glenn Offensend Trust f/b/o          N/A
Christopher David Offensend
c/o David G. Offensend
Evercore Partners L.L.C.
65 East 55th Street, 33rd Floor
New York, New York 10022


  (d) The name, business address, present principal occupation or employment and five-year employment history of Roger C. Altman, the general partner of Roger C. Altman 1997 Family Limited Partnership, is set forth below.


                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

Roger C. Altman                            Roger C. Altman co-founded Evercore
c/o Evercore Partners L.L.C.               Partners in 1996. From 1992-1995, Mr.
65 East 55th Street, 33rd Floor            Altman served as Deputy Treasury
New York, New York 10022                   Secretary. From 1987-1992, Mr. Altman was
                                           Vice Chairman of The Blackstone Group,
                                           where he led the firm's merger advisory
                                           business and originated several principal
                                           investment opportunities. Prior to 1987,
                                           Mr. Altman spent 14 years at Lehman
                                           Brothers where he was a managing
                                           director, Co-head of Investment Banking,
                                           Member of the Management Committee and
                                           Member of the Board of Directors.

  (e) The name, business address, present principal occupation or employment and five-year employment history of David G. Offensend, the trustee of David Glenn Offensend Trust f/b/o Rebecca Lee Offensend and David Glenn Offensend f/b/o Christopher David Offensend, is set forth below.


                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

David G. Offensend                         David G. Offensend co-founded Evercore
c/o Evercore Partners L.L.C.               Partners in 1996. Prior to 1996, Mr.
65 East 55th Street, 33rd Floor            Offensend was responsible for the
New York, New York 10022                   leveraged acquisition portfolio of Acadia
                                           Partners, an investment vehicle for
                                           Robert M. Bass. Prior to Acadia, Mr.
                                           Offensend spent 6 years managing the
                                           Merchant Banking Group at Lehman
                                           Brothers.


(II) (a) The name, principal business and address of the principal executive offices of Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership, are set forth below.

           NAME AND ADDRESS OF
       PRINCIPAL EXECUTIVE OFFICES                    PRINCIPAL BUSINESS
-----------------------------------------  -----------------------------------------

Thomas H. Lee Equity Fund IV, L.P.         Making equity and equity-related
c/o Thomas H. Lee Company                  investments
75 State Street, Suite 2600
Boston, Massachusetts 02109

   (b) The name, principal business and address of the principal executive offices of THL Equity Advisors IV, LLC, a Delaware limited liability company, are set forth below:

           NAME AND ADDRESS OF
       PRINCIPAL EXECUTIVE OFFICES                    PRINCIPAL BUSINESS
-----------------------------------------  -----------------------------------------

THL Equity Advisors IV, LLC                Managing institutional funds that make
c/o Thomas H. Lee Company                  equity and equity-related investments
75 State Street, Suite 2600
Boston, Massachusetts 02109

   (c) The name, business address, present principal occupation or employment and five-year employment history of the person who controls THL Equity Advisors IV, LLC, a United States citizen, are set forth below.

                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

Thomas H. Lee                              Thomas H. Lee founded Thomas H. Lee
c/o Thomas H. Lee Company                  Company in 1974 and since that time has
75 State Street, Suite 2600                served as its President. Mr. Lee serves
Boston, Massachusetts 02109                as a director of numerous public and
                                           private corporations including Finlay
                                           Enterprises, Inc., Metris Companies,
                                           Inc., Safelite Glass Corporation, Vail
                                           Resorts, Inc. and Wyndham International,
                                           Inc.

(III) The name and position of each director and executive officer of BFH Merger Corp., together with the business address, present principal occupation or employment and five-year employment history of each director and executive officer of BFH Merger Corp. are set forth below.


                                              POSITION WITH BFH MERGER CORP., AND
                                               PRESENT PRINCIPAL OCCUPATION AND
NAME                                             FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

Anthony J. DiNovi                          Director of BFH Merger Corp. Anthony J.
c/o Thomas H. Lee Company                  DiNovi is a Managing Director of Thomas
75 State Street, Suite 2600                H. Lee, and has been employed with Thomas
Boston, Massachusetts 02109                H. Lee Company since 1988.

Scott M. Sperling                          Director of BFH Merger Corp. Scott M.
c/o Thomas H. Lee Company                  Sterling is a Managing Director of Thomas
75 State Street, Suite 2600                H. Lee, and has been employed with Thomas
Boston, Massachusetts 02109                H. Lee Company since 1994.


(IV) The name, business address, present principal occupation or employment and five-year employment history of each management director and executive officer of Big Flower Holdings, Inc. who is retaining shares of Big Flower common stock or options to purchase such shares, in each case in the merger are set forth below. Unless otherwise indicated, the business address of each such person is 3 East 54th Street, New York, New York 10022 and each such person is a citizen of the United States.

                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------

R. Theodore Ammon                          R. Theodore Ammon has been the Chairman
                                           of the Board of Big Flower since its
                                           inception and was Chief Executive Officer
                                           of Big Flower Press from its inception
                                           until April 1997. Mr. Ammon is also the
                                           Chairman of XL Ventures, Inc., Big
                                           Flower's Internet and new media venture
                                           capital subsidiary. Mr. Ammon is also a
                                           director of Big Flower Press and Big
                                           Flower Digital Services, Inc., a wholly
                                           owned subsidiary of Big Flower. Mr. Ammon
                                           was a General Partner of Kohlberg Kravis
                                           Roberts & Co. (a New York and San
                                           Francisco-based investment firm) from
                                           1990 to 1992, and an executive of such
                                           firm prior to 1990. Mr. Ammon is also the
                                           Chairman of the Board of 24/7 Media, Inc.
                                           and a member of the Board of Directors of
                                           Host Marriott Corporation and of CAIS
                                           Internet, Inc., and serves on the boards
                                           of directors of numerous privately held
                                           corporations. Mr. Ammon is involved in a
                                           number of not-for-profit organizations
                                           and serves as a member of the Board of
                                           Directors of The Municipal Art Society of
                                           New York, The New York YMCA, and Jazz @
                                           Lincoln Center. He is also a member of
                                           the Board of Trustees of Bucknell
                                           University. Mr. Ammon is 49 years old.

                                               PRESENT PRINCIPAL OCCUPATION AND
NAME AND BUSINESS ADDRESS                        FIVE-YEAR EMPLOYMENT HISTORY
-----------------------------------------  -----------------------------------------
Edward T. Reilly                           Edward T. Reilly has been the President
                                           and the Chief Executive Officer and the
                                           director of Big Flower since its
                                           inception. He has also been a director of
                                           Big Flower Press since June 1996, and its
                                           Chief Executive Officer since April 1997,
                                           having also served as its Chief Operating
                                           Officer from March 1996 until April 1997.
                                           Additionally, he is a director of Big
                                           Flower's subsidiaries, TC Advertising,
                                           Digital Services and Webcraft. Prior to
                                           joining Big Flower, Mr. Reilly held a
                                           variety of executive positions with
                                           McGraw-Hill, Inc., a publishing and
                                           communications company, in their
                                           Broadcast and Publication groups from
                                           1968 to 1996, and served as President of
                                           McGraw-Hill Broadcasting from 1987 to
                                           1996. He is Vice Chairman and a member of
                                           the executive committee of the Ad Council
                                           and serves on the Board of Trustees of
                                           Lynchburg College in Virginia. Recently,
                                           Mr. Reilly was elected to the Board of
                                           Directors of The National Council of La
                                           Raza. In addition, Mr. Reilly has been
                                           active in television industry affairs,
                                           having served as the Chairman of the
                                           Television Bureau of Advertising and as a
                                           member of the Board of Directors of the
                                           National Association of Broadcasters. He
                                           is the former Chairman of the Association
                                           for Maximum Service Television (MSTV), a
                                           trade association of over 300 television
                                           stations which has been in the forefront
                                           of the effort to facilitate the
                                           industry's transition to high definition
                                           television. Mr. Reilly is 52 years old.

Richard L. Ritchie                         Richard L. Ritchie has been Executive
                                           Vice President and Chief Financial
                                           Officer of Big Flower since January 1997.
                                           Prior to joining Big Flower, Mr. Ritchie
                                           served as Senior Vice President and Chief
                                           Financial Officer of Harte-Hanks
                                           Communications, Inc. from 1986 to 1996.
                                           Mr. Ritchie is 52 years old.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Big Flower restated certificate of incorporation provides that no director of Big Flower will be personally liable to Big Flower or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Big Flower or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (3) under
Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which a director derived an improper benefit.

    Article VIII of the Big Flower amended and restated bylaws provides that Big Flower will indemnify any person who was or is a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of Big Flower) by reason of the fact that such person is or was a director or officer of Big Flower or, being at the time a director or officer of Big Flower, is or was serving at the request of Big Flower as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether in an official capacity or any other capacity related to Big Flower, or such other enterprise, to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees) reasonably incurred or suffered by such person in connection with such a claim. However, except as may be provided in the Big Flower bylaws or by the Big Flower board of directors, Big Flower shall not indemnify any director or officer in connection with a proceeding (or portion thereof) initiated by that director or officer, unless such proceeding (or portion thereof) was authorized by the Big Flower board of directors.

    The Big Flower bylaws further state that such an indemnification will not be deemed exclusive of any other right which any person may have or may thereafter acquire, and will continue as to a person who has ceased to be a director or officer of Big Flower, or a director, officer, employee or agent of such other enterprise and will inure to the benefit of the heirs, executives and administrators of such a person.

    Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, I.E., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article VIII, Section 8 of the Big Flower by-laws states that Big Flower may purchase and maintain liability insurance for directors and officers of Big Flower. Big Flower maintains directors' and officers' liability insurance which provides for payment, on behalf of its directors and officers, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of Big Flower and/or its subsidiaries, as the case may be.

    After the merger, Big Flower will indemnify the directors and officers of Big Flower and its subsidiaries for any losses they incur because they acted as directors and officers of Big Flower or its subsidiaries before the merger, to the full extent permitted under Delaware law and as follows:

    - Big Flower will maintain all rights to indemnification and all limitations on liability existing under the Big Flower certificate of incorporation and the Big Flower by-laws in favor of those directors and officers of Big Flower;

    - Big Flower will maintain all rights to indemnification and all limitations on liability existing under any agreement between any of those directors or officers and Big Flower or its subsidiaries; and

    - Big Flower will, for a period of six years after the merger becomes effective, provide liability insurance for those directors and officers for acts or omissions occurring before the effective time of the merger on terms at least as favorable as those of any policy presently in effect. However, during the six-year period, Big Flower will not be required to provide any more coverage than can be obtained for the remainder of the period for an annual premium costing more than 250% of the annual premium currently paid by Big Flower for its existing coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


    (a) The following exhibits have been filed previously unless otherwise indicated:



 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
     2.1   Agreement and Plan of Merger, dated as of June 29, 1999, between Big Flower Holdings, Inc. and BFH
           Merger Corp. (included as Appendix A to the Proxy Statement/Prospectus contained in this Registration
           Statement).

     3.1   Restated Certificate of Incorporation of Big Flower Holdings, Inc., effective October 20, 1997. (17)

     3.2   Amended and Restated Bylaws of Big Flower Holdings, Inc., effective October 20, 1997. (17)

     3.3   Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock of Big Flower
           Holdings, Inc. (17)

     3.4   Amendments to the Restated Certificate of Incorporation of Big Flower Holdings, Inc. (included as
           Schedule 1.04(a) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this Registration
           Statement).

     3.5   Amendments to the Amended and Restated Bylaws of Big Flower Holdings, Inc. (included as Schedule
           1.04(b) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this Registration Statement).

     4.1   Rights Agreement, dated as of November 28, 1995, between Big Flower Holdings, Inc. and The Bank of New
           York, as Rights Agent. (17)

     4.2   Amendment to Rights Agreement, dated as of June 29, 1999, between Big Flower Holdings, Inc. and The
           Bank of New York, as Rights Agent.

     4.3   Indenture, dated as of June 20, 1997, between Big Flower Press Holdings, Inc. and State Street Bank and
           Trust Company (as successor in interest to Fleet National Bank), as Trustee, relating to the 8 7/8%
           Senior Subordinated Notes due 2007. (18)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
     4.4   Registration Rights Agreement, dated as of June 20, 1997, between Big Flower Press Holdings, Inc. and
           BT Securities Corporation, Credit Suisse First Boston and Goldman, Sachs & Co. (18)

     4.5   Amended and Restated Trust Agreement, dated as of October 14, 1997, among (i) Big Flower Holdings,
           Inc., (ii) The Bank of New York as property trustee, (iii) The Bank of New York (Delaware), as Delaware trustee and (iv) Mark A. Angelson and Richard L. Ritchie, as Administrative Trustees, relating to the
           Preferred Securities of Big Flower Trust I. (13)

     4.6   Guarantee Agreement, dated as of October 20, 1997, between Big Flower Holdings, Inc., and The Bank of
           New York, as Guarantee Trustee, relating to the Preferred Securities of Big Flower Trust I. (13)

     4.7   Indenture dated as of October 20, 1997, between Big Flower Holdings, Inc. and The Bank of New York, as
           Trustee, relating to the 6% Convertible Subordinated Debentures due October 15, 2027, of Big Flower
           Holdings, Inc., issued to Big Flower Trust I. (13)

     4.8   First Supplemental Indenture, dated as of June 25, 1999 between Big Flower Holdings, Inc. and The Bank of New York, as Trustee.

     4.9   Registration Rights Agreement, dated as of October 20, 1997, among Big Flower Trust I, Big Flower
           Holdings, Inc. and Goldman, Sachs & Co., on behalf of the purchasers listed therein. (13)

     4.10  Indenture, dated as of December 9, 1998, between Big Flower Press Holdings, Inc. and State Street Bank
           and Trust Company, as Trustee, relating to the 8 5/8% Senior Subordinated Notes due 2008. (25)

     4.11  Registration Rights Agreement, dated as of December 9, 1998, among Big Flower Press Holdings, Inc., BT
           Alex. Brown Incorporated, Chase Securities Inc. and Goldman, Sachs & Co. (25)

     4.12  Terms of paid-in-kind preferred stock to be issued in connection with the Agreement and Plan of Merger
           (included as Schedule 2.01(c)(i)(B)(1) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this
           Registration Statement).

     4.13  Terms of warrants to be issued in connection with the Agreement and Plan of Merger (included as
           Schedule 2.01(c)(i)(B)(2) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this Registration
           Statement).

   **5.1   Opinion of Irene B. Fisher regarding legality of the securities being registered.

   **8.1   Opinion of Sullivan & Cromwell regarding certain United States federal income tax consequences of the merger.

    10.1   Amended and Restated Credit Agreement, dated as of June 22, 1998, among Big Flower Holdings, Inc., Big
           Flower Press Holdings, Inc., certain subsidiaries of Big Flower named therein, the Banks from time to time party thereto, Bank of America NT & SA and The Industrial Bank of Japan, Limited, as Co Agents,
           Credit Suisse First Boston, as Documentation Agent, and Bankers Trust Company, as Administrative Agent
           (the "Credit Agreement"). (21)

    10.2   First Amendment and Consent to the Credit Agreement, dated as of November 10, 1998. (25)

    10.3   Second Amendment and Consent to the Credit Agreement, dated as of November 24, 1998. (25)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.4   Certificate Purchase Agreement (Series 1996-1), dated as of March 19, 1996, by BFP Receivables
           Corporation, Big Flower Press Holdings, Inc., the Purchasers described therein, Credit Suisse, as
           Co-Agent, and Bankers Trust Company, as Agent. (9)

    10.5   Receivables Purchase Agreement, dated as of March 19, 1996, as amended as of April 25, 1996, June 10,
           1996 and September 24, 1996 (the "Receivables Purchase Agreement"), among Big Flower Press Holdings,
           Inc., as initial Servicer, certain subsidiaries of Big Flower Press Holdings, Inc., as Sellers, and BFP
           Receivables Corporation, as Buyer. (19)

    10.6   Amendment to the Receivables Purchase Agreement, dated January 31, 1997. (19)

    10.7   Big Flower Receivables Master Trust Pooling and Servicing Agreement, dated as of March 19, 1996, as amended as of April 25, 1996, June 10, 1996 and September 24, 1996, among BFP Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as Servicer, and Manufacturers and Traders Trust
           Company, as Trustee (the "Pooling and Servicing Agreement"). (19)

    10.8   Series 1996-2 Supplement to the Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP
           Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as Servicer, and Manufacturers
           and Traders Trust Company, as Trustee. (19)

    10.9   Series 1996-3 Supplement to the Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP
           Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as Servicer, and Manufacturers
           and Traders Trust Company, as Trustee. (19)

    10.10  Purchase Agreement (Series 1996-2), dated September 25, 1996, among Big Flower Press Holdings, Inc.,
           BFP Receivables Corporation, BT Securities Corporation, Bankers Trust International PLC, and CS First
           Boston Corporation. (19)

    10.11  Certificate Purchase Agreement (Series 1996-3), dated as of October 4, 1996, among BFP Receivables
           Corporation, Big Flower Press Holdings, Inc., the purchasers described therein, and Caisse Nationale de
           Credit Agricole, as Agent. (19)

    10.12  Non-Competition Agreement, dated November 27, 1995, between Big Flower Press Holdings, Inc. and Brian
           Mason. (8)

    10.13  Non-Competition Agreement, dated as of April 27, 1994, by and among Lee A. Thompson, BFP Holdings
           Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company. (5)

    10.14  Non-Competition Agreement, dated as of April 27, 1994, by and among John G. Brown, BFP Holdings Corp.,
           Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company. (5)

    10.15  Non-Competition Agreement, dated as of April 27, 1994, by and among Thomas G. Hansen, BFP Holdings
           Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company. (5)

    10.16  Non-Competition Agreement, dated as of April 27, 1994, by and among Gary W. Pestello, BFP Holdings
           Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company. (5)

    10.17  Non-Competition Agreement, dated April 27, 1994, by and between Brian T. Clemente and Treasure Chest
           Advertising Company, Inc. (19)

    10.18  Non-Competition Agreement, dated August 5, 1993, by and among Big Flower Press, Inc., Robert E. Milhous and Paul B. Milhous, together with assignment to Treasure Chest Advertising Company, Inc. (10)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.19  Employment Agreement (the "Angelson Agreement"), effective March 21, 1996, by and between Mark A.
           Angelson, Big Flower Press Holdings, Inc. and Treasure Chest Advertising Company, Inc. (9)

   *10.20  Amendment to the Angelson Agreement, dated June 24, 1999.

    10.21  Employment Agreement, effective March 29, 1996, by and among Edward T. Reilly, Big Flower Press
           Holdings, Inc. and Treasure Chest Advertising Company, Inc. (9)

    10.22  Employment Agreement, dated January 1, 1998, by and between Laser Tech Color, Inc. and Damien Gough.
           (25)

    10.23  Employment Agreement, dated November 20, 1995, by and between Big Flower Press Holdings, Inc., Treasure
           Chest Advertising Company, Inc. and R. Theodore Ammon. (8)

    10.24  Executive Change in Control Severance Agreement, dated January 6, 1997, by and between Big Flower Press
           Holdings, Inc. and Richard L. Ritchie. (19)

    10.25  Letter Agreement, dated December 12, 1996, by and between Big Flower Press Holdings, Inc. and Richard
           L. Ritchie. (19)

    10.26  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc. and Thomas
           R. Clemente. (5)

    10.27  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc. and Joseph
           T. Clemente. (5)

    10.28  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc. and Kevin
           Clemente. (5)

    10.29  Big Flower Holdings, Inc. Restated 1993 Stock Award and Incentive Plan. (20)

    10.30  Form of Treasure Chest Advertising Company, Inc.'s Supplemental Executive Retirement Plan, effective
           January 1, 1994. (5)

    10.31  Registration Rights Agreement, dated as of August 12, 1993, by and among BFP Holdings Corp., each of the purchasers listed on Schedule 1 thereto, Theodore Ammon, Berenson Minella & Company, and each other purchaser who executed the agreement ("Registration Rights Agreement"). (5)

    10.32  Amendment to Registration Rights Agreement, dated as of April 27, 1994, by and among BFP Holdings
           Corp., each of the purchasers listed on Schedule 1 thereto, Theodore Ammon, Berenson Minella & Company, and each other purchaser who executed the agreement. (5)

    10.33  Boca Raton Letter Agreement, dated May 10, 1993, by and among Robert E. Milhous, Paul B. Milhous, Big
           Flower Press, Inc. and Treasure Chest Advertising Company, Inc. (1)

    10.34  Ink Supply Requirements Agreement, dated as of July 31, 1993, between Treasure Chest Advertising
           Company, Inc. and Marpax, Inc. (the "Ink Supply Agreement"). (6)

    10.35  Amendment to Ink Supply Agreement, dated as of July 1, 1997. (22) +

    10.36  Master Lease Agreement, dated December 21, 1993, between (TB Associates, Inc. and Chase Equipment
           Leasing, Inc. (5)

    10.37  Master Lease Agreement No. Atel/Trea3, dated as of August 31, 1993, between ATEL Financial Corporation and Treasure Chest Advertising Company, Inc. (5)

    10.38  Master Lease, dated as of July 7, 1993, between General Electric Capital Corporation and Treasure Chest
           Advertising Company, Inc. (5)

 EXHIBIT
   NO.                                                   DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.39  Master Lease, dated as of December 28, 1992, between ITT Capital Finance division of ITT Commercial
           Finance Corp. and Treasure Chest Advertising Company, Inc. (7)

    10.40  Master Equipment Lease Agreement, dated as of July 28, 1992, between AT&T Commercial Finance
           Corporation and Treasure Chest Advertising Company, Inc. (5)

    10.41  Master Lease Agreement, dated June 22, 1990, between (TB Associates, Inc. and Chase Lincoln Lease/Way,
           Inc. (5)

    10.42  Master Lease Agreement, dated May 16, 1991, between KTB Associates, Inc. and Chase Lincoln Lease/Way,
           Inc. (5)

    10.43  Master Lease, dated as of June 21, 1991 (and as amended through 08/31/93), between The CIT
           Group/Equipment Financing, Inc. and Treasure Chest Advertising Company, Inc. (5)

    10.44  Third Amendment and Consent to the Credit Agreement, dated as of February 23, 1999. (25)

    10.45  Amendment to the Angelson Agreement, effective March 29, 1999, by and between Mark A. Angelson, Big
           Flower Press Holdings, Inc. and Treasure Chest Advertising Company, Inc. (25)

  **12.1   Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

    21.1   Subsidiaries of Big Flower Holdings, Inc. (25)

  **23.1   Consent of Deloitte & Touche LLP.

    23.2   Consent of Irene B. Fisher (included in Exhibit 5.1).

    23.3   Consent of Sullivan & Cromwell (included in Exhibit 8.1).

    24.1   Power of Attorney of directors of Big Flower Holdings, Inc. (included in the signature page of this
           Registration Statement).

  **99.1   Form of Proxy Card of Big Flower Holdings, Inc.

   *99.2   Consent of Robert M. Kimmitt.

   *99.3   Consent of Newton N. Minow.


------------------------

*   To be filed by amendment.

**  Filed herewith.

+  Confidential treatment has been granted for portions of this exhibit.

(1) Incorporated by reference to TCA Holdings Corp. Form 5-1, filed on May 26, 1993 (File # 33-63392).

(2) Incorporated by reference to Big Flower Press, Inc. Amendment No. 3 to the Form 5-1, filed on August 4, 1993 (File # 33-63392).

(3) Incorporated by reference to Big Flower Press, Inc. Form 8-K, dated as of January 24, 1994 (File # 33-63392).

(4) Incorporated by reference to Big Flower Press, Inc. Form 8-K, dated as of April 27, 1994 (File # 33-63392).

(5) Incorporated by reference to BFP Holdings Corp. Form 5-1, filed on May 26, 1994 (File # 33-79406).

(6) Incorporated by reference to Big Flower Press, Inc. Amendment No. 2 to the Form 5-1, filed on July 19, 1993 (File # 33-63392).

(7) Incorporated by reference to Big Flower Press Holdings, Inc. Form 5-1, filed on September 19, 1995 (File # 33-97082).

(8) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q for the quarterly period ended December 31, 1995 (File # 1-14084).

(9) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q filed on May 15, 1996 (Accession # 0000912057-96-009947).

(10) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-K for the transition period from July 1, 1995 to December 31, 1995 (File # 1-14084).

(11) Incorporated by reference to Annex I to the Proxy Statement/Prospectus dated September 6, 1996, forming part of the Registration Statement on Form S-4 (Registration No. 333-11225) of Big Flower Press Holdings, Inc.

(12) Incorporated by reference to Big Flower Press Holdings, Inc. Form 8-K, dated October 1, 1996 (File # 1-14084).

(13) Incorporated by reference to Big Flower Holdings, Inc. Form 10-0 for the quarterly period ended September 30, 1997 (File # 0-29474).

(14) Incorporated by reference to Big Flower Press Holdings, Inc. Current Report on Form 8-K, dated September 18, 1997 (File # 1-14084).

(15) Incorporated by reference to Big Flower Press Holdings, Inc. Current Report on Form 8-K, dated October 15, 1997 (File # 1-14084).

(16) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated October 31, 1997 (File # 0-29474).

(17) Incorporated by reference to Big Flower Holdings, Inc. Registration Statement on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-2152, filed on November 4, 1997 (File # 1-14084).

(18) Incorporated by reference to Big Flower Press Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-32141).

(19) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1996 (File # 1-14084).

(20) Incorporated by reference to Big Flower Press Holdings, Inc. Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 13, 1997 (File U 1-14084).

(21) Incorporated by reference to Big Flower Holdings, Inc. Quarterly Report on Form 10-0 for the quarter ended June 30, 1998 (File U 0-29474).

(22) Incorporated by reference to Big Flower Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1997 (File U 0-29474).

(23) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated March 13, 1998 (File U 0-29474).

(24) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated January 4, 1999 (File # 0-29474).

(25) Incorporated by reference to Big Flower Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File # 001-14084).

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c)(1) The undersigned registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The undersigned registrant hereby undertakes that every prospectus
    (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 1st day of September, 1999.


                                BIG FLOWER HOLDINGS, INC.

                                By:            /s/ R. THEODORE AMMON
                                     -----------------------------------------
                                                 R. Theodore Ammon
                                               CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

    Each of the undersigned hereby constitutes and appoints R. Theodore Ammon and Edward T. Reilly his true and lawful attorney-in-fact, with power of substitution, in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ R. THEODORE AMMON       Chairman and Director
------------------------------    (Principal Executive       September 1, 1999
      R. Theodore Ammon           Officer)

     /s/ EDWARD T. REILLY
------------------------------  President, Chief Executive   September 1, 1999
       Edward T. Reilly           Officer and Director

                                Executive Vice President
    /s/ RICHARD L. RITCHIE        and Chief Financial
------------------------------    Officer (Principal         September 1, 1999
      Richard L. Ritchie          Financial and Accounting
                                  Officer)

    /s/ PETER G. DIAMANDIS
------------------------------  Director                     September 1, 1999
      Peter G. Diamandis

    /s/ ROBERT M. KIMMITT
------------------------------  Director                     September 1, 1999
      Robert M. Kimmitt

      /s/ JOAN D. MANLEY
------------------------------  Director                     September 1, 1999
        Joan D. Manley

     /s/ NEWTON N. MINOW
------------------------------  Director                     September 1, 1999
       Newton N. Minow

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                               DESCRIPTION                                              PAGE
---------  -----------------------------------------------------------------------------------------------  ---------
     2.1   Agreement and Plan of Merger, dated as of June 29, 1999, between Big Flower Holdings, Inc. and
             BFH Merger Corp. (included as Appendix A to the Proxy Statement/Prospectus contained in this
             Registration Statement).

     3.1   Restated Certificate of Incorporation of Big Flower Holdings, Inc., effective October 20, 1997.
             (17)

     3.2   Amended and Restated Bylaws of Big Flower Holdings, Inc., effective October 20, 1997. (17)

     3.3   Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock of Big
             Flower Holdings, Inc. (17)

     3.4   Amendments to the Restated Certificate of Incorporation of Big Flower Holdings, Inc. (included as Schedule 1.04(a) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this
             Registration Statement).

     3.5   Amendments to the Amended and Restated Bylaws of Big Flower Holdings, Inc. (included as
             Schedule 1.04(b) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this
             Registration Statement).

     4.1   Rights Agreement, dated as of November 28, 1995, between Big Flower Holdings, Inc. and The Bank of New York, as Rights Agent. (17)

     4.2   Amendment to Rights Agreement, dated as of June 29, 1999, between Big Flower Holdings, Inc. and
             The Bank of New York, as Rights Agent.

     4.3   Indenture, dated as of June 20, 1997, between Big Flower Press Holdings, Inc. and State Street
             Bank and Trust Company (as successor in interest to Fleet National Bank), as Trustee, relating to the 8 7/8% Senior Subordinated Notes due 2007. (18)

     4.4   Registration Rights Agreement, dated as of June 20, 1997, between Big Flower Press Holdings,
             Inc. and BT Securities Corporation, Credit Suisse First Boston and Goldman, Sachs & Co. (18)

     4.5   Amended and Restated Trust Agreement, dated as of October 14, 1997, among (i) Big Flower
             Holdings, Inc., (ii) The Bank of New York as property trustee, (iii) The Bank of New York
             (Delaware), as Delaware trustee and (iv) Mark A. Angelson and Richard L. Ritchie, as
             Administrative Trustees, relating to the Preferred Securities of Big Flower Trust I. (13)

     4.6   Guarantee Agreement, dated as of October 20, 1997, between Big Flower Holdings, Inc., and The
             Bank of New York, as Guarantee Trustee, relating to the Preferred Securities of Big Flower
             Trust I. (13)

     4.7   Indenture dated as of October 20, 1997, between Big Flower Holdings, Inc. and The Bank of New
             York, as Trustee, relating to the 6% Convertible Subordinated Debentures due October 15,
             2027, of Big Flower Holdings, Inc., issued to Big Flower Trust I. (13)

     4.8   First Supplemental Indenture, dated as of June 25, 1999 between Big Flower Holdings, Inc. and
             The Bank of New York, as Trustee.

     4.9   Registration Rights Agreement, dated as of October 20, 1997, among Big Flower Trust I, Big
             Flower Holdings, Inc. and Goldman, Sachs & Co., on behalf of the purchasers listed therein.
             (13)

     4.10  Indenture, dated as of December 9, 1998, between Big Flower Press Holdings, Inc. and State
             Street Bank and Trust Company, as Trustee, relating to the 8 5/8% Senior Subordinated Notes due 2008. (25)

 EXHIBIT
   NO.                                               DESCRIPTION                                              PAGE
---------  -----------------------------------------------------------------------------------------------  ---------
     4.11  Registration Rights Agreement, dated as of December 9, 1998, among Big Flower Press Holdings,
             Inc., BT Alex. Brown Incorporated, Chase Securities Inc. and Goldman, Sachs & Co. (25)

     4.12  Terms of paid-in-kind preferred stock to be issued in connection with the Agreement and Plan of
             Merger (included as Schedule 2.01(c)(i)(B)(1) to the Agreement and Plan of Merger filed as
             Exhibit 2.1 to this Registration Statement).

     4.13  Terms of warrants to be issued in connection with the Agreement and Plan of Merger (included as
             Schedule 2.01(c)(i)(B)(2) to the Agreement and Plan of Merger filed as Exhibit 2.1 to this
             Registration Statement).

   **5.1   Opinion of Irene B. Fisher regarding legality of the securities being registered.

   **8.1   Opinion of Sullivan & Cromwell regarding certain United States federal income tax consequences of the merger.

    10.1   Amended and Restated Credit Agreement, dated as of June 22, 1998, among Big Flower Holdings,
             Inc., Big Flower Press Holdings, Inc., certain subsidiaries of Big Flower named therein, the
             Banks from time to time party thereto, Bank of America NT & SA and The Industrial Bank of
             Japan, Limited, as Co Agents, Credit Suisse First Boston, as Documentation Agent, and Bankers
             Trust Company, as Administrative Agent (the "Credit Agreement"). (21)

    10.2   First Amendment and Consent to the Credit Agreement, dated as of November 10, 1998. (25)

    10.3 Second Amendment and Consent to the Credit Agreement, dated as of November 24, 1998. (25)

    10.4   Certificate Purchase Agreement (Series 1996-1), dated as of March 19, 1996, by BFP Receivables
             Corporation, Big Flower Press Holdings, Inc., the Purchasers described therein, Credit
             Suisse, as Co-Agent, and Bankers Trust Company, as Agent. (9)

    10.5   Receivables Purchase Agreement, dated as of March 19, 1996, as amended as of April 25, 1996,
             June 10, 1996 and September 24, 1996 (the "Receivables Purchase Agreement"), among Big Flower
             Press Holdings, Inc., as initial Servicer, certain subsidiaries of Big Flower Press Holdings,
             Inc., as Sellers, and BFP Receivables Corporation, as Buyer. (19)

    10.6   Amendment to the Receivables Purchase Agreement, dated January 31, 1997. (19)

    10.7   Big Flower Receivables Master Trust Pooling and Servicing Agreement, dated as of March 19,
             1996, as amended as of April 25, 1996, June 10, 1996 and September 24, 1996, among BFP
             Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as Servicer, and
             Manufacturers and Traders Trust Company, as Trustee (the "Pooling and Servicing Agreement").
             (19)

    10.8   Series 1996-2 Supplement to the Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as
             Servicer, and Manufacturers and Traders Trust Company, as Trustee. (19)

    10.9   Series 1996-3 Supplement to the Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP Receivables Corporation, as Transferor, Big Flower Press Holdings, Inc., as
             Servicer, and Manufacturers and Traders Trust Company, as Trustee. (19)

    10.10  Purchase Agreement (Series 1996-2), dated September 25, 1996, among Big Flower Press Holdings,
             Inc., BFP Receivables Corporation, BT Securities Corporation, Bankers Trust International
             PLC, and CS First Boston Corporation. (19)

 EXHIBIT
   NO.                                               DESCRIPTION                                              PAGE
---------  -----------------------------------------------------------------------------------------------  ---------
    10.11  Certificate Purchase Agreement (Series 1996-3), dated as of October 4, 1996, among BFP
             Receivables Corporation, Big Flower Press Holdings, Inc., the purchasers described therein, and Caisse Nationale de Credit Agricole, as Agent. (19)

    10.12  Non-Competition Agreement, dated November 27, 1995, between Big Flower Press Holdings, Inc. and
             Brian Mason. (8)

    10.13  Non-Competition Agreement, dated as of April 27, 1994, by and among Lee A. Thompson, BFP
             Holdings Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company.
             (5)

    10.14  Non-Competition Agreement, dated as of April 27, 1994, by and among John G. Brown, BFP Holdings
             Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company. (5)

    10.15  Non-Competition Agreement, dated as of April 27, 1994, by and among Thomas G. Hansen, BFP
             Holdings Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company.
             (5)

    10.16  Non-Competition Agreement, dated as of April 27, 1994, by and among Gary W. Pestello, BFP
             Holdings Corp., Treasure Chest Advertising Company, Inc. and Retail Graphics Holding Company.
             (5)

    10.17  Non-Competition Agreement, dated April 27, 1994, by and between Brian T. Clemente and Treasure
             Chest Advertising Company, Inc. (19)

    10.18  Non-Competition Agreement, dated August 5, 1993, by and among Big Flower Press, Inc., Robert E.
             Milhous and Paul B. Milhous, together with assignment to Treasure Chest Advertising Company,
             Inc. (10)

    10.19  Employment Agreement (the "Angelson Agreement"), effective March 21, 1996, by and between Mark
             A. Angelson, Big Flower Press Holdings, Inc. and Treasure Chest Advertising Company, Inc. (9)

   *10.20  Amendment to the Angelson Agreement, dated June 24, 1999.

    10.21  Employment Agreement, effective March 29, 1996, by and among Edward T. Reilly, Big Flower Press
             Holdings, Inc. and Treasure Chest Advertising Company, Inc. (9)

    10.22  Employment Agreement, dated January 1, 1998, by and between Laser Tech Color, Inc. and Damien
             Gough. (25)

    10.23  Employment Agreement, dated November 20, 1995, by and between Big Flower Press Holdings, Inc.,
             Treasure Chest Advertising Company, Inc. and R. Theodore Ammon. (8)

    10.24  Executive Change in Control Severance Agreement, dated January 6, 1997, by and between Big
             Flower Press Holdings, Inc. and Richard L. Ritchie. (19)

    10.25  Letter Agreement, dated December 12, 1996, by and between Big Flower Press Holdings, Inc. and
             Richard L. Ritchie. (19)

    10.26  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc.
             and Thomas R. Clemente. (5)

    10.27  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc.
             and Joseph T. Clemente. (5)

    10.28  Employment Agreement, dated April 27, 1994, between Treasure Chest Advertising Company, Inc.
             and Kevin Clemente. (5)

    10.29  Big Flower Holdings, Inc. Restated 1993 Stock Award and Incentive Plan. (20)

    10.30  Form of Treasure Chest Advertising Company, Inc.'s Supplemental Executive Retirement Plan,
             effective January 1, 1994. (5)

 EXHIBIT
   NO.                                               DESCRIPTION                                              PAGE
---------  -----------------------------------------------------------------------------------------------  ---------
    10.31  Registration Rights Agreement, dated as of August 12, 1993, by and among BFP Holdings Corp., each of the purchasers listed on Schedule 1 thereto, Theodore Ammon, Berenson Minella &
             Company, and each other purchaser who executed the agreement ("Registration Rights
             Agreement"). (5)

    10.32  Amendment to Registration Rights Agreement, dated as of April 27, 1994, by and among BFP
             Holdings Corp., each of the purchasers listed on Schedule 1 thereto, Theodore Ammon, Berenson
             Minella & Company, and each other purchaser who executed the agreement. (5)

    10.33  Boca Raton Letter Agreement, dated May 10, 1993, by and among Robert E. Milhous, Paul B.
             Milhous, Big Flower Press, Inc. and Treasure Chest Advertising Company, Inc. (1)

    10.34  Ink Supply Requirements Agreement, dated as of July 31, 1993, between Treasure Chest
             Advertising Company, Inc. and Marpax, Inc. (the "Ink Supply Agreement"). (6)

    10.35  Amendment to Ink Supply Agreement, dated as of July 1, 1997. (22) +

    10.36  Master Lease Agreement, dated December 21, 1993, between (TB Associates, Inc. and Chase
             Equipment Leasing, Inc. (5)

    10.37  Master Lease Agreement No. Atel/Trea3, dated as of August 31, 1993, between ATEL Financial
             Corporation and Treasure Chest Advertising Company, Inc. (5)

    10.38  Master Lease, dated as of July 7, 1993, between General Electric Capital Corporation and
             Treasure Chest Advertising Company, Inc. (5)

    10.39  Master Lease, dated as of December 28, 1992, between ITT Capital Finance division of ITT
             Commercial Finance Corp. and Treasure Chest Advertising Company, Inc. (7)

    10.40  Master Equipment Lease Agreement, dated as of July 28, 1992, between AT&T Commercial Finance
             Corporation and Treasure Chest Advertising Company, Inc. (5)

    10.41  Master Lease Agreement, dated June 22, 1990, between (TB Associates, Inc. and Chase Lincoln
             Lease/Way, Inc. (5)

    10.42  Master Lease Agreement, dated May 16, 1991, between KTB Associates, Inc. and Chase Lincoln
             Lease/Way, Inc. 10.43 (5)

    10.43  Master Lease, dated as of June 21, 1991 (and as amended through 08/31/93), between The CIT
             Group/Equipment Financing, Inc. and Treasure Chest Advertising Company, Inc. (5)

    10.44  Third Amendment and Consent to the Credit Agreement, dated as of February 23, 1999. (25)

    10.45  Amendment to the Angelson Agreement, effective March 29, 1999, by and between Mark A. Angelson,
             Big Flower Press Holdings, Inc. and Treasure Chest Advertising Company, Inc. (25)

  **12.1   Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

    21.1   Subsidiaries of Big Flower Holdings, Inc. (25)

  **23.1   Consent of Deloitte & Touche LLP.

    23.2   Consent of Irene B. Fisher (included in Exhibit 5.1).

    23.3   Consent of Sullivan & Cromwell (included in Exhibit 8.1).

 EXHIBIT
   NO.                                               DESCRIPTION                                              PAGE
---------  -----------------------------------------------------------------------------------------------  ---------
    24.1   Power of Attorney of directors of Big Flower Holdings, Inc. (included in the signature page of this Registration Statement).

  **99.1   Form of Proxy Card of Big Flower Holdings, Inc.

   *99.2   Consent of Robert M. Kimmitt.

   *99.3   Consent of Newton N. Minow.


------------------------

*   To be filed by amendment.

**  Filed herewith.

+  Confidential treatment has been granted for portions of this exhibit.

(1) Incorporated by reference to TCA Holdings Corp. Form 5-1, filed on May 26, 1993 (File # 33-63392).

(2) Incorporated by reference to Big Flower Press, Inc. Amendment No. 3 to the Form 5-1, filed on August 4, 1993 (File # 33-63392).

(3) Incorporated by reference to Big Flower Press, Inc. Form 8-K, dated as of January 24, 1994 (File # 33-63392).

(4) Incorporated by reference to Big Flower Press, Inc. Form 8-K, dated as of April 27, 1994 (File # 33-63392).

(5) Incorporated by reference to BFP Holdings Corp. Form 5-1, filed on May 26, 1994 (File # 33-79406).

(6) Incorporated by reference to Big Flower Press, Inc. Amendment No. 2 to the Form 5-1, filed on July 19, 1993 (File # 33-63392).

(7) Incorporated by reference to Big Flower Press Holdings, Inc. Form 5-1, filed on September 19, 1995 (File # 33-97082).

(8) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q for the quarterly period ended December 31, 1995 (File # 1-14084).

(9) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q filed on May 15, 1996 (Accession # 0000912057-96-009947).

(10) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-K for the transition period from July 1, 1995 to December 31, 1995 (File # 1-14084).

(11) Incorporated by reference to Annex I to the Proxy Statement/Prospectus dated September 6, 1996, forming part of the Registration Statement on Form S-4 (Registration No. 333-11225) of Big Flower Press Holdings, Inc.

(12) Incorporated by reference to Big Flower Press Holdings, Inc. Form 8-K, dated October 1, 1996 (File # 1-14084).

(13) Incorporated by reference to Big Flower Holdings, Inc. Form 10-0 for the quarterly period ended September 30, 1997 (File # 0-29474).

(14) Incorporated by reference to Big Flower Press Holdings, Inc. Current Report on Form 8-K, dated September 18, 1997 (File # 1-14084).

(15) Incorporated by reference to Big Flower Press Holdings, Inc. Current Report on Form 8-K, dated October 15, 1997 (File # 1-14084).

(16) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated October 31, 1997 (File # 0-29474).

(17) Incorporated by reference to Big Flower Holdings, Inc. Registration Statement on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-2152, filed on November 4, 1997 (File # 1-14084).

(18) Incorporated by reference to Big Flower Press Holdings, Inc. Registration Statement on Form S-4 (Registration No. 333-32141).

(19) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1996 (File # 1-14084).

(20) Incorporated by reference to Big Flower Press Holdings, Inc. Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 13, 1997 (File U 1-14084).

(21) Incorporated by reference to Big Flower Holdings, Inc. Quarterly Report on Form 10-0 for the quarter ended June 30, 1998 (File U 0-29474).

(22) Incorporated by reference to Big Flower Holdings, Inc. Form 10-K for the fiscal year ended December 31, 1997 (File U 0-29474).

(23) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated March 13, 1998 (File U 0-29474).

(24) Incorporated by reference to Big Flower Holdings, Inc. Current Report on Form 8-K, dated January 4, 1999 (File # 0-29474).

(25) Incorporated by reference to Big Flower Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File # 001-14084).